Exhibit 10.1

Execution Copy

OMNIBUS

AMENDMENT NO. 3 TO AMENDED AND RESTATED

RECEIVABLES LOAN AGREEMENT

AMENDMENT NO. 2 TO AMENDED AND RESTATED

SALE AND CONTRIBUTION AGREEMENT

AMENDMENT NO. 1 TO AMENDED AND RESTATED SERVICING AGREEMENT

AMENDMENT NO. 2 TO AMENDED AND RESTATED CUSTODY AGREEMENT

This OMNIBUS AMENDMENT NO. 3 TO AMENDED AND RESTATED RECEIVABLES LOAN AGREEMENT, AMENDMENT NO. 2 TO AMENDED AND RESTATED SALE AND CONTRIBUTION AGREEMENT, AMENDMENT NO. 1 TO AMENDED AND RESTATED SERVICING AGREEMENT, AND AMENDMENT NO. 2 TO AMENDED AND RESTATED CUSTODY AGREEMENT (this “Amendment”), effective as of November 15, 2024 (the “Effective Date”), is executed by and among HILTON GRAND VACATIONS TRUST I LLC, a Delaware limited liability company (together with its successors and assigns, the “Borrower”), HILTON RESORTS CORPORATION, a Delaware corporation, as seller (the “Seller”), GRAND VACATIONS SERVICES LLC as Servicer (the “Servicer”), the financial institutions signatory hereto as Managing Agents, the financial institutions signatory hereto as Conduit Lenders, the financial institutions signatory hereto as Committed Lenders, BANK OF AMERICA, N.A., as Administrative Agent (the “Administrative Agent”) and Structuring Agent, and COMPUTERSHARE TRUST COMPANY, N.A., (“Computershare”) as Securities Intermediary, Paying Agent, Backup Servicer and Custodian. Capitalized terms used, but not otherwise defined herein, shall have the meanings ascribed thereto in the “Receivables Loan Agreement” (defined below).

Witnesseth:

WHEREAS, the Borrower, the Managing Agents party thereto, the Administrative Agent, Computershare as Securities Intermediary and Paying Agent, the Conduit Lenders party thereto, and the Committed Lenders party thereto are parties to that certain Amended and Restated Receivables Loan Agreement dated as of May 3, 2022 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Receivables Loan Agreement”);

WHEREAS, the Borrower and the Seller are party to that certain Amended and Restated Sale and Contribution Agreement, dated as of May 3, 2022 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Sale and Contribution Agreement”);

WHEREAS, the Borrower, the Seller, the Servicer, the Administrative Agent, and the Backup Servicer are party to that certain Amended and Restated Servicing Agreement, dated as of May 3, 2022 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Servicing Agreement”);

WHEREAS, the Borrower, the Servicer, the Administrative Agent, and the Custodian are party to that certain Amended and Restated Custody Agreement, dated as of May 3, 2022 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Custody Agreement”);

WHEREAS, as provided herein, the parties hereto have agreed to amend certain provisions of the Receivables Loan Agreement, the Sale and Contribution Agreement, Servicing Agreement and the Custody Agreement each as further described below; and

NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1.  Amendment to the Receivables Loan Agreement.

Effective as of the Effective Date, and subject to the satisfaction of the conditions precedent set forth in Section 5 hereof, the Receivables Loan Agreement, including the exhibits and schedules thereto, is hereby amended as set forth on Exhibit A attached hereto, with deletions of text indicated by struck-through text and insertions indicated by bold, double-underlined text.

Section 2.   Amendment to the Sale and Contribution Agreement.

Effective as of the Effective Date, and subject to the satisfaction of the conditions precedent set forth in Section 5 hereof, the Sale and Contribution Agreement is hereby amended as set forth on Exhibit B attached hereto, with deletions of text indicated by struck-through text and insertions indicated by bold, double-underlined text.

Section 3.   Amendment to the Servicing Agreement.

Effective as of the Effective Date, and subject to the satisfaction of the conditions precedent set forth in Section 5 hereof, the Servicing Agreement is hereby amended as set forth on Exhibit C attached hereto, with deletions of text indicated by struck-through text and insertions indicated by bold, double-underlined text.

Section 4.   Amendment to the Custody Agreement.

Effective as of the Effective Date, and subject to the satisfaction of the conditions precedent set forth in Section 5 hereof, the Custody Agreement is hereby amended as set forth on Exhibit D attached hereto, with deletions of text indicated by struck-through text and insertions indicated by bold, double-underlined text.

Section 5.  Conditions Precedent.

This Amendment shall become effective on the Effective Date upon the satisfaction of the Administrative Agent having received: (a) counterparts of this Amendment executed by each of the parties hereto, (b) executed counterparts of that certain Assignment and Distribution Agreement between Bluegreen Vacations Corporation and Woodbridge Holdings Corporation of even date herewith executed by each of the parties thereto, (c) executed counterparts of that certain Assignment and Distribution Agreement between Woodbridge Holdings Corporation and Bluegreen Vacations Holding Corporation of even date herewith executed by each of the parties thereto, (d) executed counterparts of that certain Assignment and Distribution Agreement Bluegreen Vacations Holding Corporation and Hilton Grand Vacations Borrower LLC of even date herewith executed by each of the parties thereto, (e) executed counterparts of that certain Third Amended and Restated Performance Guaranty of even date herewith executed by each of the parties thereto and (f) executed counterparts of that certain Ninth Amended and Restated Fee Letter of even date herewith executed by each of the parties thereto.

Section 6.  Representations, Warranties and Confirmations.

Each of the Borrower, the Seller and the Servicer hereby represents and warrants, with respect to itself that:

Section 6.1. It has the power and is duly authorized, including by all limited liability company or corporate action, as applicable, on its part to execute and deliver this Amendment.

Section 6.2. This Amendment has been duly and validly executed and delivered by it.

Section 6.3. This Amendment, the Receivables Loan Agreement, the Sale and Contribution Agreement, the Servicing Agreement, and the Custody Agreement, as amended hereby, constitute legal, valid and binding obligations of such Person and are enforceable against such Person in accordance with their terms.

Section 6.4. Immediately prior, and after giving all effect, to this Amendment, the covenants, representations and warranties of the Borrower set forth in the Receivables Loan Agreement are true and correct in all material respects as of the date hereof (except to the extent such representations or warranties relate solely to an earlier date and then as of such date).

Section 6.5. Immediately prior, and after giving all effect, to this Amendment, the covenants, representations and warranties of the Borrower and the Seller set forth in the Sale and Contribution Agreement are true and correct in all material respects as of the date hereof (except to the extent such representations or warranties relate solely to an earlier date and then as of such date).

Section 6.6. Immediately prior, and after giving all effect, to this Amendment, the covenants, representations and warranties of the Borrower, the Seller and the Servicer set forth in the Servicing Agreement are true and correct in all material respects as of the date hereof (except to the extent such representations or warranties relate solely to an earlier date and then as of such date).

Section 6.7. Immediately prior, and after giving all effect, to this Amendment, the covenants, representations and warranties of the Borrower and the Servicer set forth in the Custody Agreement are true and correct in all material respects as of the date hereof (except to the extent such representations or warranties relate solely to an earlier date and then as of such date).

Section 6.8. Immediately prior, and after giving all effect, to this Amendment, no event, condition or circumstance has occurred and is continuing which constitutes a Servicer Termination Event, Unmatured Servicer Termination Event, Default or Event of Default.

Section 7.  Entire Agreement.

The parties hereto hereby agree that this Amendment constitutes the entire agreement concerning the subject matter hereof and supersedes any and all written and/or oral prior agreements, negotiations, correspondence, understandings and communications.

Section 8.  Effectiveness of Amendment.

Except as expressly amended by the terms of this Amendment, all terms and conditions of the Receivables Loan Agreement, the Sale and Contribution Agreement, the Servicing Agreement, the Custody Agreement and the other Facility Documents as applicable, shall remain in full force and effect and are hereby ratified and confirmed. This Amendment shall not operate as a consent, waiver, amendment or other modification of any other term or condition set forth in the Receivables Loan Agreement, the Sale and Contribution Agreement, the Servicing Agreement, the Custody Agreement and the other Facility Documents or any right, power or remedy of the Administrative Agent or any Managing Agent or Lender under the Receivables Loan Agreement, the Sale and Contribution Agreement, the Servicing Agreement, the Custody Agreement and the other Facility Documents, except as expressly modified hereby. Upon the effectiveness of this Amendment, each reference in the Receivables Loan Agreement, the Sale and Contribution Agreement, the Servicing Agreement, and the Custody Agreement to “this Agreement,” “this Receivables Loan Agreement,” “this Sale and Contribution Agreement,” “this Servicing Agreement,” or “this Custody Agreement” or words of like import shall mean and be references to the Receivables Loan Agreement, the Sale and Contribution Agreement, the Servicing Agreement, or the Custody Agreement as applicable, as amended hereby, and each reference in any other Facility Document to the Receivables Loan Agreement, the Sale and Contribution Agreement, the Servicing Agreement, the Custody Agreement or to any terms defined in the Receivables Loan Agreement, the Sale and Contribution Agreement, the Servicing Agreement or the Custody Agreement which are modified hereby shall mean and be references to the Receivables Loan Agreement, the Sale and Contribution Agreement, the Servicing Agreement, or the Custody Agreement as applicable, or to such terms as modified hereby.

Section 9.  Joining Lenders.

Section 9.1.  Representations and Warranties of New Committed Lenders, New Managing Agents and New Conduit Lender

Canadian Imperial Bank of Commerce (“CIBC”), HSBC Bank USA, National Association (“HSBC” and, together with CIBC, each a “New Committed Lender” and “New Managing Agent”

and together the “New Committed Lenders” and “New Managing Agents”) and Bay Square Funding LLC (the “New Conduit Lender”) hereby agree as follows:

a.	Each New Committed Lender and New Conduit Lender:

i.

confirms that it has received a copy of the Receivables Loan Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.02(b) of the Receivables Loan Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment;

ii.

agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender or any Managing Agent or any of their respective Affiliates, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Receivables Loan Agreement or any documents or agreements to be delivered thereunder;

iii.

appoints and authorizes the Administrative Agent and its respective Managing Agent to take such action as agent on its behalf and to exercise such powers pursuant to Article IX of the Receivables Loan Agreement and the other Facility Documents as are delegated to the Administrative Agent and such Managing Agent, respectively, by the terms thereof, together with such powers as are reasonably incidental thereto;

iv.

agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Receivables Loan Agreement and this Amendment and the documents or agreements to be delivered thereunder are required to be performed by it as a Committed Lender or Conduit Lender, as applicable; and

v.

represents that this Amendment has been duly authorized, executed and delivered by the New Committed Lender or New Conduit Lender, as applicable, pursuant to its powers and constitutes the legal, valid and binding obligation of the New Committed Lender or New Conduit Lender, as applicable.

b.	Each New Managing Agent:

i.

confirms that it has received a copy of the Receivables Loan Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.02(b) of the Receivables Loan Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment;

ii.

agrees that it will, independently and without reliance upon the Administrative Agent, any other Managing Agent, any other Lender or any of their respective Affiliates, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Receivables Loan Agreement or any documents or agreements to be delivered thereunder;

iii.

appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers pursuant to Article IX of the Receivables Loan Agreement and the other Facility Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto;

iv.

agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Receivables Loan Agreement and this Amendment and the documents or agreements to be delivered thereunder are required to be performed by it as a Managing Agent; and

v.

represents that this Amendment has been duly authorized, executed and delivered by the New Managing Agent pursuant to its powers and constitutes the legal, valid and binding obligation of the New Managing Agent.

Section 9.2. Rights of New Managing Agents, New Committed Lenders and New Conduit Lender. Upon acceptance and recording of the Amendment by the Administrative Agent, as of the date hereof, (i) each New Committed Lender shall be a party to the Receivables Loan Agreement and, to the extent provided in this Amendment, have the rights and obligations of a Committed Lender thereunder and hereunder, (ii) the New Conduit Lender shall be a party to the Receivables Loan Agreement and, to the extent provided in this Amendment, have the rights and obligations of a Conduit Lender thereunder and hereunder and (iii) each New Managing Agent shall be a party to the Receivables Loan Agreement and, to the extent provided in this Amendment, have the rights and obligations of a Managing Agent thereunder and hereunder.

Section 9.3. Lender Group. By execution and delivery of this Amendment and pursuant to Section 10.04 of the Receivables Loan Agreement, (i) CIBC as a New Managing Agent and a New Committed Lender and the New Conduit Lender elect to become a “Lender Group” under the Receivables Loan Agreement and (ii) HSBC as a New Committed Lender and a New Managing Agent elects to become a “Lender Group” under the Receivables Loan Agreement.

Section 10.  Governing Law.

THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section	11. Binding Effect.

This Amendment shall be binding upon and shall be enforceable by parties hereto and their respective successors and permitted assigns.

Section 12.  Headings.

The Section headings herein are for convenience only and will not affect the construction hereof.

Section 13.  Novation.

This Amendment does not constitute a novation or termination of the Receivables Loan Agreement, the Sale and Contribution Agreement, the Servicing Agreement, the Custody Agreement or any other Facility Document and all obligations thereunder are in all respects continuing with only the terms thereof being modified as provided herein.

Section 14.  Counterparts.

This Amendment may be executed in any number of counterparts, each of which so executed will be deemed to be an original, but all such counterparts will together constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by facsimile or by electronic mail in a “.pdf” file shall be effective as delivery of a manually executed counterpart of this Amendment.

Section 15.  Fees, Costs and Expenses.

The Borrower agrees to pay on demand all reasonable fees and out-of-pocket expenses of Morgan, Lewis & Bockius LLP, counsel for the Administrative Agent, incurred in connection with the preparation, execution and delivery of this Amendment and the other instruments and documents to be delivered in connection herewith.

Section 16.  Electronic Signatures.

This Amendment shall be valid, binding, and enforceable against a party when executed and delivered by an authorized individual on behalf of the party by means of (i) an original manual signature; (ii) a faxed, scanned, or photocopied manual signature, or (iii) any other electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including any relevant provisions of the UCC (collectively, “Signature Law”), in each case to the extent applicable. Each faxed, scanned, or photocopied manual signature, or other electronic signature, shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any other party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. For the avoidance of doubt, original manual signatures shall be used for execution or indorsement of writings when required under the UCC or other Signature Law due to the character or intended character of the writings.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective authorized officers as of the date first above written.

Hilton Grand Vacations Trust I LLC, as Borrower

By:	/s/ Ben Loper
Name: Ben Loper
Title: Senior Vice President & Treasurer

Hilton Resort Corporation, as Seller

By:	/s/ Ben Loper
Name: Ben Loper
Title: Senior Vice President & Treasurer

[Signature Page to Omnibus Amendment]

GRAND VACATIONS SERVICES LLC, as Servicer

By:	/s/ Ben Loper
Name:	Ben Loper
Title:	Senior Vice President & Treasurer

[Signature Page to Omnibus Amendment]

Bank of America, N.A., as Administrative Agent

By:	/s/ Andrew Estes
Name: Andrew Estes
Title: Director

Bank of America, N.A., as a Committed Lender and a Managing Agent

By:	/s/ Andrew Estes
Name: Andrew Estes
Title: Director

[Signature Page to Omnibus Amendment]

Deutsche Bank AG, New York Branch, as a Committed Lender and a Managing Agent

By:	/s/ Robert Sannicandro
Name: Robert Sannicandro
Title: Managing Director

By:	/s/ Tauseef Chauhan
Name: Tauseef Chauhan
Title: Director

[Signature Page to Omnibus Amendment]

Barclays Bank PLC, as a Committed Lender and a Managing Agent

By:	/s/ Chin-Yong Choe
Name: Chin-Yong Choe
Title: Director

Sheffield Receivables Company LLC, as a Conduit Lender

By:	Barclays Bank PLC, as attorney-in-fact

By:	/s/ Chin-Yong Choe
Name: Chin-Yong Choe
Title: Director

[Signature Page to Omnibus Amendment]

Wells Fargo Bank, National Association, as a Committed Lender and a Managing Agent

By:	/s/ Leigh Poltrack
Name: Leigh Poltrack
Title: Director

[Signature Page to Omnibus Amendment]

Truist Bank, as a Committed Lender and a Managing Agent

By:	/s/ Emily Shields
Name: Emily Shields
Title: Managing Director

[Signature Page to Omnibus Amendment]

Citizens Bank, N.A., as a Committed Lender and a Managing Agent

By:	/s/ Gordon Wong
Name: Gordon Wong
Title: Director

[Signature Page to Omnibus Amendment]

MUFG Bank, Ltd., as a Committed Lender and a Managing Agent

By:	/s/ Yezdan Badrakhan
Name: Yezdan Badrakhan
Title: Managing Director

Gotham Funding Corporation as Conduit Lender

By:	/s/ Kevin J. Corrigan
Name: Kevin J. Corrigan
Title: Vice President

[Signature Page to Omnibus Amendment]

Regions Bank, as a Committed Lender and a Managing Agent

By:	/s/ Ellis Ryan
Name: Ellis Ryan
Title: Vice President

[Signature Page to Omnibus Amendment]

Goldman Sachs Bank USA, as
Managing Agent and Committed Lender

By:	/s/ Charles D. Johnston
Name: Charles D. Johnston
Title: Authorized Signatory

[Signature Page to Omnibus Amendment]

Canadian Imperial Bank of Commerce, as
New Managing Agent and
New Committed Lender

By:	/s/ Sunil Adalja
Name: Sunil Adalja
Title: Authorized Signatory

By:	/s/ Nicole Persad
Name: Nicole Persad
Title: Authorized Signatory

Bay Square Funding LLC, as New Conduit Lender

By:	/s/ Kevin J. Corrigan
Name: Kevin J. Corrigan
Title: Vice President

[Signature Page to Omnibus Amendment]

HSBC Bank USA, National Association, as New Managing Agent and New Committed Lender

By:	/s/ Peter Hart
Name: Peter Hart
Title: Director

[Signature Page to Omnibus Amendment]

Computershare Trust Company, N.A, as Securities Intermediary, Paying Agent, Backup Servicer and Custodian

By:	/s/ Jennifer C. Westberg
Name: Jennifer C. Westberg
Title: Vice President

[Signature Page to Omnibus Amendment]

EXHIBIT A

RECEIVABLES LOAN AGREEMENT

CONFORMED COPY

Amendment No. 1, dated as of August 8, 2023

Amendment No. 2, dated as of March 22, 2024

Amendment No. 3, dated as of November 15, 2024

AMENDED AND RESTATED RECEIVABLES LOAN AGREEMENT

Dated as of May 3, 2022

among

HILTON GRAND VACATIONS TRUST I LLC,

as Borrower

COMPUTERSHARE TRUST COMPANY, N.A.,

as Paying Agent and Securities Intermediary

THE PERSONS FROM TIME TO TIME

PARTY HERETO AS CONDUIT LENDERS,

THE FINANCIAL INSTITUTIONS FROM TIME TO TIME

PARTY HERETO AS COMMITTED LENDERS,

THE FINANCIAL INSTITUTIONS FROM TIME TO TIME

PARTY HERETO AS MANAGING AGENTS,

and

BANK OF AMERICA, N.A.,

as Administrative Agent and as Structuring Agent

i

ii

EXHIBITS AND SCHEDULES

EXHIBIT A-1	Form of Credit Policy for Seller
EXHIBIT A-2	Form of Credit Policy for DRC
EXHIBIT A-3	Form of Collection Policy for Servicer
EXHIBIT A-4	Form of ~~Collection~~Credit Policy for ~~Diamond Subservicer~~ Bluegreen
~~EXHIBIT A-5~~	~~[Reserved]~~
~~EXHIBIT A-6~~	~~[Reserved]~~
EXHIBIT B	Form of Borrowing Request
EXHIBIT C	Form of Monthly Report
EXHIBIT D	List of Offices of Borrower where Records are Kept
EXHIBIT E	List of Accounts and Account Banks
EXHIBIT F	Form of Assignment and Acceptance
EXHIBIT G	Form of Joinder Agreement
EXHIBIT H	Form of Prepayment Notice
EXHIBIT I	Form of Refinancing Release
EXHIBIT J	Form of Global Assignment of Mortgages and Timeshare Loan Files and Power of Attorney (Seller)
EXHIBIT K	Form of Global Assignment of Mortgages and Timeshare Loan Files and Power of Attorney (Borrower)
EXHIBIT L	Form of Notice of Exclusive Control
EXHIBIT M	Certain Borrower Information

SCHEDULE I	Representations and Warranties with respect to the Timeshare Loans
SCHEDULE II	Lender Groups
SCHEDULE III	Notice Addresses and Wiring Instructions
SCHEDULE IV-A	List of Closing Documents and Deliveries as of the Original Closing Date
SCHEDULE IV-B	List of Closing Documents and Deliveries as of the Restatement Date
SCHEDULE V	Hilton Resorts and Resort Associations
SCHEDULE VI	Diamond Resorts and Resort Associations
SCHEDULE VII	Approved Originators and Approved Transferors
SCHEDULE VIII	Bluegreen Resorts and Resort Associations

iii

AMENDED AND RESTATED RECEIVABLES LOAN AGREEMENT

This AMENDED AND RESTATED RECEIVABLES LOAN AGREEMENT dated as of May 3, 2022, is by and among HILTON GRAND VACATIONS TRUST I LLC, a Delaware limited liability company, as Borrower, COMPUTERSHARE TRUST COMPANY, N.A., a national banking association, as Paying Agent and Securities Intermediary, THE COMMERCIAL PAPER CONDUITS FROM TIME TO TIME PARTY HERETO, as Conduit Lenders, THE FINANCIAL INSTITUTIONS FROM TIME TO TIME PARTY HERETO, as Committed Lenders, THE FINANCIAL INSTITUTIONS FROM TIME TO TIME PARTY HERETO, as Managing Agents, and BANK OF AMERICA, N.A., as Administrative Agent for the Conduit Lenders and the Committed Lenders. Capitalized terms used herein shall have the meanings specified in Section 1.01.

PRELIMINARY STATEMENTS

WHEREAS, the Borrower may from time to time purchase Timeshare Loans and related assets from the Seller pursuant to the Sale and Contribution Agreement;

WHEREAS, to fund its purchases under the Sale and Contribution Agreement, the Borrower may from time to time request Loans from the Lenders on the terms and conditions of this Agreement;

WHEREAS, the Conduit Lenders may, in their sole discretion, make Loans so requested from time to time, and if a Conduit Lender in any Lender Group elects not to make any such Loan or if there is not a Conduit Lender in any Lender Group, the Committed Lenders in such Lender Group have agreed that they shall make such Loan, in each case subject to the terms and conditions of this Agreement;

NOW THEREFORE, in consideration of the premises, the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each party agrees as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (and capitalized terms used but not defined herein which are defined in any other Facility Document shall have the respective meanings given to such terms in such other Facility Document):

“Absence of Recorded Mortgage” means, with respect to a Timeshare Loan, that the related Timeshare Loan File contains evidence of the type specified in clause (b)(ii), but not clause (b)(i), of the related definition of Timeshare Loan File for such Timeshare Loan.

“Account Banks” means, collectively, the HRC Clearing Account Bank, the Diamond Lockbox Account Bank, the Bluegreen Clearing Account Bank, the Collection Account Bank, the New Clearing Account Bank and the Hedge Reserve Account Bank.

“Account Collateral” means the Collection Account, the Diamond Lockbox Account, the Bluegreen Clearing Account, the New Clearing Account, the Hedge Reserve Account and the HRC Clearing Account, including, (i) all certificates and instruments, if any, from time to time representing or evidencing any of such accounts or any funds held therein, (ii) all investment property and other financial assets or proceeds thereof held in, or acquired with funds from, such accounts and all certificates and instruments from time to time representing or evidencing such investment property and financial assets, (iii) all notes, certificates of deposit and other instruments from time to time hereafter delivered or transferred to, or otherwise possessed by, the Administrative Agent in substitution for any of the then existing accounts and (iv) all interest, dividends, cash, instruments, financial assets, investment property and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing.

“Account Control Agreement” means, individually or collectively, as applicable, the HRC Clearing Account Control Agreement, the Bluegreen Clearing Account Control Agreement, the Diamond Lockbox Account Control Agreement and, on or after the effective date of the New Clearing Account Control Agreement, the New Clearing Account Control Agreement.

“Account Number” means, with respect to a Timeshare Loan, an alphanumeric designation of such Timeshare Loan that, among all timeshare loans serviced by the Servicer, is unique to such Timeshare Loan.

“Accounts” means, collectively, the HRC Clearing Account, the Diamond Lockbox Account, the Bluegreen Clearing Account, the Bluegreen Lockbox, the New Clearing Account, the Collection Account, the Hedge Reserve Account and the Unidentified Receipts Account.

“Account Restructuring Date” means the date which is 60 days after the Account Restructuring Obligor Notification Date.

“Account Restructuring Obligor Notification Date” means the date on which (I) the Servicer provides (i) (A) written instruction to all Obligors of Diamond Timeshare Loans to immediately direct all payments of principal and interest in respect of such Diamond Timeshare Loans to the HRC Lockbox ~~or~~and the HRC Clearing Account and/or the New Lockbox and the New Clearing Account, and not to the Diamond Lockbox ~~or~~and the Diamond Lockbox Account; provided that with respect to Diamond Timeshare Loans that Delinquent Timeshare Loans or Defaulted Timeshare Loans, the Servicer may continue to instruct Obligors to direct all payments of principal and interest in respect of such Diamond Timeshare Loans to the Diamond Lockbox and the Diamond Lockbox Account; (B) written instruction to all Obligors of Bluegreen Timeshare Loans to immediately direct all payments of principal and interest in respect of such Bluegreen Timeshare Loans to the HRC Lockbox and the HRC Clearing Account and/or the New Lockbox and the New Clearing Account, and not to the Bluegreen Lockbox and the Bluegreen Clearing Account; provided that with respect to Bluegreen Timeshare Loans that Delinquent Timeshare Loans or Defaulted Timeshare Loans, the Servicer may continue to instruct Obligors to direct all payments of principal and interest in respect of such Bluegreen Timeshare Loans to the Bluegreen Lockbox and the Bluegreen Clearing Account; and/or (C) written instruction to all Obligors of HRC Timeshare Loans to immediately direct all payments of principal and interest in respect of such HRC Timeshare Loans to the New Lockbox and the New Clearing Account, and not to the HRC Lockbox and the HRC Clearing Account, and (ii) written notice to the Administrative Agent of its sending of new instructions to applicable Obligors as described in clause (i)~~.~~ and (II) the New Clearing Account Control Agreement is in effect; provided that with respect to HRC Timeshare Loans that Delinquent Timeshare Loans or Defaulted Timeshare Loans, the Servicer may continue to instruct Obligors to direct all payments of principal and interest in respect of such HRC Timeshare Loans to the HRC Lockbox and the HRC Clearing Account. For the avoidance of doubt, an Account Restructuring Obligor Notification Date may occur with respect to one or all types of Timeshare Loans.

“Additional Timeshare Loan” means any Eligible Timeshare Loan (including any Qualified Substitute Timeshare Loan) Transferred by the Seller to the Borrower on a Transfer Date.

“Administrative Agent” means BANA, in its capacity as agent for the Lenders, together with its successors and permitted assigns.

“Adverse Claim” means a Lien other than any Permitted Lien.

“Affected Financial Institutions” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affected Party” means any Lender, BANA, individually and in its capacity as Administrative Agent, any Managing Agent, any Liquidity Provider and, with respect to each of the foregoing, the parent company or holding company that controls such Person.

“Affiliate” means, with respect to any Person, any other Person which, directly or indirectly, controls, is controlled by, or is under common control with, such Person. For purposes of this definition, “control” (together with the correlative meanings of “controlled by” and “under common control with”) means possession, directly or indirectly, of the power (a) to vote 10% or more of the securities (on a fully diluted basis) having ordinary voting power for the directors or managing general partners (or their equivalent) of such Person, or (b) to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by contract, or otherwise. Notwithstanding the foregoing, the term “Affiliate” shall not include, with respect to Borrower, Seller, Servicer, HGV Borrower, Hilton Grand Vacations Parent LLC and their Subsidiaries only, (x) Apollo Global Management, Inc., AP VIII Dakota Holdings, L.P., AP VIII Dakota Holdings Borrower, L.P., AP Dakota Co-Invest, L.P. and their related and/or controlled entities (including certain funds under any of their control) (collectively, the “Apollo Entities”) that currently own common stock of Hilton Grand Vacations Inc. (the “Public HGV”) (based on Schedule 13D filed by the applicable Apollo Entities on August 11, 2021), or (y) any Person who acquires 10% or more of all outstanding common stock of the Public HGV unless, in either (x) or (y), any such Person acquires 50% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of the board of directors of the Public HGV.

“Aggregate Commitment” means, on any date of determination, the sum of the Commitments then in effect.

“Aggregate Loan Principal Balance” means, at any time, the aggregate outstanding Principal Amount of all Loans.

“Agreement” means this Amended and Restated Receivables Loan Agreement.

“Alternative Rate” means, with respect to a Loan on any day, an interest rate per annum equal to the sum of (a) the Used Fee Rate, plus (b) Daily SOFR for such day; provided, however, that if Daily SOFR is not available on such day, the Alternative Rate shall be an interest rate per annum equal to the greater of (x) the Prime Rate and (y) the Federal Funds Rate, in each case, in effect on such day.

“Amendment No. 2 Effective Date” means March 22, 2024.

“Amendment No. 3 Effective Date” means November 15, 2024.

“Amortization Date” means the earliest to occur of (i) the Commitment Termination Date, (ii) the declaration or automatic occurrence of the Amortization Date pursuant to Section 7.03, and (iii) that Business Day which the Borrower designates as the Amortization Date by notice to the Administrative Agent at least five (5) Business Days prior to such Business Day.

“Applicable Judgment Default Amount” means, on any date of determination, $25,000,000; provided, however, that for as long as the HGV Credit Agreement is in effect, the Applicable Judgment Default Amount shall be the dollar threshold set forth in the HGV Credit Agreement above which a failure to pay, discharge or stay a judgment against HGV Borrower would constitute an event of default thereunder.

“Applicable Measurement Date” means, with respect to a date of determination during an Interest Period, the close of business on the last day of the Collection Period immediately preceding the first day of such Interest Period.

“Approved Diamond Transferee” means any party that is a “Transferee” under the Master Transfer Agreement and the HGV Omnibus Distribution and Assignment Agreement.

“Approved Diamond Transferor” means any party that is a “Transferor” under the Master Transfer Agreement and the HGV Omnibus Distribution and Assignment Agreement.

“Approved Originator” means (i) each of the entities identified as an originator on Schedule VII hereto and (ii) any such other entity that has been approved in writing by the Administrative Agent, which written approval shall be conditioned on the completion of diligence satisfactory to the Administrative Agent and the execution and delivery of applicable transfer agreement(s) pursuant to which Timeshare Loans will be transferred by such entity, directly or indirectly, to Seller, the making of any filings or other actions required to perfect the interest of the Administrative Agent in such Timeshare Loans, and receipt of lien searches related to such entity, corporate deliverables (including officer certificates, constituent documents, resolutions, incumbencies and good standings), receipt of legal opinions providing similar coverage as was provided in the legal opinions delivered with respect to the Approved Originators on the Restatement Date, and any other documents, instruments, certificates or opinions that the Administrative Agent may reasonably request, including to address questions of local law or other matters specific to the jurisdiction of such entity, its form of the applicable Timeshare Loan Documents, and any other relevant matters.

“Approved Transferor” means each of the entities identified as a transferor on Schedule VII hereto.

“Approved Subservicer” means (i) the Diamond Subservicer ~~and~~, (ii) the Bluegreen Subservicer and (iii) any other Person to which the Servicer has delegated all or substantially all of its servicing activities with respect to any Pledged Timeshare Loan under the Servicing Agreement to and approved in writing by the Administrative Agent.

“Aruba Loans” means Timeshare Loans related to the resort referred to as “La Cabana Beach Resort & Casino.”

“Assignment” means, with respect to any Additional Timeshare Loans, (i) an Assignment substantially in the form of Exhibit A to the Sale and Contribution Agreement or (ii) a Transfer Notice substantially in the form of Exhibit ~~B~~A to each of the Master Transfer Agreement, the HGV Omnibus Distribution and Assignment Agreement, the HGV Borrower Purchase Agreement, the Kupono Assignment Agreement, the Grand Islander Assignment Agreement, the Grand Islander Parent

Assignment Agreement ~~and~~ the HRC Islander Assignment Agreement, the BVC Assignment and Distribution Agreement, the Woodbridge Assignment and Distribution Agreement and the BVHC Assignment and Distribution Agreement.

“Assignment and Acceptance” means an agreement substantially in the form set forth as Exhibit F hereto pursuant to which a new Conduit Lender or Committed Lender becomes party to this Agreement.

“Assignment of Mortgage” shall mean, with respect to a Club Loan, a written assignment of one or more Mortgages from Bluegreen, Woodbridge, Bluegreen Holding, HGV Borrower, HRC, the Borrower to the Administrative Agent, for the benefit of the Secured Parties, relating to one or more Club Loans in recordable form, and signed by an Authorized Signatory of all necessary parties, sufficient under the laws of the jurisdiction wherein the related Timeshare Property is located to give record notice of a transfer of such Mortgage and its proceeds to the Administrative Agent.

“Authoritative Copy” has the meaning set forth in the Custody Agreement.

“Authorized Representatives” has the meaning ascribed to such term in Section 19 of the Custody Agreement.

“Authorized Signatory” means, as to any Person and any agreement or other document to be executed by such Person, a Responsible Officer of such Person or any other individual who has been authorized by such Person by a power or attorney or other effective means to execute any such agreement or document on behalf of such Person.

“Available Funds” means, for any Distribution Date and the related Collection Period, (x) the sum of (i) all Collections received during such Collection Period, (ii) the amount deposited in the Collection Account in respect of cash proceeds of Timeshare Loans, if any, whether released from the Lien of this Agreement in connection with a Refinancing or otherwise pursuant to Section 2.15, (iii) any Repurchase Price or Substitution Shortfall Amount paid by the Seller to the Borrower in connection with repurchases or substitutions of Pledged Timeshare Loans with respect to such Collection Period on or before such Distribution Date pursuant to the terms of the Sale and Contribution Agreement, (iv) all Hedge Receipts with respect to such Distribution Date and (v) the amount deposited in the Collection Account from the Hedge Reserve Account, if any, pursuant to Section 2.16(k), minus (y) all amounts in respect of such Collection Period withdrawn from the Collection Account and applied to the prepayment of the Loans pursuant to Section 2.05 and minus (z) all amounts in respect of Processing Fees, non-sufficient funds fees, or late fees.

“Average Default Ratio” means, for any Distribution Date, the average of the Default Ratios determined for each of the three Collection Periods immediately preceding such Distribution Date; provided that, with respect to the Diamond Timeshare Loans, (i) the “Average Default Ratio” for the first Distribution Date following the Restatement Date shall be the Default Ratio determined for the Collection Period immediately preceding such Distribution Date and (ii) the “Average Default Ratio” for the second Distribution Date following the Restatement Date shall be the average of the Default Ratios for each of the two Collection Periods immediately preceding such Distribution Date~~.~~; provided further that, with respect to the Bluegreen Timeshare Loans, (i) the “Average Default Ratio” for the first Distribution Date following the Amendment No. 3 Effective Date shall be the Default Ratio determined for the Collection Period immediately preceding such Distribution Date and (ii) the “Average Default Ratio” for the second Distribution Date following the Amendment No. 3 Effective Date shall be the average of the Default Ratios for each of the two Collection Periods immediately preceding such Distribution Date.

“Average Delinquency Ratio” means, for any Distribution Date, the average of the Delinquency Ratios determined for each of the three Collection Periods immediately preceding such Distribution Date; provided that, with respect to the Diamond Timeshare Loans, (i) the “Average Delinquency Ratio” for the first Distribution Date following the Restatement Date shall be the Delinquency Ratio determined for the Collection Period immediately preceding such Distribution Date and (ii) the “Average Delinquency Ratio” for the second Distribution Date following the Restatement Date shall be the average of the Delinquency Ratios for each of the two Collection Periods immediately preceding such Distribution Date~~.~~; provided further that, with respect to the Bluegreen Timeshare Loans, (i) the “Average Delinquency Ratio” for the first Distribution Date following the Amendment No. 3 Effective Date shall be the Delinquency Ratio determined for the Collection Period immediately preceding such Distribution Date and (ii) the “Average Delinquency Ratio” for the second Distribution Date following the Amendment No. 3 Effective Date shall be the average of the Delinquency Ratios for each of the two Collection Periods immediately preceding such Distribution Date.

“Average Excess Spread Percentage” means, for any Distribution Date, the average of the Excess Spread Percentages determined for each of the three Collection Periods immediately preceding such Distribution Date.

“Backup Servicer” means Computershare Trust Company, N.A., in its capacity as Backup Servicer pursuant hereto, or such other Person as may be proposed by the Borrower and approved by the Majority Managing Agents.

“Backup Servicing Fee” means, for any Collection Period, the backup servicing fees set forth in the Computershare Fee Letter for such Collection Period.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“BANA” means Bank of America, N.A., its successors and permitted assigns.

“Bankruptcy Code” means Title 11 of the United States Code, 11 U.S.C. Section 101 et seq. or any successor thereto.

“Barbados Resort” means the HRC Resort referred to as “Hilton Grand Vacations at the Crane” on Schedule V to this Agreement.

“Basel II” means the “International Convergence of Capital Measurement and Capital Standards: a Revised Framework” developed by the Basel Committee on Banking Supervision, initially published in June 2004.

“Basel III Regulations” means (a) any of the following documents prepared by the Basel Committee on Banking Supervision of the Bank of International Settlements: (i) Basel III: International Framework for Liquidity Risk Measurement, Standards and Monitoring (December 2010), (ii) Basel III: A Global Regulatory Framework for More Resilient Banks and Banking Systems (June 2011) and (iii) Basel III: The Liquidity Coverage Ratio and Liquidity Risk Monitoring Tools (January 2013). Without limiting the generality of the foregoing, “Basel III Regulations” shall include Part 6 of the European Union regulation on prudential requirements for credit institutions and investment firms (“Part 6”) and any law, regulation, standard, guideline, directive or other publication supplementing or otherwise modifying Part 6.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation, which certification shall be substantially similar in form and substance to the form of Certification Regarding Beneficial Owners of Legal Entity Customers published jointly, in May 2018, by the Loan Syndications and Trading Association and Securities Industry and Financial Markets Association.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Beneficiary” shall have the meaning specified in the Club Trust Agreement.

“Benefit Plan Investor” means a “benefit plan investor” as defined in Department of Labor regulation 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA, and includes an employee benefit plan that is subject to the fiduciary responsibility provisions of Title I of ERISA, a plan that is subject to Section 4975 of the Code, and an entity the underlying assets of which are deemed to include plan assets.

“Bluegreen” means Bluegreen Vacations Corporation, a Florida corporation.

“Bluegreen Clearing Account” means the depositary account identified as such on Exhibit E into which Collections on the Bluegreen Timeshare Loans are collected or deposited.

“Bluegreen Clearing Account Bank” means the financial institution at which each of the Bluegreen Clearing Account and the Bluegreen Lockbox is maintained. As of the Amendment No. 3 Effective Date, the Bluegreen Clearing Account Bank is Bank of America, N.A.

“Bluegreen Clearing Account Control Agreement” means the Clearing Account Control Agreement, dated as of the Amendment No. 3 Effective Date, among the Borrower, the Bluegreen Clearing Account Bank and the Administrative Agent.

“Bluegreen Holding” means Bluegreen Vacations Holding Corporation, a Florida corporation.

“Bluegreen Lockbox” means any post office box maintained by the Bluegreen Clearing Account Bank for the purpose of receiving payments on Timeshare Loans, including Collections.

“Bluegreen Performance Trigger Event” means, as of any Distribution Date, (1) the Average Delinquency Ratio of all Pledged Timeshare Loans that are Bluegreen Timeshare Loans exceeds 7.00%, (2) the Bluegreen Securitized Portfolio Three Month Rolling Average Delinquency Ratio of all Timeshare Loans included in the Bluegreen Securitized Portfolio exceeds 7.00%, (3) the Average Default Ratio of all Pledged Timeshare Loans that are Bluegreen Timeshare Loans exceeds 1.00%, or (4) the Bluegreen Securitized Portfolio Three Month Rolling Average Default Ratio of all Timeshare Loans included in the Bluegreen Securitized Portfolio exceeds 1.00%.

“Bluegreen Resort” means any resort listed on Schedule VIII to this Agreement.

“Bluegreen Securitized Portfolio” means on or after January 17, 2024, all timeshare loans included in the Collateral or financed by any special purpose entity that is wholly-owned by HGV Borrower or a Subsidiary of HGV Borrower for which HGV Borrower or such Subsidiary is acting as the sponsor (within the meaning of Regulation AB) thereof, and which satisfy each of the following three clauses: (A) originated by Bluegreen, (B) which are serviced by the Bluegreen Subservicer or the Servicer and (C) the related property for which is managed by HGV Borrower or a Subsidiary thereof (including the timeshare loans in all term issuances, all warehouse facilities and other term securitization facilities that are outstanding as of such date, but excluding, for the avoidance of doubt (i) any timeshare loans included in the HRC Securitized Portfolio or the Diamond Securitized Portfolio and (ii) any timeshare loans included in any term securitizations the closing date of which is prior to January 17, 2024).

“Bluegreen Securitized Portfolio Default Level” means, for any Collection Period, the quotient (expressed as a percentage) of (i)(A) the sum of the Timeshare Loan Balances of all Bluegreen Timeshare Loans in the Bluegreen Securitized Portfolio that became Defaulted Timeshare Loans during such Collection Period (other than Defaulted Timeshare Loans for which the related seller has exercised its option, if any, to repurchase or substitute pursuant to the related transaction documents) minus (B) any remarketing proceeds received during such Collection Period in respect of any Defaulted Timeshare Loans for which the related seller did not exercise its option to repurchase or substitute, divided by (ii) the aggregate Timeshare Loan Balance of all Timeshare Loans in the Bluegreen Securitized Portfolio on the last day of such Collection Period.

“Bluegreen Securitized Portfolio Delinquency Level” means, for any Collection Period, the quotient (expressed as a percentage), computed by dividing (i) the sum of all Timeshare Loan Balances of all Bluegreen Timeshare Loans included in the Bluegreen Securitized Portfolio that were Over-Sixty Day Delinquent Timeshare Loans but less than 121 days as of the last day of such Collection Period (exclusive of Timeshare Loans that became Defaulted Timeshare Loans on or before the last day of such Collection Period) (with the outstanding principal balance of each such Bluegreen Timeshare Loan determined as of the last day of the Collection Period in which such Timeshare Loan became an Over-Sixty Day Delinquent Timeshare Loan but less than 121 days) by (ii) the aggregate Timeshare Loan Balance of all Timeshare Loans in the Bluegreen Securitized Portfolio on the last day of such Collection Period.

“Bluegreen Securitized Portfolio Three Month Rolling Average Default Ratio” means, for any Distribution Date, the average of the Bluegreen Securitized Portfolio Default Levels determined for each of the three Collection Periods immediately preceding such Distribution Date; provided that, (i) the “Bluegreen Securitized Portfolio Three Month Rolling Average Default Ratio” for the first Distribution Date following the Amendment No. 3 Effective Date shall be the Bluegreen Securitized Portfolio Default Level determined for the Collection Period immediately preceding such Distribution Date and (ii) the “Bluegreen Securitized Portfolio Three Month Rolling Average Default Ratio” for the second Distribution Date following the Amendment No. 3 Effective Date shall be the average of the Bluegreen Securitized Portfolio Default Levels for each of the two Collection Periods immediately preceding such Distribution Date.

“Bluegreen Securitized Portfolio Three Month Rolling Average Delinquency Ratio” means, for any Distribution Date, the average of the Bluegreen Securitized Portfolio Delinquency Levels determined for each of the three Collection Periods immediately preceding such Distribution Date; provided that, (i) the “Bluegreen Securitized Portfolio Three Month Rolling Average Delinquency Ratio” for the first Distribution Date following the Amendment No. 3 Effective Date shall be the Bluegreen Securitized Portfolio Delinquency Level determined for the Collection Period immediately preceding such Distribution Date and (ii) the “Bluegreen Securitized Portfolio Three Month Rolling Average Delinquency Ratio” for the second Distribution Date following the Amendment No. 3 Effective Date shall be the average of the Bluegreen Securitized Portfolio Delinquency Levels for each of the two Collection Periods immediately preceding such Distribution Date.

“Bluegreen Subservicer” means Bluegreen and any successor or assignee thereof.

“Bluegreen Timeshare Loan” means a Timeshare Loan originated by Bluegreen.

“Borrower” means Hilton Grand Vacations Trust I LLC, a Delaware limited liability company, in its capacity as Borrower hereunder, together with its successors and permitted assigns.

“Borrower Information” has the meaning specified in Section 10.12(b) hereof.

“Borrower Obligations” means all present and future Indebtedness and other liabilities and obligations (howsoever created or evidenced, whether direct or indirect, absolute or contingent, or due or to become due) of the Borrower to the Secured Parties arising under this Agreement or any other Facility Document, including the repayment of the Aggregate Loan Principal Balance and the payment of Interest, Unused Fees and all other amounts due or to become due from the Borrower under this Agreement and the other Facility Documents (whether in respect of fees, expenses, indemnifications, breakage costs, increased costs or otherwise), interest, fees and other obligations that accrue after the commencement of any bankruptcy, insolvency or similar proceeding with respect to any Transaction Party (in each case whether or not allowed as a claim in such proceeding).

“Borrower Redesignation” means a request, appropriately completed, substantially in the form of Exhibit H to the Custody Agreement.

“Borrower Representatives” has the meaning specified in Section 10.12(a) hereof.

“Borrowing” means a borrowing of Loans under this Agreement.

“Borrowing Base” means, on any date of determination, (a) the lesser of (i) the product of 90% and the aggregate Timeshare Loan Balances of all Eligible Timeshare Loans on such date and (ii) the sum of the Collateral Values of all Eligible Timeshare Loans on such date, minus (b) the Excess Concentration Amount on such date. For purposes of calculating the Borrowing Base on any date of determination, the Timeshare Loan Balance on such date of any Eligible Timeshare Loan that was an Over Sixty-Day Delinquent Timeshare Loan or a Defaulted Timeshare Loan on the Applicable Measurement Date will be zero.

“Borrowing Base Deficiency” means, as of any date of determination, including but not limited to each Distribution Date, each Borrowing Date, and each Refinancing Date, the excess, if any, of

(i) the Aggregate Loan Principal Balance on such date (after giving effect to any payments or distributions to be made on such date in reduction of the Aggregate Loan Principal Balance) over (ii) the Borrowing Base on such date.

“Borrowing Date” has the meaning specified in Section 2.02(a)(i).

“Borrowing Request” has the meaning specified in Section 2.02(a)(i).

“BRE 2019-A Securitization” means the securitization transaction pursuant to that certain Indenture, dated as of April 10, 2019, by and between BRE Grand Islander Timeshare Issuer 2019-A LLC and Computershare Trust Company, N.A., as the same may be amended from time to time, and all timeshare loans included in the collateral thereunder.

“Business Day” means any day other than a Saturday, Sunday or public holiday or the equivalent for banks in New York City, New York or Minneapolis, Minnesota.

“BVC Assignment and Distribution Agreement” means that certain Assignment and Distribution Agreement, dated as of the Amendment No. 3 Effective Date, between Bluegreen and Woodbridge.

“BVHC Assignment and Distribution Agreement” means that certain Assignment and Distribution Agreement, dated as of the Amendment No. 3 Effective Date, between Bluegreen Holding and HGV Borrower.

“Capital Lease Obligations” means, for any Person, all obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) property to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP, and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

“Cease and Desist Timeshare Loan” means a Timeshare Loan for which the Servicer has received notice that the related Obligor is represented by an attorney that is a third party exit attorney, as verified and validated by such Obligor pursuant to a duly executed power of attorney, and has been instructed to, or is required pursuant to the Fair Debt Collections Practice Act, or has the practical effect of causing the Servicer, to no longer communicate with the related Obligor with respect to the collection of such Timeshare Loan.

“Change of Control” means the occurrence of any of the following: (i) any Person or “group” (within the meaning of Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934 as amended), other than any combination of the Permitted Holders, shall have acquired beneficial ownership of 50% or more on a fully diluted basis of the voting rights represented by the Equity Interests of HGVI and the Permitted Holders shall own, directly or indirectly, less than such Person or “group” on a fully diluted basis of the voting rights represented by the Equity Interests of HGVI, (ii) HGVI shall cease to own, directly or indirectly, 100% of the issued and outstanding Equity Interests of HGV Borrower or the Diamond Subservicer, (iii) HGV Borrower shall cease to directly own 100% of the issued and outstanding Equity Interests of the Seller, Bluegreen Holding or DRH, (iv) each Approved Diamond Transferor under the Master Transfer Agreement shall cease to be 100% directly owned by DRC, (v) Grand Islander Parent shall cease to directly own 100% of the issued and outstanding Equity Interests of Grand Islander, ~~and~~ (vi) Bluegreen Holding shall cease to directly own 100% of the issued and outstanding Equity Interests of Woodbridge, (vii) Woodridge shall cease to directly own 100% of the issued and outstanding Equity Interests of Bluegreen, and (viii) the Seller shall cease to directly own 100% of the issued and outstanding Equity Interests of HRC Islander, Kupono, GVS, Grand Islander Parent or the Borrower.

~~“Clearing Account” means the depositary account identified as such on Exhibit E into which Collections are collected or deposited.~~

~~“Clearing Account Bank” means the financial institution at which each of the Clearing Account, the HRC Lockbox and the Unidentified Receipts Account is maintained. As of the Original Closing Date, the Clearing Account Bank is Bank of America, N.A.~~

~~“Clearing Account Control Agreement” means the Clearing Account Control Agreement, dated as of the Original Closing Date, among the Borrower, the Clearing Account Bank and the Administrative Agent.~~

“Club” shall mean the Bluegreen Vacation Club Trust formed pursuant to the Club Trust Agreement doing business as Bluegreen Vacation Club.

“Club Loan” shall mean a timeshare loan originated by Bluegreen financing the purchase of the related Timeshare Property secured by a Mortgage on such Timeshare Property.

“Club Managing Entity” shall mean Bluegreen Resorts Management, Inc., a Delaware corporation, in its capacity as manager of the Club and owner of the Club’s reservation system, and its permitted successors and assigns.

“Club Property” shall mean the related Timeshare Properties, Owner Beneficiary Rights and Vacation Points.

“Club Trust Agreement” shall mean, collectively, that certain Bluegreen Vacation Club Trust Agreement, dated as of May 18, 1994, by and between the Developer and the Club Trustee, as amended, restated or otherwise modified from time to time, together with all other agreements, documents and instruments governing the operation of the Club.

“Club Trustee” shall mean Vacation Trust, Inc., a Florida corporation, in its capacity as trustee under the Club Trust Agreement, and its permitted successors and assigns.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” has the meaning set forth in Section 2.13.

“Collateral Value” means, for any Eligible Timeshare Loan, on any date of determination, the product of (i) the Timeshare Loan Balance of such Eligible Timeshare Loan on such date and (ii) the “Advance Rate” set forth in the table below applicable to the Eligible Timeshare Loan set forth in the table below (it being understood that the applicable FICO® score shall be the highest FICO® score obtained by the Seller in conjunction with the origination of the Timeshare Loan):

HRC Timeshare Loan	HRC Timeshare Loan Advance Rate	Bluegreen/Diamond Timeshare Loan	Bluegreen Timeshare Loans Advance Rate	Diamond Timeshare Loan Advance Rate
~~HRC Timeshare Loan~~	~~Advance Rate~~	~~Diamond Timeshare~~	97.00%	~~Advance Rate~~
FICO® score of 775 or higher:	~~97.50~~100.00%	~~Loan~~		100.00%
~~FICO® score of 750-774:~~	~~97.50~~ %	FICO® score of 800 or higher~~:~~		~~100.00~~ %
~~FICO® score of 725-749:~~	~~97.50~~ %	~~FICO® score of 750-799:~~		~~82.00~~ %
~~FICO® score of 700-724:~~	~~97.50~~ %	~~FICO® score of 700-749:~~		~~60.00~~ %
~~FICO® score of 675-699:~~	~~83.00~~ %	~~FICO® score of 650-699:~~		~~42.00~~ %
~~FICO® score of 650-674:~~	~~59.00~~ %	~~FICO® score of 600-649:~~		~~80.50~~ %
~~FICO® score of 625-649:~~	~~52.00~~ %	~~Eligible Foreign Obligor:~~		~~80.50~~ %
~~FICO® score of 600-624:~~	~~30.00~~ %	~~Domestic Obligor - no~~
~~Eligible Foreign Obligor~~	~~97.50~~ %	~~FICO® score:~~
~~(Japan):~~	~~97.50~~ %
~~Eligible Foreign Obligor (Non-Japan):~~	~~83.00~~ %
~~Domestic Obligor - no FICO® score:~~
FICO® score of 750-774:	97.50%	FICO® score of 750-799:	95.00%	100.00%
FICO® score of 725-749:	97.50%	FICO® score of 700-749:	80.00%	82.00%
FICO® score of 700-724:	97.50%	FICO® score of 650-699:	60.00%	60.00%
FICO® score of 675-699:	83.00%	FICO® score of 600-649:	40.00%	42.00%
FICO® score of 650-674:	59.00%	Eligible Foreign Obligor:	20.00%	80.50%
FICO® score of 625-649:	52.00%	Domestic Obligor - no FICO® score:	20.00%	80.50%
FICO® score of 600-624:	30.00%
Eligible Foreign Obligor (Japan):	99.00%
Eligible Foreign Obligor (Non-Japan):	97.50%
Domestic Obligor - no FICO® score:	83.00%

For purposes of calculating the Collateral Value on any date of determination, (i) the Timeshare Loan Balance on such date of any Eligible Timeshare Loan that was an Over Sixty-Day Delinquent Timeshare Loan or a Defaulted Timeshare Loan on the Applicable Measurement Date will be zero, ~~and~~ (ii) the Timeshare Loan Balance on such date of any Eligible Timeshare Loan that was a Diamond Timeshare Loan after the occurrence of a Diamond Performance Trigger Event on the Applicable Measurement Date will be zero and (iii) the Timeshare Loan Balance on such date of any Eligible Timeshare Loan that was a Bluegreen Timeshare Loan after the occurrence of a Bluegreen Performance Trigger Event on the Applicable Measurement Date will be zero.

“Collection Account” has the meaning set forth in Section 2.16(a).

“Collection Account Bank” means the financial institution at which the Collection Account is maintained.

“Collection Association” means any of U.S. Collection Members Association, Hawaii Collection Members Association, or Diamond Resorts California Collection Members Association, Inc., each a non-profit members association for the related Resort Collection.

“Collection Period” means each calendar month, and the Collection Period for any Distribution Date means the prior calendar month.

“Collection Policy” means (i) ~~with respect to any HRC Timeshare Loan,~~ the collection policies ~~and practices~~ of the Servicer~~,~~ (or the Approved Subservicer) a copy of which as in effect on the Amendment No.  ~~2~~3 Effective Date is attached as Exhibit A-3 ~~hereto, as modified from time to time in accordance with the terms of the Servicing Agreement, and (ii) with respect to any Diamond Timeshare Loan, the collection policies and practices of the Servicer or the Diamond Subservicer, a copy of which as in effect on the Amendment Effective No. 2 Date is attached as Exhibit A-4 hereto~~, as modified from time to time in accordance with the terms of the Servicing Agreement or (~~iii~~ii) if GVS is not the Servicer, the collection policies and, if applicable, practices of the successor Servicer and/or any subservicer used by the successor Servicer.

“Collections” means any and all cash collections and other cash proceeds of each Pledged Timeshare Loan received after the Cutoff Date for such Pledged Timeshare Loan, all payments or distributions of principal, interest, finance charges, fees, late charges, Liquidation Proceeds, Processing Fees (other than as Processing Fees related to any Diamond Timeshare Loan) or other amounts collected in respect of each Pledged Timeshare Loans after the Cutoff Date for such Pledged Timeshare Loan and any other amounts received by or on behalf of the Borrower (or, as used in the definition of Transferred Property, the Seller) or the Servicer in respect of the Pledged Timeshare Loans; provided, that Miscellaneous Payments and Processing Fees related to any Diamond Timeshare Loan or Timeshare Loan related to the Craigendarroch Resort shall not constitute Collections.

“Commercial Paper” means the short term promissory notes issued by a Conduit Lender in the commercial paper market.

“Commitment” of any Committed Lender means the Dollar amount set forth on Schedule II hereto or, in the case of a Committed Lender that becomes a party to this Agreement pursuant to an Assignment and Acceptance or a Joinder Agreement the amount set forth therein as such Committed Lender’s “Commitment”, in each case as such amount may be (i) reduced or increased by any Assignment and Acceptance entered into by such Committed Lender and the other parties thereto in accordance with the terms hereof and (ii) reduced or increased pursuant to Section 2.03.

“Commitment Termination Date” means ~~March 23~~November 16, 2026, as such date may be extended from time to time pursuant to Section 2.07.

“Committed Lender” means, as to any Lender Group, each of the financial institutions listed on Schedule II as a “Committed Lender” for such Lender Group, together with its respective successors and permitted assigns.

“Computershare Trust Company, N.A.” means Computershare Trust Company, N.A., a national banking association, organized and existing under the laws of the United States, and all its successors and assigns.

“Computershare Fee Letter” means that certain schedule of fees dated May 18, 2021, executed by the Borrower in favor of Computershare Trust Company, N.A.

“Conduit Lender” means, collectively, the Persons identified as “Conduit Lenders” on Schedule II and their respective successors and permitted assigns.

“Conduit Lending Limit” means, for any Conduit Lender, the maximum principal amount of the Loans which may be advanced by such Conduit Lender as set forth on Schedule II (or on the signature pages to the Assignment and Acceptance or Joinder Agreement pursuant to which such Conduit Lender became a party hereto), subject to assignment pursuant to Section 10.03, as such amount may be modified from time to time by notice from the related Managing Agent to the Borrower and the Administrative Agent.

“Conforming Changes” means, with respect to the use, administration of or any conventions associated with SOFR or any proposed Successor Rate or Daily SOFR, as applicable, any conforming changes to the definitions of “Alternative Rate”, “SOFR”, “Daily SOFR” and “Interest Period”, timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters (including, for the avoidance of doubt, the definitions of “Business Day” and “U.S. Government Securities Business Day”, timing of borrowing requests or prepayment, conversion or continuation notices and length of lookback periods) as may be appropriate, in the discretion of the Administrative Agent, to reflect the adoption and implementation of such applicable rate(s) and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such rate exists, in such other manner of administration as the Administrative Agent determines is reasonably necessary in connection with the administration of this Agreement and any other Facility Document).

“Connection Taxes” means, with respect to any Affected Party, Taxes imposed as a result of a present or former connection between such Affected Party and the jurisdiction imposing such Tax (other than connections arising from such Affected Party having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to, or enforced, any Facility Document, or sold or assigned an interest in any Facility Document).

“Consolidated EBITDA” shall have the meaning assigned to it in the HGV Credit Agreement.

“Consolidated Tangible Net Worth” means, for any Person as of any date of determination, the excess of total assets (net of goodwill and intangible assets) over total liabilities on such date, as the same would appear on a consolidated balance sheet of such Person and its Subsidiaries at the date of said calculation prepared in accordance with GAAP.

“Contract Rate” means, with respect to a Timeshare Loan, the annual rate in effect at which interest accrues under the related Obligor Note.

“CP Rate” means, with respect to any Conduit Lender on any day, the per annum rate equivalent to the sum of (a) the Used Fee Rate plus (b) the weighted average cost (as reasonably determined by the related Managing Agent, and which shall include (without duplication), the fees and commissions of placement agents and dealers, incremental carrying costs incurred with respect to Commercial Paper maturing on dates other than those on which corresponding funds are received by such Conduit Lender, other borrowings by such Conduit Lender and any other costs associated with the issuance of Commercial Paper) to the extent related to the issuance of Commercial Paper that is allocated, in whole or in part, by such Conduit Lender or its related Managing Agent to fund or maintain a Loan (or portion thereof) on such day; provided, however, that if the amount calculated pursuant to this clause (b) shall be less than 0.15%, such amount shall be deemed to be 0.15% for the purposes of this Agreement; provided, further, that if any component of any such rate is a discount rate, in calculating the “CP Rate” for such day, the related Managing Agent shall for such component use the rate resulting from converting such discount rate to an interest bearing equivalent rate per annum.

“Craigendarroch Resort” means the HRC Resort referred to as “Craigendarroch Suites, a Hilton Grand Vacations Club” on Schedule V to this Agreement.

“Credit Policy” means (i) with respect to any HRC Timeshare Loan, the credit policies and practices of the Seller as in effect on the Amendment No. 2 Effective Date, a copy of which is attached as Exhibit A-1 hereto; provided that for the avoidance of doubt, any HRC Timeshare Loan that is a Grand Islander Loan will be originated by the Grand Islander Originator, ~~and~~ (ii) with respect to any Bluegreen Timeshare Loan, the credit policies and practices of Bluegreen, as in effect on the Amendment No. 3 Effective Date, a copy of which is attached as Exhibit A-4 hereto and (iii) with respect to any Diamond Timeshare Loan, the credit policies and practices of DRC, as in effect on the Amendment No. 2 Effective Date, a copy of which is attached as Exhibit A-2 hereto, each as modified from time to time in accordance with the terms of the Sale and Contribution Agreement and other Facility Documents.

“Credit Card Account” means an arrangement whereby an Obligor makes payments under a Pledged Timeshare Loan via pre-authorized debit to a Major Credit Card.

“Cure Amount” has the meaning set forth in Section 7.02(a).

“Cure Right” has the meaning set forth in Section 7.02(a).

“Custody Agreement” means the Amended and Restated Custody Agreement, dated as of the Restatement Date, among the Borrower, the Servicer, the Custodian and the Administrative Agent.

“Custodial Fees” means, for any Collection Period, the custodial fees and expenses set forth in the Computershare Fee Letter and the expenses for which it is entitled to receive, but has not received, reimbursement under the Custody Agreement.

“Custodial Receipt” has the meaning ascribed to such term in Section 4 of the Custody Agreement.

“Custodian” means Computershare Trust Company, N.A., and its successors and permitted assigns under the Custody Agreement.

“Cutoff Date” means, for any Timeshare Loan, as identified in the related Assignment.

“Cutoff Date Loan Balance” means, with respect to any Transferred Timeshare Loan, the Timeshare Loan Balance of such Timeshare Loan on the Cutoff Date for such Timeshare Loan.

“Daily SOFR” means the rate per annum equal to SOFR determined for any day pursuant to the definition thereof. Any change in Daily SOFR shall be effective from and including the date of such change without further notice. If the rate as so determined would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Daily SOFR Loan” means a Loan that bears interest at a rate based on Daily SOFR.

“Daily SOFR Screen Rate” means the SOFR rate administered by Federal Reserve Bank of New York (or any successor administrator satisfactory to the Administrative Agent) and published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time).

“Debit/Credit Card Payments” means pre-authorized debits from a deposit of an Obligor pursuant to a PAC or from a credit card of such Obligor pursuant to a Credit Card Account.

“Default” means any event which, with the giving of notice or lapse of time or both, would constitute an Event of Default.

“Default Ratio” means, for any Collection Period and with respect to the Diamond Timeshare Loans, the Bluegreen Timeshare Loans or the HRC Timeshare Loans, as applicable, the ratio, expressed as a percentage, computed by dividing (i) the aggregate Timeshare Loan Balances of all such Diamond Timeshare Loans, Bluegreen Timeshare Loans or HRC Timeshare Loans, as applicable, that became Defaulted Timeshare Loans during such Collection Period and were not substituted for or repurchased prior to the Distribution Date immediately following such Collection Period (with the outstanding principal balance of each such Pledged Timeshare Loan determined as of the last day of the Collection Period on which such Pledged Timeshare Loan became a Defaulted Timeshare Loan) by (ii) the aggregate Timeshare Loan Balances of all such Diamond Timeshare Loans, Bluegreen Timeshare Loans or HRC Timeshare Loans, as applicable, on the last day of such Collection Period.

“Defaulted Timeshare Loan” means a Timeshare Loan: (i) for which, on the last day of any Collection Period, any payment then due and payable in respect thereof has remained unpaid for more than one-hundred twenty (120) days from the original due date for such payment, (ii) which the Servicer has deemed uncollectible, (iii) which has been written off in the normal course of the Servicer’s business prior to becoming the number of days past due under clause (i) hereof, or which otherwise should be written off pursuant to the requirements of the Collection Policy, (iv) as to which foreclosure or similar proceedings with respect to the related Timeshare Interest have been initiated by the Servicer or as to which the Servicer has received a deed-in-lieu of foreclosure ~~or~~, (v) for which, as of the last day of any Collection Period, the Servicer has commenced cancelation or termination proceedings after collection efforts have failed in accordance with the Collection Policy, or (vi) as to which the Servicer has received notice that the Obligor thereof is subject to an Event of Bankruptcy.

“Defaulting Committed Lender” means any Committed Lender that, as determined by the Administrative Agent: (a) has failed to fund any of its obligations to make Loans within three (3) Business Days of the date required to be funded by it hereunder, (b) has notified the Administrative Agent or the Borrower that it does not intend to comply with such funding obligations or has made a public statement to that effect with respect to such funding obligations hereunder or under other agreements in which it commits to extend credit or (c) has, or has a direct or indirect parent company that has, become subject to an Event of Bankruptcy; provided, that a Committed Lender shall not be deemed to be a Defaulting Committed Lender hereunder solely by virtue of any control of or ownership interest in, or the acquisition of any ownership interest in, such Committed Lender (or its direct or indirect parent company) or the exercise of control over such Committed Lender (or its direct or indirect parent company) by a Governmental Authority thereof if and for so long as such ownership interest does not result in or provide such Committed Lender (or its direct or indirect parent company) with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Committed Lender (or its direct or indirect parent company) or such Governmental Authority to reject, repudiate, disavow or disaffirm obligations such as those under this Agreement.

“Deficiency” means, with respect to any Timeshare Loan File, (i) the failure of one or more Specified Documents contained therein to be fully executed, where applicable, (ii) the failure of the information contained in one or more of the Specified Documents to match the information on the related Timeshare Loan Schedule, (iii) one or more Specified Documents contained therein are mutilated, damaged, torn or otherwise physically altered, (iv) the absence from a Timeshare Loan File of any Specified Document required to be contained in such Timeshare Loan File or (v) any discrepancies described in Section 4(a) of the Custody Agreement. An Absence of Recorded Mortgage or an absence of a binding unconditional commitment to issue a title insurance policy or a master commitment in either paper or electronic form referencing such Timeshare Loan with respect to a Bluegreen Timeshare Loan within 90 days of the related Transfer Date shall not constitute a Deficiency.

“Delayed Funding Amount” has the meaning specified in Section 2.02(e).

“Delayed Funding Date” has the meaning specified in Section 2.02(e).

“Delayed Funding Representation” has the meaning specified in Section 2.02(e).

“Delinquency Ratio” means, for any Collection Period and with respect to the Diamond Timeshare Loans, the Bluegreen Timeshare Loans or the HRC Timeshare Loans, as applicable, the ratio, expressed as a percentage, computed by dividing (i) the aggregate Timeshare Loan Balances of all such Diamond Timeshare Loans, Bluegreen Timeshare Loans or HRC Timeshare Loans, as applicable, that were Over Sixty-Day Delinquent Timeshare Loans as of the last day of such Collection Period and were not substituted for or repurchased prior to the related Distribution Date immediately following such Collection Period (with the outstanding principal balance of each such Pledged Timeshare Loan determined as of the last day of the Collection Period in which such Pledged Timeshare Loan became an Over Sixty-Day Delinquent Timeshare Loan) by (ii) the aggregate Timeshare Loan Balances of all such Diamond Timeshare Loans, Bluegreen Timeshare Loans or HRC Timeshare Loans, as applicable, as of the last day of such Collection Period.

“Delinquent Timeshare Loan” means a Timeshare Loan which is not a Defaulted Timeshare Loan and (x) as to which, on the last day of any Collection Period, any payment then due and payable has remained unpaid for more than thirty (30) days from the original due date for such payment or (y) which, consistent with the Collection Policy, has been or should be classified as delinquent.

“Designated Delayed Funding Amount” has the meaning set forth in Section 2.02(e).

“Designated Delay Funding Lender” has the meaning specified in Section 2.02(e).

“Determination Date” means the third (3rd) Business Day prior to each Distribution Date.

“Developer” shall mean Bluegreen Vacations Unlimited, Inc., a Florida corporation, and its permitted successors and assigns.

“Diamond Lockbox” means any post office box maintained by the Diamond Lockbox Account Bank for the purpose of receiving payments on Timeshare Loans, including Collections.

“Diamond Lockbox Account” means, with respect to the Diamond Timeshare Loans, one or more accounts maintained by the Diamond Subservicer (or the Servicer, if the Diamond Subservicer assigns its rights therein to the Servicer) at a Diamond Lockbox Account Bank listed on Exhibit E hereto.

“Diamond Lockbox Account Bank” means Wells Fargo Bank, N.A. or another Qualified Institution selected by the Servicer at which to maintain the Lockbox Account.

“Diamond Lockbox Account Control Agreement” means the Deposit Account Control Agreement, dated as of August 7, 2007, among Wachovia Bank, National Association, Diamond Centralized Services Company, a Delaware corporation, Sunterra Corporation, a Maryland corporation and Wells Fargo Bank, National Association.

“Diamond Originator” means each entity listed as such on Schedule VII to this Agreement as an originator and an entity within the “Diamond” group.

“Diamond Performance Trigger Event” means, as of any Distribution Date, (1) the Average Delinquency Ratio of all Pledged Timeshare Loans that are Diamond Timeshare Loans exceeds 6.50%, (2) the Diamond Securitized Portfolio Three Month Rolling Average Delinquency Ratio of all Timeshare Loans included in the Diamond Securitized Portfolio exceeds 6.50%, (3) the Average Default Ratio of all Pledged Timeshare Loans that are Diamond Timeshare Loans exceeds 0.50%, or (4) the Diamond Securitized Portfolio Three Month Rolling Average Default Ratio of all Timeshare Loans included in the Diamond Securitized Portfolio exceeds 0.50%.

“Diamond Resort” means any resort listed on Schedule VI to this Agreement.

“Diamond Securitized Portfolio” means on or after August 2, 2021, all timeshare loans included in the Collateral or financed by any special purpose entity that is wholly-owned by HGV Borrower or a Subsidiary of HGV Borrower for which HGV Borrower or such Subsidiary is acting as the sponsor (within the meaning of Regulation AB) thereof, and which satisfy each of the following three clauses: (A) originated by a Diamond Originator thereof, (B) which are serviced by the Diamond Subservicer or the Servicer and (C) the related property for which is managed by HGV Borrower or a Subsidiary thereof (including the timeshare loans in all term issuances, all warehouse facilities and other term securitization facilities that are outstanding as of such date, but excluding, for the avoidance of doubt, (i) any timeshare loans included in the HRC Securitized Portfolio or the Bluegreen Securitized Portfolio and (ii) any timeshare loans included in any term securitizations the closing date of which is prior to August 2, 2021).

“Diamond Securitized Portfolio Default Level” means, for any Collection Period, the quotient (expressed as a percentage) of (i)(A) the sum of the Timeshare Loan Balances of all Diamond Timeshare Loans in the Diamond Securitized Portfolio that became Defaulted Timeshare Loans during such Collection Period (other than Defaulted Timeshare Loans for which the related seller has exercised its option, if any, to repurchase or substitute pursuant to the related transaction documents) minus (B) any remarketing proceeds received during such Collection Period in respect of any Defaulted Timeshare Loans for which the related seller did not exercise its option to repurchase or substitute, divided by (ii) the aggregate Timeshare Loan Balance of all Timeshare Loans in the Diamond Securitized Portfolio on the last day of such Collection Period.

“Diamond Securitized Portfolio Delinquency Level” means, for any Collection Period, the quotient (expressed as a percentage), computed by dividing (i) the sum of all Timeshare Loan Balances of all Diamond Timeshare Loans included in the Diamond Securitized Portfolio that were Over-Sixty Day Delinquent Timeshare Loans but less than 121 days as of the last day of such Collection

Period (exclusive of Timeshare Loans that became Defaulted Timeshare Loans on or before the last day of such Collection Period) (with the outstanding principal balance of each such Diamond Timeshare Loan determined as of the last day of the Collection Period in which such Timeshare Loan became an Over-Sixty Day Delinquent Timeshare Loan but less than 121 days) by (ii) the aggregate Timeshare Loan Balance of all Timeshare Loans in the Diamond Securitized Portfolio on the last day of such Collection Period.

“Diamond Securitized Portfolio Three Month Rolling Average Default Ratio” means, for any Distribution Date, the average of the Diamond Securitized Portfolio Default Levels determined for each of the three Collection Periods immediately preceding such Distribution Date; provided that, (i) the “Diamond Securitized Portfolio Three Month Rolling Average Default Ratio” for the first Distribution Date following the Restatement Date shall be the Diamond Securitized Portfolio Default Level determined for the Collection Period immediately preceding such Distribution Date and (ii) the “Diamond Securitized Portfolio Three Month Rolling Average Default Ratio” for the second Distribution Date following the Restatement Date shall be the average of the Diamond Securitized Portfolio Default Levels for each of the two Collection Periods immediately preceding such Distribution Date.

“Diamond Securitized Portfolio Three Month Rolling Average Delinquency Ratio” means, for any Distribution Date, the average of the Diamond Securitized Portfolio Delinquency Levels determined for each of the three Collection Periods immediately preceding such Distribution Date; provided that, (i) the “Diamond Securitized Portfolio Three Month Rolling Average Delinquency Ratio” for the first Distribution Date following the Restatement Date shall be the Diamond Securitized Portfolio Delinquency Level determined for the Collection Period immediately preceding such Distribution Date and (ii) the “Diamond Securitized Portfolio Three Month Rolling Average Delinquency Ratio” for the second Distribution Date following the Restatement Date shall be the average of the Diamond Securitized Portfolio Delinquency Levels for each of the two Collection Periods immediately preceding such Distribution Date.

“Diamond Subservicer” means ~~Grand Vacations Resorts Services, Inc., a Nevada corporation~~GVRS and any successor or assignee thereof.

“Diamond Timeshare Loan” means a Timeshare Loan originated by a Diamond Originator.

“Distribution Date” means, with respect to a Collection Period, the 25th day of the calendar month immediately following such Collection Period (or, if such day is not a Business Day, the next succeeding Business Day).

“DocuSign” means DocuSign Inc., a Washington corporation.

“DocuSign Agreement” means that certain Order Form, dated as of April 27, 2023, between the Seller and DocuSign, specifying an order start date of April 30, 2023 and an order end date of April 29, 2026.

“DocuSign System” has the meaning set forth in the Custody Agreement.

“Dodd-Frank Act” means the Dodd-Frank Wall Street Reform and Consumer Protection Act and any successor statute.

“Dollars” and “$” each mean the lawful currency of the United States of America.

“Domestic Obligor” means an individual Obligor whose primary residence is in, or an Obligor (other than an individual) formed under the laws of or having its chief executive office or principal place of business located in, the United States (including each State, Puerto Rico, any military base of the United States (including Guam) and the United States Virgin Islands) or Canada.

“DRC” Diamond Resorts Corporation, a Maryland corporation.

“DRH” Diamond Resorts Holdings, LLC, a Nevada limited liability company.

“E-Vault Access Agreement” has the meaning set forth in the Electronic Collateral Control Agreement.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Electronic Chattel Paper” means, as applicable, (a) “electronic chattel paper” as defined in Section 9-102 of the UCC, or (b) an “electronic copy of a record evidencing chattel paper” within the meaning as such terms are used in Sections 9-105 and 9-314A of the UCC, to the extent the jurisdiction of such chattel paper is a Revised UCC Jurisdiction under Section 9-306A of the UCC.

“Electronic Collateral Control Agreement” means an electronic collateral control agreement, by and among the Administrative Agent, the Borrower, the Custodian and eOriginal, in form and substance acceptable to the Administrative Agent.

“Electronic Document” has the meaning set forth in the Custody Agreement.

“Electronic Loan Document” has the meaning set forth in the Custody Agreement.

“Electronic Obligor Note” has the meaning set forth in the Custody Agreement.

“Eligible Bluegreen Timeshare Loan” means, with respect to a Pledged Timeshare Loan, a Bluegreen Timeshare Loan as to which each of the representations and warranties set forth on Schedule I-D titled “Representations and Warranties of Bluegreen Timeshare Loans with respect to Club Loans” hereto was true and correct as of the Cutoff Date for such Pledged Timeshare Loan.

“Eligible Diamond Timeshare Loan” means, with respect to a Pledged Timeshare Loan, a Diamond Timeshare Loan as to which each of the representations and warranties set forth on Schedule I-C titled “Representations and Warranties of Diamond Timeshare Loans with respect to Right-To-Use Loans” hereto was true and correct as of the Cutoff Date for such Pledged Timeshare Loan.

“Eligible Foreign Obligor” means a Foreign Obligor in respect of an Eligible Timeshare Loan.

“Eligible Hedge Counterparty” means any entity that (a) on the date of entering into any Hedge Transaction (i) is an interest rate swap provider that is either a Lender or an Affiliate of a Lender, or has been approved in writing by the Administrative Agent (which approval shall not be unreasonably withheld), or (ii) has a short-term debt rating of “A-1” from S&P or “P-1” from Moody’s and a long-term debt rating of “A” or higher from S&P or “A2” or higher from Moody’s or whose obligations are unconditionally guaranteed by an Affiliate which has the foregoing debt ratings in a manner reasonably acceptable to the Administrative Agent, (b) at all times after the date of the Hedging Agreement, so long as it is a party thereto, has a long-term debt rating of “BBB+” or higher from S&P or “Baa1” or higher from Moody’s or whose obligations are unconditionally guaranteed by an Affiliate which has the foregoing debt ratings in a manner reasonably acceptable to the Administrative Agent, and (c) in the applicable Hedging Agreement consents to the assignment of the Borrower’s rights under such Hedging Agreement to the Administrative Agent pursuant to Section 5.03(b).

“Eligible HRC Timeshare Loan” means, with respect to a Pledged Timeshare Loan, either (i) an HRC Timeshare Loan as to which each of the representations and warranties set forth on Schedule I-A titled “Representations and Warranties of HRC Timeshare Loans with respect to Mortgage Loans” hereto was true and correct as of the Cutoff Date for such Pledged Timeshare Loan or (ii) an HRC Timeshare Loan as to which each of the representations and warranties set forth on Schedule I-B titled “Representations and Warranties of HRC Timeshare Loans with respect to Right-To-Use Loans” hereto was true and correct as of the Cutoff Date for such Pledged Timeshare Loan

“Eligible Timeshare Loan” means any Pledged Timeshare Loan that is ~~either~~ an Eligible Diamond Timeshare Loan, an Eligible Bluegreen Timeshare Loan or an Eligible HRC Timeshare Loan.

“Eligible Servicer” means (i) GVS, (ii) the Backup Servicer or (iii) an entity which, at the time of its appointment as Servicer, (a) is legally qualified and has the capacity to service the Pledged Timeshare Loans, (b) has a net worth of not less than $50,000,000 and whose regular business includes servicing portfolios of similar timeshare loans in accordance with high standards of skill and care and (c) has software that is adequate to perform its duties under the Servicing Agreement.

“Enforceability Exceptions” means exceptions to the enforceability of an obligation arising under (i) bankruptcy, insolvency, reorganization, liquidation, fraudulent conveyance or transfer, assignment, conservatorship, moratorium or similar laws relating to or affecting creditors’ rights generally, and (ii) general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, regardless of whether considered in a proceeding at equity or at law.

“Entitlement Order” has the meaning set forth in Section 2.16(f).

“Environmental Laws” means all federal, state or local laws, rules, regulations or orders governing, imposing standards of conduct with respect to, or regulating in any way the discharge, generation, removal, transportation, storage or handling of toxic or hazardous substances, materials or waste.

“eOriginal” means eOriginal, Inc., a Delaware corporation.

“eOriginal System” has the meaning set forth in the Custody Agreement.

“eOriginal System Description” has the meaning set forth in the Custody Agreement.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.

“ERISA” means the Employee Retirement Income Security Act of 1974, or any successor statute.

“ERISA Affiliate” means any corporation or trade or business that is a member of any group of organizations (i) described in Section 414(b) or (c) of the Code of which Borrower is a member and (ii) solely for purposes of potential liability under Section 302(c)(11) of ERISA and Section 412(c)(11) of the Code and the lien created under Section 302(f) of ERISA and Section 412(n) of the Code, described in Section 414(m) or (o) of the Code, of which Borrower is a member.

“ERISA Event” means any one or more of the following: (a) any Reportable Event with respect to a Plan, as to which the PBGC has not waived under PBGC Regulation Section 4043 the requirement of Section 4043(a) of ERISA that it be notified of such event; (b) the filing of a notice of intent to terminate any Plan, if such termination would require material additional contributions in order to be considered a standard termination within the meaning of Section 4041(b) of ERISA, the filing under Section 4041(c) of ERISA of a notice of intent to terminate any Plan or the termination of any Plan under Section 4041(c) of ERISA; (c) the institution of proceedings, or the occurrence of an event or condition which would reasonably be expected to constitute grounds for the institution of proceedings by the PBGC under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan; (d) the failure to make a required contribution to any Plan that would result in the imposition of a lien or other encumbrance or the provision of security under Section 430 of the Code or Section 303 or 4068 of ERISA, or the arising of such a lien or encumbrance; there being or arising any “unpaid minimum required contribution” or “accumulated funding deficiency” (as defined or otherwise set forth in Section 4971 of the Code or Title I of ERISA), whether or not waived; or the filing of any request for or receipt of a minimum funding waiver under Section 412 of the Code with respect to any Plan or Multiemployer Plan, or that such filing may be made; or a determination that any Plan is, or is expected to be, considered an at-risk plan within the meaning of Section 430 of the Code or Section 303 of ERISA, or that any Multiemployer Plan is, or is expected to be, considered a plan in endangered or critical status within the meaning of Section 432 of the Code or Section 305 of ERISA; (e) engaging in a non-exempt prohibited transaction within the meaning of Section 4975 of the Code or Section 406 of ERISA with respect to a Plan; (f) the complete or partial withdrawal of any ERISA Affiliate from a Multiemployer Plan, the insolvency under Title IV of ERISA of any Multiemployer Plan; or the receipt by any ERISA Affiliate, of any notice, or the receipt by any Multiemployer Plan from any ERISA Affiliate of any notice, that a Multiemployer Plan is in endangered or critical status under Section 305 of ERISA; (g) any ERISA Affiliate incurring any liability under Title IV of ERISA with respect to any Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (h) any ERISA Affiliate ceasing operations at a facility so as to become subject to the provisions of Section 4068(a) of ERISA, withdrawing as a substantial employer so as to become subject to the provisions of Section 4063 of ERISA or cease making contributions to any Plan subject to Section 4064(a) of ERISA to which it made contributions; or (i) any ERISA Affiliate incurring any liability under Section 4069 or 4212(c) of ERISA.

“Errors” has the meaning given such term in Section 5.1(g) of the Servicing Agreement.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“EU Securitization Regulation” means Regulation (EU) 2017/2402 of the European Parliament and of the Council of 12 December 2017.

“EU Securitization Rules” means (i) the EU Securitization Regulation as supplemented by any applicable regulatory technical standards or implementing technical standards from time to time and (ii) to the extent informing the interpretation thereof, any official guidance published in relation thereto by the European Banking Authority, the European Securities and Markets Authority, the European Insurance and Occupational Pensions Authority, the European Commission, the German Federal Financial Supervisory Authority (BaFin) or any other relevant competent authority in the European Union (or, in each case, any predecessor or successor entity thereof) and (iii) in relation to the foregoing, any implementing or equivalent laws or regulations in force in any member state of the European Union or the European Economic Area,.

“Eurocurrency Liabilities” has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

“Event of Bankruptcy” means, with respect to any Person:

(i) such Person shall fail generally to pay its debts as they come due, or shall make a general assignment for the benefit of creditors; or any case or other proceeding shall be instituted by such Person seeking to adjudicate it as bankrupt or insolvent, or seeking liquidation, reorganization, debt arrangement, dissolution, winding up, or composition or readjustment of debts of it or its debts under the Bankruptcy Code or any other law relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts, or seeking the entry of an order for relief or the appointment of a trustee, receiver, custodian, liquidator, assignee, sequestrator or the like for such Person or all or substantially all of its assets; or such Person shall take any corporate or limited liability company action to authorize any of such actions; or

(ii) a case or other proceeding shall be commenced, without the application or consent of such Person in any court seeking the liquidation, reorganization, debt arrangement, dissolution, winding up, or composition or readjustment of debts of such Person, the appointment of a trustee, receiver, custodian, liquidator, assignee, sequestrator or the like for such Person or all or substantially all of its assets, or any similar action with respect to such Person under the Bankruptcy Code or any other law relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts, and (A) such case or proceeding shall continue undismissed, or unstayed and in effect, for a period of sixty (60) consecutive days or (B) an order for relief in respect of such Person shall be entered in such case or proceeding or a decree or order granting such other requested relief shall be entered.

“Event of Default” has the meaning assigned to that term in Section 7.01.

“Excess Concentration Amount” means, on any date of determination, the sum (without duplication) of the following amounts:

(a)  ~~(a)~~ the amount by which the aggregate Timeshare Loan Balances on such date of all Eligible HRC Timeshare Loans owing from Obligors that had their primary residence addresses at origination in California on the Applicable Measurement Date exceeds 25.00% of the aggregate Timeshare Loan Balances on such date of all Eligible HRC Timeshare Loans on the Applicable Measurement Date;

(b)  ~~(b)~~ the amount by which the aggregate Timeshare Loan Balances on such date of all Eligible HRC Timeshare Loans ~~related to the Barbados Resort~~ which are Right-to-Use Loans exceeds 20.00% of the aggregate Timeshare Loan Balances on such date of all Eligible ~~HRC~~ Timeshare Loans on the Applicable Measurement Date~~.~~ ;

(c)  ~~(c)~~ the amount by which the aggregate Timeshare Loan Balances on such date of all Eligible Diamond Timeshare Loans owing from Obligors that had their primary residence addresses at origination in California on the Applicable Measurement Date exceeds 40.00% of the aggregate Timeshare Loan Balances on such date of all Eligible Diamond Timeshare Loans on the Applicable Measurement Date;

(d) ~~(d)~~ the amount by which the aggregate Timeshare Loan Balances on such date of all Eligible Diamond Timeshare Loans owing from Obligors (excluding Foreign Obligors) with no FICO® scores at the time of origination on the Applicable Measurement Date exceeds 2.00% of the aggregate Timeshare Loan Balances on such date of all Eligible Diamond Timeshare Loans on the Applicable Measurement Date;

(e)  ~~(e)~~ the amount by which the aggregate Timeshare Loan Balances on such date of all Eligible Diamond Timeshare Loans that are Cease and Desist Timeshare Loans at the time of origination on the Applicable Measurement Date exceeds 0.00% of the aggregate Timeshare Loan Balances on such date of all Eligible Diamond Timeshare Loans on the Applicable Measurement Date;

(f) ~~(f)~~ the amount by which the aggregate Timeshare Loan Balances on such date of all Eligible HRC Timeshare Loans owing from Obligors (excluding Foreign Obligors) with no FICO® scores at the time of origination on the Applicable Measurement Date exceeds 7.50% of the aggregate Timeshare Loan Balances on such date of all Eligible HRC Timeshare Loans on the Applicable Measurement Date;

(g)  ~~(g)~~ the amount by which the aggregate Timeshare Loan Balances on such date of all Eligible Diamond Timeshare Loans owing from Obligors with FICO® scores below 700 at the time of origination on the Applicable Measurement Date exceeds 35.00% of the aggregate Timeshare Loan Balances on such date of all Eligible Diamond Timeshare Loans on the Applicable Measurement Date;

(h) ~~(h)~~ the amount by which the aggregate Timeshare Loan Balances on such date of all Eligible Diamond Timeshare Loans owing from Obligors (excluding Foreign Obligors) with no FICO® scores at the time of origination or from Obligors with a FICO® score below 620 at the time of origination on the Applicable Measurement Date exceeds 10.00% of the aggregate Timeshare Loan Balances on such date of all Eligible Diamond Timeshare Loans on the Applicable Measurement Date;

(i) ~~(i)~~ the amount by which the aggregate Timeshare Loan Balances on such date of all Eligible Diamond Timeshare Loans on the Applicable Measurement Date exceeds 60.00% of the aggregate Timeshare Loan Balances on such date of all Eligible Timeshare Loans on the Applicable Measurement Date;

(j)  ~~(j)~~ the amount by which the aggregate Timeshare Loan Balances on such date of all Eligible Timeshare Loans owing from Obligors that had their primary residence addresses at origination in any single state (other than California) on the Applicable Measurement Date exceeds 12.50% of the aggregate Timeshare Loan Balances on such date of all Eligible Timeshare Loans on the Applicable Measurement Date;

(k)  ~~(k)~~ the amount by which the aggregate Timeshare Loan Balances on such date of all Eligible Timeshare Loans owing from Obligors that had their primary residence addresses at origination in countries other than the United States (including Puerto Rico and the United States Virgin Islands), Canada or Japan on the Applicable Measurement Date exceeds 5.0% of the aggregate Timeshare Loan Balances on such date of all Eligible Timeshare Loans on the Applicable Measurement Date;

(l)  ~~(l)~~ the amount by which the aggregate Timeshare Loan Balances on such date of all Eligible Diamond Timeshare Loans owing from Eligible Foreign Obligors on the Applicable Measurement Date exceeds 5.0% of the aggregate Timeshare Loan Balances on such date of all Eligible Diamond Timeshare Loans on the Applicable Measurement Date;

(m) ~~(m)~~ the amount by which the aggregate Timeshare Loan Balances on such date of all Eligible Timeshare Loans owing from Obligors that had their primary residence addresses at origination in the states having the five (5) largest Obligor concentrations (based on Timeshare Loan Balances) on the Applicable Measurement Date exceeds 60.0% of the aggregate Timeshare Loan Balances on such date of all Eligible Timeshare Loans on the Applicable Measurement Date;

(n) ~~(n)~~ the amount by which the aggregate Timeshare Loan Balances on such date of all Eligible HRC Timeshare Loans having original terms greater than 120 months on the Applicable Measurement Date exceeds 12.50% of the aggregate Timeshare Loan Balances on such date of all Eligible HRC Timeshare Loans on the Applicable Measurement Date;

(o)  ~~(o)~~ the amount by which the aggregate Timeshare Loan Balances on such date of all Eligible Timeshare Loans having Timeshare Loan Balances greater than $200,000 on the Applicable Measurement Date exceeds 5.0% of the aggregate Timeshare Loan Balances on such date of all Eligible Timeshare Loans on the Applicable Measurement Date;

(p) ~~(p)~~ the amount by which the aggregate Timeshare Loan Balances on such date of all Eligible HRC Timeshare Loans having Timeshare Loan Balances greater than $125,000 on the Applicable Measurement Date exceeds 20.0% of the aggregate Timeshare Loan Balances on such date of all Eligible HRC Timeshare Loans on the Applicable Measurement Date;

(q)  ~~(q)~~ the amount by which the aggregate Timeshare Loan Balances on such date of all Eligible Diamond Timeshare Loans having Timeshare Loan Balances greater than $125,000 on the Applicable Measurement Date exceeds 12.5% of the aggregate Timeshare Loan Balances on such date of all Eligible Diamond Timeshare Loans on the Applicable Measurement Date; and

(r) ~~(r)~~ the amount by which the aggregate Timeshare Loan Balances on such date of all Eligible Diamond Timeshare Loans owing from Obligors with FICO® scores below 750 at the time of origination on the Applicable Measurement Date exceeds 85.00% of the aggregate Timeshare Loan Balances on such date of all Eligible Diamond Timeshare Loans on the Applicable Measurement Date.

(s) the amount by which the aggregate Timeshare Loan Balances on such date of all Eligible Bluegreen Timeshare Loans on the Applicable Measurement Date exceeds 40.00% of the aggregate Timeshare Loan Balances on such date of all Eligible Timeshare Loans on the Applicable Measurement Date;

(t) the amount by which the aggregate Timeshare Loan Balances on such date of all Eligible Bluegreen Timeshare Loans owing from Obligors (excluding Foreign Obligors) with no FICO® scores at the time of origination exceeds 2.00% of the aggregate Timeshare Loan Balances on such date of all Eligible Bluegreen Timeshare Loans on the Applicable Measurement Date;

(u) the amount by which the aggregate Timeshare Loan Balances on such date of all Eligible Bluegreen Timeshare Loans owing from Obligors (excluding Foreign Obligors) with no FICO® scores at the time of origination or from Obligors with a FICO® score below 650 at the time of origination on the Applicable Measurement Date exceeds 10.00% of the aggregate Timeshare Loan Balances on such date of all Eligible Bluegreen Timeshare Loans on the Applicable Measurement Date;

(v) the amount by which the aggregate Timeshare Loan Balances on such date of all Eligible Bluegreen Timeshare Loans owing from Obligors (excluding Foreign Obligors) with no FICO® scores at the time of origination or from Obligors with a FICO® score below 700 at the time of origination on the Applicable Measurement Date exceeds 40.00% of the aggregate Timeshare Loan Balances on such date of all Eligible Bluegreen Timeshare Loans on the Applicable Measurement Date;

(w) the amount by which the aggregate Timeshare Loan Balances on such date of all Eligible Bluegreen Timeshare Loans owing from Obligors (excluding Foreign Obligors) with no FICO® scores at the time of origination or from Obligors with a FICO® score below 750 at the time of origination on the Applicable Measurement Date exceeds 70.00% of the aggregate Timeshare Loan Balances on such date of all Eligible Bluegreen Timeshare Loans on the Applicable Measurement Date;

(x) the amount by which the aggregate Timeshare Loan Balances on such date of all Eligible Bluegreen Timeshare Loans owing from Eligible Foreign Obligors on the Applicable Measurement Date exceeds 2.00% of the aggregate Timeshare Loan Balances on such date of all Eligible Bluegreen Timeshare Loans on the Applicable Measurement Date;

(y) the amount by which the aggregate Timeshare Loan Balances on such date of all Eligible Bluegreen Timeshare Loans that are NELO Loans on the Applicable Measurement Date exceeds 25.00% of the aggregate Timeshare Loan Balances on such date of all Eligible Bluegreen Timeshare Loans on the Applicable Measurement Date;

(z) the amount by which the aggregate Timeshare Loan Balances on such date of all Eligible Bluegreen Timeshare Loans having Timeshare Loan Balances greater than $100,000 on the Applicable Measurement Date exceeds 10.00% of the aggregate Timeshare Loan Balances on such date of all Eligible Bluegreen Timeshare Loans on the Applicable Measurement Date;

(aa) the amount by which the aggregate Timeshare Loan Balances on such date of all Eligible Timeshare Loans that are not Eligible HRC Timeshare Loans exceeds 75.00% of the aggregate Timeshare Loan Balances on such date of all Eligible Timeshare Loans on the Applicable Measurement Date; and

(bb) the aggregate Timeshare Loan Balance of all Eligible HRC Timeshare Loans on such date that would need to be excluded from the aggregate Timeshare Loan Balance of all Eligible HRC Timeshare Loans in order to cause the weighted average FICO® score of all Obligors of Eligible HRC Timeshare Loans to be greater than or equal to 700 on the Applicable Measurement Date.

“Excess Spread Percentage” means~~, on~~ for any Distribution Date, ~~a~~the percentage ~~(which may be a negative percentage) computed as follows: (a) the weighted average Contract Rates of all Eligible Timeshare Loans on the Applicable Measurement Date (weighted based on Timeshare Loan Balances on such date), minus (b) the then applicable Servicing Fee Rate, minus (c) the Used Fee Rate, minus (d) (i) prior to a Hedging Period, Daily SOFR for the Interest Period for such Distribution Date or (ii) during a Hedging Period, the weighted average Hedge Rate for such Interest~~ equivalent of a fraction, (i)  the numerator of which is the product of (1) (a) the sum of all Collections allocable to interest and fees deposited into the Collection Account during such Collection Period and constituting Available Funds, and any Hedge Receipts minus (b)  for such Distribution Date, the sum of Interest, Unused Fees, Servicing Fees and any payments required to be made by the Borrower under any Hedge Transaction, and (2) 360 divided by the actual number of days in such Collection Period and (ii)  the denominator of which is the average of the Aggregate Loan Principal Balance on the first day and the last day of the related Collection Period.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to an Affected Party or required to be withheld or deducted from a payment to an Affected Party, (a) Taxes imposed on or measured by net income (however denominated) or franchise imposed by the United States (or any political subdivision thereof), or any other jurisdiction (or any political subdivision thereof), as a result of the Affected Party being organized in or having its principal office or in the case of any Lender, applicable lending office located in such jurisdiction or that are Connection Taxes; (b) any branch profits Taxes imposed by the United States or any similar Taxes imposed by any other jurisdiction described in clause (a) above or in which the Borrower is located; (c) in the case of a Lender, United States withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 2.19) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.12, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office; (d) Taxes attributable to such Affected Party’s failure to comply with Section 2.12(c); and (e) any Taxes imposed pursuant to or as a result of FATCA.

“Extending Lenders” has the meaning specified in Section 2.07.

“Face Amount” means in relation to any Commercial Paper (a) if issued on a discount basis, the face amount stated therein and (b) if issued on an interest-bearing basis, the principal amount stated therein plus the amount of all interest accrued or to accrue thereon on or prior to its stated maturity date.

“Facility Documents” means collectively, this Agreement, each Transfer Agreement, the Servicing Agreement, the Performance Guaranty, the Fee Letter, the Custody Agreement, the Intercreditor Agreement, each Global Assignment, the Diamond Lockbox Account Control Agreement, the Bluegreen Clearing Account Control Agreement, the HRC Clearing Account Control Agreement, each Assignment, the New Clearing Account Control Agreement, the Electronic Collateral Control Agreement and all other agreements, documents and instruments delivered pursuant thereto or in connection therewith.

“Facility Limit” means at any time, the Aggregate Commitment, adjusted as necessary to give effect to the addition of any Lender Group that becomes party to this Agreement pursuant to a Joinder Agreement under Section 10.04, any increase or reduction by the Borrower pursuant to Section 2.03 or any assignment pursuant to Section 10.03.

“FAS 166/167 Capital Guidelines” means the final rule, titled “Risk-Based Capital Guidelines; Capital Adequacy Guidelines; Capital Maintenance: Regulatory Capital; Impact of Modifications to Generally Accepted Accounting Principles; Consolidation of Asset-Backed Commercial Paper Programs; and Other Related Issues”, adopted December 15, 2009, by the United States bank regulatory agencies.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation or rules adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code.

“Federal Funds Rate” means, with respect to any Lender for any period, a fluctuating interest rate per annum equal (for each day during such period) to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York; or if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the applicable Managing Agent from three federal funds brokers of recognized standing selected by it.

“Fee Letter” means the ~~Eighth~~Ninth Amended and Restated Fee Letter, dated the Amendment No. ~~2~~3 Effective Date, by and among the Administrative Agent, the Managing Agents, the Committed Lenders and the Borrower.

“Final Collection Date” means the date on or following the Amortization Date on which the Aggregate Loan Principal Balance has been reduced to zero and all other Borrower Obligations have been paid in full.

“Fiscal Quarter” means a fiscal quarter of any Fiscal Year.

“Fiscal Year” means the fiscal year of the Seller and its Subsidiaries ending on December 31 of each calendar year.

“Foreign Obligor” means an Obligor that is not a Domestic Obligor.

“Funding Delay Notice” has the meaning specified in Section 2.02(e).

“GAAP” means generally accepted accounting principles as in effect in the United States of America from time to time, consistently applied.

“Global Assignment” means each of the Global Assignment (Borrower), Global Assignment (Grand Islander), Global Assignment (Grand Islander Parent), Global Assignment (HRC Islander), Global Assignment (Kupono) ~~and~~, Global Assignment (Seller), Global Assignment (Bluegreen) and each Assignment of Mortgage.

“Global Assignment (Bluegreen)” means each of the Global Assignment (BVC), Global Assignment (Bluegreen Holding), Global Assignment (Woodbridge) and Global Assignment (HGV Borrower).

“Global Assignment (Bluegreen Holding)” means a Global Assignment of Mortgages and Timeshare Loan Files and Power of Attorney, made by Bluegreen Holding in favor of the Administrative Agent.

“Global Assignment (Borrower)” means each Global Assignment of Mortgages and Timeshare Loan Files and Power of Attorney, substantially in the form attached hereto as Exhibit K, made by the Borrower in favor of the Administrative Agent.

“Global Assignment (BVC)” means a Global Assignment of Mortgages and Timeshare Loan Files and Power of Attorney, made by Bluegreen in favor of the Administrative Agent.

“Global Assignment (Grand Islander)” means each Global Assignment of Mortgages and Timeshare Loan Files and Power of Attorney, made by Grand Islander in favor of the Administrative Agent.

“Global Assignment (Grand Islander Parent)” means each Global Assignment of Mortgages and Timeshare Loan Files and Power of Attorney, made by Grand Islander Parent in favor of the Administrative Agent.

“Global Assignment (HGV Borrower)” means a Global Assignment of Mortgages and Timeshare Loan Files and Power of Attorney, made by HGV Borrower in favor of the Administrative Agent.

“Global Assignment (HRC Islander)” means a Global Assignment of Mortgages and Timeshare Loan Files and Power of Attorney, made by HRC Islander in favor of the Administrative Agent.

“Global Assignment (Kupono)” means a Global Assignment of Mortgages and Timeshare Loan Files and Power of Attorney, made by Kupono in favor of the Administrative Agent.

“Global Assignment (Seller)” means each Global Assignment of Mortgages and Timeshare Loan Files and Power of Attorney, substantially in the form attached hereto as Exhibit J, made by the Seller in favor of the Administrative Agent.

“Global Assignment (Woodbridge)” means a Global Assignment of Mortgages and Timeshare Loan Files and Power of Attorney, made by Woodbridge in favor of the Administrative Agent.

“Governmental Authority” means, with respect to any Person, any nation or government, any state or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any court or arbitrator having jurisdiction over such Person, any of its Subsidiaries or any of its properties.

“Governmental Plan Entity” means a “governmental plan” within the meaning of Section 3(32) of ERISA or any other entity the assets of which are subject to state statutes regulating investments of and fiduciary obligations with respect to such governmental plans or to state statutes that impose prohibitions similar to those contained in Section 406 of ERISA or Section 4975 of the Code.

“Governmental Rule” means any law, rule, regulation, ordinance, order, code interpretation, treaty, judgment, decree, directive, guidelines, policy or similar form of decision of any Governmental Authority.

“Grand Islander” means BRE Grand Islander LLC, a Delaware limited liability company.

“Grand Islander Assignment Agreement” means that Assignment and Distribution Agreement, dated as of the Amendment No. 2 Effective Date, between Grand Islander and Grand Islander Parent.

“Grand Islander Originator” means Grand Islander.

“Grand Islander Parent” means BRE Grand Islander Parent LLC, a Delaware limited liability company.

“Grand Islander Parent Assignment Agreement” means that Assignment and Distribution Agreement, dated as of the Amendment No. 2 Effective Date, between Grand Islander Parent and HRC.

“Grand Islander Timeshare Loan” means a Timeshare Loan originated by the Grand Islander Originator.

“Guarantee” means, as to any Person, any obligation of such person directly or indirectly guaranteeing any Indebtedness of any other Person in any manner providing for the payment of any Indebtedness of any other Person or otherwise protecting the holder of such Indebtedness against loss (whether by virtue of partnership arrangements, by agreement to keep well, to purchase assets, goods, securities or services, or take or pay or otherwise). The amount of any Guarantee of a Person shall be deemed to be an amount equal to the stated or determinable about of the primary obligation in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith. The terms “Guarantee” and “Guaranteed” used as verbs shall have correlative meanings.

“GVRS” means Grand Vacations Resorts Services, Inc., a Nevada corporation.

“GVS” means Grand Vacations Services LLC, a Delaware limited liability company and its successors and permitted assigns.

“Hedge Amortization Schedule” means the amortization schedule prepared from time to time by the Administrative Agent in accordance with Section 5.03(b) based on (i) the timeshare loan data file prepared by the Servicer for the Administrative Agent pursuant to Section 5.03(b) and (ii) assumptions regarding the payments, prepayments and defaults on the Pledged Timeshare Loans determined by the Administrative Agent in a commercially reasonable and industry accepted manner.

“Hedge Breakage Costs” means, with respect to any Hedge Transaction, any amount payable by the Borrower to the related Hedge Counterparty with respect to any early termination of such Hedge Transaction or any portion thereof.

“Hedge Collateral” means all of the rights of the Borrower, whether now existing and hereafter acquired, in and to all Hedging Agreements, Hedge Transactions and all present and future amounts payable by all Hedge Counterparties to the Borrower under or in connection with such Hedging Agreements and Hedge Transactions with such Hedge Counterparties.

“Hedge Counterparty” means any Person that has entered into a Hedge Transaction.

~~“Hedge Rate” means, on any date of determination, the weighted average fixed rate or strike rate under the Hedging Agreements on such date, based on the notional amounts of such Hedging Agreements.~~

“Hedge Purchase Event” has the meaning given to such term in Section 5.03(a).

“Hedge Receipts” means all amounts received by the Borrower pursuant to a Hedging Agreement.

“Hedge Reserve Account” has the meaning given to such term in Section 2.16(k).

“Hedge Reserve Account Bank” means the financial institution at which the Hedge Reserve Account is maintained.

“Hedge Reserve Account Required Balance” means, (i) for any Determination Date or Borrowing Date, when the Hedge Reserve Option has been exercised and not revoked, and as long as a Hedge Transaction has not yet been purchased, the higher of two bids obtained by the Borrower (or the Servicer on its behalf) from broker/dealers approved by the Administrative Agent (at least one of which shall be a Lender or an Affiliate thereof) regarding the purchase price of a Hedge Transaction in the form of an interest rate cap that satisfies the Hedging Requirements for a notional amount equal to 100% of the of the Unhedged Aggregate Loan Principal Balance and based on the Hedge Amortization Schedule and (ii) for all other dates, $0.

“Hedge Reserve Amounts” means the amounts deposited in the Hedge Reserve Account.

“Hedge Reserve Option” means the Borrower’s revocable election to deposit Hedge Reserve Amounts to fund the Hedge Reserve Account in lieu of providing Hedging Agreements pursuant to Section 5.03(c) hereof.

“Hedge Transaction” means each transaction between the Borrower and a Person entered into pursuant to Section 5.03(b) and governed by a Hedging Agreement.

“Hedging Agreement” means each agreement between the Borrower and Hedge Counterparty which governs one or more Hedge Transactions entered into pursuant to Section 5.03(b), which agreement shall be an interest rate cap or interest rate swap and shall consist of a “Master Agreement” in a form published by the International Swaps and Derivatives Association, Inc., together with a “Schedule” thereto and each “Confirmation” thereunder confirming the specific terms of each such Hedge Transaction.

“Hedging Period” means, at any time the Aggregate Loan Principal Balance is greater than $0, each period (i) as of any date on which the Ramp-Up Period is not in effect, commencing on a Distribution Date on which the Average Excess Spread Percentage is less than 7.50%, and ending on the next Distribution Date on which the Average Excess Spread Percentage is greater than or equal to 7.50% (provided, however, that this clause (i)  shall not be tested unless the Aggregate Loan Principal Balance is greater than $0 for three (3)  consecutive Collection Periods), (ii) as of any date on which the Ramp-Up Period is not in effect, commencing on a Distribution Date on which the Excess Spread Percentage on such Distribution Date is less than ~~7.50~~6.25%, and ending on the next Distribution Date on which the Excess Spread Percentage is greater than or equal to ~~7.50~~6.25%, (~~ii~~iii ) during the occurrence and continuance of an Event of Default and (~~iii~~iv) commencing upon the occurrence of the Commitment Termination Date.

“Hedging Requirements” has the meaning set forth in Section 5.03.

“HGV Borrower” means Hilton Grand Vacations Borrower LLC, a Delaware limited liability company.

“HGV Borrower Purchase Agreement” means that certain Purchase Agreement, dated as of the Restatement Date, between HGV Borrower, as seller and Seller, as purchaser.

“HGV Credit Agreement” means the credit agreement, dated as of August 2, 2021, entered into by HGV Borrower, Hilton Grand Vacations Parent LLC, the guarantors party thereto from time to time, Bank of America, N.A., as administrative agent and collateral agent, and a syndicate of lenders, as in effect on January 17, 2024, without giving effect to any amendment, restatement, supplement or other modification thereto or any replacement thereof after such date.

“HGV Financial Covenants” means each financial maintenance covenant contained in Section 7.11 of the HGV Credit Agreement.

“HGVClub” means Hilton Grand Vacations Club, the service name given to the variety of exchange and reservation services and vacation and travel benefits offered by Hilton Grand Vacations Club, Inc. from time to time.

“HGVI” means Hilton Grand Vacations Inc., a Delaware corporation.

“HGV Omnibus Distribution and Assignment Agreement” means that certain Omnibus Distribution and Assignment Agreement, dated as of the Restatement Date, among DRC, DRH, and HGV Borrower.

“HRC” means Hilton Resorts Corporation, a Delaware corporation and its successors and permitted assigns.

“HRC Clearing Account” means the depositary account identified as such on Exhibit E into which Collections are collected or deposited.

“HRC Clearing Account Bank” means the financial institution at which each of the HRC Clearing Account, the HRC Lockbox and the Unidentified Receipts Account is maintained. As of the Original Closing Date, the HRC Clearing Account Bank is Bank of America, N.A.

“HRC Clearing Account Control Agreement” means the Clearing Account Control Agreement, dated as of the Original Closing Date, among the Borrower, the HRC Clearing Account Bank and the Administrative Agent.

“HRC Islander” means HRC Islander LLC, a Delaware limited liability company.

“HRC Islander Assignment Agreement” means that Amended and Restated Assignment and Distribution Agreement dated as of April 27, 2022, by and among HRC Islander, as assignor, and the Seller, as assignee.

“HRC Lockbox” means any post office box maintained by the HRC Clearing Account Bank for the purpose of receiving payments on Timeshare Loans, including Collections.

“HRC Originator” means each entity listed as such on Schedule VII to this Agreement as an originator and an entity within the “HRC” group.

“HRC Performance Trigger Event” means, as of any Distribution Date, (1) the Average Delinquency Ratio of all Pledged Timeshare Loans that are HRC Timeshare Loans exceeds 3.50%, (2) the HRC Securitized Portfolio Three Month Rolling Average Delinquency Ratio of all Timeshare Loans included in the HRC Securitized Portfolio exceeds 3.50%, (3) the Average Default Ratio of all Pledged Timeshare Loans that are HRC Timeshare Loans exceeds 1.00%, or (4) the HRC Securitized Portfolio Three Month Rolling Average Default Ratio of all Timeshare Loans included in the HRC Securitized Portfolio exceeds 1.00%.

“HRC Resort” means any resort listed on Schedule V to this Agreement.

“HRC Securitized Portfolio” means, as of any date (including as of any prior Distribution Dates on or after April 25, 2019), all timeshare loans included in the Collateral or financed by any special purpose entity that is wholly-owned by HRC or for which HRC is acting as the sponsor (within the meaning of Regulation AB) thereof, and which satisfy each of the following three clauses: (A) originated by HRC or a Subsidiary thereof, (B) which are serviced by the Servicer and (C) the related property for which is managed by HRC or an affiliate thereof (including the timeshare loans in all term issuances, all warehouse facilities and other term securitization facilities that are outstanding as of such date, but excluding, for the avoidance of doubt, (i) any timeshare loans included in the Diamond Securitized Portfolio or the Bluegreen Securitized Portfolio and (ii) any timeshare loans included in the BRE 2019-A Securitization).

“HRC Securitized Portfolio Default Level” means, for any Collection Period, the quotient (expressed as a percentage) of (i)(A) the sum of the Timeshare Loan Balances of all HRC Timeshare Loans in the HRC Securitized Portfolio that became Defaulted Timeshare Loans during such Collection Period (other than Defaulted Timeshare Loans for which the related seller has exercised its option, if any, to repurchase or substitute pursuant to the related transaction documents) minus (B) any remarketing proceeds received during such Collection Period in respect of any Defaulted Timeshare Loans for which the related seller did not exercise its option to repurchase or substitute, divided by (ii) the aggregate Timeshare Loan Balance of all HRC Timeshare Loans in the HRC Securitized Portfolio on the last day of such Collection Period.

“HRC Securitized Portfolio Delinquency Level” means, for any Collection Period, the quotient (expressed as a percentage), computed by dividing (i) the sum of all Timeshare Loan Balances of all HRC Timeshare Loans included in the HRC Securitized Portfolio that were Over-Sixty Day Delinquent Timeshare Loans but less than 121 days as of the last day of such Collection Period (exclusive of HRC Timeshare Loans that became Defaulted Timeshare Loans on or before the last day of such Collection Period) (with the outstanding principal balance of each such HRC Timeshare Loan determined as of the last day of the Collection Period in which such Timeshare Loan became an Over-Sixty Day Delinquent Timeshare Loan but less than 121 days) by (ii) the aggregate Timeshare Loan Balance of all HRC Timeshare Loans in the HRC Securitized Portfolio on the last day of such Collection Period.

“HRC Securitized Portfolio Three Month Rolling Average Default Ratio” means, for any Distribution Date, the average of the HRC Securitized Portfolio Default Levels for the immediately preceding three Collection Periods.

“HRC Securitized Portfolio Three Month Rolling Average Delinquency Ratio” means, for any Distribution Date, the average of the HRC Securitized Portfolio Delinquency Levels for the immediately preceding three Collection Periods.

“HRC Timeshare Loan” means a Timeshare Loan originated by an HRC Originator.

“Indebtedness” means, for any Person: (a) obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such property from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts payable are payable within 90 days of the date the respective goods are delivered or the respective services are rendered; (c) Indebtedness of others secured by a Lien on the Property of such Person, whether or not the respective Indebtedness so secured has been assumed by such Person; (d) accrued obligations of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for account of such Person; (e) Capital Lease Obligations of such Person; (f) obligations of such Person under repurchase agreements or like arrangements; (g) Indebtedness of others Guaranteed by such Person; and (h) any other obligation of such Person evidenced by a note, bond, debenture or similar instrument that would be classified as indebtedness on a balance sheet prepared in accordance with GAAP.

“Indemnified Amount” has the meaning set forth in Section 8.01.

“Indemnified Party” has the meaning set forth in Section 8.01.

“Indemnified Taxes” means (a) any and all Taxes imposed on or with respect to any payment made by the Borrower under any Facility Document other than Excluded Taxes and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Independent Director” means, with respect to a subject Person, a natural person who has been approved and is serving as a member of the board of directors or other governing body of such Person and (a) for the five-year period prior to his or her appointment as Independent Director has not been, and during the continuation of his or her service as Independent Director is not: (i) a direct, indirect or beneficial stockholder, employee, director, member, manager, partner, officer or associate of the Seller, the Borrower, the Servicer or any of their respective Affiliates (other than his or her service as an Independent Director of such subject Person); (ii) a customer, supplier or creditor of the Seller, the Borrower, the Servicer or any of their respective Affiliates (other than his or her service as an Independent Director of such subject Person); or (iii) any member of the immediate family of a person described in (i) or (ii), (b) has prior experience as an independent director for a corporation or limited liability company whose charter documents required the unanimous consent of all independent directors thereof before such corporation or limited liability company could consent to the institution of bankruptcy or insolvency proceedings against it or could file a petition seeking relief under any applicable federal or state law relating to bankruptcy and (c) has at least three years of employment experience with one or more entities that provide, in the ordinary course of their respective businesses, advisory, management or placement services to issuers of securitization or structured finance instruments, agreements or securities.

“Individual Domestic Obligor” means a Domestic Obligor that is an individual.

“Initial Borrowing” means the first Borrowing made pursuant to this Agreement.

“Initial Transfer Date” means the date on which the Initial Transfer occurs.

“Initial Transfer” means the first Transfer made pursuant to the Sale and Contribution Agreement.

“Insurance Proceeds” means (i) proceeds of any insurance policy, including property insurance policies, casualty insurance policies and title insurance policies and (ii) any condemnation proceeds, in each case which relate to the Timeshare Loans or the Units and are paid or required to be paid to, and may be retained by, the Borrower, any of its Affiliates or to any holder of record of any Mortgage.

“Intercreditor Agreement” means the Intercreditor Agreement, dated as of August 8, 2007, by and among Diamond Resorts Corporation (f/k/a Sunterra Corporation), Diamond Resorts Centralized Services Company (f/k/a Sunterra Centralized Services Company), Diamond Resorts Polo Development, LLC (f/k/a Polo Sunterra Development, LLC), Diamond Resorts Holdings, LLC, Diamond Resorts Parent, LLC, Credit Suisse, Cayman Islands Branch, Merrill Lynch Mortgage Lending, Inc., Computershare Trust Company, N.A., and each other Person from time to time party thereto.

“Interest” means, for any Loan and any Interest Period, the sum for each day during such Interest Period of the following:

IR x PA/CB

where:

IR	=	the Interest Rate for such Loan for such day.

PA	=	the Principal Amount of such Loan on such day.

CB	=	(i) in the case of a Loan, the Interest Rate for which is based on the Prime Rate, 365 and (ii) in the case of any other Loan, 360.

“Interest Period” means, for any Distribution Date, the period from and including the Distribution Date preceding such Distribution Date to, but excluding, such Distribution Date.

“Interest Rate” means, with respect to any Loan on any day (i) to the extent such Loan is funded or maintained on such day by a Conduit Lender through the issuance of Commercial Paper, the CP Rate and (ii) otherwise, the Alternative Rate; provided, that for both clause (i) and (ii), that at all times following the occurrence and during the continuation of an Event of Default, the Interest Rate for each Loan on each day shall be an interest rate per annum equal to 2.00% plus the Interest Rate then in effect from time to time.

“Invested Percentage” means, for a Lender on any day, the percentage equivalent of (i) the sum of (a) the portion of the Aggregate Loan Principal Balance (if any) funded by such Lender on or prior to such day, plus (b) any portion of the Aggregate Loan Principal Balance acquired by such Lender on or prior to such day as an assignee from another Lender (whether pursuant to an Assignment and Acceptance or otherwise), minus (c) any portion of the Aggregate Loan Principal Balance assigned by such Lender to an assignee on or prior to such day (whether pursuant to an Assignment and Acceptance or otherwise), divided by (ii) the Aggregate Loan Principal Balance on such day. With respect to a Lender Group, “Invested Percentage” shall mean the foregoing amount computed with respect to the portion of the Aggregate Loan Principal Balance funded and acquired by all the Lenders in such Lender Group.

“Investment Company Act” means the Investment Company Act of 1940, as amended.

“IRS” means the Internal Revenue Service of the United States of America.

“Joinder Agreement” means a joinder agreement substantially in the form set forth as Exhibit G hereto pursuant to which a new Lender Group becomes party to this Agreement.

“Kupono” means Kupono Partners LLC, a Hawaiian limited liability company.

“Kupono Assignment Agreement” means that Assignment and Distribution Agreement, dated as of the Restatement Date, between Kupono and HRC.

“La Pacifica Resort” means the HRC Resort referred to as “La Pacifica Los Cabos, a Hilton Club” on Schedule V to this Agreement.

“La Pension Resort” means the Bluegreen Resort referred to as “Bluegreen Club La Pension.”

“Law” means any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, order, injunction, writ, decree or award of any Governmental Authority.

“Lender” means any Conduit Lender or Committed Lender, as applicable, and “Lenders” means, collectively, the Conduit Lenders and the Committed Lenders.

“Lender Group” means any Managing Agent and its related Conduit Lenders, if any, and Committed Lenders.

“Lender Group Limit” means, for any Lender Group, the amount set forth on Schedule II (or in the Joinder Agreement pursuant to which such Lender Group became party hereto) subject to assignment pursuant to Section 10.03, as such amount may be reduced in accordance with Section 2.03(a) or increased in accordance with Section 2.03(b), except that, for a Non-Extending Lender Group, the Lender Group Limit shall be reduced to zero on the Commitment Termination Date of such Lender Group.

“Lender Group Percentage” means, for any Lender Group, the percentage equivalent of a fraction (expressed out to five decimal places), the numerator of which is the aggregate of the Commitments of all Committed Lenders in such Lender Group and the denominator of which is the Aggregate Commitment.

“Lender Representatives” has the meaning specified in Section 10.12(b).

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), or preference, priority, charge or other security agreement or preferential arrangement of any kind or nature whatsoever that is intended as security.

“Liquidation” means, with respect to a Pledged Timeshare Loan that is a Defaulted Timeshare Loan, the sale or compulsory disposition of the related Timeshare ~~Property~~Interest , following foreclosure, termination, cancelation or other enforcement action or the taking of a deed-in-lieu of foreclosure, to a Person other than the Servicer and the delivery of a bill of sale or the recording of a deed of conveyance with respect thereto.

“Liquidation Expenses” means, with respect to a Defaulted Timeshare Loan, other than a Defaulted Timeshare Loan related to the Barbados Resort, the La Pacifica Resort and the Craigendarroch Resort, the out-of-pocket expenses (exclusive of overhead expenses) incurred by the Servicer in connection with the Liquidation of the Timeshare Interest related to such Defaulted Timeshare Loan, including the remarketing fee and expenses of the Seller, any Affiliate of the Seller or of any other Person engaged by the Servicer pursuant to Section 2.2(c) of the Servicing Agreement to remarket and dispose of the related Timeshare Interest, reasonable out-of-pocket fees of external legal counsel and any deed in lieu of foreclosure, foreclosure, cancelation or termination and other repossession expenses incurred by the Servicer or the Seller, any Affiliate of the Seller or of any other Person engaged by the Servicer pursuant to Section 2.2(c) of the Servicing Agreement with respect to such Defaulted Timeshare Loan and any other fees and expenses reasonably applied or allocated in the ordinary course of business with respect to the Liquidation of the Timeshare Interest related to such Defaulted Timeshare Loan (including any assessed timeshare association fees and real estate taxes); provided, however, that in each case, any fees and expenses included in the “Liquidation Expenses” must be commercially reasonable and incurred in accordance with the Servicing Standard.

“Liquidation Fee” means, in the event of any prepayment of a Loan owing to a Lender which did not comply with the advance notice requirements set forth in Section 2.05(a), and for the Interest Period during which such Loan was prepaid, the amount, if any, by which (i) the additional Interest which would have accrued during such Interest Period on the reduction of the Principal Amount of such Loan during such Interest Period had such reduction not occurred, exceeds (ii) the income, if any, received by such Lender from the investment of the proceeds of such reduction. A certificate as to the amount of any Liquidation Fee (including the computation of such amount) shall be submitted by the affected Lender to the Borrower and shall be conclusive and binding for all purposes, absent manifest error.

“Liquidation Proceeds” means with respect to the Liquidation of the Timeshare Interest related to any Defaulted Timeshare Loan, other than a Defaulted Timeshare Loan related to the Barbados Resort, the La Pacifica Resort or the Craigendarroch Resort, the amounts actually received by the Servicer, if any, in connection with such Liquidation net of any Liquidation Expenses associated with the Liquidation of such Defaulted Timeshare Loan.

“Liquidity Agreement” means a liquidity loan agreement, asset purchase agreement or similar agreement entered into by a Conduit Lender with a group of financial institutions in connection with this Agreement.

“Liquidity Provider” means any of the financial institutions from time to time party to any Liquidity Agreement with a Conduit Lender.

“Loan” means a loan made to the Borrower pursuant to Article II.

“Local Counsel Opinion” has the meaning ascribed to such term in the definition of “Local Counsel Opinion Requirement”.

“Local Counsel Opinion Requirement” means the delivery of an Opinion of Counsel addressed to the Administrative Agent (each, a “Local Counsel Opinion”) in form and substance satisfactory to the Administrative Agent which opine as to each relevant Transaction Parties compliance with a Required Local Counsel Jurisdiction’s local real estate matters, local loan origination and assignment matters, compliance with local Timeshare Laws, UCC matters, title policy issues and such other matters related to local law as reasonably requested by the Administrative Agent.

“Major Credit Card” means a credit card issued by any of VISA USA, Inc., MasterCard International Incorporated, American Express Company, Discover Bank, JCB International Credit Card Co., Ltd. or Diners Club International Ltd. or any credit card affiliate or member entity or any other comparable issuer of credit cards.

“Majority Managing Agents” means (i) at any time prior to the Amortization Date, Managing Agents whose Lender Group Limits together equal or exceed 66 2/3 percent (66 2/3%) of the Facility Limit at such time or (ii) at any other time, Managing Agents for Lender Groups whose Invested Percentages together equal or exceed 66 2/3% of the Aggregate Loan Principal Balance at such time.

“Management Stockholders” means the members of management of HGVI or any of its Subsidiaries who are investors in HGVI.

“Managing Agent” means, as to any Conduit Lender or Committed Lender, the Person listed on Schedule II as the “Managing Agent” for such Lenders, together with its respective successors and permitted assigns.

“Master Transfer Agreement” means that certain Master Transfer Agreement, dated as of the Restatement Date, among the Approved Transferors and DRC and the other transferees as defined therein.

“Material Adverse Effect” means, with respect to a Person and any event or circumstance, a material adverse effect on (a) the property, business or financial condition of such Person, (b) the ability of such Person to perform in all material respects its obligations under any of the Facility Documents to which it is a party, (c) the validity or enforceability in all material respects of any of the Facility Documents to which it is a party, (d) the material rights and remedies of the Lenders under any of the Facility Documents, (e) the existence or perfection or priority of any Lien granted by such Person under any Facility Document to which it is a party or (f) the collectibility of the Pledged Timeshare Loans generally or of any material portion of the Pledged Timeshare Loans.

“Maturity Date” means the earlier of (a) the Distribution Date occurring in the twelfth (12th) month after the occurrence of the Amortization Date under clause (i) or (iii) of the definition thereof and (b) the date of the declaration or automatic occurrence of the Amortization Date pursuant to Section 7.03.

“Maximum Interest Rate Per Annum” means with respect to an Obligor Note, if more than one interest rate per annum is listed on such Obligor Note, the highest listed interest rate per annum.

“Miscellaneous Payments” means, with respect to the Pledged Timeshare Loans, any amounts received from or on behalf of the related Obligors representing (A) assessments, payments relating to real property taxes, insurance premiums, maintenance fees and charges and association fees and any other payments not owed under the related Obligor Notes and (B) the VAT Repayment Fee.

“Monthly Loan Tape” means a data tape which shall include such information with respect to the Pledged Timeshare Loans as the Administrative Agent may reasonably request from time to time.

“Monthly Principal Payment Amount” means on any Distribution Date (i) prior to the Amortization Date, the amount, if any, necessary to reduce the Aggregate Loan Principal Balance such that no Borrowing Base Deficiency exists after giving effect to such payment or (ii) from and after the Amortization Date, all Available Funds remaining for distribution to reduce the Aggregate Loan Principal Balance on such Distribution Date, until the Aggregate Loan Principal Balance is reduced to zero.

“Monthly Report” means a report, in substantially the form of Exhibit C, furnished by the Servicer to the Borrower, the Administrative Agent (who shall make such Monthly Report available to the Lenders), the Paying Agent and the Backup Servicer pursuant to Section 3.3 of the Servicing Agreement.

“Moody’s” means Moody’s Investors Service, Inc., and its successors.

“Mortgage” means, (i) with respect to a Mortgage Loan, the mortgage, deed of trust or other act or instrument creating a first priority lien on the related Timeshare Property securing such Mortgage Loan, or a copy thereof certified by the applicable recording office~~.~~ or (ii) with respect to a Club Loan, any purchase money mortgage, deed of trust, purchase money deed of trust, deed to secure debt, or mortgage deed creating a first priority lien on the related Timeshare Property securing debt granted by the Club Trustee on behalf of an Obligor to Bluegreen with respect to the purchase of such Timeshare Property and/or the contribution of the same to the Club and otherwise encumbering the related Timeshare Property to secure payments or other obligations under such Timeshare Loan.

“Mortgage Loan” means a timeshare loan financing the purchase of ~~a~~the related Timeshare Property secured by a Mortgage on such Timeshare Property and that is not a Club Loan.

“Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA to which at any time during the current year or the immediately preceding five years the Borrower or any ERISA Affiliate contributed or had any obligation to contribute on behalf of its employees.

“NELO Loan” means any Bluegreen Timeshare Loan where (i) the Obligor is an existing owner of the related Timeshare Property (the “Existing Timeshare Property”), (ii) such Obligor’s Existing Timeshare Property has been paid-in-full (i.e., no debt) and has a minimum of ten percent (10%) combined aggregate equity in its Existing Timeshare Property and its Timeshare Property purchased under such NELO Loan, (iii) each paid-in-full Existing Timeshare Property only provides equity to one NELO Loan, (iv) the Borrower has established a verification process to confirm the Existing Timeshare Property is paid-in-full and provided sufficient paid-in-equity, and (v) such verification process adheres to all applicable laws, regulatory guidelines and related requirements.

“New Clearing Account” means, with respect to a Timeshare Loan, the depositary account into which Collections on such Timeshare Loan may be collected or deposited on or after the related Account Restructuring Obligor Notification Date.

“New Clearing Account Bank” means the financial institution at which each of the New Clearing Account and the New Lockbox is maintained.

“New Clearing Account Control Agreement” means the Clearing Account Control Agreement, among the Borrower or the Servicer, the New Clearing Account Bank and the Administrative Agent, in form and substance acceptable to the Administrative Agent in its sole discretion.

“New Lockbox” means any post office box maintained by the New Clearing Account Bank for the purpose of receiving payments on Timeshare Loans, including Collections.

“Non-Extending Lender” means each Lender that is not an Extending Lender.

“Non-Extending Lender Group” means each Lender Group as to which at least one member is a Non-Extending Lender.

“Notice of Exclusive Control” has the meaning specified in Section 2.16.

“Notice of Purchase” means a fully executed Notice of Purchase in the form of Exhibit F to the Custody Agreement.

“Obligor” means a Person obligated to make payments under a Timeshare Loan, including any guarantor thereof.

“Obligor Information” has the meaning specified in Section 10.12(c).

“Obligor Note” means an executed promissory note or other instrument of indebtedness evidencing the indebtedness of an Obligor under a Timeshare Loan, together with any rider, addendum or amendment thereto.

“Obligor Note Date” means the creation date of the related Obligor Note listed at the top thereof.

“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control.

“Official Body” means any Governmental Authority or any accounting board or authority (whether or not part of a government) which is responsible for the establishment or interpretation of national or international accounting principles, in each case whether foreign or domestic.

“Opinion of Counsel” means a written opinion of external counsel, in each case, reasonably acceptable to the addressees thereof.

“Original Borrowing Date” has the meaning specified in Section 2.02(e).

“Original Closing Date” means May 9, 2013.

“Other Fees” means amounts owed by the Borrower hereunder pursuant to Sections 2.09, 2.10, 2.11, 2.12, 8.01 and 10.10.

“Over Sixty-Day Delinquent Timeshare Loan” means a Timeshare Loan which is not a Defaulted Timeshare Loan and as to which, on the last day of any Collection Period, any payment then due and payable has remained unpaid for more than sixty (60) days from the original due date for such payment.

“Over Sixty-Day Delinquent Timeshare Loan/Defaulted Timeshare Loan” means an Over Sixty-Day Delinquent Timeshare Loan or a Defaulted Timeshare Loan.

“Owner Beneficiary” shall have the meaning specified in the Club Trust Agreement.

“Owner Beneficiary Rights” shall mean the beneficial rights provided to an Owner Beneficiary under the Club Trust Agreement, which include as an appurtenance thereto, Vacation Points.

“PAC” means an arrangement whereby an Obligor makes payments under a Pledged Timeshare Loan via pre-authorized debit.

“Parent” means HGVI.

“Participant” has the meaning specified in Section 10.03(f).

“Participant Register” has the meaning specified in Section 10.03(f).

“Paying Agent” means Computershare Trust Company, N.A. or any other Person acceptable to the Majority Managing Agents.

“Paying Agent Fee” means, for any Collection Period, the paying agent fees as set forth in the Computershare Fee Letter.

“PBGC” means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

“Performance Guaranty” means that certain ~~Second~~Third Amended and Restated Performance Guaranty, dated as of the Amendment No. ~~2~~3 Effective Date, by the Performance Guarantor in favor of the Administrative Agent.

“Performance Guarantor” means, as of the Amendment No. 2 Effective Date, HGV Borrower.

“Permitted Holders” means the Management Stockholders.

“Permitted Investments” means:

(a) direct obligations of, or guaranteed as to the full and timely payment of principal and interest by, the United States or obligations of any agency or instrumentality thereof, if such obligations are backed by the full faith and credit of the United States;

(b) federal funds, certificates of deposit, time deposits, bankers’ acceptances (which shall each have an original maturity of not more than ninety (90) days and, in the case of bankers’ acceptances, shall in no event have an original maturity of more than 365 days) or demand deposits of any United States depository institution or trust company organized under the laws of the United States or any state and subject to supervision and examination by federal and or state banking authorities; provided, that the short-term obligations of such depository institution or trust company are rated in one of the two highest available rating categories by the Rating Agencies on the date of acquisition thereof;

(c) commercial paper (having original maturities of not more than thirty (30) days) of any corporation incorporated under the laws of the United States or any state thereof which is rated A-1 or better by S&P and P-1 by Moody’s on the date of acquisition thereof;

(d) securities of money market funds rated AA or better by S&P and Aa or better by Moody’s on the date of acquisition thereof; or

(e) repurchase obligations secured by an investment described in clause (a) above with a market value greater than the repurchase obligation, provided that such security is held by a third party custodian which has a rating for its short-term, unsecured debt or commercial paper (other than such obligations the rating of which is based on the credit of a Person other than such custodian) of P-1 by Moody’s and at least A-1 by S&P on the date of acquisition thereof.

Each of the Permitted Investments may be purchased by the Paying Agent or through an Affiliate of the Paying Agent.

“Permitted Liens” means any of the following: (a) Liens for taxes and assessments (i) which are not yet due and payable or (ii) the validity of which are being contested in good faith by appropriate proceedings and with respect to which the Seller is maintaining adequate reserves in accordance with GAAP; (b) Liens in favor of the Administrative Agent or any Secured Party, including any Liquidity Providers (but only in connection with this Agreement); (c) any other Liens created pursuant to any Facility Document; and (d) in respect of any Timeshare Property or Right-to-Use Interest, (i) the Lien of a Mortgage ~~or a~~(in the case of a Mortgage Loan or a Club Loan) or in connection with a Right-to-Use Loan, (ii) the lien of current real property taxes, maintenance fees, ground rents, water charges, sewer rents and assessments not yet due and payable, (iii) with respect to Timeshare Property related to Club Loans, materialmen’s, warehousemen’s, mechanic’s and other Liens arising by operation of law in the ordinary course of business for sums not due, (iv) covenants, conditions and restrictions, rights of way, easements and other matters of public record, none of which, individually or in the aggregate, materially interferes with the current use of such Timeshare Property or Right-to-Use Interest or the security intended to be provided by the related Mortgage (in the case of a Mortgage Loan or a Club Loan) or security interest granted under the related Right-to-Use Loan, as applicable, or with the related Obligor’s ability to pay his or her obligations when they become due or materially and adversely affects the value of such Timeshare Property, Club Loan or Right-to-Use Interest, (v) with respect to a Club Loan, the Obligor’s interest in the related Timeshare Property under such Club Loan whether pursuant to the Club Trust Agreement or otherwise, (vi) with respect to Club Loans and Related Security, any and all rights of the Beneficiaries referred to in the Club Trust Agreement under such Club Trust Agreement and (~~iv~~vii) the exceptions (general and specific) set forth in the related title insurance policy or in any related lender’s title insurance commitment, none of which, individually or in the aggregate, materially interferes with the security intended to be provided by such Mortgage or security interest granted under the related Right-to-Use Loan, as applicable, or with such Obligor’s ability to pay his or her obligations when they become due or materially and adversely affects the value of such Timeshare Property or Right-to-Use Interest.

“Permitted Release” means, with respect to a Pledged Timeshare Loan, a release of such Pledged Timeshare Loan from the Lien of this Agreement as contemplated by Section 2.15.

“Person” means an individual, partnership, corporation (including a business trust), joint stock company, limited liability company, trust, unincorporated association, joint venture, Governmental Authority or other entity.

“Plan” means an “employee pension benefit plan”, as such term is defined in Section 3 of ERISA, (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and is maintained or contributed to by the Borrower or any ERISA Affiliate for any of its employees.

“Pledged Timeshare Loan” means, on any date, each Timeshare Loan owned by the Borrower on such date, whether or not such Timeshare Loan is an Eligible Timeshare Loan, and excluding any Timeshare Loan released from the Lien of this Agreement pursuant to the terms hereof.

“Points” means points or a similar form of currency, whether purchased directly under the Right-to-Use Agreement (in the case of Diamond Timeshare Loans) or acquired pursuant to automatic enrollment in the HGVClub (in the case of the HRC Timeshare Loans), the redemption of which entitles the holder thereof to reserve the use and occupancy of a residential accommodation at (i) a Diamond Resort within the related Resort Collection, in the case of a Diamond Timeshare Loan or (ii) a Resort within the HGVClub, in the case of the HRC Timeshare Loans.

“Predecessor Servicer Work Product” has the meaning given such term in Section 5.1(g) of the Servicing Agreement.

“Prime Rate” means, for any day, a fluctuating rate of interest per annum equal to the higher of: (i) a fluctuating rate of interest per annum equal to the “Prime Rate” most recently published in the Wall Street Journal and described as “the base rate on corporate loans posted by at least 75% of the nation’s 30 largest banks”, and (ii) 0.50% above the rate per annum at which BANA, in its reasonable discretion, can acquire federal funds in the interbank overnight federal funds market, through brokers of recognized standing or otherwise, as most recently determined by BANA.

“Principal Amount” means, with respect to any Loan, the original principal amount of such Loan, as such principal amount may be reduced from time to time by (i) payments made in accordance with Section 2.05 and (ii) Collections received by the applicable Lender holding such Loan from distributions made pursuant to Section 2.06 that have been applied to reduce the Principal Amount of such Loan; provided, that if such Principal Amount shall have been reduced by any distribution and thereafter all or a portion of such distribution is rescinded or must otherwise be returned for any reason, such Principal Amount shall be increased by the amount of such rescinded or returned distribution, as though it had not been received by such Lender.

“Pro Rata Share” means, at any time for any Committed Lender in any Lender Group, (a) the Commitment of such Committed Lender at such time, divided by the sum of the Commitments of all Committed Lenders in such Lender Group at such time and (b) after the Commitments of all the Committed Lenders in such Lender Group have been terminated, the Principal Amount of the Loans funded or maintained by such Committed Lender at such time, divided by the Principal Amount of the Loans funded or maintained by all the Committed Lenders in such Lender Group at such time.

“Processing Fees” means any amounts due under an Obligor Note in respect of collection fees, processing fees, service fees, impound fees, non-sufficient funds fees or late fees.

“Product Information” has the meaning specified in Section 10.12(a).

“Purchase Contract” means the purchase contract ~~pursuant (or~~, the purchase and security agreement~~)~~, the purchase agreement or the owner beneficiary agreement pursuant to which an Obligor purchased a Timeshare Interest.

“Purchase Price” has the meaning set forth in Section 2.2(a) of the Sale and Contribution Agreement.

“Qualified Institution” means (a) a federal or state-chartered depository institution or trust company having a combined surplus and capital of at least $100,000,000 and further having (i) commercial paper, short-term debt obligations, or other short-term deposits that are rated at least investment grade by any Rating Agency, if the deposits are to be held in the account for 30 days or less, or (ii) having long-term unsecured debt obligations that are rated at least investment grade by any Rating Agency, if the deposits are to be held in the account more than 30 days, or (b) any depository institution or trust company organized under the laws of the United States or any State (or any domestic branch of a foreign bank), (i) (a) that has or the parent of which has, either (1) a long-term unsecured debt rating of “A” or higher by S&P and “A2” or higher by Moody’s, or (2) a short-term unsecured debt rating of not less than “A-1” by S&P and not less than “P-1” by Moody’s or (b) is otherwise acceptable to the Administrative Agent and (ii) whose deposits are insured by the Federal Deposit Insurance Corporation.

“Qualified Substitute Timeshare Loan” means, with respect to any Timeshare Loan to be included as a Transferred Timeshare Loan in connection with a substitution pursuant to Section 2.7(b) or (c) of the Sale and Contribution Agreement, a Timeshare Loan that was an Eligible Timeshare Loan as of the last day of the Collection Period immediately preceding the related Transfer Date.

“Ramp-Up Period” means, in the case of a Securitization, the period beginning on the related Refinancing Date and ending on the date that is the earlier of (a) the 180th day following such Refinancing Date and (b) the first date on which the Aggregate Loan Principal Balance is equal to or greater than 25% of the Facility Limit.

“Rating Agency” means any nationally recognized statistical rating organization and any successor thereto.

“Rating Request” means a written request by an Affected Party or Lender to the Borrower and the Servicer, stating that such Affected Party or Lender intends to request that a Rating Agency issue a public rating to the transactions contemplated by this Agreement.

“Reasonably Request” means a request for information or actions that is reasonably made by the requesting party and that can reasonably be provided or performed by the furnishing party without significant effort or expense; provided, that in the event that the furnishing party believes that the requested information or actions cannot be provided or performed without significant effort or expense, the furnishing party and the requesting party shall confer in good faith to agree upon appropriate consideration for the furnishing party to provide such information or perform such actions.

“Records” means, with respect to a Timeshare Loan, all agreements, documents, instruments, books, records and other information, other than the Timeshare Loan File with respect to such Timeshare Loan, including all accounting records, credit files, electronic data and other computer materials, tapes, discs and punch cards with respect to such Timeshare Loan, the related Obligor or the Related Security with respect thereto.

“Refinancing” means any Securitization or other financing by the Borrower or any Affiliate of the Borrower that is secured, directly or indirectly, by, or involving, all or a portion of the Collateral transferred by the Borrower in connection with such financing transaction.

“Refinancing Date” means the date upon which a Refinancing is consummated.

“Refinancing Date Certificate” means either a certificate, substantially in the form attached as Annex 1-A to Exhibit I hereto, delivered by a Responsible Officer of the Borrower on a Refinancing Date indicating that the requirements set forth in this Agreement for a Refinancing have been satisfied or a certificate, substantially in the form attached as Annex 1-B to Exhibit I hereto, delivered by a Responsible Officer of the Servicer on a Refinancing Date indicating that the requirements set forth in this Agreement for a Refinancing have been satisfied.

“Refinancing Release” means a release executed pursuant to Section 2.14, substantially in the form of Exhibit I hereto.

“Register” has the meaning specified in Section 10.03(d).

“Regulatory Authority” has the meaning specified in Section 10.12(d).

“Related Security” means, with respect to a Timeshare Loan, (i) all property and assets (whether real or personal and whether tangible or intangible) from time to time securing or purporting to secure such Timeshare Loan, whether pursuant to the related Purchase Contract, the related Mortgage ~~or~~, Right-to-Use Agreement, Owner Beneficiary Rights, Vacation Points or otherwise, (ii) Liens on any property described in the preceding clause (i), together with all UCC financing statements, Mortgages and any other filings covering any collateral securing payment of such Timeshare Loan, including, for the avoidance of doubt, with respect to a Club Loan, any Mortgages, signed by the Club Trustee on behalf of an Obligor describing any collateral securing such Timeshare Loan, (iii) all guaranties, prepayment penalties, indemnities, warranties, letters of credit, insurance proceeds and premium refunds thereof and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Timeshare Loan, (iv) the Purchase Contract, the Timeshare Loan File and any other agreements, documents and instruments relating to such Timeshare Loan, (v) any Timeshare Interest repossessed by the Servicer on behalf of the Borrower pursuant to the Servicing Agreement, (vi) all Records and (vii) all proceeds of the foregoing, other than proceeds of ~~a~~the related Timeshare ~~Loan~~Interest that has been foreclosed upon and remarketed and ~~for~~ which ~~the applicable~~ Timeshare Interest relates to the Barbados Resort, the La Pacifica Resort or the Craigendarroch Resort.

“Relevant Governmental Body” means the Board of Governors of the Federal Reserve System and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System and/or the Federal Reserve Bank of New York.

“Remaining Percentage” means, with respect to any Refinancing Date, the percentage equivalent of a fraction, the numerator of which is the Aggregate Timeshare Loan Balances of all Eligible Timeshare Loans on such Refinancing Date, after giving effect to the release of all Pledged Timeshare Loans in connection with the Refinancing on such Refinancing Date, and the denominator of which is the Aggregate Timeshare Loan Balance of all Eligible Timeshare Loans on such Refinancing Date, before giving effect to the release of Pledged Timeshare Loans in connection with such Refinancing.

“Reportable Event” has the meaning set forth in Section 4043 of ERISA.

“Repurchase Price” means, with respect to a Transferred Timeshare Loan to be repurchased by the Seller on any date pursuant to Section 2.7 of the Sale and Contribution Agreement, the Timeshare Loan Balance of such Transferred Timeshare Loan as of the Applicable Measurement Date.

“Request for Release of Documents (Administrative Agent)” means a request for release, appropriately completed, substantially in the form of Exhibit B to the Custody Agreement.

“Request for Release of Documents (Servicer)” means a request for release, appropriately completed, substantially in the form of Exhibit A-1 to the Custody Agreement.

“Request for Release of Documents (Approved Subservicer)” means a request for release, appropriately completed, substantially in the form of Exhibit A-2 to the Custody Agreement.

“Required Data” means ongoing information regarding the characteristics and performance of the Timeshare Loans and pool and vintage origination data with respect to timeshare loans originated or serviced by the Seller and its Affiliates required to be provided by the Borrower or the Servicer to the Administrative Agent at the request of the Administrative Agent or any Managing Agent in connection with any Lender’s or Affected Party’s regulatory capital requirements.

“Required Local Counsel Jurisdictions” means, with respect to the applicable Timeshare Loans that are Pledged Timeshare Loans or that the Borrower proposes to be Pledged Timeshare Loans in connection with any Borrowing Request, the following: (i) if such Pledged Timeshare Loan is a Diamond Timeshare Loan, each state jurisdiction in which a sale center that is associated with a Resort Collection related to such Diamond Timeshare Loan is located where the related aggregate Timeshare Loan Balance of the Diamond Timeshare Loans originated in such jurisdiction equals or exceeds 10% of the Aggregate Loan Principal Balance ~~or~~, (ii) if such Pledged Timeshare Loan is an HRC Timeshare Loan, a state jurisdiction in which each related Resort is located~~.~~ or (iii) if such Pledged Timeshare Loan is a Bluegreen Timeshare Loan, the state jurisdiction in which the related Resort is located where the related aggregate Timeshare Loan Balance of the Bluegreen Timeshare Loans originated in such jurisdiction equals or exceeds 5% of the aggregate Timeshare Loan Balances on such date of all Eligible Bluegreen Timeshare Loans.

“Required Non-Delayed Funding Amount” means, with respect to a Designated Delay Funding Lender and an Original Borrowing Date, an amount equal to the excess, if any, of (a) an amount equal to 20% of such Designated Delay Funding Lender’s Commitment as of such Original Borrowing Date over (b) the sum, with respect to such Designated Delay Funding Lender, of all Designated Delayed Funding Amounts funded by such Designated Delay Funding Lender on the Original Borrowing Dates for such Designated Delayed Funding Amounts during the 35 days preceding such Original Borrowing Date and with respect to which the related Delayed Funding Dates shall not have occurred on or prior to such Original Borrowing Date.

“Required Rate” means, ~~on any date of determination, the Hedge Rate that would cause the Excess Spread Percentage to be equal to 7.25% on such date.~~a percentage computed as follows: (a) the weighted average Contract Rates of all Eligible Timeshare Loans on the Applicable Measurement Date (weighted based on Timeshare Loan Balances on such date), minus (b) the then applicable Servicing Fee Rate, minus (c) the Used Fee Rate, minus (d) 7.25%

“Requisite Office” means, for any Timeshare Loan, the office where the related Mortgage would be required to be recorded.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Rescindable Amount” has the meaning as defined in Section 2.22.

“Resort” means (i) with respect to a HRC Timeshare Loan, the related HRC Resort ~~and~~, (ii) with respect to a Bluegreen Timeshare Loan, the related Bluegreen Resort and (iii) with respect to a Diamond Timeshare Loan, the related Diamond Resort.

“Resort Association” means (i) with respect to any HRC Timeshare Loan and the related Resort, any of the resort associations listed on Schedule V to this Agreement ~~and~~ (ii)  with respect to any Bluegreen Timeshare Loan and the related Resort, any of the resort associations listed on Schedule VIII to this Agreement and (iii) with respect to any Diamond Timeshare Loan and the related Resort, any of the resort associations listed on Schedule VI to this Agreement.

“Resort Association Instruments” means, with respect to any Resort Association, the “Declaration”, “Articles of Incorporation”, “By-Laws”, “Trust Agreements”, “Regulations”, “Register of Members” and any other document or instrument which defines or governs the Resort Association.

“Resort Collection” means U.S. Collection, Hawaii Collection, Diamond Resorts California Collection, as the same may be amended from time to time to include future Resort Collections formed by DRC or its affiliates with the consent of the Administrative Agent (which consent shall not be unreasonably withheld).

“Resort Collection Instruments” means, with respect to any Resort Collection, the “Declaration”, “Articles of Incorporation”, “By-Laws”, “Trust Agreements”, “Regulations”, “Register of Members” and any other document or instrument which defines or governs the Resort Collection.

“Responsible Officer” means, as to any Person, the chief executive officer or president or, with respect to financial matters, the chief financial officer, the chief accounting officer, the treasurer or the controller of such Person, or any vice president, assistant vice president, secretary, assistant secretary, or any other officer thereof customarily performing functions similar to those performed by the individuals who at the time shall be such officers who is in each case authorized or responsible for taking action on behalf of such Person in connection with the transactions contemplated by the Facility Documents; provided, that in the event any such officer is unavailable at any time he or she is required to take any action hereunder, Responsible Officer means any officer authorized to act on such officer’s behalf as demonstrated by a certified resolution.

“Restatement Date” means, May 3, 2022.

“Restricted Junior Payment” means, with respect to any Person, (i) any dividend or other distribution of any nature (cash, securities, assets, Indebtedness or otherwise) and any payment, by virtue of redemption, retirement or otherwise, on any class of Equity Interests or subordinate Indebtedness issued by such Person, whether such Equity Interests are now or may hereafter be authorized or outstanding and any distribution in respect of any of the foregoing, whether directly or indirectly, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any Equity Securities or subordinate Indebtedness of such Person now or hereafter outstanding, or (iii) any payment of management or similar fees by such Person.

“Retained Interest” means a material net economic interest in the transaction of not less than the percentage thereof required under the EU Securitization Rules and the UK Securitization Rules (being as at the date hereof 5%) as measured at the relevant time against the aggregate Timeshare Loan Balances of all Pledged Timeshare Loans.

“Revised UCC Jurisdiction” means a jurisdiction that has enacted the 2022 Amendments to the Uniform Commercial Code, which amendments are fully in effect.

“Right-to-Use Agreement” means, with respect to a Right-to-Use Loan, collectively (A) the various instruments, including one or more Resort’s articles of association, each such Resort’s timeshare plan, each such Resort’s disclosure statement used in selling Units, any share purchase agreement with an Obligor associated with such Right-to-Use Loan, that among other things: (i) in consideration of the payment of a purchase price, including payment of the related Obligor Note, grants and conveys to the Obligor shares in the related Resort Association(s), which in turn grants the Obligor the license or right-to-use and occupy one or more Units in such Resort(s), (ii) imposes certain obligations on the Obligor regarding payment of the related Obligor Note, the Obligor’s use or occupancy of one or more Units and the payment of a maintenance fee to the management company, and (iii) grants the holder thereof certain rights, including the rights to payment of the related Obligor Note, and, in the circumstances provided therein, to foreclose on the related Right-to-Use Interest, to reacquire any shares of such Resort’s association, and thereafter to resell the Right-to-Use Interest to another Person, (B) the related Vacation Interest, and (C) the related Purchase Contract.

“Right-to-Use Interest” means (i) with respect to a Right-to-Use Loan that is an HRC Timeshare Loan, a timeshare interest, other than a timeshare fee simple interest in real estate, regarding one or more Units in one or more Resorts, however denominated or defined in the applicable Right-to-Use Agreement or other relevant document or instrument pursuant to which such timeshare interest is created, together with all rights, benefits, privileges and interests appurtenant thereto, including the right to use and occupy one or more Units within one or more Resorts and the common areas and common furnishings appurtenant to such Unit or Units for a specified period of time, and (ii) with respect with a Right-to-Use Loan that is a Diamond Timeshare Loan, a timeshare interest, other than a timeshare fee simple interest in real estate, or membership in the related Collection Association, however denominated or defined in the applicable Right-to-Use Agreement or other relevant document or instrument pursuant to which such timeshare interest is created, together with all rights, benefits, privileges and interests appurtenant thereto, including the right to use and occupy one or more Units within one or more Resorts in the related Collection Association, in each case of (i) and (ii), on a recurring basis, as more specifically described in the related Right-to-Use Agreement. A Right-to-Use Interest shall include the Vacation Interest and any Points.

“Right-to-Use Loan” means a Timeshare Loan that is secured by a Right-to-Use Interest.

“S&P” means S&P Global Ratings, a Standard & Poor’s Financial Services LLC business, and its successors.

“Sale and Contribution Agreement” means that certain Amended and Restated Sale and Contribution Agreement, dated as of the Restatement Date, by and between the Seller and the Borrower.

“Sanctioned Country” means any country or region that is subject to comprehensive sanctions by OFAC, including as of the date of this Agreement Iran, North Korea, Syria, Cuba, and the Donetsk, Luhansk and Crimea regions of Ukraine, as may be amended from time to time by OFAC.

“Sanctioned Person” means (i) a Person named on the list of Specially Designated Nationals or Blocked Persons maintained by OFAC, including any Person owned 50 percent or more directly or indirectly in the aggregate by one or more such Persons, or on any sanctions list published by the EU or UK, including any Person owned 50 percent or more directly or indirectly by one or more such Persons or otherwise controlled by one or more such Persons, or as otherwise published from time to time, or (ii)(a) an agency of the government of a Sanctioned Country, (b) an organization controlled by a Sanctioned Country or (c) a Person ordinarily resident in a Sanctioned Country.

“Secured Parties” means, collectively, the Lenders, each Managing Agent, the Administrative Agent, the Custodian, the Backup Servicer, each Hedge Counterparty, the Paying Agent and each other Indemnified Party.

“Securities Intermediary” has the meaning set forth in Section 2.16(b).

“Securitization” means any asset securitization, secured loan or similar financing transaction undertaken by the Borrower or a Special Purpose Affiliate that is secured, directly or indirectly, by, or involving, all or a portion of the Collateral transferred by Borrower in connection with such financing transaction.

“Seller” means HRC.

“Seller Affiliated Manager” means any wholly-owned Subsidiary or Affiliate of the Seller that manages a Resort or Resort Association.

“Servicer” means, at any time, the Person then authorized pursuant to the Servicing Agreement in such capacity. As of the date hereof, GVS is the Servicer.

“Servicer Termination Event” has the meaning set forth in Section 6.1 of the Servicing Agreement.

“Servicing Agreement” means that certain Amended and Restated Servicing Agreement, dated as of the Restatement Date, among the Borrower, the Servicer, the Backup Servicer and the Administrative Agent.

“Servicing Fee” means a fee with respect to each Collection Period, payable in arrears on the Distribution Date immediately following the end of such Collection Period for the account of the Servicer, in an amount equal to the product of (i) the aggregate Timeshare Loan Balance of the Pledged Timeshare Loans as of the last day of such Collection Period, (ii) one-twelfth and (iii) the applicable Servicing Fee Rate.

“Servicing Fee Rate” means (i) at all times that GVS is the Servicer, 1.15% or (ii) at any other time, the percentage agreed to by the applicable successor Servicer, the Borrower and the Administrative Agent.

“Servicing Officer” means those officers of the Servicer involved in, or responsible for, the administration and servicing of the Pledged Timeshare Loans, as identified on the list of servicing officers furnished by the Servicer to the Administrative Agent, the Backup Servicer and the Borrower from time to time.

“Servicing Standard” has the meaning set forth in Section 2.1 of the Servicing Agreement.

“Servicing Transfer” has the meaning specified in Section 6.1 of the Servicing Agreement.

“Servicing Transfer Date” the date servicing will transfer to the Backup Servicer, which shall be a date no more than forty-five (45) calendar days after the date a Termination Notice is delivered in accordance with the terms of the Servicing Agreement.

“SignPost” means SignPost, provided by First American Title Insurance Company, a Nebraska corporation.

“SignPost Agreement” means that certain First America Title Insurance Company Master Software License Agreement, dated as of February 4, 2021, between SignPost and the Seller.

“SignPost System” has the meaning set forth in the Custody Agreement.

“Similar Law” means state statutes regulating investments of and fiduciary obligations with respect to “governmental plans” within the meaning of Section 3(32) of ERISA that impose prohibitions similar to those contained in Section 406 of ERISA or Section 4975 of the Code.

“SOFR” means, with respect to any applicable determination date, the Secured Overnight Financing Rate published on the fifth U.S. Government Securities Business Day preceding such date by the SOFR Administrator on the Federal Reserve Bank of New York’s website (or any successor source); provided however that if such determination date is not a U.S. Government Securities Business Day, then SOFR means such rate that applied on the first U.S. Government Securities Business Day immediately prior thereto.

“SOFR Administrator” means the Federal Reserve Bank of New York, as the administrator of SOFR, or any successor administrator of SOFR designated by the Federal Reserve Bank of New York or other Person acting as the SOFR Administrator at such time.

“Special Purpose Affiliate” means any entity that is a Subsidiary of HGV Borrower, that was created for the purpose of one or more Securitizations, the purposes of which are limited to acquisition and ownership of timeshare loans and related activities and that is intended to be treated as a separate and distinct entity from the Seller.

“Specified Documents” means, with respect to any Timeshare Loan File, each document listed in the definition of “Timeshare Loan File”.

“State” means any state of the United States of America or the District of Columbia, including Puerto Rico.

“Subsidiary” means, with respect to any Person, any corporation, partnership or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

“Substitution Shortfall Amount” means, for any Pledged Timeshare Loan being substituted for by a Qualified Substitute Timeshare Loan being transferred to the Borrower by the Seller in accordance with Section 2.7(b) or Section 2.7(c) of the Sale and Contribution Agreement, an amount equal to the excess of (i) the Timeshare Loan Balance of such Pledged Timeshare Loan over (ii) the Timeshare Loan Balance of such Qualified Substitute Timeshare Loan, in each case, on the related Transfer Date; provided, however, that, if one or more Pledged Timeshare Loans are being substituted for one or more Qualified Substitute Timeshare Loans being transferred to the Borrower by the Seller pursuant to Section 2.7 of the Sale and Contribution Agreement on a Substitution Date, the Substitution Shortfall Amount for such Timeshare Loans shall be the amount, if any, by which (i) the aggregate Timeshare Loan Balances of such Pledged Timeshare Loans exceeds (ii) the aggregate Timeshare Loan Balances of such Qualified Substitute Timeshare Loans, in each case, as of the last day of the Collection Period immediately preceding such Substitution Date.

“Successor Servicer” has the meaning set forth in Section 5.1(e) of the Servicing Agreement.

“Tangible Loan Document” has the meaning set forth in the Custody Agreement.

“Tangible Obligor Note” has the meaning set forth in the Custody Agreement.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Termination Notice” has the meaning set forth in Section 6.1 of the Servicing Agreement.

“Timeshare Interest” means a Timeshare Property or a Right-to-Use Interest, and Timeshare Interest or “Timeshare Interests,” when used in the Facility Documents, means, as applicable, any Timeshare Interest that is subject to a Timeshare Loan, or all Timeshare Properties and Right-to-Use Interests that are subject to the Timeshare Loans, listed on Timeshare Loan Schedule, as the same may be amended from time to time.

“Timeshare Loan” means a Mortgage Loan, a Club Loan or a Right-to-Use Loan financing the purchase of a Timeshare Interest.

“Timeshare Loan Assets” means, collectively, (i) the Pledged Timeshare Loans, (ii) all Related Security with respect to the Pledged Timeshare Loans, (iii) all Collections and (iv) all proceeds of the foregoing, other than proceeds of ~~a~~the related Timeshare ~~Loan~~Interest that has been foreclosed upon and remarketed and ~~for which the applicable Timeshare Interest~~which relates to the Barbados Resort, the La Pacifica Resort or the Craigendarroch Resort.

“Timeshare Loan Balance” means, with respect to a Timeshare Loan as of any date of determination, the outstanding principal balance of such Timeshare Loan on the Applicable Measurement Date.

“Timeshare Loan Documents” means, with respect to a Timeshare Loan and the related Obligor, each of the documents and other items listed under the definition of “Timeshare Loan File~~.~~” and, in each case, applicable to such Timeshare Loan.

“Timeshare Loan File” means, individually or collectively, a Timeshare Loan File – HRC Timeshare Loan, a Timeshare Loan File – Grand Islander Timeshare Loan, a Timeshare Loan File – Bluegreen Timeshare Loan (Fee Simple), a Timeshare Loan File – Bluegreen Timeshare Loan (La Pension) and a Timeshare Loan File – Diamond Timeshare Loan.

“Timeshare Loan File – Bluegreen Timeshare Loan (Fee Simple)” means with respect to each Bluegreen Timeshare Loan that does not relate to La Pension Resort, and each related Obligor:

(a) an original Tangible Obligor Note (or an original lost note affidavit) or an Electronic Obligor Note executed by such Obligor, endorsed as “Pay to the order of      , without recourse, representation or warranty” (either directly on the Obligor Note or on an allonge (which may be a copy) placed with such Obligor Note), by an Authorized Officer of the Seller (such Authorized Officer’s signature may be computer generated);

(b)  (i) an original Mortgage (or a copy thereof) in either paper or electronic form with evidence that such Mortgage has been recorded in the appropriate recording office or (ii) if such Mortgage has not yet been returned by such recording office, a copy of the unrecorded Mortgage that has been delivered to such recording office;

(c) a copy of the UCC financing statement, if any, evidencing that the security interest granted under such Timeshare Loan, if any, has been perfected under applicable state law;

(d) (i) a copy of any recorded warranty deed in paper or electronic form transferring legal title to the related Timeshare Interest to the Club Trustee, or (ii) if such recorded warranty deed has not yet been returned, a copy of a warranty deed sent for recording;

(e) an original lender’s title insurance policy or master policy (or a copy thereof) in either paper or electronic form referencing such Timeshare Loan, when available, or (ii) a binding unconditional commitment to issue a title insurance policy or a master commitment in either paper or electronic form referencing such Timeshare Loan; provided that such binding unconditional commitment may be provided within ninety (90) days of the related Transfer Date for such Timeshare Loan File;

(f) the original or a copy of the related Purchase Contract in paper or electronic form executed and delivered by the related Obligor with respect to the purchase of a Timeshare Interest; and

(h) an original or a copy of each modification agreement, if any, in either paper or electronic form which relates to (i) the Obligor Note or (ii) the Mortgage, as applicable, with respect to such Timeshare Loan.

For purposes of this definition, the term “original” shall include an “Authoritative Copy” and any “Approved Exported Timeshare Loan File.”

“Timeshare Loan File – Bluegreen Timeshare Loan (La Pension)” means with respect to each Bluegreen Timeshare Loan that relates to the La Pension Resort and each related Obligor:

(a)

an original Tangible Obligor Note (or an original lost note affidavit) or an Electronic Obligor Note executed by such Obligor, endorsed as “Pay to the order of      , without recourse, representation or warranty” (either directly on the Obligor Note or on an allonge (which may be a copy) placed with such Obligor Note), by an Authorized Officer of the Seller (such Authorized Officer’s signature may be computer generated);

(b)

(i) an original Mortgage (or a copy thereof) in either paper or electronic form with evidence that such Mortgage has been recorded in the appropriate recording office or (ii) if such Mortgage has not yet been returned by such recording office, a copy of the unrecorded Mortgage that has been delivered to such recording office;

(c)	a copy of the UCC financing statement, if any, evidencing that the security interest granted under such Timeshare Loan, if any, has been perfected under applicable state law;

(d)

(i) a copy of any recorded warranty deed in paper or electronic form transferring legal title to the related Timeshare Interest to the Club Trustee, or (ii) if such recorded warranty deed has not yet been returned, a copy of a warranty deed sent for recording;

(e)	the original or a copy of the related Purchase Contract in paper or electronic form executed and delivered by the related Obligor with respect to the purchase of a Timeshare Interest; and

(f)

an original or a copy of each modification agreement, if any, in either paper or electronic form which relates to (i) the Obligor Note or (ii) the Mortgage, as applicable, with respect to such Timeshare Loan.

For purposes of this definition, the term “original” shall include an “Authoritative Copy” and any “Approved Exported Timeshare Loan File”.

“Timeshare Loan File – Diamond Timeshare Loan” means with respect to each Diamond Timeshare Loan and each related Obligor:

(a) an original Tangible Obligor Note (or an original lost note affidavit) or an Electronic Obligor Note executed by such Obligor, endorsed in the form “Pay to the order of      , without recourse” (either directly on the Obligor Note or on an allonge or allonges (which may be a copy) thereto), by an Authorized Officer of the Seller (such Authorized Officer’s signature may be computer generated);

(b) an original or a copy of each modification agreement, if any, in either paper or electronic format, which relates to the Obligor Note or the Purchase Contract, as applicable, with respect to such Timeshare Loan; and

(c) the original (if applicable) related Right-to-Use Agreement and any related pledge and security agreements (or copies of such Right-to-Use Agreement and any related pledge and security agreements) in either paper or electronic format; provided, however, that each Timeshare Loan File shall not include any documents attached to or delivered to an Obligor with a Right-to-Use Agreement that are not signed by the parties to the

Right-to-Use Agreement (such as articles of association, a timeshare plan and a public disclosure statement) even if copies of such documents have been delivered to the Custodian by the Seller.

For purposes of this definition, the term “original” shall include an “Authoritative Copy” and any “Approved Exported Timeshare Loan File”.

“Timeshare Loan File – Grand Islander Timeshare Loan” means with respect to each Grand Islander Timeshare Loan and each related Obligor:

(a)

~~(a)~~ an original Tangible Obligor Note (or an original lost note affidavit) or an Electronic Obligor Note executed by such Obligor ~~(or an original lost note affidavit and indemnity from the Seller), bearing all intervening endorsements showing a complete chain of endorsements from the Approved Originator of such Timeshare Loan to the Seller~~, endorsed in the form “Pay to the order of           , without recourse” (either directly on the Obligor Note or on an allonge thereto (which may be a copy)~~,~~) by an Authorized Officer of the Seller (such Authorized Officer’s signature may be computer generated);

(b)

(i) an original Mortgage (or a copy thereof) in either paper or electronic form with evidence that such Mortgage has been recorded in the appropriate recording office or (ii) until the original Mortgage has been returned by such recording office, a photocopy of an unrecorded Mortgage that has been delivered to such recording office;

(c)	an original lender’s title insurance policy or master policy (or a copy thereof) in either paper or electronic form referencing such Timeshare Loan, when available; and

(d)	an original or a copy of each modification agreement, if any, in either paper or electronic form which relates to the Obligor Note and the Mortgage with respect to such Timeshare Loan.

For purposes of this definition, the term “original” shall include an “Authoritative Copy” and any “Approved Exported Timeshare Loan File.”

“Timeshare Loan File – HRC Timeshare Loan” means with respect to each HRC Timeshare Loan (other than the Grand Islander Timeshare Loan) and each related Obligor:

(a) an original Tangible Obligor Note (or an original lost note affidavit) or an Electronic Obligor Note executed by such Obligor, endorsed in the form “Pay to the order of      , without recourse” (either directly on the Obligor Note or on an allonge thereto (which may be a copy)) by an Authorized Officer of the Seller (such Authorized Officer’s signature may be computer generated);

(b) with respect to a Timeshare Loan that is a Right-to-Use Loan, the original or a copy of the Purchase Contract in either paper or electronic form that relates to each Obligor Note, including any addenda thereto (unless such Purchase Contract is covered by clause (f) below);

(c) if such Timeshare Loan is a Mortgage Loan, (i) an original Mortgage (or a copy thereof) in either paper or electronic form with evidence that such Mortgage has been recorded in the appropriate recording office or (ii) until the original Mortgage has been returned by such recording office, a photocopy of an unrecorded Mortgage that has been delivered to such recording office~~, and the delivery of such photocopy of an unrecorded Mortgage to the Custodian by the Seller shall be deemed to be a certification by the Seller that such photocopy is a true and correct copy of the original Mortgage~~;

(d) if such Timeshare Loan is a Mortgage Loan, an original lender’s title insurance policy or master policy (or a copy thereof) in either paper or electronic form referencing such Timeshare Loan, when available~~, and if a copy, the delivery thereof to the Custodian by the Seller shall be deemed to be a certification by the Seller that such copy is a true and correct copy of such lender’s title insurance policy or master policy~~;

(e) an original or a copy of each modification agreement, if any, in either paper or electronic form which relates to the Obligor Note, the Mortgage, or the Right-to-Use Agreement, as applicable, with respect to such Timeshare Loan~~, and if a copy, the delivery thereof to the Custodian by the Seller shall be deemed to be a certification by the Seller that such copy is a true and correct copy of such modification agreement~~;

(f) if such Timeshare Loan is a Right-to Use Loan, other than with respect to the Vacation Interest covered in clause (g), the original related Right-to-Use Agreement or, if executed electronically, the Authoritative Copy (if applicable) of the related Right-to-Use Agreement and any related pledge and security agreements (or copies ~~thereof~~of such Right-to-Use Agreement and pledged and security agreements) in either paper or electronic form, and ~~if copies, the delivery thereof to the Custodian by the Seller shall be deemed to be a certification by the Seller that such copies are true and correct copies of such Right-to-Use Agreement and related pledge and security agreements~~, provided, however, that each Timeshare Loan File shall not include any documents attached to or delivered to an Obligor with a Right-to-Use Agreement that are not signed by the parties to the Right-to-Use Agreement (such as articles of association, a timeshare plan and a public disclosure statement), even if copies of such documents have been delivered to the Custodian by the Seller~~,~~; and ~~such delivery to the Custodian shall be deemed to be a certification by the Seller that such copies are true and complete copies of such documents;~~

(g) if such Timeshare Loan is ~~an HRC Timeshare Loan and a Right-to Use~~a Right-to-Use Loan, a copy of the related Vacation Interest in either paper or electronic form representing the membership in the related timeshare association of the related HRC Resort~~;~~.

~~(h) if such Timeshare Loan is a Diamond Timeshare Loan, the original truth-in-lending disclosure statement (or a copy) that relates to such Timeshare Loan; and~~

~~(i) with respect to any document executed electronically, the E-SIGN consent.~~

For purposes of this definition, the term “original” shall include an “Authoritative Copy” and any “Approved Exported Timeshare Loan ~~Servicing Files” means, with respect to each Timeshare Loan and each Obligor a copy of the Timeshare Loan Files and all other papers and computerized records customarily maintained by the Servicer in servicing timeshare loans comparable to the Timeshare Loans.~~ File.”

“Timeshare Loan Schedule” means Schedule I to the Sale and Contribution Agreement and any list of Timeshare Loans attached to an Assignment in electronic format, as amended from time to time to reflect repurchases and substitutions pursuant to the terms of the Sale and Contribution Agreement and the Servicing Agreement, which list shall set forth the following information with respect to each Timeshare Loan as of the related Cutoff Date, in numbered columns:

•	Loan/Contract Number

•	Name of Obligor

•	Maximum Interest Rate Per Annum

•	~~Contract~~Obligor Note Date

•	Original Loan Balance

•	Original Term (in months)

•	Mortgage Loan or Right-to-Use Loan

•	Electronic or Tangible~~;~~

●	Type of Timeshare Loan File (BG, GI, DRC, HRC or LP);

provided, that, in the case of Diamond Timeshare Loans originated prior to July 1, 2022, the Timeshare Loan Schedule shall not be required to identify the Contract Date or the Original Term for such Diamond Timeshare Loans.

“Timeshare Loan Upgrade” has the meaning specified in Section 2.7(c)(i) of the Sale and Contribution Agreement.

“Timeshare Property” means (i) in the case of a Resort located in the State of New York and related to a Mortgage Loan, a real property interest in a Unit at such Resort ~~or~~, (ii) in the case of any other Resort related to a Mortgage Loan, a fee simple interest in real estate regarding a Unit or (iii) in the case of a Resort related to a Club Loan, a fractional fee simple timeshare interest in a Unit in such Resort (or phase thereof) or an undivided interest in such Resort (or a phase thereof) associated with such Unit, in each case, however denominated or defined in the applicable condominium or timeshare declaration pursuant to which such interest is created, together with all rights, benefits, privileges and interests appurtenant thereto, including the common areas and common furnishings appurtenant to such Unit and the rights granted to the Borrower (as assignee) which secure the related Timeshare Loan.

“Transaction” has the meaning specified in Section 10.12.

“Transaction Parties” means, collectively, the Borrower, the Seller, each Approved Diamond Transferor, HGV Borrower, HRC Islander, Kupono, Grand Islander, Grand Islander Parent, Bluegreen, Bluegreen Holding, Woodbridge, so long as it is GVS or an Affiliate of GVS acting as servicer, the Servicer and any Approved Subservicer.

“Transfer” means a purchase of Eligible Timeshare Loans by the Borrower from the Seller pursuant to Section 2.1 of the Sale and Contribution Agreement, including a transfer of Eligible Timeshare Loans by the Seller to the Borrower as a capital contribution or a transfer of Qualified Substitute Timeshare Loan.

“Transfer Agreement” means, the Master Transfer Agreement, the HGV Omnibus Distribution and Assignment Agreement, the HGV Borrower Purchase Agreement, the Kupono Assignment Agreement, the HRC Islander Assignment Agreement, the Grand Islander Assignment Agreement, the Grand Islander Parent Assignment Agreement, the BVC Assignment and Distribution Agreement, the Woodbridge Assignment and Distribution Agreement, the BVHC Assignment and Distribution Agreement and the Sale and Contribution Agreement.

“Transfer Date” means, for the Initial Transfer, the Initial Transfer Date, and for any additional Transfer, the Business Day on which such Transfer occurs.

“Transferred Property” means, collectively, the Transferred Timeshare Loans, the Related Security and Collections with respect thereto, the HGV Borrower Purchase Agreement and all rights and remedies thereunder, and all proceeds of the foregoing, other than proceeds of ~~a~~the related Timeshare ~~Loan~~Interest that has been foreclosed upon and remarketed and ~~for~~ which ~~the applicable~~ Timeshare Interest relates to the Barbados Resort, the La Pacifica Resort or the Craigendarroch Resort.

“Transferred Timeshare Loan” means any Timeshare Loan transferred or purported to be transferred by the Seller to the Borrower pursuant to the Sale and Contribution Agreement.

“Transition Expenses” means any documented expenses and allocated cost of personnel reasonably incurred by the Backup Servicer in connection with a Servicing Transfer.

“UCC” means the Uniform Commercial Code as from time to time in effect in the applicable jurisdiction.

“UETA” means the Uniform Electronic Transactions Act as from time to time in effect in the applicable jurisdiction.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“UK Securitization Regulation” means Regulation (EU) 2017/2402 of the European Parliament and of the Council of 12 December 2017 as it forms part of the domestic law of the United Kingdom as “retained EU law” by operation of the European Union (Withdrawal) Act 2018 as amended (the “EUWA”) by the Securitisation (Amendment) (EU Exit) Regulations 2019 and as further amended from time to time.

“UK Securitization Rules” means the UK Securitization Regulation, together with (i) all applicable binding technical standards made under the UK Securitization Regulation, (ii) any EU regulatory technical standards or implementing technical standards relating to the EU Securitization Regulation and forming part of UK domestic law by operation of the EUWA and (iii) to the extent informing the interpretation the foregoing, any official guidance published in relation thereto by the Financial Conduct Authority and/or the Prudential Regulation Authority (or their successors) or as part of the EU Securitization Rules.

“Unhedged Aggregate Loan Principal Balance” means, for any date of determination, an amount equal to the greater of (a) $0 and (b) (i) the Aggregate Loan Principal Balance minus (ii) the notional amount of the Hedging Agreements divided by 100%.

“Unidentified Receipts Account” means the account maintained by Servicer for the purpose of collecting and depositing all payments received from Obligors the related Timeshare Loan for which cannot be determined by the HRC Clearing Account Bank upon receipt.

“Unit” means a residential unit or dwelling at a Resort.

“Unmatured Servicer Termination Event” means any event which, with the giving of notice or lapse of time or both, would constitute a Servicer Termination Event.

“Unused Fees” has the meaning set forth in the Fee Letter.

“U.S. Government Securities Business Day” means any Business Day, except any Business Day on which any of the Securities Industry and Financial Markets Association, the New York Stock Exchange or the Federal Reserve Bank of New York is not open for business because such day is a legal holiday under the federal laws of the United States or the laws of the State of New York, as applicable.

“USAP” has the meaning set forth in Section 3.5 of the Servicing Agreement.

“Used Fee Rate” has the meaning set forth in the Fee Letter.

“Vacation Interest” means the certificate or other such indicia of ownership of a Timeshare Interest and membership in a homeowner’s association of a Resort or a Collection Association pursuant to which the owner thereof has a license or right-to-use one or more Units at such Resort or Resort Collection.

“Vacation Points” means with respect to a Bluegreen Timeshare Loan, points or a similar form of currency, corresponding to the value of the related Timeshare Property, which entitle the holder thereof to use and occupy the related Timeshare Property and other timeshare property interests in the Club.

“VAT Repayment Fee” means the amount equal to the balance of the value added tax not paid by the related Obligor required to be paid at closing and advanced by HRC.

“Volcker Rule” means Section 13 of the U.S. Bank Holding Company Act of 1956, as amended, and the regulations thereunder (12 C.F.R. Part 248), as issued by the Board of Governors of the Federal Reserve System.

“Voting Interests” means, with respect to any Person, outstanding Equity Interests in such Person which entitle the holder thereof to vote in the election of members of the board of directors, board of managers or other similar governing body of such Person.

“Warehouse Vault Partition” has the meaning set forth in the Custody Agreement.

“Wells Fargo” means Wells Fargo Bank, National Association, a national banking association, and its successors and assigns.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

“Woodbridge” means Woodbridge Holdings Corporation, a Florida corporation.

“Woodbridge Assignment and Distribution Agreement” means that certain Assignment and Distribution Agreement, dated as of the Amendment No. 3 Effective Date, between Bluegreen Holding and Woodbridge.

SECTION 1.02. Other Terms and Constructions. Under this Agreement, all accounting terms not specifically defined herein shall be construed in accordance with GAAP, and all accounting determinations made and all financial statements prepared hereunder shall be made and prepared in accordance with GAAP. All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9. The words “herein,” “hereof,” and “hereunder” and other words of similar import refer to this Agreement as a whole, including the exhibits and schedules hereto, as the same may from time to time be amended or supplemented and not to any particular section, subsection, or clause contained in this Agreement, and all references to Sections, Exhibits and Schedules shall mean, unless the context clearly indicates otherwise, the Sections hereof and the Exhibits and Schedules attached hereto, the terms of which Exhibits and Schedules are hereby incorporated into this Agreement. The captions and section numbers appearing in this Agreement are inserted only as a matter of convenience and do not define, limit, construe or describe the scope or intent of the provisions of this Agreement. Each of the definitions set forth in Section 1.01 hereof shall be equally applicable to both the singular and plural forms of the defined terms. Unless specifically stated otherwise, all references herein to any statute, rule, regulation or any agreement, document or instrument shall, in each case, be a reference to the same as amended, restated, supplemented or otherwise modified from time to time. The term “including” means “including without limitation.”

SECTION 1.03. Computation of Time Periods. Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding.”

SECTION 1.04. Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Facility Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Facility Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b) the effects of any Bail-in Action on any such liability, including, if applicable;

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Facility Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.

ARTICLE II

AMOUNTS AND TERMS OF THE LOANS

SECTION 2.01. The Loans.

(a) On the terms and subject to the conditions hereof, from time to time during the period commencing on the Restatement Date and ending at the close of business on the Business Day immediately preceding the Amortization Date, each Conduit Lender may in its sole discretion, and each Committed Lender shall, if the Conduit Lender in its related Lender Group elects not to (or if there is no Conduit Lender in its related Lender Group), make Loans to the Borrower in an amount, for each Lender Group, equal to its Lender Group Percentage of the amount requested by the Borrower pursuant to Section 2.02; provided, that no Lender shall make any such Loan or portion thereof to the extent that, after giving effect to such Loan:

(i) the aggregate outstanding Principal Amount of the Loans funded by such Lender hereunder shall exceed its Conduit Lending Limit (in the case of a Conduit Lender) or Commitment (in the case of a Committed Lender);

(ii) the Aggregate Loan Principal Balance shall exceed the lesser of the Facility Limit and the Borrowing Base; or

(iii) the sum of (A) the aggregate Face Amount of Commercial Paper issued by the Conduit Lender(s) in such Lender Group to fund or maintain the Loans hereunder and (B) the aggregate outstanding Principal Amount of the Loans funded hereunder by the Lenders in such Lender Group other than through the issuance of Commercial Paper, shall exceed the Lender Group Limit for such Lender Group.

If there is more than one Committed Lender in a Lender Group, each such Committed Lender shall lend its Pro Rata Share of such Lender Group’s Lender Group Percentage of each requested Loan, to the extent such Loan is not made by the related Conduit Lender. Each Borrowing shall be in a minimum principal amount equal to $1,000,000 and in integral multiples of $100,000 in excess thereof. Subject to the foregoing and to the limitations set forth in Section 2.05, the Borrower may borrow, prepay and reborrow the Loans hereunder.

(b) Each Borrowing shall consist of Loans made on the same day by each of the Lender Groups ratably according to their respective Lender Group Percentages.

(c) Each Lender (or its related Managing Agent) shall maintain an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the outstanding principal balance of such Loans and the amount of Interest payable and paid to such Lender from time to time hereunder. The entries made in such accounts of the Lenders shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided, however, that the failure of any Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

(d) On the Amortization Date, the Commitments of the Committed Lenders will terminate automatically without any action required on the part of any Person. The Aggregate Loan Principal Balance, together with all other Borrower Obligations, shall mature and be due and payable in full in cash on the Maturity Date.

SECTION 2.02. Borrowing Procedures.

(a) Borrowing Requests.

(i) The Borrower may request a Borrowing hereunder by submitting to the Administrative Agent (with a copy to each of the Paying Agent, the Servicer, the Backup Servicer and the Custodian) a written notice, substantially in the form of Exhibit B (each, a “Borrowing Request”) not later than 10:00 a.m. (New York City time) on the second (2nd) Business Day prior to the date of the proposed Borrowing (each, a “Borrowing Date”); provided, that there shall not be more than one (1) Borrowing Date during any calendar week (except as set forth in Section 2.02(e) following delivery of a Funding Delay Notice). Promptly after its receipt thereof, the Administrative Agent shall submit a copy of each Borrowing Request to each Managing Agent who shall promptly forward a copy thereof to the Lenders in its Lender Group.

(ii) Each Borrowing Request shall: (A) specify (1) the amount of the requested Borrowing which amount shall be allocated among the Lender Groups based on the respective Conduit Lending Limits of the Conduit Lenders (or Commitments, if there are no Conduit Lenders in a Lender Group) in each Lender Group, (2) the Aggregate Loan Principal Balance after giving effect to such Borrowing, (3) the desired Borrowing Date, and (4) the account of the Borrower to which the proceeds of such Borrowing are to be remitted, (B) certify that, after giving effect to the proposed Borrowing, no Borrowing Base Deficiency would exist and (C) if any Eligible Timeshare Loans are being added to the Collateral in connection with such Borrowing, be accompanied by a duly completed Schedule I to such Borrowing Request which sets forth the required information regarding such Eligible Timeshare Loans.

(b) Conduit Lender Acceptance or Rejection. If a Conduit Lender shall receive a Borrowing Request, such Conduit Lender shall instruct the related Managing Agent to accept or reject such request by no later than the close of business on the Business Day of the applicable Borrowing Request. If a Conduit Lender rejects a Borrowing Request, the related Managing Agent shall promptly notify the Borrower and the related Committed Lenders of such rejection. If a Conduit Lender declines to fund any portion of a Borrowing Request, the Borrower may cancel and rescind such Borrowing Request in its entirety upon notice thereof received by the Administrative Agent and each Managing Agent prior to the close of business on the Business Day immediately prior to the proposed Borrowing Date. At no time will a Conduit Lender be obligated to make Loans hereunder regardless of any notice given or not given pursuant to this Section.

(c) Committed Lender’s Commitment.

(i) If a Conduit Lender rejects a Borrowing Request and the Borrower has not cancelled such Borrowing Request in accordance with clause (b) above, or if there is no Conduit Lender in a Lender Group, any Loan requested by the Borrower in such Borrowing Request (except as set forth in Section 2.02(e) following delivery of a Funding Delay Notice) shall be made by the related Committed Lenders in such Lender Group on a pro rata basis in accordance with their respective Pro Rata Shares of such Loan.

(ii) The obligations of any Committed Lender to make Loans hereunder are several from the obligations of any other Committed Lenders (whether or not in the same Lender Group). The failure of any Committed Lender to make Loans hereunder shall not release the obligations of any other Committed Lender (whether or not in the same Lender Group) to make Loans hereunder, but no Committed Lender shall be responsible for the failure of any other Committed Lender to make any Loan hereunder.

(iii) Notwithstanding anything herein to the contrary, a Committed Lender shall not be obligated to fund any Loan at any time on or after the Amortization Date (except as set forth in Section 2.02(e) following delivery of a Funding Delay Notice) or if, after giving effect to such Loan, the aggregate outstanding Loans funded by such Committed Lender hereunder would exceed an amount equal to (i) such Committed Lender’s Commitment, minus (ii) such Committed Lender’s ratable share of the aggregate outstanding principal balance of the Loans held by the Conduit Lender(s) in such Committed Lender’s Lender Group.

(d) Disbursement of Funds. On each Borrowing Date, subject to the satisfaction of the conditions precedent specified in this Agreement (except as set forth in Section 2.02(e) following delivery of a Funding Delay Notice), each applicable Lender shall remit its share of the aggregate amount of the Loans requested by the Borrower to the account of its related Managing Agent specified therefor to such Lender by 1:30 p.m. (New York City time) by wire transfer of same day funds. Upon receipt of such funds, each Managing Agent shall remit such funds by wire transfer of same day funds to the account of the Borrower specified in the related Borrowing Request by 3:00 p.m. (New York City time) to the extent it has received such funds from the Lenders in its Lender Group no later than 1:30 p.m. (New York City time).

(e) Funding Delay Option.

(i) Any Committed Lender shall have the right to deliver to the Borrower a written representation and warranty (a “Delayed Funding Representation”) to the effect that (x) it has incurred and is incurring charges relating to the “liquidity coverage ratio” under Basel III Regulations on such Committed Lender’s Loans or Commitment and (y) it is seeking or has obtained a delayed funding option in transactions similar to the transactions contemplated hereby. After delivery of a Delayed Funding Representation to the Borrower, a Committed Lender shall be a “Designated Delay Funding Lender.”

(ii) A Designated Delay Funding Lender may, after the Borrower delivers a Borrowing Request requesting a proposed Borrowing pursuant to Section 2.02(a)(i), prior to (x) if such Borrowing Request is delivered more than two Business Days prior to the proposed Borrowing Date, 5:00 p.m. (New York City time) on the second Business Day prior to the proposed Borrowing Date, or (y) if such Borrowing Request is delivered on the second Business Day prior to the proposed Borrowing Date, (A) 5:00 p.m. (New York City time) on the same day as the Borrower’s delivery of such Borrowing Request, if such Borrowing Request is delivered by the Administrative Agent to the Managing Agents prior to 2:00 p.m. (New York City time) on such day or (B) otherwise 10:00 a.m. (New York City time) on the Business Day following the Borrower’s delivery of such Borrowing Request, deliver to the Borrower and the Administrative Agent a notice (a “Funding Delay Notice”) designating all or a portion of its Pro Rata Share of the Loan requested in such Borrowing Request as being subject to delayed funding (such amount, the “Designated Delayed Funding Amount”) and, if such Designated Delayed Funding Amount is greater than the Required Non-Delayed Funding Amount with respect to such Designated Delay Funding Lender and the proposed Borrowing Date, specifying the portion thereof, which may not be greater than the amount by which such Designated Delayed Funding Amount exceeds such Required Non-Delayed Funding Amount (the “Delayed Funding Amount”), that it is electing to fund on a date (the date of such funding, the “Delayed Funding Date”) that is on or before the thirty-fifth (35th) day following the proposed Borrowing Date (the “Original Borrowing Date”) (or if such day is not a Business Day, then on the next succeeding Business Day) rather than on the Original Borrowing Date. By delivery of a Funding Delay Notice, a Designated Delay Funding Lender shall be deemed to represent and warrant that the certifications previously provided to the Borrower by such Designated Delay Funding Lender are true as of the date of the delivery of such Funding Delay Notice.

(iii) If a Designated Delay Funding Lender timely delivers a Funding Delay Notice with respect to a Delayed Funding Amount, the Committed Lender shall not be required to fund, on the Original Borrowing Date therefor, such Delayed Funding Amount, but shall be required to advance to the Borrower the Delayed Funding Amount on or before the Delayed Funding Date in accordance with Section 2.02(e)(iv). Such Designated Delay Funding Lender shall provide the Borrower with at least three Business Days’ prior written notice of the Business Day on which it will fund such Delayed Funding Amount. The Borrower may (x) cancel and rescind the Borrowing Request in its entirety upon delivery of such Funding Delay Notice by delivering notice thereof to the Administrative Agent prior to the close of business on the Business Day immediately prior to the Original Borrowing Date or (y) reduce the amount of additional Loans and/or additional Timeshare Loans to be added to the Borrowing Base on the Original Borrowing Date by delivering to the Administrative Agent on or prior to the Original Borrowing Date an updated Borrowing Request, and the actual funding of the Non-Delayed Funding Amount shall take place on the Business Day following the delivery of such updated Borrowing Request.

(iv) Each Designated Delay Funding Lender agrees by delivering a Funding Delay Notice specifying a Delayed Funding Amount that, notwithstanding any statement to the contrary in Section 2.01, if the conditions to any Borrowing described in Sections 3.02(a) through 3.02(d) are satisfied on the Original Borrowing Date in respect of such Delayed Funding Amount and the conditions described in Section 3.03 in respect of such Delayed Funding Amount are satisfied on the related Delayed Funding Date, there shall be no other conditions whatsoever to its obligation to fund such Delayed Funding Amount on the related Delayed Funding Date irrespective of whether the Amortization Date shall have occurred prior to such Delayed Funding Date. If the Borrower is required to add additional Timeshare Loans to the Borrowing Base on the related Delayed Funding Date in order to satisfy such conditions, it shall deliver to the Administrative Agent an updated Borrowing Request at least one Business Day prior to such Delayed Funding Date. A Designated Delay Funding Lender (or the Conduit Lender in its Lender Group) funding a Delayed Funding Amount on a Delayed Funding Date shall remit such Delayed Funding Amount to the account of its Managing Agent specified therefor to such Lender by 1:30 p.m. (New York City time) by wire transfer of same day funds. Upon receipt of such funds, such Managing Agent shall remit such funds by wire transfer of same day funds to the account of the Borrower specified in the related Borrowing Request by 3:00 p.m. (New York City time) to the extent it has received such funds from such Designated Delay Funding Lender (or the Conduit Lender in its Lender Group) no later than 1:30 p.m. (New York City time).

(v) For the avoidance of doubt, a Delayed Funding Amount when extended shall be a Loan for all purposes of this Agreement. As between the Conduit Lender and the Committed Lender, the Conduit Lender reserves the right in its sole discretion to fund any Loan on any Original Borrowing Date or any Delayed Funding Date.

SECTION 2.03. Reductions and Increases to the Facility Limit. Reductions of the Facility Limit. The Borrower may, from time to time upon at least ten (10) days’ prior written notice to each Managing Agent (with a copy to the Paying Agent), elect to reduce the Facility Limit in whole or in part, provided that after giving effect to any such reduction and any principal payments on such date, the Aggregate Loan Principal Balance shall not exceed the Facility Limit. Any such reduction shall be in a minimum amount of $5,000,000 and in integral multiples of $1,000,000 in excess thereof; and provided further that any such reduction shall effect a ratable reduction of the Commitments of each Committed Lender and of each Lender Group’s Lender Group Limit. Once the Facility Limit is reduced pursuant to this Section 2.03(a), it may not subsequently be reinstated without the consent of each Committed Lender.

(b) Increases to the Facility Limit. The Borrower may, from time to time upon at least thirty (30) days (or such lesser number of days agreed to by the Managing Agents) prior written notice request an increase to the Facility Limit. Each such notice shall specify (i) the proposed date such increase shall become effective and (ii) the proposed amount of such increase (which amount shall be at least $25,000,000 or an integral multiple of $5,000,000 in excess thereof), and shall otherwise be in form and substance satisfactory to the Managing Agents. Such increase to the Facility Limit shall become effective, if, and only if, (x) the Administrative Agent and the Managing Agent (on behalf of the Committed Lenders in the related Lender Group) of each Lender Group whose Lender Group Limit is being increased has approved such increase, by delivering a written confirmation of such approval to the Administrative Agents, the Managing Agents and the Borrower (with a copy to the Paying Agent) or (y) to the extent that the Committed Lenders in one or more Lender Groups have, in their sole discretion, agreed to increase the Facility Limit in an amount which is less than the Borrower’s requested increase to the Facility Limit, the Borrower shall reduce its requested increase to the Facility Limit to an amount equal to such lower amount. Nothing contained herein shall constitute a commitment on the part of any Committed Lender hereunder to agree to any such increase.

SECTION 2.04. Interest and Unused Fees.

(a) The Borrower shall pay Interest on the unpaid Principal Amount of each Loan for each Interest Period during the period from the related Borrowing Date until the date that such Loan shall be paid in full. Interest shall accrue on the Loans funded or maintained by each Lender at the applicable Interest Rate on each day during each Interest Period and shall be due and payable on the Aggregate Loan Principal Balance for the preceding Interest Period on each Distribution Date and on the Final Collection Date in accordance with Section 2.06, unless earlier paid pursuant to Section 2.05 or Section 2.14. If applicable, each Managing Agent shall deliver to the Borrower, three (3) Business Days prior to each Determination Date an invoice, setting forth (i) an estimate of the Interest payable to the related Conduit Lenders based on the CP Rate for each day during the Interest Period to which such Determination Date relates and (ii) the amount of any variation between Interest payable to such Conduit Lenders for the preceding Interest Period based on such notices and estimates and accrued but unpaid Interest payable to such Conduit Lenders for such Interest Period based on its final determination of the CP Rate for each day during such Interest Period. The amount of any shortfall in Interest based on such variation shall be included in the portion of the Interest payable to such Conduit Lenders on the next succeeding Distribution Date, and the amount of any overpayment of interest to such Conduit Lenders based on such variation shall be credited against the portion of the Interest otherwise payable to such Conduit Lenders on the next succeeding Distribution Date.

(b) The Borrower shall pay to each Managing Agent the Unused Fee in the amounts set forth in the Fee Letter on the dates set forth therein.

(c) All payments of Interest for each Interest Period shall be made out of Available Collections in accordance with Section 2.06(b).

SECTION 2.05. Principal Payments - Generally. (a) The Aggregate Loan Principal Balance shall be payable in installments equal to the Monthly Principal Payment Amount on each Distribution Date, to the extent of available funds therefor, in accordance with Section 2.06. Notwithstanding the foregoing, the Aggregate Loan Principal Balance shall be due and payable on the Maturity Date.

(b) Optional Prepayments. The Borrower may, at its option, prepay on any Business Day all or any portion of any Loan upon prior revocable written notice delivered to each Managing Agent (with a copy to the Paying Agent) not later than 12:00 p.m. (New York City time) two (2) Business Days prior to the date of such payment. Each such notice shall be in the form attached as Exhibit H and shall specify (i) the aggregate amount of the prepayment to be made on the Loans and (ii) the Business Day on which the Borrower will make such prepayment. Each such prepayment shall be in a minimum principal amount equal to $1,000,000 and in integral multiples of $100,000 in excess thereof and shall be made ratably among the Lenders based on the aggregate Principal Amount of the Loans held by each. Each such prepayment of the Loans to the Lenders in such Managing Agent’s Lender Group must be accompanied by a payment of all accrued and unpaid Interest on the amount prepaid, all Liquidation Fees with respect to such prepayment and all Hedge Breakage Costs and any other amounts payable by the Borrower under or with respect to any Hedging Agreement arising from any related release of Pledged Timeshare Loans pursuant to Section 2.15 in connection with such prepayment. Any such prepayment shall be made out of Collections by transfer by the Paying Agent of funds from the Collection Account to the Lenders at the written direction of the Borrower or out of other funds of the Borrower.

(c) Mandatory Prepayments. If a Borrowing Base Deficiency exists on any Distribution Date, the Borrower shall no later than the close of business on the third Business Day following such Distribution Date, prepay the Aggregate Loan Principal Balance in part or in whole, such that after giving effect to such prepayment the Aggregate Loan Principal Balance does not exceed the Borrowing Base.

SECTION 2.06. Application of Collections.

(a) Subject to Section 2.16, funds on deposit in the Collection Account from time to time may be invested in Permitted Investments at the direction of the Borrower. Each such Permitted Investment shall mature not later than the Business Day preceding the next Distribution Date and shall be held to maturity. Each investment instruction by the Borrower, which may be a standing instruction, shall designate specific types of Permitted Investments (and the terms thereof) and shall certify that such investments constitute Permitted Investments that will mature at the time specified in the preceding sentence. Absent the written instruction of the Borrower, the funds on deposit in the Collection Account shall remain uninvested. None of the Administrative Agent, the Paying Agent or Securities Intermediary shall be liable for any loss incurred in connection with an investment in the Collection Account, except for losses due to such Person’s failure to make payments on such Permitted Investments issued by such Person in its commercial capacity as principal obligor (and not as Administrative Agent, Paying Agent or Securities Intermediary).

(b) On each Distribution Date, the Paying Agent shall, based solely on the information set forth in the related Monthly Report, apply all Available Funds for such Distribution Date in the following order and priority:

(i) first, to the Servicer, the Servicing Fee for the immediately preceding Collection Period, together with any accrued and unpaid Servicing Fees and reimbursement of any amounts owing under Section 2.3(c) of the Servicing Agreement and, if the Servicer is a Successor Servicer, to the extent not previously paid by the predecessor Servicer, reasonable Transition Expenses (up to a maximum of $100,000 in the aggregate over the term of this Agreement) incurred in becoming the Successor Servicer;

(ii) second, pro rata, (i) to the Backup Servicer, any accrued and unpaid Backup Servicing Fees, out-of-pocket expenses and indemnification amounts then due and payable by the Borrower to the Backup Servicer, provided that such out-of-pocket expenses and indemnification amounts shall not exceed $10,000 in the aggregate in any calendar year, (ii) to the Custodian, any accrued and unpaid Custodial Fees, out-of-pocket expenses and indemnification amounts then due and payable by the Borrower to the Custodian; provided that such out-of-pocket expenses and indemnification amounts shall not exceed $10,000 in the aggregate in any calendar year, and (iii) to the Paying Agent, any accrued and unpaid Paying Agent Fees, out-of-pocket expenses and indemnification amounts then due and payable by the Borrower to the Paying Agent pursuant to this Agreement; provided that such out-of-pocket expenses and indemnification amounts shall not exceed $20,000 in the aggregate in any calendar year;

(iii) third, pro rata (A) to the Lenders in accordance with Section 2.06(c), the Interest and Unused Fees due to the Lenders for the related Interest Period and any accrued Interest and Unused Fees with respect to any prior Interest Period to the extent not paid on a prior Distribution Date and (B) (1) to the Hedge Counterparties, pro rata, net payments, if any, (excluding Hedge Breakage Costs) then due and payable to them by the Borrower under the Hedging Agreements and (2) to the Hedge Reserve Account, the amount necessary, if any, to cause the Hedge Reserve Amounts to equal the Hedge Reserve Account Required Balance for such Distribution Date;

(iv) fourth, pro rata (A) to the Lenders in accordance with Section 2.06(c), the Monthly Principal Payment Amount on such Distribution Date and (B) to the Hedge Counterparties, pro rata, Hedge Breakage Costs, if any, then due and payable to them by the Borrower under the Hedging Agreements;

(v) fifth, to the Lenders in accordance with Section 2.06(c), any other fees, costs, expenses or indemnities then due or payable by the Borrower under this Agreement or any other Facility Document;

(vi) sixth, to the extent not previously paid pursuant to clause (ii) above, pro rata, to the Backup Servicer, the Custodian and the Paying Agent any fees, costs, expenses or indemnities due from the Borrower to such Person under this Agreement or any other Facility Document;

(vii) seventh, pro rata to each Lender in accordance with Section 2.06(c), the amount of any voluntary reduction of the Aggregate Loan Principal Balance that the Borrower has elected to effect on such Distribution Date; and

(viii) eighth, any remaining amounts to or at the direction of the Borrower.

(c) The Paying Agent shall remit each installment of Interest, Unused Fees or principal in respect of the Loans pursuant to Section 2.06(b) to the Lenders (or the related Managing Agent) by wire transfer in immediately available funds to the account designated by such Lender or its related Managing Agent in writing to the Paying Agent. Each Managing Agent shall allocate all payments received by the Paying Agent under this Section 2.06(c) to the Lenders in the related Lender Group. Amounts in respect of (i) Interest and Unused Fees shall be allocated and paid to the Lenders based on the amounts accrued at their applicable rates on their respective Invested Percentages, (ii) the principal of the Loans shall be allocated and paid by the Paying Agent to the Lenders based on their respective Invested Percentages and (iii) fees, costs, expenses or indemnities shall be allocated and paid by the Paying Agent to the Lenders to whom such amounts are due and payable.

SECTION 2.07. Extension of Commitment Termination Date. The Borrower may, no more frequently than once every six months by delivering written notice to the Managing Agents (with a copy to the Administrative Agent and the Conduit Lenders), request the Lenders to extend the Commitment Termination Date for an additional number of days past the then applicable Commitment Termination Date, with such extension to become effective with respect to any Lender Group, as of the date one or more Committed Lenders having Commitments equal to 100% of such Lender Group’s Lender Group Limit shall in their sole discretion consent to such extension (the Lenders in such a Lender Group, “Extending Lenders”). Any such request shall be subject to the following conditions: (i) none of the Lenders will have any obligation to extend any Commitment and (ii) any such extension of the

Commitment Termination Date will be effective only upon the written agreement of at least one Committed Lender and the Borrower. The Managing Agent for each applicable Committed Lender will respond to any such request within thirty (30) days (with a copy to the Paying Agent), provided, that any Managing Agent’s failure to respond within such period shall be deemed to be a rejection of the requested extension.

SECTION 2.08. Payments and Computations, Etc. All amounts to be paid to the Administrative Agent, the Managing Agents or the Lenders by the Borrower hereunder shall be paid or deposited in accordance with the terms hereof no later than 2:00 p.m. (New York City time) on the day when due in lawful money of the United States of America in immediately available funds to the Collection Account or such account as the Administrative Agent or the relevant Managing Agents may designate prior to such payment from time to time in writing. The Borrower shall, to the extent permitted by law, pay to the Affected Party interest on any amounts not paid by the Borrower when due hereunder at 2.00% per annum above the Prime Rate from time to time in effect, payable on demand. All computations of Interest, Unused Fees and Servicing Fees hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first but excluding the last day) elapsed; provided, that all computations of Interest calculated at the Prime Rate shall be made on the basis of a year of 365 days for the actual number of days (including the first but excluding the last day) elapsed. In no event shall any provision of this Agreement require the payment or permit the collection of Interest in excess of the maximum permitted by applicable law. In the event that any payment hereunder (whether constituting a repayment of Loans or a payment of Interest or any other amount) is rescinded or must otherwise be returned for any reason, the amount of such payment shall be restored and such payment shall be considered not to have been made.

SECTION 2.09. Interest Protection.

(a) If due to either: (i) the introduction of or any change (including any change by way of imposition or increase of reserve requirements) in or in the interpretation by any Governmental Authority of any law or regulation after the Restatement Date, or (ii) the compliance by any Affected Party with any directive or request from any central bank or other Governmental Authority (whether or not having the force of law) imposed after the Restatement Date, (1) there shall be an increase in the cost (other than Taxes) to such Affected Party of funding or maintaining any Loan which accrues Interest based on Daily SOFR hereunder or of extending a commitment in respect thereof, (2) such Affected Party shall be required to make a payment calculated by reference to any Loan which accrues Interest based on Daily SOFR funded by it or Interest received by it or (3) any Affected Party shall be subjected to any Taxes (other than Indemnified Taxes or Taxes described in clauses (b) through (e) of the definition of Excluded Taxes and (C) Connection Income Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto, then the Borrower shall, from time to time, within thirty (30) days after demand by the related Managing Agent, pay such Managing Agent for the account of such Affected Party (as a third party beneficiary, in the case of any Affected Party other than one of the Lenders), that portion of such increased costs incurred, amounts not received or required payment made or to be made, which, subject to the requirements of Section 2.09, such Managing Agent reasonably determines is attributable to funding and maintaining, or extending a commitment to fund, any Loan which accrues Interest based on Daily SOFR hereunder or pursuant to any Liquidity Agreement or similar liquidity facility.

(b) Each Managing Agent will promptly notify the Borrower and the Administrative Agent of any event of which it has knowledge, occurring after the Restatement Date, which will entitle any Affected Party in its Lender Group to compensation pursuant to Section 2.09(a). Each Affected Party will designate a different lending office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Affected Party, be otherwise disadvantageous to it or inconsistent with its internal policies and procedures. In determining the amount of such compensation, such Lender may use any reasonable averaging and attribution methods. The applicable Affected Party (or such party’s related Managing Agent) shall submit to the Borrower a certificate in reasonable detail describing such increased costs incurred, amounts not received or receivable or required payment made or to be made, which certificate shall be conclusive in the absence of manifest error.

(c) Failure or delay on the part of any Managing Agent to demand compensation pursuant to Section 2.09(a) shall not constitute a waiver of such Managing Agent’s right to demand such compensation; provided that the Borrower shall not be required to compensate any Lender or related Liquidity Provider pursuant to this Section for any increased capital unless such Managing Agent gives notice to the Borrower and the Administrative Agent to compensate such Lender or Liquidity Provider pursuant to this Section within 120 days after the date such Managing Agent knows an event has occurred pursuant to which such Lender or Liquidity Provider will seek such compensation.

SECTION 2.10. Increased Capital.

(a) If either (i) the introduction of or any change in or in the interpretation by any Official Body of any law, rule or regulation (including any law, rule or regulation regarding capital adequacy or liquidity coverage) or (ii) compliance by any Affected Party with (x) any directive or request from any central bank or other Official Body (whether or not having the force of law) imposed after the Restatement Date or (y) the requirements of, whether such compliance is commenced prior to or after the Restatement Date, any of (a) the FAS 166/167 Capital Guidelines, (b) Basel II or Basel III Regulations or (c) the Dodd-Frank Act, or any existing or future rules, regulations, guidance, interpretations or directives from the U.S. bank regulatory agencies relating to the FAS 166/167 Capital Guidelines, Basel II, Basel III Regulations or the Dodd-Frank Act (whether or not having the force of law) affects or would affect the amount of capital or assets required or expected to be maintained by such Affected Party or such Affected Party reasonably determines that the amount of such capital is increased by or based upon the existence of any Lender’s agreement to make or maintain Loans hereunder and other similar agreements or facilities and such event would have the effect of reducing the rate of return on the assets or capital of such Affected Party by an amount deemed by such Affected Party to be material, then, within thirty (30) days after demand by such Affected Party or the related Managing Agent, the Borrower shall pay to such Affected Party (as a third party beneficiary, in the case of any Affected Party other than one of the Lenders) or the related Managing Agent for the account of such Affected Party from time to time, as specified by such Affected Party or such Managing Agent, additional amounts sufficient to compensate such Affected Party in light of such circumstances, to the extent that such Affected Party or such Managing Agent on behalf of such Affected Party reasonably determines such increase in capital to be attributable to the existence of the applicable Lender’s agreements hereunder.

(b) Each Managing Agent will promptly notify the Borrower and the Administrative Agent of any event of which it has knowledge, occurring after the Restatement Date, which will entitle any Lender or Affected Party in its Lender Group to compensation pursuant to Section 2.10(a). Each Lender or Affected Party will designate a different lending office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Lender or Affected Party, be otherwise disadvantageous to it or inconsistent with its internal policies. In determining the amount of such compensation, such Lender or Affected Party may use any reasonable averaging and attribution methods. The applicable Lender or Affected Party (or such party’s related Managing Agent) shall submit to the Borrower a certificate describing such compensation, which certificate shall be conclusive in the absence of manifest error.

(c) Failure or delay on the part of any Managing Agent to demand compensation pursuant to Section 2.10(a) shall not constitute a waiver of such Managing Agent’s right to demand such compensation; provided that the Borrower shall not be required to compensate any Lender or Affected Party in its Lender Group pursuant to this Section for any increased capital unless such Managing Agent gives notice to the Borrower and the Administrative Agent to compensate such Lender or Affected Party in its Lender Group pursuant to this Section within 120 days after the date such Managing Agent knows an event has occurred pursuant to which such Lender or Affected Party in its Lender Group will seek such compensation.

(d) If any Lender or Affected Party has, or anticipates having, any claim for compensation under Section 2.10(a) against the Borrower, and such Affected Party or Lender believes that having the transactions contemplated by this Agreement publicly rated by a Rating Agency or qualifying under the supervisory formula approach under Basel II would reduce the amount of such compensation by an amount deemed by such Affected Party or Lender to be material, such Affected Party or Lender shall provide a request for Required Data or a Rating Request to the Borrower and the Servicer. Any Affected Party or Lender may also provide a request for Required Data or a Rating Request to the Borrower and the Servicer at any other time prior to the Commitment Termination Date. The Borrower shall cooperate with such Affected Party or Lender’s efforts to obtain Required Data and/or a credit rating from the Rating Agency specified in the Rating Request at the level that reasonably reflects the economics and credit of the Loans at the time of such request, and shall provide directly or through distribution to such Affected Party or Lender any information such Rating Agency may require for purposes of providing and monitoring the credit rating. The Affected Party or Lender making the Rating Request shall bear the costs and expenses of providing the Required Data and pay the initial and any subsequent and ongoing fees payable to the Rating Agency in connection with a Rating Request pursuant to this Section 2.10(d).

SECTION 2.11. Funding Losses. In the event that any Liquidity Provider or any Lender shall incur (i) any Liquidation Fees as a result of any reduction of the Principal Amount of any Loan at any time other than in accordance with this Agreement or (ii) any loss or expense (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Liquidity Provider or Lender in order to fund or maintain any Loan or interest therein) as a result of the failure of the Borrower to accept the proceeds of any Loan in accordance with a request therefor under Section 2.02, then, upon demand from the related Managing Agent to the Borrower, the Borrower shall pay to such Managing Agent for the account of such Liquidity Provider or Lender, the amount of such loss, expense or Liquidation Fees. Such written notice shall, in the absence of manifest error, be conclusive and binding upon Borrower.

SECTION 2.12. Taxes.

(a) Except to the extent required by applicable law, any and all payments and deposits required to be made hereunder or under any instrument delivered hereunder by the Borrower (or the Servicer on its behalf) or the Paying Agent shall be made free and clear of and without deduction for Taxes. If the Paying Agent, the Borrower or the Servicer shall be required by law (as determined in the good faith discretion of the Paying Agent, the Borrower or the Servicer, as applicable) to make any deduction for Indemnified Taxes, (i) the Borrower shall make an additional payment to such Affected Party, in an amount sufficient so that, after making all required deductions (including deductions applicable to additional sums payable under this Section 2.12), such Affected Party receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Paying Agent or the Borrower (or the Servicer, on its behalf) shall make such deductions and (iii) the Paying Agent or the Borrower (or the Servicer, on its behalf) shall pay the full amount deducted to the relevant taxing authority or other authority in accordance with applicable law. If the Paying Agent, the Borrower or the Servicer is required by law (as determined in the good faith discretion of the Paying Agent, the Borrower or the Servicer, as applicable) to deduct any Excluded Taxes, then (A) the Paying Agent, the Borrower or the Servicer, as applicable, shall make such deductions, (B) the Paying Agent, the Borrower or the Servicer, as applicable, shall pay the amount deducted to the relevant taxing authority or other authority in accordance with applicable law, and (C) the amounts so deducted and paid to the relevant taxing authority shall be treated under this Agreement as made to the Affected Party.

(b) In addition, the Borrower agrees to pay any present or future stamp or other documentary Taxes or any other similar excise or property taxes or levies which arise from any payment made hereunder or under any instrument delivered hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any instrument delivered hereunder, other than Connection Taxes resulting from an assignment.

(c) Each Affected Party:

(i) that is a “United States person” within the meaning of Section 7701(a)(30) of the Code agrees to complete and to deliver to the Borrower and the Paying Agent on or before the Restatement Date (or, if later, on or prior to the date it becomes a party to this Agreement) a duly completed and executed copy of IRS Form W-9 or successor form establishing that the Affected Party is a United States person that is not subject to U.S. backup withholding Tax;

(ii) that is not organized under the laws of the United States or any State thereof shall timely deliver to the Borrower and the Paying Agent such properly completed and executed documentation prescribed by applicable laws or by the taxing authorities of any jurisdiction and such other reasonably requested information as will permit the Paying Agent, the Borrower or the Servicer, as the case may be, to determine (A) whether or not payments made hereunder are subject to Taxes, (B) if applicable, the required rate of withholding or deduction, and (C) such Affected Party’s entitlement to any available exemption from, or reduction of, applicable Taxes in respect of all payments to be made to such Affected Party by the Borrower or the Paying Agent pursuant to this Agreement or otherwise to establish such Affected Party’s status for withholding tax purposes in the applicable jurisdiction. Without limiting the generality of the foregoing, each Affected Party which is not organized under the laws of the United States or any State thereof shall, on or prior to the date that such Affected Party becomes a party to or obtains rights under this Agreement, deliver to the Borrower and the Paying Agent as applicable: (1) two duly completed and executed copies of the IRS Form W-8BEN or W-8ECI (or any successor form) as applicable; (2) in the case of an Affected Party claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, two duly completed and executed copies of Form W-8BEN along with a certificate to the effect that such Affected Party is (i) not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (ii) not a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, (iii) not a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code, and (iv) not conducting a trade or business in the United States with which the relevant interest payments are effectively connected; (3) in the case of an Affected Party that is not a beneficial owner of payments made under any Facility Document, two duly completed and executed copies of the IRS Form W-8IMY on behalf of itself and the relevant forms prescribed in this clause (ii) on behalf of each beneficial owner, provided, however, that if the Affected Party is a partnership and one or more partners are claiming the exemption for portfolio interest under Section 881(c) of the Code, such Affected Party may provide the certificate described in (2) above; and (4) to the extent it may lawfully do so, such other forms or certificates as may be required under the laws of any applicable jurisdiction (on or before the date that any such form expires or becomes obsolete), in order to permit the Borrower and the Paying Agent to make payments to, and deposit funds to or for the account of, such Affected Party hereunder and under the other Facility Documents without any deduction or withholding for or on account of any Tax or to determine the correct amount of Tax to deduct and withhold from payments to the Affected Party. Each such Affected Party, to the extent it may lawfully do so, shall submit to the Borrower and the Paying Agent (with copies to the Administrative Agent) two updated, completed, and duly executed versions of: (x) all forms referred to in the previous sentence upon the expiration of, or the occurrence of any event requiring a change in, the most recent form previously delivered by it to the Borrower and the Paying Agent or the substitution of such form; and (y) such extensions or renewals thereof as required by applicable law or as may reasonably be requested by the Borrower or the Paying Agent; and

(iii) shall deliver to the Borrower and the Paying Agent such other tax forms or other documents as shall be prescribed by applicable law, to the extent applicable, (x) to demonstrate that payments to such Affected Party under this Agreement and the Loans are exempt from any United States withholding tax imposed pursuant to FATCA or (y) to allow the Borrower and the Paying Agent to determine the amount to deduct or withhold under FATCA from a payment hereunder, and further agrees to complete and to deliver to the Borrower and the Paying Agent from time to time, so long as it is eligible to do so, any successor or additional form required by the IRS or reasonably requested by the Borrower or the Paying Agent in order to secure an exemption from, or reduction in the rate of, United States withholding tax imposed pursuant to FATCA. Solely for purposes of this clause (iii), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(d) If the Borrower is required to pay additional amounts to or for the benefit of any Affected Party pursuant to this Section as a result of a change of law or treaty occurring after such Affected Party first became a party to this Agreement, such Affected Party will use reasonable efforts, at the Borrower’s request, to change the jurisdiction of its applicable lending office if, in the sole judgment of such Affected Party, such change (i) will eliminate or reduce any such additional payment which may thereafter accrue and (ii) is not otherwise disadvantageous to such Affected Party. The Borrower hereby agrees to pay all reasonable and documented costs and expenses incurred by any Lender in connection with any such designation or assignment.

(e) If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that the Paying Agent, the Borrower or the Servicer did not properly withhold Tax from amounts paid to or for the account of any Affected Person due to a failure on the part of the Affected Person (because the appropriate form was not delivered, was not properly executed, or because such Affected Person failed to notify the Paying Agent, the Borrower or the Servicer of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Affected Person shall indemnify and hold the Paying Agent, the Borrower and the Servicer harmless for all amounts paid, directly or indirectly, by the Paying Agent, the Borrower or the Servicer, as Tax or otherwise, including penalties and interest, and including any Taxes imposed by any jurisdiction on the amounts payable to the Paying Agent, the Borrower or the Servicer under this Section 2.12, together with all costs and expenses (including attorneys’ fees and expenses). The obligation of the Affected Persons under this subsection shall survive the payment of all obligations under this Agreement.

(f) If any Affected Party reasonably determines that it has received a refund of any Taxes as to which it has been indemnified by the Borrower or the Servicer or with respect to which the Borrower or the Servicer has paid additional amounts pursuant to this Section 2.12 it shall promptly pay over such refund to the Borrower or the Servicer, as applicable, (but only to the extent of payments made, or additional amounts paid, by the Borrower under this Section 2.12 with respect to Taxes giving rise to such a refund), net of all reasonable out-of-pocket expenses of such Affected Party and without interest (other than any interest paid by the relevant governmental authority with respect to such a refund).

(g) The Borrower shall indemnify each Affected Party, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Affected Party or required to be withheld or deducted from a payment to such Affected Party and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by an Affected Party shall be conclusive absent manifest error.

(h) Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.04(d) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (h).

SECTION 2.13. Security Interest.

(a) As security for the performance by the Borrower of all the terms, covenants and agreements on the part of the Borrower to be performed under this Agreement or any other Facility Document, including the payment when due of all Borrower Obligations, the Borrower hereby grants to the Administrative Agent, for the benefit of the Secured Parties, a security interest in all of the Borrower’s right, title and interest in, to and under the following, whether now owned or hereafter acquired, now existing or hereafter created, and wherever located (collectively, the “Collateral”):

(i) the Pledged Timeshare Loans, together with all Collections and all monies due (including any payments made under any guarantee or similar credit enhancement with respect to any such Timeshare Loans) to become due or received by any Person in payment of any of the Pledged Timeshare Loans after the respective Cutoff Dates for the Pledged Timeshare Loans;

(ii) the Related Security with respect to the Pledged Timeshare Loans;

(iii) the Account Collateral;

(iv) all Hedge Collateral;

(v) the HGV Borrower Purchase Agreement and all remedies thereunder, the Sale and Contribution Agreement, the Servicing Agreement, the Custody Agreement and any other Facility Document to which the Borrower is a party and all remedies thereunder and the assignment to the Administrative Agent of all UCC financing statements filed by the Borrower against Seller under or in connection with the Sale and Contribution Agreement;

(vi) all present and future claims, demands, causes of action and choses in action in respect of any or all of the foregoing and all payments on or under of every kind and nature whatsoever in respect of any or all of the foregoing, including all proceeds of the conversion thereof, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, insurance proceeds, condemnation awards, rights to payment of any and every kind and other forms of obligations and receivables, instruments and other property which at any time constitute all or part of or are included in the proceeds of the foregoing;

(vii) all accounts, general intangibles, payment intangibles, instruments, investment property, documents, chattel paper, goods, moneys, letters of credit, letter of credit rights, certificates of deposit, deposit accounts and all other property and interests in property of the Borrower, whether tangible or intangible; and

(viii) all income and proceeds of the foregoing, other than proceeds of ~~a~~the Timeshare ~~Loan~~Interests related to such Pledged Timeshare Loans that has been foreclosed upon and remarketed and ~~for which the applicable Timeshare Interest~~which relates to the Barbados Resort, the La Pacifica Resort or the Craigendarroch Resort.

(b) The Borrower hereby authorizes the filing of financing statements, and continuation statements and amendments thereto and assignments thereof, describing the collateral covered thereby as “all of debtor’s personal property or assets” or words to that effect, notwithstanding that such wording may be broader in scope than the collateral described in this Section 2.13. The Borrower authorizes the Administrative Agent to file financing or continuation statements, and amendments thereto and assignments thereof, relating to the Pledged Timeshare Loans and the other Collateral without the signature of the Borrower. A photocopy or other reproduction of this Agreement shall be sufficient as a financing statement where permitted by law. This Agreement shall constitute a security agreement under applicable law.

(c) The Borrower represents and warrants that each remittance of Collections by it to the Administrative Agent, the Managing Agents or the Lenders hereunder will have been (i) in payment of a debt incurred by the Borrower in the ordinary course of business or financial affairs of the Borrower and (ii) made in the ordinary course of business or its financial affairs.

SECTION 2.14. Refinancings.

(a) On any Business Day, the Borrower shall have the right to prepay all or a portion of the Aggregate Loan Principal Balance and request the Administrative Agent to release its security interest and Lien on some or all of the Pledged Timeshare Loans in connection with a Refinancing, subject to the following terms and conditions:

(i) The Borrower shall have given the Administrative Agent, the Paying Agent, the Custodian and the Servicer at least ten (10) Business Days’ prior written notice of its intent to effect a Refinancing and, at least three (3) Business Days prior to the closing of the Refinancing, shall provide the Administrative Agent, the Custodian and the Servicer with the related Refinancing Release together with a funds flow memorandum indicating sources and uses to the reasonable satisfaction of the Administrative Agent with respect to such Refinancing;

(ii) Unless such Refinancing is to be effected on a Distribution Date (in which case the relevant calculations with respect to such Refinancing shall be reflected on the applicable Monthly Report), the Servicer shall deliver to the Administrative Agent a Refinancing Date Certificate and an updated Monthly Loan Tape together with evidence reasonably satisfactory to the Administrative Agent that the conditions precedent set forth in clauses (iii)(D) and (E) below will be satisfied.

(iii) On the related Refinancing Date, the following shall be true and correct and the Borrower shall be deemed to have certified that, after giving effect to the Refinancing, the related prepayment of the Aggregate Loan Principal Balance pursuant to Section 2.05(b) and the release to the Borrower of the related Pledged Timeshare Loans on the related Refinancing Date:

(A) no adverse selection procedure shall have been used by the Borrower with respect to the Pledged Timeshare Loans that will remain subject to this Agreement after giving effect to the Refinancing (except as is necessary to comply with normal and customary eligibility criteria for asset-backed securities transactions involving timeshare loans);

(B) the representations and warranties contained in Section 4.01 are true and correct in all material respects, except to the extent relating to an earlier date;

(C) no Default or Event of Default has occurred and is continuing; and

(D) no Borrowing Base Deficiency exists.

(iv) On the related Refinancing Date, the Paying Agent shall have received, for the benefit of the Secured Parties, in immediately available funds, (A) the portion of the Aggregate Loan Principal Balance to be prepaid pursuant to Section 2.05(b), (B) an amount equal to all accrued and unpaid Interest to the extent reasonably determined by the Administrative Agent to be attributable to that portion of the Aggregate Loan Principal Balance to be paid in connection with the Refinancing and (C) all Liquidation Fees with respect to such prepayment and all Hedge Breakage Costs and any other amounts payable by the Borrower under or with respect to any Hedging Agreement arising from the release of Pledged Timeshare Loans pursuant to Section 2.15 in connection with such Refinancing payable to any Indemnified Party under this Agreement through the date of such prepayment. The amount paid pursuant to (1) clause (A) shall be applied on such Refinancing Date to the payment of principal on the Aggregate Loan Principal Balance, (2) clause (B) shall be deposited in the Collection Account to be included in Available Funds for the next Distribution Date (or for such Distribution Date, if the Refinancing Date is also a Distribution Date) pursuant to Section 2.06 and (3) clause (C) shall be paid to the Persons to whom such amounts are owed on such Refinancing Date, in each case in accordance with the written directions from the Borrower to the Paying Agent.

(b) The Borrower hereby agrees to pay the reasonable and documented legal fees and expenses of the Administrative Agent, the Managing Agents, the Custodian, the Backup Servicer, the Paying Agent and the Lenders in connection with any Refinancing (including expenses incurred in connection with the release of the Lien of the Administrative Agent, the Lenders and any other party having such an interest in the Timeshare Loans in connection with such Refinancing).

SECTION 2.15. Release of Lien. In connection with any repurchase or substitution of Timeshare Loans by the Seller from the Borrower (a) pursuant to the Sale and Contribution Agreement or (b) effected pursuant to, and in compliance with, Section 2.14, and promptly following the Final Collection Date, the Administrative Agent agrees, at the Borrower’s expense, and without recourse, representation or warranty, and, in the case of a Refinancing, subject to the conditions specified in Section 2.14, to execute, deliver, file and record any release, document or other instrument and take such action that may be necessary or that the Borrower may reasonably request, to evidence the release by the Administrative Agent of its security interest in the applicable Pledged Timeshare Loans and related Collateral.

SECTION 2.16. The Collection Account and Hedge Reserve Account.

(a) On or prior to the Original Closing Date, the Borrower shall have established and shall thereafter maintain a segregated account in the name of the Borrower for the purpose of receiving Collections (the “Collection Account”). The taxpayer identification number associated with the Collection Account shall be that of the Borrower and the Borrower will report for Federal, state and local income taxes, the income, if any, represented by the Collection Account.

(b) The Collection Account shall be established and at all times maintained with the Paying Agent which shall act as a “securities intermediary” (as defined in Section 8-102(a)(14) of the UCC) and a “bank” (as defined in Section 9-102(a)(8) of the UCC) hereunder (in such capacities, the “Securities Intermediary”) with respect to the Collection Account. Computershare Trust Company, N.A., as initial Paying Agent, hereby confirms that the account number of the Collection Account is the number identified as such on Exhibit E hereto. In the event that the Collection Account Bank or the Hedge Reserve Account Bank ceases to be a Qualified Institution, the Borrower shall, within thirty (30) days thereof, appoint a Qualified Institution to be the successor Collection Account Bank or the Hedge Reserve Account Bank and establish a new Collection Account or Hedge Reserve Account at such Qualified Institution.

(c) The Collection Account shall be a “securities account” as defined in Section 8-501 of the UCC and shall be maintained by the Securities Intermediary as a securities intermediary in the name of the Borrower, subject to the lien of the Administrative Agent, for the benefit of the Secured Parties. The Securities Intermediary shall treat the Administrative Agent as the “entitlement holder” (within the meaning of Section 8-102(a)(7) of the UCC) in respect of all “financial assets” (within the meaning of Section 8-102(a)(9) of the UCC) credited to the Collection Account;

(d) The Securities Intermediary hereby confirms and agrees that:

(i) the Securities Intermediary shall not change the name or account number of the Collection Account without the prior written consent of the Administrative Agent;

(ii) all securities or other property underlying any financial assets (as hereinafter defined) credited to the Collection Account shall be registered in the name of the Securities Intermediary, indorsed to the Securities Intermediary or indorsed in blank or credited to another securities account maintained in the name of the Securities Intermediary, and in no case will any financial asset credited to the Collection Account be registered in the name of the Borrower or any other Person, payable to the order of the Borrower or specially indorsed to the Borrower or any other Person, except to the extent the foregoing have been specially indorsed to the Administrative Agent, for the benefit of the Secured Parties, or in blank;

(iii) all property transferred or delivered to the Securities Intermediary pursuant to this Agreement will be promptly credited to the Collection Account;

(iv) the Collection Account is an account to which financial assets are or may be credited, and the Securities Intermediary shall, subject to the terms of this Agreement, treat each of the Borrower and the Servicer as entitled to exercise the rights that comprise any financial asset credited to such account;

(v) the Securities Intermediary shall promptly deliver copies of all statements, confirmations and other correspondence concerning the Collection Account and/or any financial assets credited thereto simultaneously to each of the Servicer (on behalf of the Borrower) and the Administrative Agent at the address for each set forth on Schedule III to this Agreement; and

(vi) notwithstanding the intent of the parties hereto, to the extent that Collection Account shall be determined to constitute a “deposit account” within the meaning of Section 9-102(a)(29) of the UCC, the Collection Account shall be subject to the exclusive control of the Administrative Agent, for the benefit of the Secured Parties, and the Securities Intermediary will comply with instructions originated by the Administrative Agent directing disposition of the funds in the Collection Account without further consent by the Borrower or the Servicer.

(e) The Securities Intermediary hereby agrees that each item of property (including any investment property, financial asset, security, instrument or cash) credited to the Collection Account shall be treated as a “financial asset” within the meaning of Section 8-102(a)(9) of the UCC.

(f) Except as otherwise set forth in Section 2.16(g) and (h), the Securities Intermediary will comply with “entitlement orders” (as defined in Section 8-102(a)(8) of the UCC) (“Entitlement Orders”) originated by the Borrower or by the Servicer. The Borrower shall not directly make any withdrawals from the Collection Account.

(g) If at any time the Securities Intermediary shall receive any Entitlement Order from the Administrative Agent (i.e., an order directing a transfer or redemption of any financial asset in the Collection Account), or any “instructions” (within the meaning of Section 9-104 of the UCC), originated by the Administrative Agent, the Securities Intermediary shall comply with such Entitlement Order or instruction without further consent by the Borrower, the Servicer or any other Person. Notwithstanding the foregoing, the parties hereto agree that the Securities Intermediary will comply with the following with respect to any Entitlement Order or instruction: (i) until its receipt of a Notice of Exclusive Control (as defined below) with respect to the financial assets in the Collection Account, any cash received into the Collection Account may be invested in Permitted Investments selected by the Borrower or by the Servicer; and (ii) from and after its receipt of a Notice of Exclusive Control (as defined below), with respect to the financial assets in the Collection Account and without further consent of the Borrower, the Servicer or any other Person, any cash received into the Collection Account, may be invested in Permitted Investments selected by the Administrative Agent, for the benefit of the Secured Parties.

(h) Upon receipt by the Securities Intermediary of a written notice substantially in the form of Exhibit L hereto (a “Notice of Exclusive Control”), the Securities Intermediary will take all Entitlement Orders, instructions or other directions it receives from the Administrative Agent, on behalf of the Secured Parties, with respect to the Collection Account and the disposition of funds in the Collection Account, without further consent by the Borrower, the Servicer or any other Person, and shall cease complying with Entitlement Orders, instructions or other directions concerning the Collection Account originated by the Borrower, the Servicer or any other Person. Notwithstanding the foregoing, promptly following receipt by the Administrative Agent of a written notice from the Servicer identifying amounts on deposit in the Collection Account as constituting (a) Processing Fees, non-sufficient funds fees and late fees, or (b) Miscellaneous Payments, the Administrative Agent will issue an Entitlement Order to the Securities Intermediary to release such amounts under clauses (a) and (b) to the Servicer.

(i) In the event that the Securities Intermediary has or subsequently obtains by agreement, by operation of law or otherwise a security interest in the Collection Account or any financial assets, funds, cash or other property credited thereto or any security entitlement with respect thereto, the Securities Intermediary hereby agrees that such security interest shall be subordinate to the security interest of the Administrative Agent, for the benefit of the Secured Parties. Notwithstanding the preceding sentence, the financial assets, funds, cash or other property credited to the Collection Account will not be subject to deduction, set-off, banker’s lien, or any other right in favor of any Person other than the Administrative Agent, for the benefit of the Secured Parties (except that the Securities Intermediary may set-off (i) all amounts due to the Securities Intermediary in respect of customary fees and expenses for the routine maintenance and operation of the Collection Account, and (ii) the face amount of any checks that have been credited to the Collection Account but are subsequently returned unpaid because of uncollected or insufficient funds).

(j) Regardless of any provision in any other agreement, for purposes of the UCC, New York shall be deemed to be the “bank’s jurisdiction” (within the meaning of Section 9-304 of the UCC) and the “security intermediary’s jurisdiction” (within the meaning of Section 8-110 of the UCC).

(k) Whenever the Borrower initially elects to exercise the Hedge Reserve Option in accordance with Section 5.03(c), the Borrower shall cause to be established and shall cause to be maintained an account in the name of the Administrative Agent (the “Hedge Reserve Account”), bearing a designation clearly indicating that the funds deposited therein are held for the benefit and security of the Secured Parties. The Hedge Reserve Account shall be a segregated bank account initially established with the Administrative Agent. The Administrative Agent for the benefit of the Secured Parties shall possess all right, title and interest in all funds on deposit from time to time in the Hedge Reserve Account and in all proceeds thereof. The Hedge Reserve Account shall be under the sole dominion and control of the Administrative Agent for the benefit of the Secured Parties. Subject to this Section 2.16, amounts on deposit in the Hedge Reserve Account may be invested in Permitted Investments selected by the Borrower or by the Servicer. Funding, withdrawals and payments from the Hedge Reserve Account shall be made in the following manner:

(i) Funding. On each Determination Date or Borrowing Date occurring in a Hedging Period, if the Borrower has exercised and not revoked the Hedge Reserve Option, the Borrower shall deposit or shall cause to be deposited into the Hedge Reserve Account the amount necessary to cause the amount on deposit in the Hedge Reserve Account to be equal to the Hedge Reserve Account Required Balance (after giving effect to a Borrowing (if any) on such Determination Date or Borrowing Date, existing Hedging Agreements and Hedging Agreements entered into in respect of such Determination Date or Borrowing Date) and thereafter, on each Distribution Date, if the amount on deposit in the Hedge Reserve Account (after giving effect to any deposit of the applicable portion of the proceeds on such Determination Date) is less than the Hedge Reserve Account Required Balance, a deposit shall be made to the Hedge Reserve Account, to the extent of Available Funds as provided in Section 2.06 hereof.

(ii) Hedging Agreement Trigger Event. If the Borrower is required to purchase Hedging Agreements in accordance with Section 5.03 at any time after the Borrower has deposited amounts in the Hedge Reserve Account, the Administrative Agent shall, as directed by the Borrower or the Servicer, to the extent of funds available in the Hedge Reserve Account, either (i) pay the applicable Hedging Agreement premium to the related Hedge Counterparty, or (ii) in the event the Borrower provides the Administrative Agent with evidence that it has already paid such premium, reimburse the Borrower. To the extent there are funds remaining in the Hedge Reserve Account following the payment of such Hedging Agreement premium, the Administrative Agent shall withdraw such funds from the Hedge Reserve Account and deposit such funds into the Collection Account as Available Funds for the immediately following Distribution Date. To the extent that the Issuer fails to purchase or cause to be purchased Hedging Agreements in the timeframe required by the Hedging Requirements, the

Administrative Agent is authorized to obtain such Hedging Agreement on behalf of the Borrower and to withdraw from the Hedge Reserve Account, to the extent of funds available therein, the applicable Hedging Agreement premium and to pay such amount to the related Hedge Counterparty.

(iii) Payment in Full. To the extent that on the Distribution Date on which the Aggregate Loan Principal Balance will be reduced to zero, there are amounts on deposit in the Hedge Reserve Account, the Administrative Agent shall withdraw all amounts on deposit in the Hedge Reserve Account and shall deposit such amounts into the Collection Account as Available Funds.

(iv) Amounts in Excess of Hedge Reserve Account Required Balance. If, on any Distribution Date, amounts on deposit in the Hedge Reserve Account are greater than the Hedge Reserve Account Required Balance (after giving effect to all other distributions and disbursements on such Distribution Date), the Administrative Agent shall, based on the Monthly Report, withdraw funds in excess of the Hedge Reserve Account Required Balance from the Hedge Reserve Account and deposit such funds into the Collection Account as Available Funds on such Distribution Date for application in accordance with Section 2.06 hereof. If on any Determination Date, Borrowing Date or Distribution Date, the Borrower has revoked its election, in whole or in part, to fund the Hedge Reserve Account, provided that the Borrower has otherwise complied with the Hedging Requirements, amounts on deposit in the Hedge Reserve Account shall be deposited in the Collection Account as Available Funds.

SECTION 2.17. The Paying Agent.

(a) The Borrower hereby appoints Computershare Trust Company, N.A. as the initial Paying Agent. All payments of amounts due and payable in respect of the Borrower Obligations that are to be made from amounts withdrawn from the Collection Account pursuant to Section 2.06 shall be made on behalf of the Borrower by the Paying Agent. On the Final Collection Date, all funds then held by any Paying Agent other than the Administrative Agent under this Agreement shall, upon demand of the Borrower, be paid to the Administrative Agent to be held and applied according to Section 2.06, and thereupon such Paying Agent shall be released from all further liability with respect to such funds.

(b) On each Distribution Date, the Borrower shall pay to the Paying Agent the Paying Agent Fee pursuant to Section 2.06(b)(ii).

(c) The Paying Agent hereby agrees that subject to the provisions of this Section, it shall:

(i) hold any sums held by it for the payment of amounts due with respect to the Borrower Obligations in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;

(ii) give the Administrative Agent notice of any default by the Borrower of which it has actual knowledge in the making of any payment required to be made with respect to the Borrower Obligations;

(iii) at any time during the continuance of any such default, upon the written request of the Administrative Agent (a copy of which shall be provided by the Administrative Agent to the Borrower and the Servicer), forthwith pay to the Administrative Agent any sums so held in trust by such Paying Agent;

(iv) [Reserved];

(v) comply with all requirements of the Code and any applicable State law with respect to the withholding from any payments made by it in respect of any Borrower Obligations of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith; and

(vi) provide to the Managing Agents such information as is required to be delivered under the Code or any State law applicable to the particular Paying Agent, relating to payments made by the Paying Agent under this Agreement.

(d) Each Paying Agent (other than the initial Paying Agent) shall be appointed by the Borrower with the prior written consent of the Administrative Agent and the Majority Managing Agents. The Borrower shall not appoint any Collection Account Bank or Hedge Reserve Account Bank which is not, at the time of such appointment, a Qualified Institution.

(e) The Borrower shall indemnify the Paying Agent and its officers, directors, employees and agents for, and hold them harmless against any loss, liability or expense incurred, other than in connection with the willful misconduct, gross negligence or bad faith on the part of the Paying Agent, arising out of or in connection with (i) the performance of its obligations under and in accordance with this Agreement, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties under this Agreement and (ii) the negligence, willful misconduct or bad faith of the Borrower in the performance of its duties hereunder. All such amounts shall be payable in accordance with Section 2.06.

(f) The Paying Agent shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Paying Agent in such capacity herein. No implied covenants or obligations shall be read into this Agreement against the Paying Agent and, in the absence of gross negligence, willful misconduct or bad faith on the part of the Paying Agent, the Paying Agent may conclusively rely on the truth of the statements and the correctness of the opinions expressed in any certificates or opinions furnished to the Paying Agent pursuant to and conforming to the requirements of this Agreement.

(g) The Paying Agent shall not be liable for (i) an error of judgment made in good faith by one of its officers; or (ii) any action taken, suffered or omitted to be taken in good faith in accordance with or believed by it to be authorized or within the discretion or rights or powers conferred, by this Agreement or at the direction of a Lender, Managing Agent or the Administrative Agent relating to the exercise of any power conferred upon the Paying Agent under this Agreement, in each case, unless it shall be proved that the Paying Agent shall have been grossly negligent or acted in bad faith or with willful misconduct in ascertaining the pertinent facts.

(h) The Paying Agent shall not be charged with knowledge of any Default or Event of Default unless a Responsible Officer of the Paying Agent obtains actual knowledge of such event or the Paying Agent receives written notice of such event from the Borrower, the Servicer, any Secured Party or the Administrative Agent, as the case may be.

(i) Without limiting the generality of this Section, the Paying Agent shall have no duty (i) to see to any recording, filing or depositing of this Agreement or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest in the Collateral, or to see to the maintenance of any such recording or filing or depositing or to any recording, refiling or redepositing of any thereof, (ii) to see to the payment or discharge of any Tax, assessment or other governmental charge or any Lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Pledged Timeshare Loans, (iii) to confirm or verify the contents of any reports or certificates of the Servicer or the Borrower delivered to the Paying Agent pursuant to this Agreement believed by the Paying Agent to be genuine and to have been signed or presented by the proper party or parties or (iv) to ascertain or inquire as to the performance or observance of any of the Borrower’s or the Servicer’s representations, warranties or covenants under this Agreement or any other Facility Document.

(j) The Paying Agent shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there shall be reasonable grounds for believing that the repayment of such funds or adequate indemnity against such risk or liability shall not be reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Paying Agent to perform, or be responsible for the manner of performance of, any of the obligations of the Borrower under this Agreement.

(k) The Paying Agent may rely and shall be protected in acting or refraining from acting upon any resolution, certificate of a Responsible Officer, any Monthly Report, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties.

(l) The Paying Agent may consult with counsel of its choice with regard to legal questions arising out of or in connection with this Agreement and the advice or opinion of such counsel, selected with due care, shall be full and complete authorization and protection in respect of any action taken, omitted or suffered by the Paying Agent in good faith and in accordance therewith.

(m) The Paying Agent shall be under no obligation to exercise any of the rights, powers or remedies vested in it by this Agreement (except to comply with its obligations under this Agreement and any other Facility Document to which it is a party) or to institute, conduct or defend any litigation under this Agreement or in relation to this Agreement, at the request, order or direction of the Administrative Agent or any Managing Agent pursuant to the provisions of this Agreement, unless the Administrative Agent, on behalf of the Secured Parties, or such Managing Agent shall have offered to the Paying Agent reasonable security or indemnity against the costs, expenses and liabilities that may be incurred therein or thereby.

(n) The Paying Agent shall not be bound to make any investigation into the facts of matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by a Lender, a Managing Agent or the Administrative Agent; provided, that if the payment within a reasonable time to the Paying Agent of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation shall be, in the opinion of the Paying Agent, not reasonably assured by the Borrower, the Paying Agent may require reasonable indemnity against such cost, expense or liability as a condition to so proceeding. The reasonable expense of every such examination shall be paid by the Borrower or, if paid by the Paying Agent, shall be reimbursed by the Borrower to the extent of funds available therefor pursuant to Section 2.06.

(o) The Paying Agent shall not be responsible for the acts or omissions of the Administrative Agent, the Borrower, the Servicer, any Managing Agents, any Lender, any Hedge Counterparty or any other Person.

(p) Any Person into which the Paying Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which to Paying

Agent shall be a party, or any Person succeeding to the business of the Paying Agent, shall be the successor of the Paying Agent under this Agreement, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

(q) The Paying Agent does not assume and shall have no responsibility for, and makes no representation as to, monitoring the value of the Timeshare Loans and other Collateral.

(r) If the Paying Agent shall at any time receive conflicting instructions from the Administrative Agent and the Borrower or the Servicer or any other party to this Agreement and the conflict between such instructions cannot be resolved by reference to the terms of this Agreement, the Paying Agent shall be entitled to rely on the instructions of the Administrative Agent. In the absence of bad faith, gross negligence or willful misconduct on the part of the Paying Agent, the Paying Agent may rely and shall be protected in acting or refraining from acting upon any resolution, officer’s certificate, any Monthly Report, certificate of auditors, or any other certificate, statement, instrument, opinion, report, notice request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties. The Paying Agent may rely upon the validity of documents delivered to it, without investigation as to their authenticity or legal effectiveness, and the parties to this Agreement will hold the Paying Agent harmless from any claims that may arise or be asserted against the Paying Agent because of the invalidity of any such documents or their failure to fulfill their intended purpose.

(s) The Paying Agent is authorized, in its sole discretion, to disregard any and all notices or instructions given by any other party hereto or by any other person, firm or corporation, except only such notices or instructions as are herein provided for and orders or process of any court entered or issued with or without jurisdiction. If any property subject hereto is at any time attached, garnished or levied upon under any court order or in case the payment, assignment, transfer, conveyance or delivery of any such property shall be stayed or enjoined by any court order, or in case any order, judgment or decree shall be made or entered by any court affecting such property or any part hereof, then and in any of such events the Paying Agent is authorized, in its sole discretion, to rely upon and comply with any such order, writ, judgment or decree with which it is advised by legal counsel of its own choosing is binding upon it, and if it complies with any such order, writ, judgment or decree it shall not be liable to any other party hereto or to any other person, firm or corporation by reason of such compliance even though such order, writ, judgment or decree maybe subsequently reversed, modified, annulled, set aside or vacated.

(t) The Paying Agent may: (i) terminate its obligations as Paying Agent under this Agreement (subject to the terms set forth herein) upon at least 30 days’ prior written notice to the Borrower, the Servicer, the Managing Agents and the Administrative Agent; provided, however, that, without the consent of the Administrative Agent and the Majority Managing Agents, such resignation shall not be effective until a successor Paying Agent reasonably acceptable to the Administrative Agent and the Majority Managing Agents shall have accepted appointment by the Borrower as Paying Agent, pursuant hereto and shall have agreed to be bound by the terms of this Agreement; or (ii) be removed at any time by written demand, of the Administrative Agent and the Majority Managing Agents, delivered to the Paying Agent, the Borrower and the Servicer. In the event of such termination or removal, the Borrower with the consent of the Administrative Agent and the Majority Managing Agents shall appoint a successor paying. If, however, a successor paying agent is not appointed by the Borrower within ninety (90) days after the giving of notice of resignation, the Paying Agent may petition a court of competent jurisdiction for the appointment of a successor paying agent.

(u) Any successor Paying Agent appointed pursuant hereto shall (i) execute, acknowledge, and deliver to the Borrower, the Servicer, the Administrative Agent, and to the predecessor Paying Agent an instrument accepting such appointment under this Agreement. Thereupon, the resignation or removal of the predecessor Paying Agent shall become effective and such successor Paying Agent, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties, and obligations of its predecessor as

Paying Agent under this Agreement, with like effect as if originally named as Paying Agent. The predecessor Paying Agent shall upon payment of its fees and expenses deliver to the successor Paying Agent all documents and statements and monies held by it under this Agreement; and the Borrower and the predecessor Paying Agent shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Paying Agent all such rights, powers, duties, and obligations.

(v) In the event the Paying Agent’s appointment hereunder is terminated without cause, the Borrower shall reimburse the Paying Agent for the reasonable out-of-pocket expenses of the Paying Agent incurred in transferring any funds in its possession to the successor Paying Agent.

(w) The parties hereto acknowledge and agree that the Paying Agent shall not be required to act as a “commodity pool operator” (as defined in the Commodity Exchange Act, as amended) or be required to undertake regulatory filings related to this Agreement or any Facility Document in connection therewith.

SECTION 2.18. Defaulting Committed Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Committed Lender becomes a Defaulting Committed Lender, then the following provisions shall apply for so long as such Committed Lender is a Defaulting Committed Lender:

(a) Unused Fees shall cease to accrue on the unfunded portion of the Commitment of such Defaulting Committed Lender pursuant to Section 2.04;

(b) notwithstanding anything to the contrary contained in Section 2.03 hereof, the unused portion of the Commitment of such Defaulting Committed Lender may be reduced to zero without any contemporaneous ratable reduction of the Commitments of the other Committed Lenders;

(c) neither the Commitment nor the Loans of such Defaulting Committed Lender shall be included in determining whether all Lenders, a majority of the Lenders or the Majority Managing Agents have taken or may take any action hereunder and the Managing Agent of the Lender Group which includes such Defaulting Committed Lender shall not be included in determining whether all Managing Agents have taken or may have taken any action hereunder (including, in each case, any consent to any amendment or waiver pursuant to Section 10.01); provided, that any waiver, amendment or modification requiring the consent of all Lenders or Managing Agents or each affected Lender or Managing Agent, as applicable, which affects such Defaulting Committed Lender or the related Managing Agent differently than other affected Lenders or Managing Agents shall require the consent of such Defaulting Committed Lender or the related Managing Agent, as applicable; and

(d) the Borrower may replace such Defaulting Committed Lender in accordance with Section 2.19 of this Agreement; provided, that in connection with such replacement such assignee shall have consented to the applicable amendment or waiver.

In the event that the Administrative Agent determines that a Defaulting Committed Lender has adequately remedied all matters that caused such Committed Lender to be a Defaulting Committed Lender, then (x) the Pro Rata Shares, the Lender Group Limits and Lender Group Percentages shall be readjusted to reflect the inclusion of such Committed Lender’s Commitment and on such date such Committed Lender shall purchase at par such of the Loans of the other Lenders as the Administrative Agent and the Managing Agents shall determine may be necessary in order for such Committed Lender to hold such Loans in accordance with its Pro Rata Share and for such Committed Lender’s Lender Group to hold such Loans in accordance with its Lender Group Percentage and (y) the provisions of clauses (a) through (d) above shall, from and after such determination, cease to be of further force or effect with respect to such Committed Lender.

SECTION 2.19. Replacement of Lender Group. If (i) any Affected Party requests compensation under Section 2.09(a) or 2.10(a), (ii) any Conduit Lender ceases to fund or maintain its Loans through the issuance of Commercial Paper, (iii) any Managing Agent fails to give consent to any amendment or waiver to the Facility Documents requiring the consent of 100% of the Managing Agents or 100% of the Managing Agents for all affected Lenders and Managing Agents whose Lender Group Limits together equal or exceed 66 2/3 percent of the Lender Group Limits required for such vote have consented, (iv) any Committed Lender becomes a Defaulting Committed Lender or becomes the subject of a Bail-In Action or (v) any Designated Delay Funding Lender delivers a Funding Delay Notice, then Borrower may, at its sole expense and effort, upon notice to the related Managing Agent and the Administrative Agent, require each Lender in such Managing Agent’s Lender Group to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 10.03), all of its respective interests, rights and obligations under this Agreement to an assignee that shall assume such obligations(which assignee may be another Conduit Lender or Committed Lender, as applicable, if a Conduit Lender or Committed Lender accepts such assignment); provided, that (x) the Borrower shall have received the prior written consent of the Administrative Agent with respect to any assignee that is not already a member of a Lender Group hereunder, which consent shall not unreasonably be withheld, conditioned or delayed, (y) each member of such assigning Lender Group shall have received payment of an amount equal to all outstanding Loans funded or maintained by such Lender Group, together with all accrued Interest thereon and all accrued Unused Fees and other Borrower Obligations payable to them hereunder and under the other Facility Documents, from the assignee (to the extent of such outstanding Loans) and (z) in the case of any such assignment resulting from a claim for compensation under Section 2.09(a) or Section 2.10(a), such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to exist.

SECTION 2.20. Inability to Determine Rates.

(a) If in connection with any request for a Daily SOFR Loan or a conversion of a Loan to a Daily SOFR Loan or a continuation of any of such Loan, as applicable, (i) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that (A) no Successor Rate has been determined in accordance with Section 2.20(b), and the circumstances under clause (i) of Section 2.20(b) or the Scheduled Unavailability Date has occurred, or (B) adequate and reasonable means do not otherwise exist for determining Daily SOFR for any requested Interest Period or any determination dates(s), as applicable, with respect to a proposed Daily SOFR Loan or in connection with an existing or proposed Loan that accrues interest by reference to the Alternative Rate, or (ii) the Administrative Agent or the Managing Agents determine that for any reason that Daily SOFR for any requested Interest Period or determination date(s) with respect to a proposed Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Borrower and each Lender.

Thereafter, (x) the obligation of the Lenders to make or maintain Daily SOFR Loans, or to convert any Loans to Daily SOFR Loans, shall be suspended (to the extent of the affected Daily SOFR Loans or Interest Periods or determination date(s), as applicable), and (y) in the event of a determination described in the preceding sentence with respect to the Daily SOFR component of the Alternative Rate, the utilization of the Daily SOFR component in determining the Alternative Rate shall be suspended, in each case until the Administrative Agent (or, in the case of a determination by the Managing Agents described in clause (ii) of this Section 2.20(a), until the Administrative Agent upon instruction of the Managing Agents) revokes such notice.

Upon receipt of such notice, (i) the Borrower may revoke any pending request for a Borrowing of, or conversion to, or continuation of Daily SOFR Loans (to the extent of the affected Daily SOFR Loans or Interest Periods or determination date(s), as applicable) or, failing that, will be deemed to have converted such request into a request for a Loan which accrues interest by reference to the Alternative Rate in the amount specified therein and (ii) any outstanding Daily SOFR Loan shall be deemed to have been converted to a Loan which accrues interest by reference to the Alternative Rate immediately at the end of their respective applicable Interest Period.

(b) Replacement of Daily SOFR or Successor Rate. Notwithstanding anything to the contrary in this Agreement or any other Facility Documents, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Borrower or Managing Agents notify the Administrative Agent (with, in the case of the Managing Agents, a copy to the Borrower) that the Borrower or Managing Agents (as applicable) have determined, that:

(i) adequate and reasonable means do not exist for ascertaining Daily SOFR, including, without limitation, because the Daily SOFR Screen Rate is not available or published on a current basis and such circumstances are unlikely to be temporary; or

(ii) the SOFR Administrator or any successor administrator of the Daily SOFR Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent or such administrator with respect to its publication of Daily SOFR, in each case acting in such capacity, has made a public statement identifying a specific date after which Daily SOFR or the Daily SOFR Screen Rate shall or will no longer be made available, or permitted to be used for determining the interest rate of U.S. dollar denominated syndicated loans, or shall or will otherwise cease, provided that, at the time of such statement, there is no successor administrator that is satisfactory to the Administrative Agent, that will continue to provide such interest periods of Daily SOFR after such specific date (the latest date on which Daily SOFR or the Daily SOFR Screen Rate are no longer available permanently or indefinitely, the “Scheduled Unavailability Date”);

then, on a date and time determined by the Administrative Agent (any such date, the “Daily SOFR Replacement Date”), which date shall be at the end of an Interest Period or on the relevant interest payment date, as applicable, for interest calculated and, solely with respect to clause (ii) above, no later than the Scheduled Unavailability Date, Daily SOFR will be replaced hereunder and under any Loan Document with an alternative benchmark rate for any payment period for interest calculated that can be determined by the Administrative Agent, in each case, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document (the “Successor Rate”).

Notwithstanding anything to the contrary herein, (i) if the Administrative Agent determines that Daily SOFR is not available on or prior to the Daily SOFR Replacement Date, or (ii) if the events or circumstances of the type described in Section 2.20(b)(i) or (ii) have occurred with respect to the Successor Rate then in effect, then in each case, the Administrative Agent and the Borrower may amend this Agreement solely for the purpose of replacing Daily SOFR or any then current Successor Rate in accordance with this Section 2.20 at the end of any Interest Period, relevant interest payment date or payment period for interest calculated, as applicable, with an alternative benchmark rate giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated credit facilities syndicated and agented in the United States for such alternative benchmark. and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated credit facilities syndicated and agented in the United States for such benchmark, which adjustment or method for calculating such adjustment shall be published on an information service as selected by the Administrative Agent from time to time in its reasonable discretion and may be periodically updated. For the avoidance of doubt, any such proposed rate and adjustments, shall constitute a “Successor Rate”. Any such amendment shall become effective at 5:00 p.m. on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Borrower unless, prior to such time, Lenders comprising the Managing Agents have delivered to the Administrative Agent written notice that such Managing Agents object to such amendment.

The Administrative Agent will promptly (in one or more notices) notify the Borrower and each Lender of the implementation of any Successor Rate.

Any Successor Rate shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, such Successor Rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent.

Notwithstanding anything else herein, if at any time any Successor Rate as so determined would otherwise be less than zero%, the Successor Rate will be deemed to be zero% for the purposes of this Agreement and the other Facility Documents.

In connection with the implementation of a Successor Rate, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Facility Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement; provided that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such Conforming Changes to the Borrower and the Lenders reasonably promptly after such amendment becomes effective.

For purposes of this Section 2.20, those Lenders that either have not made, or do not have an obligation under this Agreement to make, the relevant Loans in Dollars shall be excluded from any determination of Managing Agents.

SECTION 2.21. Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to SOFR or Daily SOFR, or to determine or charge interest rates based upon SOFR or Daily SOFR, then, upon notice thereof by such Lender to the Borrower (through the Administrative Agent), (a) any obligation of such Lender to make or continue Daily SOFR Loans or to convert Loans to Daily SOFR Loans shall be suspended, and (b) if such notice asserts the illegality of such Lender making or maintaining Loans the interest rate on which is determined by reference to the Daily SOFR component of the Alternative Rate, the interest rate on which Loans which accrue interest by reference to the Alternative Rate of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Daily SOFR component of the Alternative Rate, in each case until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (i) the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Daily SOFR Loans of such Lender to Loans that accrue interest by reference to the Alternative Rate (the interest rate on which

Loans which accrue interest by reference to the Alternative Rate of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Daily SOFR component of the Alternative Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Daily SOFR Loan to such day, or immediately, if such Lender may not lawfully continue to maintain such Daily SOFR Loan and (ii) if such notice asserts the illegality of such Lender determining or charging interest rates based upon SOFR, the Administrative Agent shall during the period of such suspension compute the Alternative Rate applicable to such Lender without reference to the Daily SOFR component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon SOFR. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 2.04.

SECTION 2.22. Payments by Borrower; Presumptions by Administrative Agent.

Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due.

With respect to any payment that the Administrative Agent makes for the account of the Lenders as to which the Administrative Agent determines (which determination shall be conclusive absent manifest error) that any of the following applies (such payment referred to as the “Rescindable Amount”): (1) the Borrower has not in fact made such payment; (2) the Administrative Agent has made a payment in excess of the amount so paid by the Borrower (whether or not then owed); or (3) the Administrative Agent has for any reason otherwise erroneously made such payment; then each of the Lenders, severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount so distributed to such Lender, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this Section 2.22 shall be conclusive, absent manifest error.

ARTICLE III

CONDITIONS PRECEDENT

SECTION 3.01. Conditions Precedent to Effectiveness. As conditions precedent to the effectiveness of this Agreement, and the initial Borrowing hereunder the Managing Agents shall have received each of the documents, instruments, legal opinions and other agreements listed on (1) Schedule IV-A as of the Original Closing Date and (2) Schedule IV-B as of the Restatement Date, in each case, that are required to be delivered on or prior to the date hereof, together with all fees due and payable on the date hereof.

SECTION 3.02. Conditions Precedent to All Borrowings. Each Borrowing (including the Initial Borrowing) made by the Lenders to the Borrower (except as set forth in Section 2.02(e)(iv)), shall be subject to the further conditions precedent that on related Borrowing Date, each of the following shall be true and correct both before and immediately after giving effect to such Borrowing:

(a) the Administrative Agent shall have received from the Servicer the Monthly Report most recently required to be delivered pursuant to the Servicing Agreement;

(b) the representations and warranties contained in Article IV shall be true and correct in all material respects on and as of such date as though made on and as of such date unless such representations and warranties by their terms refer to an earlier date, in which case they shall be true and correct in all material respects on and as of such earlier date;

(c) no event has occurred and is continuing, or would result from such Borrowing which constitutes a Default, an Event of Default, a Servicer Termination Event or an Unmatured Servicer Termination Event;

(d) the Amortization Date has not occurred;

(e) each of the Borrower, the Servicer and the Custodian shall have timely made all of the deliveries required pursuant to the Custody Agreement with respect to the Pledged Timeshare Loans and any Timeshare Loans to become Pledged Timeshare Loans in connection with such Borrowing;

(f) no Borrowing Base Deficiency shall exist before such Borrowing and, after giving pro forma effect to such Borrowing, any concurrent Transfer of Timeshare Loans to the Borrower with the proceeds of such Borrowing and/or any concurrent release of Pledged Timeshare Loans on such date pursuant to Section 2.15, no Borrowing Base Deficiency shall exist;

(g) if any Timeshare Loans are being Transferred to the Borrower with the proceeds of such Borrowing, after giving effect to such Transfer, the weighted average FICO® score of all Obligors of Eligible Timeshare Loans on the Applicable Measurement Date with FICO® scores (weighted based on the Timeshare Loan Balances on such date) shall be at least 715;

(h) if such date occurs during a Hedging Period, the Borrower shall be in compliance with Section 5.03;

(i) upon the reasonable request of any Lender, the Borrower shall have provided to such Lender the documentation and other information so requested in connection with applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act, in each case at least five days prior to any Borrowing;

(j) the Local Counsel Opinion Requirement shall be satisfied for each Required Local Counsel Jurisdiction as of the relevant Borrowing Date; ~~and~~

(k) The Custodian shall have received an executed copy of (i) the Assignment of Mortgage or (ii) the Global Assignment (Bluegreen) delivered to the Administrative Agent, with respect to the related Bluegreen Timeshare Loans; provided that for purposes of this clause (k), to the extent the Global Assignment (Bluegreen) is delivered to the Custodian, a one-time delivery of such Global Assignment (Bluegreen) shall satisfy the requirements of this clause, including for all subsequent fundings; and

(l) ~~(k)~~ the receipt of a Borrowing Request in the form required under Section 2.02(a).

Each delivery of a Borrowing Request to the Administrative Agent, and the acceptance by the Borrower of the proceeds of any Borrowing, shall constitute a representation and warranty by the Borrower that, as of the date of such Borrowing, both before and after giving effect thereto and the application of the proceeds thereof, each of the applicable statements set forth in clauses (a) through (j) above are true and correct to the extent set forth in such clauses.

SECTION 3.03. Conditions to Funding a Delayed Funding Amount. The funding of any Delayed Funding Amount is subject to the conditions (and each funding shall evidence the Borrower’s representation and warranty that clauses (a) through (e) of this Section 3.03 have been satisfied as of the related Delayed Funding Date) that:

(a) the Amortization Date has not occurred by reason of any action taken by the Borrower under clause (iii) of the definition thereof;

(b) each of the Borrower, the Servicer and the Custodian shall have timely made all of the deliveries required pursuant to the Custody Agreement with respect to the Pledged Timeshare Loans and any Timeshare Loans to become Pledged Timeshare Loans in connection with the funding of such Delayed Funding Amount;

(c) no Borrowing Base Deficiency shall exist before the funding of such Delayed Funding Amount and, after giving pro forma effect to the funding of such Delayed Funding Amount, any concurrent Transfer of Timeshare Loans to the Borrower with the proceeds of the funding of such Delayed Funding Amount and/or any concurrent release of Pledged Timeshare Loans on such date pursuant to Section 2.15, no Borrowing Base Deficiency shall exist;

(d) the receipt of a Borrowing Request in the form required under Section 2.02(a);

(e) if any Timeshare Loans are being Transferred to the Borrower on such Delayed Funding Date, after giving effect to such Transfer, the weighted average FICO® score of all Obligors of Eligible Timeshare Loans on the Applicable Measurement Date with FICO® scores (weighted based on the Timeshare Loan Balances on such date) shall be at least 715; and

(f) if such date occurs during a Hedging Period, the Borrower shall be in compliance with Section 5.03.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

SECTION 4.01. Representations and Warranties of the Borrower. The Borrower represents and warrants as of the Original Closing Date and the Restatement Date and on each date a Loan is made as follows:

(a) Due Formation and Good Standing. The Borrower is a limited liability company, duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly qualified to do business, and is in good standing, in every jurisdiction where the nature of its business requires it to be so qualified.

(b) Due Authorization and No Conflict. The execution, delivery and performance by the Borrower of this Agreement, the Sale and Contribution Agreement and all other Facility Documents to which it is a party, and the transactions contemplated hereby and thereby, are within the Borrower’s limited liability company powers, have been duly authorized by all necessary limited liability company action and do not contravene or constitute a default under, any provision of applicable law or of the Borrower’s certificate of formation or of the limited liability company agreement or of any agreement, judgment, injunction, decree or other instrument binding upon the Borrower or result in the creation or imposition of any Adverse Claim (except for Permitted Liens) on any asset of the Borrower. This Agreement, the Sale and Contribution Agreement and the other Facility Documents to which the Borrower is a party have been duly executed and delivered on behalf of the Borrower.

(c) Governmental Consent. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required for the due execution, delivery and performance by the Borrower of this Agreement, the Sale and Contribution Agreement or any other agreement, document or instrument to be delivered by it hereunder that has not already been given or obtained, except for filings under the UCC required under Article III.

(d) Enforceability of Facility Documents. Each of this Agreement, the Sale and Contribution Agreement and each other Facility Document to be delivered by the Borrower in connection herewith, constitutes the legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, subject to the Enforceability Exceptions.

(e) No Litigation. (i) There is no action, suit, proceeding or investigation pending or, to the best knowledge of the Borrower, threatened, against the Borrower or the property of the Borrower in any court, or before any arbitrator of any kind, or before or by any Governmental Authority and (ii) the Borrower is not subject to any order, judgment, decree, injunction, stipulation or consent order of or with any Governmental Authority that, in the case of either of the foregoing clauses (i) and (ii), (A) asserts the invalidity of this Agreement or any other Facility Document, (B) seeks to prevent the grant of any Collateral by the Borrower to the Administrative Agent, the ownership or acquisition by the Borrower of the Timeshare Loans or the consummation of any of the transactions contemplated by this Agreement or any other Facility Document, (C) seeks any determination or ruling that, in the reasonable judgment of the Borrower, would materially and adversely affect the performance by the Borrower of its obligations under this Agreement or any other Facility Document or the validity or enforceability of this Agreement or any other Facility Document or (D) individually or in the aggregate for all such actions, suits, proceedings and investigations could reasonably be expected to have a Material Adverse Effect. The Borrower is not in default with respect to any order of any court, arbitrator or Governmental Authority.

(f) Perfection Representations.

(i) This Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in the Collateral in favor of the Administrative Agent, which security interest is prior to all other Adverse Claims (except for Permitted Liens) arising under the UCC, and is enforceable as such against creditors of the Borrower, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity);

(ii) The Pledged Timeshare Loans and the documents evidencing such Pledged Timeshare Loans constitute “accounts”, “chattel paper”, “electronic chattel paper”, “instruments” or “general intangibles” within the meaning of the applicable UCC;

(iii) The Borrower owns and has good and marketable title to the Collateral free and clear of any Adverse Claims, except for Permitted Liens;

(iv) The Borrower has caused or will have caused, within ten (10) days of the Restatement Date, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Collateral granted to the Administrative Agent hereunder;

(v) All Tangible Loan Documents, including Tangible Obligor Notes (or an original lost note affidavit and indemnity from the Seller) that constitute or evidence the Pledged Timeshare Loans are in the possession of the Custodian and the Borrower has received a receipt therefor, which acknowledges that the Custodian is holding such Tangible Loan Documents that constitute or evidence the Pledged Timeshare Loans solely on behalf and for the benefit of the Administrative Agent.

(vi) All Electronic Loan Documents, including Electronic Obligor Notes (or an original lost note affidavit and indemnity from the Seller) that constitute or evidence the Pledged Timeshare Loans are under (i) the “control” (within the meaning of Section 9-105 of the UCC or Section 16 of UETA, as applicable) of the Administrative Agent if such Electronic Loan Document constitutes Electronic Chattel Paper or a “transferrable record” (within the meaning of UETA) or (ii) otherwise, the dominion of the Custodian as custodial agent for the Administrative Agent and, in each case, the Borrower has received a receipt therefor, which acknowledges that the Custodian is holding such Electronic Loan Documents that constitute or evidence the Pledged Timeshare Loans solely on behalf and for the benefit of the Administrative Agent.

(vii) Other than the security interest granted to the Administrative Agent pursuant to this Agreement, the Borrower has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Collateral. The Borrower (x) has not authorized the filing of any financing statements against the Borrower that include a description of the Collateral and (y) is not aware of any financing statements against the Borrower that include a description of the Collateral (other than any financing statement (i) for which the Borrower has not provided authorization to file, (ii) that the Borrower has initiated the process to terminate promptly upon becoming aware of the existence thereof and (iii) which has no adverse effect on the first priority perfected security interest of the Administrative Agent in the Collateral), other than in the case of clauses (x) and (y), any financing statement relating to the security interest granted to the Administrative Agent hereunder or that has been terminated or amended to release such Collateral.

(viii) All financing statements filed or to be filed against the Borrower in favor of the Administrative Agent in connection herewith describing the Collateral contain a statement to the following effect: “A purchase of or security interest in any collateral described in this financing statement will violate the rights of the Secured Party.”

(ix) None of the Obligor Notes that constitute or evidence the Pledged Timeshare Loans has any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Borrower and the Administrative Agent.

(x) Each Electronic Loan Document evidencing a Pledged Timeshare Loan was created and is and will at all times remain stored and assigned in such a manner that: (1) there exists a single Authoritative Copy of such Electronic Loan Document which is unique, identifiable and, except as otherwise provided in subparagraphs (4), (5) and (6) below, unalterable; (2) the Authoritative Copy identifies the Administrative Agent as the secured party of such Electronic Loan Document and is held in the Warehouse Vault Partition; (3) the Authoritative Copy is communicated to and maintained by the Custodian, as the designated custodian of the Administrative Agent; (4) copies or revisions that add or change an identified assignee of the Authoritative Copy can be made only with the participation of the Custodian, as the designated custodian of the Administrative Agent; (5) each copy of the Authoritative Copy and any copy of a copy is readily identifiable as a copy that is not the Authoritative Copy; and (6) any revision of the Authoritative Copy is readily identifiable as an authorized or unauthorized revision.

(g) Compliance with Laws. The Borrower and each Resort Collection has complied with all applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, the violation of which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(h) Accuracy of Information. The information, reports, financial statements, exhibits and schedules furnished in writing by or on behalf of the Borrower to the Administrative Agent, any Managing Agent or any Lender in connection with the negotiation, preparation or delivery of this Agreement and the other Facility Documents or included herein or therein or delivered pursuant hereto or thereto (but excluding any projections, forward looking statements, budgets, estimates and general market data as to which the Borrower only represents and warrants that such information was prepared in good faith based upon assumptions believed by it to be reasonable at the time), when taken as a whole, do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. All written information furnished after the date hereof by or on behalf of the Borrower to the Administrative Agent, any Managing Agent or any Lender in connection with this Agreement and the other Facility Documents and the transactions contemplated hereby and thereby will be true, complete and accurate in every material respect, or (in the case of projections) based on reasonable estimates, on the date as of which such information is stated or certified. Each document or instrument included in a Timeshare Loan File delivered to the Custodian by or on behalf of the Borrower with respect to a Pledged Timeshare Loan that is not the originally executed document or instrument is a true and correct copy of such document or instrument.

(i) Location of Records; Organizational Identification Number. The locations of the offices where the Borrower keeps all the Records are listed on Exhibit D~~.~~ or upon 30 days’ prior written notice to the Administrative Agent, at any other location in the United States where all actions reasonably requested by the Administrative Agent or any Managing Agent to protect and perfect the interests of the Administrative Agent and the Lenders in the Collateral have been taken and completed. The Borrower’s federal employer identification number and its organizational identification number are as set forth on Exhibit M. The Borrower is organized solely under the laws of the State of Delaware.

(j) Collection Information. The names and addresses of all Account Banks, together with the address of the HRC Lockbox ~~and~~, the Bluegreen Lockbox, the Diamond Lockbox and the account numbers of the Accounts are as specified in Exhibit E. With ~~respect to HRC Timeshare Loans, (i) the HRC Lockbox set forth on Exhibit E is the only account address to which Obligors of HRC Timeshare Loans are directed to make payments and (ii) the Clearing Account set forth on Exhibit E is the only account to which Collections received from Obligors by means of pre-authorized debits from a deposit of such Obligor pursuant to a PAC or from a credit card of such Obligor pursuant to a Credit Card Account will be deposited. With respect to Diamond Timeshare Loans, (A) (i) prior to the~~Prior to the related Account Restructuring Obligor Notification Date, the HRC Lockbox in the case of the HRC Timeshare Loans, the HRC Lockbox and the Diamond Lockbox in the case of the Diamond Timeshare Loans, and the Bluegreen Lockbox in the case of the Bluegreen Timeshare Loans, in each case as set forth on Exhibit E, are the only account addresses to which the related Obligors are directed to make payments~~, (ii) on and after the~~ . On or after the related Account Restructuring Obligor Notification Date with respect to any Timeshare Loan, (i) with respect to Defaulted Timeshare Loans and Delinquent Timeshare Loans only, the lockboxes to which the related Obligors were directed to make payments prior to such date, (ii) the HRC Lockbox set forth on Exhibit E and/or (iii) the New Lockbox are the only account addresses to which the Obligors of such Timeshare Loan are directed to make payments. Prior to the related Account Restructuring Obligor Notification Date, the HRC ~~Lockbox set forth on Exhibit E is~~

~~the only account addresses to which Obligors are directed to make payments and (B) (i) prior to the Account Restructuring Obligor Notification Date~~Clearing Account in the case of the HRC Timeshare Loans, the Diamond Lockbox Account and the HRC Clearing Account in the case of the Diamond Timeshare Loans, and the Bluegreen Clearing Account in the case of the Bluegreen Timeshare Loans, in each case as set forth on Exhibit E, are the only accounts to which Collections received from the related Obligors by means of ~~pre-authorized debits from a deposit of such Obligor pursuant to a PAC or from a credit card of such Obligor pursuant to a~~ Debit/Credit Card ~~Account~~Payments will be deposited ~~and (ii) on and~~. On or after the related Account Restructuring Obligor Notification Date~~, the~~ with respect to any Timeshare Loan, (i) with respect to Defaulted Timeshare Loans and Delinquent Timeshare Loans only, the clearing accounts to which the Debit/Credit Card Payments were deposited prior to such date, (ii) the HRC Clearing Account set forth on Exhibit E ~~is~~and/or (iii) the New Clearing Account are the only ~~account~~accounts to which Collections received from the related Obligors by means of ~~pre-authorized debits from a deposit of such Obligor pursuant to a PAC or from a credit card of such Obligor pursuant to a~~ Debit/Credit Card ~~Account~~Payments will be deposited. Except as provided in the HRC Clearing Account Control Agreement, the Diamond Lockbox Account Control Agreement, the Bluegreen Clearing Account Control Agreement and the Intercreditor Agreement, none of the Seller, the Borrower, the Servicer or any Approved Subservicer has granted any Person, other than the Administrative Agent, “control” (within the meaning of Sections 8-106, 9-106 or 9-104, as applicable of any applicable enactment of the UCC) of the Unidentified Receipts Account, Diamond Lockbox Account, the Bluegreen Clearing Account or the HRC Clearing Account or the right to take control of the Unidentified Receipts Account, the Diamond Lockbox Account, the Bluegreen Clearing Account or the HRC Clearing Account at a future time or upon the occurrence of a future event.

(k) No Trade Names. The Borrower has no, and has not used any, trade names, fictitious names, assumed names or “doing business as” names.

(l) Investments. The Borrower does not own or hold, directly or indirectly (i) any capital stock or equity security of, or any equity interest in, any Person or (ii) any debt security or other evidence of Indebtedness of any Person, except for Permitted Investments and as otherwise contemplated by the Facility Documents. The Borrower has no Subsidiaries.

(m) Facility Documents. The Sale and Contribution Agreement delivered to the Administrative Agent is the only agreement pursuant to which the Borrower directly or indirectly purchases and receives capital contributions of Timeshare Loans from the Seller.

(n) Business. Since its formation, the Borrower has conducted no business other than entering into and performing it obligations under the Facility Documents to which it is a party, and such other activities as are incidental to the foregoing. The Facility Documents to which it is a party, and any agreements entered into in connection with the transactions that are permitted by Section 5.03(b), are the only agreements to which the Borrower is a party.

(o) Taxes. The Borrower has (i) filed or has received an extension of time for filing of, all United States Federal income Tax returns (if any) and all other material Tax returns which are required to be filed by it and (ii) paid all material Taxes that are due and payable by it, except to the extent that any such Tax is being contested in good faith by appropriate proceedings. The charges, accruals and reserves on the books of the Borrower in respect of Taxes and other governmental charges are, in the Borrower’s opinion, adequate.

(p) Solvency. The Borrower: (i) is not “insolvent” (as such term is defined in §101(32)(A) of the Bankruptcy Code), (ii) is able to pay its debts as they come due; and (iii) does not have unreasonably small capital for the business in which it is engaged or for any business or transaction in which it is about to engage.

(q) Use of Proceeds. No proceeds of any Loan will be used by the Borrower to acquire any security in any transaction which is subject to Section 13 or 14 of the Securities Exchange Act of 1934.

(r) Ownership. As of the date hereof, all of the Equity Interests (other than the special membership interest of the Independent Directors) in the Borrower are validly issued and directly owned of record by the Seller; the Seller has no obligation to make further payments for the purchase of such Equity Interests or contributions to the Borrower solely by reason of its ownership of such Equity Interests, and there are no options, warrants or other rights to acquire any Equity Interests in the Borrower.

(s) Eligibility. Each Pledged Timeshare Loan represented by the Borrower to be an “Eligible Timeshare Loan” in any Borrowing Request or included in the calculation of the Borrowing Base on any Distribution Date, Refinancing Date or Borrowing Date satisfied the requirements of eligibility contained in the definition of “Eligible Timeshare Loan” as of the Cutoff Date for such Pledged Timeshare Loan.

(t) Payments to Seller. With respect to each Pledged Timeshare Loan, the Borrower shall have (i) received such Pledged Timeshare Loan as a contribution to the capital of the Borrower by the Seller or (ii) purchased such Pledged Timeshare Loan from the Seller in exchange for payment (made by the Seller in accordance with the provisions of the Sale and Contribution Agreement) in an amount which constitutes fair consideration and reasonably equivalent value. No such sale shall have been made for or on account of an antecedent debt owed by the Seller to the Borrower and no such sale is or may be voidable or subject to avoidance under any section of the Bankruptcy Code.

(u) Event of Default. No Default or Event of Default has occurred or is continuing.

(v) Sanctions. None of the Borrower or any other Subsidiary of the Seller (i) is a Sanctioned Person, (ii) has any assets in Sanctioned Countries or (iii) derives any operating income from investments in, or transaction with, Sanctioned Persons or Sanctioned Countries. None of the Borrower or any other Subsidiary of the Seller has or is engaged in any activity or conduct which would, if any material respect, violate any applicable anti-bribery, anti-corruption or anti-money laundering laws, regulations or rules in any applicable jurisdiction. None of the proceeds of any Loan have been or will be used (i) to fund any operations or finance any investments or activities in, or make any payments to, a Sanctioned Person or Sanctioned Country or (ii) in a manner that would violate any anti-bribery, anti-corruption or anti-money laundering laws, rules or regulations in any applicable jurisdiction.

(w) Investment Company Act; Volcker Rule. The Borrower (i) is not a “covered fund” under the Volcker Rule and (ii) is not an “investment company” within the meaning of the Investment Company Act and the Borrower has not relied exclusively on either of Sections 3(c)(1) or 3(c)(7) of the Investment Company Act for an exception from registration.

(x) Certain LCR Matters. The Borrower has not issued (i) any obligations that constitute asset-backed commercial paper, (ii) securities required to be registered under the Securities Act of 1933, as amended or that may be offered for sale under Rule 144A of the Securities and Exchange Commission thereunder, or (iii) any other debt obligations or equity interests other than (A) debt obligations substantially similar to the obligations of the Borrower under this Agreement that are (1) issued to banks or asset-backed commercial paper conduits in privately negotiated transactions, and (2) subject to transfer restrictions substantially similar to the transfer restrictions set forth in Section 10.03 of this Agreement and (B) Equity Interests of the Borrower issued to the Seller. The Borrower’s assets and liabilities are consolidated with the assets and liabilities of the Seller for purposes of GAAP.

(y) Beneficial Ownership Certification. As of April 25, 2019, the information included in the Beneficial Ownership Certification delivered by the Borrower to the Administrative Agent is true and correct in all respects.

(z) Resort Collections. Each of Resort Collection Instruments related to the Resort Collections, constitutes the legal, valid and binding obligation of each of the parties thereto enforceable against such parties in accordance with their terms except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally.

(aa) (i) The Borrower does not maintain or participate in any Plan and has no material liability with respect to any Plan, (ii) the Borrower does not contribute to or have any obligation to contribute to any Multiemployer Plan and has no material liability to any Multiemployer Plan, (iii) no ERISA Event has occurred that, together with all other ERISA Events occurring within the prior twelve 12 months, involves the payment of money by or an incurrence of liability of the Borrower or any ERISA Affiliate in an aggregate amount which could reasonably be expected to have a Material Adverse Effect on the Borrower and (iv) the Borrower (A) is not a Benefit Plan Investor or a Governmental Plan Entity, and (B) will not during the term of this Agreement be or become a Benefit Plan Investor or a Governmental Plan Entity.

(bb) With respect to each Approved Transferor, 100% of the issued and outstanding Equity Interests in such Transferor are owned by the related Approved Transferee.

ARTICLE V

COVENANTS

SECTION 5.01. Affirmative Covenants of the Borrower. Except as otherwise provided herein, from the Original Closing Date until the later of the Amortization Date and the Final Collection Date, the Borrower will, unless the Administrative Agent and the Majority Managing Agents shall otherwise consent in writing:

(a) Compliance with Laws, Etc. Comply in all material respects with all applicable laws, ordinances, orders, rules, regulations and requirements of Governmental Authorities, the violation of which either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(b) Preservation of Existence. (i) Observe all procedures required by its certificate of formation and the limited liability company agreement and preserve and maintain its limited liability company existence, rights, franchises and privileges in the jurisdiction of its organization, and (ii) qualify and remain qualified in good standing as a foreign limited liability company in each other jurisdiction where the nature of its business requires such qualification and where, in the case of clause (ii), the failure to be so qualified could reasonably be expected to have a Material Adverse Effect.

(c) Audits. At any time and from time to time during regular business hours and upon reasonable prior notice, permit the Administrative Agent, on behalf of the Lenders and Managing Agents, or its agents or representatives: (i) to conduct periodic audits of the Pledged Timeshare Loans and the other Collateral and collection systems of the Borrower; (ii) to examine and make copies of and abstracts from the Records in its possession or control relating to the Pledged Timeshare Loans and other Collateral, including, the related Pledged Timeshare Loans; (iii) to visit the offices and properties of the Borrower for the purpose of examining the materials described in clause (ii) above; and (iv) to discuss matters relating to the Pledged Timeshare Loans, the other Collateral or the Borrower’s performance hereunder with any of the officers or employees of the Borrower having knowledge of such matters; provided, that if no Event of Default shall have occurred and be continuing, the Administrative Agent or its agents or representatives shall only be entitled to conduct one (1) audit of the

Borrower at the expense of the Borrower during any twelve (12) month period, beginning on the date hereof and on each anniversary of the date hereof; and provided, further, that if an Event of Default shall have occurred and be continuing, there shall be no limit on the number of such audits the Administrative Agent or its agents or representatives shall be entitled to conduct at the expense of the Borrower. The rights granted to the Administrative Agent in this Section 5.01(c) shall be exercised in conjunction with the rights granted to it under Section 3.2(f) of the Servicing Agreement.

(d) Keeping of Records and Books of Account. Maintain and implement administrative and operating procedures (including an ability to recreate records evidencing the Pledged Timeshare Loans in the event of the destruction of the originals thereof) and keep and maintain (or cause the Servicer to keep and maintain) all documents, books, records and other information reasonably necessary for the collection of all Pledged Timeshare Loans, and in which timely entries are made in accordance with GAAP. Such books and records shall include, without limitation, records adequate to permit the daily identification of each new Pledged Timeshare Loan and all Collections of and adjustments to each existing Pledged Timeshare Loan.

(e) Collections.

(i) Instruct or cause all Obligors to be instructed to (A) send all scheduled payments of principal or interest under the Pledged Timeshare Loans (x) prior to the related Account Restructuring Obligor Notification Date with respect to such type of Timeshare Loan, directly to the HRC Lockbox in the case of HRC Timeshare Loans, directly to the ~~HRC Lockbox and (y) in the case of Diamond Timeshare Loans, (1) prior to the Account Restructuring Obligor Notification Date, directly to the~~ Diamond Lockbox or the HRC Lockbox in the case of the Diamond Timeshare Loans, and to the Bluegreen Lockbox in the case of the Bluegreen Timeshare Loans and (~~2~~y) on ~~and~~or after the related Account Restructuring Obligor Notification Date with respect to such type of Timeshare Loan, directly to (i) with respect to Defaulted Timeshare Loans and Delinquent Timeshare Loans only, to the lockboxes to which the related Obligors were directed to make payments prior to such date, (ii) the New Lockbox and/or (iii) the HRC Lockbox, as applicable; (B) make scheduled payments of principal or interest under the Pledged Timeshare Loans by way of ~~pre-authorized debits from a deposit account of such Obligor pursuant to a PAC or from a credit card of such Obligor pursuant to a Credit Card Account from which payments under the Pledged Timeshare Loans (x)~~Debit/Credit Card Payments which shall be directed (x) prior to the related Account Restructuring Obligor Notification Date with respect to such type of Timeshare Loan, directly to the HRC Clearing Account in the case of HRC Timeshare Loans, directly to the Diamond Lockbox Account or the HRC Clearing Account ~~and (y)~~ in the case of the Diamond Timeshare Loans, ~~(1) prior to the~~ and directly to the Bluegreen Clearing Account in the case of the Bluegreen Timeshare Loans and (y) on and after the related Account Restructuring Obligor Notification Date with respect to such type of Timeshare Loan, directly to ~~the Diamond Lockbox Account or the~~(i) with respect to Defaulted Timeshare Loans and Delinquent Timeshare Loans only, the clearing accounts to which the Debit/Credit Card Payments were deposited prior to such date, (ii) the New Clearing Account ~~and (2) on and after the Account Restructuring Obligor Notification Date, directly to the~~or (iii) the HRC Clearing Account, as applicable; or (C) make payment by electronic transfer of funds (x) prior to the related Account Restructuring Obligor Notification Date with respect to such type of Timeshare Loan, directly to the HRC Clearing Account in the case of HRC Timeshare Loans, directly to the Diamond Lockbox Account or the HRC Clearing Account ~~and (y)~~ in the case of the Diamond Timeshare Loans, ~~(1) prior to the~~and directly to the Bluegreen Clearing Account in the case of the Bluegreen Timeshare Loans and (y) on or after the related Account Restructuring Obligor Notification Date with respect to such type of Timeshare Loan, directly to ~~the Diamond Lockbox Account or the~~(i) with respect to Defaulted Timeshare Loans and

Delinquent Timeshare Loans only, the clearing accounts into which the payments by electronic transfer of funds were deposited prior to such date, (ii) the New Clearing Account and/or (~~2) on and after the Account Restructuring Obligor Notification Date, directly to the~~iii) the HRC Clearing Account, as applicable.

(ii) In the case of funds transfers with respect to any Pledged Timeshare Loan pursuant to a PAC or Credit Card Account, or other electronic means, take, or instruct the HRC Clearing Account Bank ~~or~~, Bluegreen Clearing Account Bank, the Diamond Lockbox Account Bank or the New Clearing Account Bank, as applicable, to take (or cause to be instructed), all necessary and appropriate action to ensure that each such pre-authorized debit or credit card payment or transfer is credited directly to the HRC Clearing Account ~~or~~, the Bluegreen Clearing Account, the Diamond Lockbox Account or the New Clearing Account, respectively.

(iii) Cause (A) the HRC Clearing Account to at all times be subject to the HRC Clearing Account Control Agreement ~~and~~, (B) the Diamond Lockbox Account to at all times be subject to the Diamond Lockbox Account Control Agreement and the Intercreditor Agreement, (C) the Bluegreen Clearing Account to at all times be subject to the Bluegreen Clearing Account Control Agreement and (D) the New Clearing Account to at all times be subject to the New Clearing Account Control Agreement, provided that, for the avoidance of doubt, ~~clause (B~~clauses (A) through (C) shall not be applicable on or after the termination of the HRC Clearing Account Control Agreement, the Diamond Lockbox Account Control Agreement or the Intercreditor Agreement, or the Bluegreen Clearing Account Control Agreement, as applicable, if such termination is effected in accordance with Section 5.04(d) on or after the related Account Restructuring Date with respect to the related Account.

(f) Recordation of Assignments of Mortgage. At the direction of the Administrative Agent, the Borrower shall, upon the occurrence of an Event of Default or a Servicer Termination Event cause the recordation of each unrecorded Global Assignment ~~or one or more assignments~~ with respect to the Mortgages relating to the Pledged Timeshare Loans ~~(together, the “Assignments”)~~ with each Requisite Office. Each such submission for recordation shall occur within thirty (30) calendar days of the occurrence of such Event of Default or Servicer Termination Event. The Borrower shall deliver all documents necessary to effect such recordations and pay all costs, fees and expenses related to each such recordation, including all recordation taxes with respect to such Global Assignments, any costs and/or expenses related to the assembly of such Global Assignments and the delivery thereof to the proper Governmental Authority for recordation, and any attorneys’ fees or fees for other professionals incurred in connection with the recordation of such Global Assignments.

(g) Separate Existence. Maintain the Borrower’s identity as a separate legal entity from the Transaction Parties and to make it manifest to third parties that the Borrower is an entity with assets and liabilities distinct from those of the Transaction Parties. The Borrower shall operate in such a manner and be constituted so that each of the following statements will be true and correct at all relevant times:

(i) the Borrower maintains and shall maintain separate records, books of account and financial statements from those of the Transaction Parties;

(ii) the Borrower shall at all times maintain all of its liabilities and tangible and intangible assets, separate and readily identifiable, from those of each Transaction Party and, except to the extent permitted pursuant to the Facility Documents, the Borrower does not and shall not commingle any of its assets or funds with those of any Transaction Party;

(iii) the Borrower maintains and shall maintain an office separate from that of any other entity and a separate board of directors and observes all separate limited liability company formalities, and all decisions with respect to the Borrower’s business and daily operations have been and shall be independently made by the officers of the Borrower pursuant to authority granted by its limited liability company agreement and by resolutions of its board of directors;

(iv) other than contributions of capital, distributions of funds and return of capital, no transactions have been or will be entered into between the Borrower and the Seller or between the Borrower and any Transaction Parties except such transactions as are contemplated by this Agreement and the other Facility Documents, or as permitted by the Borrower’s organizational documents, and the Borrower shall not enter into or permit to exist any transaction (including any purchase, lease or exchange of property or the rendering of any service) with any Transaction Party other than those described in Section 5.04(j);

(v) the Borrower acts solely in its own name and through its own authorized officers and agents and the Borrower does not and will not act as agent of any Transaction Party or any other Person in any capacity;

(vi) except for any funds received from the Seller as a capital contribution or as otherwise permitted in this Agreement or any other Facility Document, the Borrower shall not accept for its own account funds from any Transaction Party; and the Borrower shall not allow any Transaction Party otherwise to supply funds to, or guarantee any obligation of, the Borrower;

(vii) the Borrower shall not guarantee, or otherwise become liable with respect to, any obligation of any Transaction Party;

(viii) the Borrower shall at all times hold itself out to the public under the Borrower’s own name as a legal entity separate and distinct from the Seller and the other Transaction Parties, and not hold itself out as a “division” of the Seller or any other Transaction Party;

(ix) the Borrower is a company with limited purposes (as specified in its limited liability company agreement) and has not engaged, and does not presently engage and shall not engage, in any activity other than the activities undertaken pursuant to this Agreement and the Facility Documents and activities ancillary or incidental thereto and transactions permitted pursuant to its organizational documents, and has no Indebtedness other than as created by, or set forth in, this Agreement or the other Facility Documents;

(x) all of the issued and outstanding membership interests of the Borrower are owned by the Seller, and all distributions by the Borrower to the Seller shall be properly reflected as distributions on the books and records of the Seller;

(xi) the execution and delivery of this Agreement and the Facility Documents and the consummation of the transactions contemplated hereby and thereby were not made in contemplation of the insolvency of the Borrower or after the commission of any act of insolvency by the Borrower. The Borrower does not believe, nor does it have any reasonable cause to believe, that it cannot perform its covenants contained in this Agreement and the other Facility Documents to which it is a party. The transactions contemplated by this Agreement and the Facility Documents are being consummated by the Borrower in furtherance of its ordinary business purposes, with no intent to hinder, delay or defraud any of its present or future creditors and with no view to preferring one creditor over another or to preventing the application of the Borrower’s assets in the manner required by applicable law or regulations; and

(xii) both immediately before and after the transactions contemplated by this Agreement and the other Facility Documents (y) the present fair salable value of the Borrower’s assets in the normal course of its business operations was or will be in excess of the amount that will be required to pay its probable liabilities as they then exist and as they become absolute and matured; and (z) the sum of the Borrower’s assets was and will be greater than the sum of its debts, valuing its assets at a fair salable value. This Agreement and the Facility Documents reflect bona fide transactions for legitimate business purposes;

(h) Beneficial Ownership Certification. The Borrower will notify the Administrative Agent and the Lenders of any change in the information provided in the Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified on such certification.

(i) Location of Records. Keep its chief place of business and chief executive office and the offices where it keeps the Records at (i) the address(es) of the Borrower referred to on Exhibit D or (ii) upon 30 days’ prior written notice to the Administrative Agent, at any other location in the United States where all actions reasonably requested by the Administrative Agent or any Managing Agent to protect and perfect the interests of the Administrative Agent and the Lenders in the Collateral have been taken and completed.

(j) Taxes. File, cause to be filed or obtain an extension of the time to file, all material Tax returns and reports required by law to be filed by it and will promptly pay or cause to be paid all Taxes and governmental charges at any time owing, provided that the Borrower may contest in good faith any such Taxes, assessments and other charges and, in such event, may permit the Taxes, assessments or other charges so contested to remain unpaid during any period, including appeals, when the Borrower is in good faith contesting the same so long as (i) adequate reserves have been established in accordance with GAAP, (ii) enforcement of the contested Tax, assessment or other charge is effectively stayed for the entire duration of such contest if such enforcement could reasonably be expected to have a Material Adverse Effect, and (iii) any Tax, assessment or other charge determined to be due, together with any interest or penalties thereon, is promptly paid as required after final resolution of such contest, and pay when due any Taxes payable in connection with the Pledged Timeshare Loans, exclusive of Taxes on or measured by income or gross receipts of the Administrative Agent, the Managing Agents or the Lenders.

(k) Performance and Enforcement of Sale and Contribution Agreement. (i) Perform and require the Seller to, perform each of their respective obligations and undertakings under and pursuant to the Sale and Contribution Agreement; purchase Timeshare Loans thereunder in compliance with the terms thereof; (ii) enforce the rights and remedies accorded to the Borrower under the Sale and Contribution Agreement and (iii) take all actions to perfect and enforce its rights and interests (and the rights and interests of the Administrative Agent and the Lenders as assignees of the Borrower) under the Sale and Contribution Agreement as the Administrative Agent may from time to time reasonably request, including making claims to which it may be entitled under any indemnity, reimbursement or similar provision contained in the Sale and Contribution Agreement.

(l) Ownership. Take all necessary action to (i) vest legal and equitable title to the Pledged Timeshare Loans and the other Collateral purchased under the Sale and Contribution Agreement irrevocably in the Borrower, free and clear of any Adverse Claims, except for Permitted Liens (including the filing of all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect the Borrower’s interest in the Pledged Timeshare Loans and the other Collateral and such other action to perfect, protect or more fully evidence the interest of the Borrower therein as the Administrative Agent or any Managing Agent may reasonably request), and (ii) establish and maintain, in favor of the Administrative Agent, for the benefit of the Secured Parties, a valid and perfected first priority perfected security interest in all Pledged Timeshare Loans and the other Collateral to the full extent contemplated herein, free and clear of any Adverse Claims, except for Permitted Liens (including the filing of all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect the Administrative Agent’s (for the benefit of the Secured Parties) security interest in such Pledged Timeshare Loans and the other Collateral and such other action to perfect, protect or more fully evidence the interest of the Administrative Agent for the benefit of the Secured Parties as the Administrative Agent or any Managing Agent may reasonably request). The Borrower shall not cause or permit (A) the Authoritative Copy of any Electronic Loan Document to identify any Person other than the Custodian, on behalf of the Administrative Agent, as the owner of such Authoritative Copy, (B) any transfer of the Authoritative Copy of any Electronic Loan Document included in a Timeshare Loan File to any Person other than the Custodian and (C) any Person other than the Custodian to obtain “control” (within the meaning of Section 9-105 of the UCC or Section 16 of UETA as applicable) of any Electronic Loan Document included in a Timeshare Loan File, that constitutes Electronic Chattel Paper or a “transferrable record” (within the meaning of UETA).

(m) Independent Directors. The Borrower will at all times have two (2) Independent Directors and ensure that all actions relating to (x) the selection, maintenance or replacement of the Independent Directors, (y) the dissolution or liquidation of the Borrower or (z) the initiation of, participation in, acquiescence in or consent to any bankruptcy, insolvency, reorganization or similar proceeding involving the Borrower, are duly authorized by unanimous consent of the Borrower’s directors, including the Independent Directors; and none of the Borrower or the Seller or any of the Borrower’s members or directors shall remove and replace any Independent Director without giving the Administrative Agent ten (10) days’ prior written notice and a certification of a Responsible Officer of the Borrower that such Person satisfies the criteria set forth in the definition herein of “Independent Director.” The Borrower shall compensate each Independent Director in accordance with its agreement with such Independent Director (or the company employing such Independent Director as a part of its business of supplying director services to special purpose entities). No Independent Director shall at any time serve as a trustee in bankruptcy for the Borrower or the Seller or any of their respective Affiliates. Without limiting the foregoing, the Borrower will promptly notify the Administrative Agent in writing of the resignation or removal of any Independent Director or its receipt of any notice of intended resignation by any Independent Director.

(n) Local Counsel Opinion. With respect to each Pledged Timeshare Loan related to a Resort, in the case of an HRC Timeshare Loan or a Bluegreen Timeshare Loan or a sale center, in the case of a Diamond Timeshare Loan, Borrower shall deliver to the Administrative Agent a Local Counsel Opinion (i) on or prior to the first date on which such Timeshare Loan that corresponds to a Required Local Counsel Jurisdiction is pledged hereunder, (ii) within thirty (30) days of a commercially reasonable written request of the Administrative Agent, following its receipt of notice of a material change to any forms of applicable Timeshare Loan Documents delivered pursuant to Section 5.02(k); provided that for purposes of this clause (ii), such Local Counsel Opinion may be in the form of a bring-down letter pursuant to which the external counsel which previously delivered the applicable Local Counsel Opinion under clause (i) brings down its opinions as to the Local Counsel Opinion previously provided as applied to the materially modified, replaced or restated forms of applicable Timeshare Loan Documents and to the date of the delivery of such bring-down letter, and (iii) upon the written request of the Administrative Agent, on or after the five year anniversary of the date on which a Local Counsel Opinion with respect to such Resort and such Required Local Counsel Jurisdiction was previously delivered.

SECTION 5.02. Reporting Requirements of the Borrower. From the Original Closing Date until the later of the Amortization Date and the Final Collection Date, the Borrower will, unless the Administrative Agent and the Majority Managing Agents shall otherwise consent in writing, furnish or cause to be furnished to the Administrative Agent (and to the Paying Agent and Backup Servicer, with respect to (a) and (f) below):

(a) Notice of Certain Events. As soon as reasonably practicable and in any event within three (3) Business Days after any Responsible Officer of the Borrower obtains knowledge of the occurrence of each Event of Default, Servicer Termination Event, Default (if such Default is continuing on such date) or Unmatured Servicer Termination Event, the statement of a Responsible Officer of the Borrower setting forth the details of such event and the action which the Borrower is taking or proposes to take with respect thereto.

(b) Financial Statements. Promptly upon its receipt thereof, the financial statements and compliance certificates of the Performance Guarantor provided by the Performance Guarantor to the Borrower pursuant to Section 7 of the Performance Guaranty.

(c) Copies of Notices. Promptly upon its receipt of any written notice, request for consent, financial statements, certification, report or other communication under or in connection with any Facility Document from the Seller, the Custodian, the Servicer, the Backup Servicer, any Account Bank or any other Person other than the Administrative Agent that is a party thereto copies of the same.

(d) ERISA Events. As soon as reasonably possible, and in any event within thirty (30) days after a Responsible Officer knows, or with respect to any Plan or Multiemployer Plan to which any Transaction Party or any of its Subsidiaries makes direct contributions, has reason to believe, that an ERISA Event has occurred or exists, a statement signed by a senior financial officer of such Transaction Party setting forth details respecting such ERISA Event and the action, if any, that such Transaction Party or any ERISA Affiliate proposes to take with respect thereto (and a copy of any report or notice required to be filed with or given the PBGC or other governmental agency by such Transaction Party or such ERISA Affiliate with respect to such event or condition).

(e) Reporting on Adverse Effects. Promptly and in no event more than three (3) Business Days after any Responsible Officer of the Borrower obtains knowledge of any matter or the occurrence of any event concerning the Transaction Parties which would reasonably be expected to have a Material Adverse Effect, notice thereof.

(f) Other Information. As soon as reasonably practicable, from time to time, such other information, documents, records or reports respecting the Pledged Timeshare Loans or the conditions or operations, financial or otherwise, of the Borrower as the Administrative Agent or any Managing Agent may from time to time reasonably request.

(g) KYC Information. Promptly, following any request therefor, provide information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” requirements under the PATRIOT Act, the Beneficial Ownership Regulation or other applicable anti-money laundering laws.

(h) HRC Securitized Portfolio. On a quarterly basis, promptly, but in no event more than forty-five (45) days after the end of each fiscal quarter, a report reflecting the various HRC Securitized Portfolio delinquency ratios, calculated as follows:

(i) the percentage equivalent of a fraction (A) the numerator of which is equal to the sum of all Timeshare Loan Balances of all Timeshare Loans included in the HRC Securitized Portfolio that were more than 30 days but less than 91 days delinquent on the last day of the related fiscal quarter and (B) the denominator of which is equal to the aggregate Timeshare Loan Balance of all Timeshare Loans in the HRC Securitized Portfolio on the last day of such fiscal quarter.

(ii) the percentage equivalent of a fraction (A) the numerator of which is equal to the sum of all Timeshare Loan Balances of all Timeshare Loans included in the HRC Securitized Portfolio that were 91 days or more but less than 121 days delinquent on the last day of the related fiscal quarter and (B) the denominator of which is equal to the aggregate Timeshare Loan Balance of all Timeshare Loans in the HRC Securitized Portfolio on the last day of such fiscal quarter.

(iii) the percentage equivalent of a fraction (A) the numerator of which is equal to the sum of all Timeshare Loan Balances of all Timeshare Loans included in the HRC Securitized Portfolio that were 121 or more days delinquent on the last day of the related fiscal quarter and (B) the denominator of which is equal to the aggregate Timeshare Loan Balance of all Timeshare Loans in the HRC Securitized Portfolio on the last day of such fiscal quarter.

(provided, that the requirements of this Section 5.02(h) with respect to the delivery of the delinquency ratios shall be deemed satisfied by (i) publicly filing HGVI’s Form 10-Q for such fiscal quarter with the Securities and Exchange Commission, and such delinquency ratios shall be deemed to have been delivered to the Administrative Agent under this Section 5.02(h) on the date such Form 10-Q has been posted on the SEC website accessible through http://www.sec.gov/edgar/searchedgar/webusers.htm or such successor webpage of the SEC thereto or (ii) disclosure on the related Monthly Report).

(i) Diamond Securitized Portfolio. On a quarterly basis, promptly, but in no event more than forty-five (45) days after the end of each fiscal quarter, a report reflecting the various Diamond Securitized Portfolio delinquency ratios, calculated as follows:

(i) the percentage equivalent of a fraction (A) the numerator of which is equal to the sum of all Timeshare Loan Balances of all Timeshare Loans included in the Diamond Securitized Portfolio that were more than 30 days but less than 91 days delinquent on the last day of the related fiscal quarter and (B) the denominator of which is equal to the aggregate Timeshare Loan Balance of all Timeshare Loans in the Diamond Securitized Portfolio on the last day of such fiscal quarter.

(ii) the percentage equivalent of a fraction (A) the numerator of which is equal to the sum of all Timeshare Loan Balances of all Timeshare Loans included in the Diamond Securitized Portfolio that were 91 days or more but less than 121 days delinquent on the last day of the related fiscal quarter and (B) the denominator of which is equal to the aggregate Timeshare Loan Balance of all Timeshare Loans in the Diamond Securitized Portfolio on the last day of such fiscal quarter.

(iii) the percentage equivalent of a fraction (A) the numerator of which is equal to the sum of all Timeshare Loan Balances of all Timeshare Loans included in the Diamond Securitized Portfolio that were 121 or more days delinquent on the last day of the related fiscal quarter and (B) the denominator of which is equal to the aggregate Timeshare Loan Balance of all Timeshare Loans in the Diamond Securitized Portfolio on the last day of such fiscal quarter.

(provided, that the requirements of this Section 5.02(i) with respect to the delivery of the delinquency ratios shall be deemed satisfied by (i) publicly filing HGVI’s Form 10-Q for such fiscal quarter with the Securities and Exchange Commission, and such delinquency ratios shall be deemed to have been delivered to the Administrative Agent under this Section 5.02(i) on the date such Form 10-Q has been posted on the SEC website accessible through http://www.sec.gov/edgar/searchedgar/webusers.htm or such successor webpage of the SEC thereto or (ii) disclosure on the related Monthly Report).

(j) Bluegreen Securitized Portfolio. On a quarterly basis, promptly, but in no event more than forty-five (45) days after the end of each fiscal quarter, a report reflecting the various Bluegreen Securitized Portfolio delinquency ratios, calculated as follows:

(i) the percentage equivalent of a fraction (A) the numerator of which is equal to the sum of all Timeshare Loan Balances of all Timeshare Loans included in the Bluegreen Securitized Portfolio that were more than 30 days but less than 91 days delinquent on the last day of the related fiscal quarter and (B) the denominator of which is equal to the aggregate Timeshare Loan Balance of all Timeshare Loans in the Bluegreen Securitized Portfolio on the last day of such fiscal quarter.

(ii) the percentage equivalent of a fraction (A) the numerator of which is equal to the sum of all Timeshare Loan Balances of all Timeshare Loans included in the Bluegreen Securitized Portfolio that were 91 days or more but less than 121 days delinquent on the last day of the related fiscal quarter and (B) the denominator of which is equal to the aggregate Timeshare Loan Balance of all Timeshare Loans in the Bluegreen Securitized Portfolio on the last day of such fiscal quarter.

(iii) the percentage equivalent of a fraction (A) the numerator of which is equal to the sum of all Timeshare Loan Balances of all Timeshare Loans included in the Bluegreen Securitized Portfolio that were 121 or more days delinquent on the last day of the related fiscal quarter and (B) the denominator of which is equal to the aggregate Timeshare Loan Balance of all Timeshare Loans in the Bluegreen Securitized Portfolio on the last day of such fiscal quarter.

(provided, that the requirements of this Section 5.02(j) with respect to the delivery of the delinquency ratios shall be deemed satisfied by (i) publicly filing HGVI’s Form 10-Q for such fiscal quarter with the Securities and Exchange Commission, and such delinquency ratios shall be deemed to have been delivered to the Administrative Agent under this Section 5.02(j) on the date such Form 10-Q has been posted on the SEC website accessible through http://www.sec.gov/edgar/searchedgar/webusers.htm or such successor webpage of the SEC thereto or (ii) disclosure on the related Monthly Report).

(k)  ~~(j)~~ Resort Collection Instruments. Promptly, to the extent received by the Borrower or any Affiliate and in any event within ten (10) Business Days, copies of any fully executed material amendments, restatements, supplements or modifications to any of the Resort Collection Instruments related to the Resort Collections other than amendments or modifications that are made in the ordinary course of business and that are not materially adverse to the Lenders (as determined in the reasonable judgment of the Borrower).

(l)  ~~(k)~~ Material Changes to Timeshare Loan Documents. Promptly, and in any event within ten (10) Business Days on which any Approved Originator or other applicable Transaction Party implements any material changes to any forms of applicable Timeshare Loan Documents to be used in the origination of new Timeshare Loans, the Borrower shall provide written notice of such changes to the Administrative Agent and, upon request of the Administrative Agent, make available responsible officers or counsel to answer any questions that the Administrative Agent may have with respect to such changes; provided, that changes made in accordance with and/or compliance with Applicable Law or in the ordinary course of business shall not be deemed material.

SECTION 5.03. Covenants of the Borrower Relating to Hedging. Upon the commencement of any Hedging Period and at all times thereafter during such Hedging Period, the Borrower shall be party to one or more Hedge Transactions which collectively satisfy the Hedge Requirements or shall provide Hedge Reserve Amounts as set forth in this Section 5.03.

(a) During a Hedging Period as a result of clauses (ii) or (iii) of the definition thereof or if a Securitization has not occurred within one year of the first day of such Hedging Period (“Hedge Purchase Event”), the Borrower shall no later than 15 calendar days after the commencement of such Hedging Period, be party to one or more Hedge Transactions, each with an Eligible Hedge Counterparty, pursuant to one or more Hedging Agreements that (x) are in form and substance reasonably acceptable to the Majority Managing Agents, (y) copies of which have been delivered to the Administrative Agent and (z) which satisfy the requirements of Section 5.03(b) (the “Hedge Requirements”). During a Hedging Period which occurs solely as a result of clause (i) of the definition thereof, the Borrower may enter into one or more Hedge Transactions each with an Eligible Hedge Counterparty which satisfy the Hedge Requirements or exercise the Hedge Reserve Option as set forth in Section 5.03(c) hereof.

(b) For purposes of Hedge Transactions entered into on the date specified in Section 5.03(a) (A) the aggregate scheduled notional amounts under the Hedge Transactions shall amortize on a monthly basis in accordance with the Hedge Amortization Schedule provided to the Borrower immediately prior to such date pursuant to Section 5.03(b)(vi), (B) in the case of Hedge Transactions that are in the form of interest rate caps, the weighted average cap rate thereunder to be no greater than the Required Rate on such date and (C) in the case of Hedge Transactions that are in the form of interest rate swaps, the weighted average fixed rate swap rate thereunder to be no greater than the Required Rate on such date. Thereafter, such Hedge Transactions shall be subject to the requirements set forth in the immediately succeeding sentence and Sections 5.03(b)(ii) and 5.03(b)(iii). On each Distribution Date thereafter, the Borrower shall enter into one or more additional Hedge Transactions, if and to the extent that the aggregate notional amount of the existing Hedge Transactions on such Distribution Date is less than 90% of the Aggregate Loan Principal Balance on such Distribution Date, and terminate one or more existing Hedge Transactions or portions thereof on such Distribution Date, if and to the extent that the aggregate notional amount of all existing Hedge Transactions that are in the form of interest rate swaps are greater than 110% of the Aggregate Loan Principal Balance on such Distribution Date.

(i) On each Borrowing Date during a Hedging Period, the Borrower shall enter into one or more additional Hedge Transactions or terminate one or more existing Hedge Transactions or portions thereof such that the aggregate notional amount of the Hedging Transactions on the date of such Borrowing are not less than 90% nor more than 110% of the Aggregate Loan Principal Balance on such date after giving effect to such Borrowing and the aggregate scheduled notional amounts under the Hedge Transactions shall amortize on a monthly basis in accordance with the Hedge Amortization Schedule most recently provided to the Borrower pursuant to Section 5.03(b)(vi). The Borrower shall pay any additional premium due for the adjustments to the Hedging Agreements on any Borrowing Date from the proceeds of the related Borrowing.

(ii) On each Transfer Date during a Hedging Period, the Borrower shall enter into one or more additional Hedge Transactions, terminate one or more existing Hedge Transactions or portions thereof or amend or otherwise modify existing Hedge Transactions, (i) such that the aggregate scheduled notional amounts under the Hedge Transactions shall amortize on a monthly basis in accordance with the Hedge Amortization Schedule reflecting the addition of Pledged Timeshare Loans on such Transfer Date and provided to the Borrower, (ii) in the case of Hedge Transactions that are in the form of interest rate caps, such that the weighted average cap rate thereunder is no greater than the revised Required Rate reflecting the addition of Pledged Timeshare Loans on such Transfer Date and (iii) in the case of Hedge Transactions that are in the form of interest rate swaps, such that the weighted average fixed rate swap rate thereunder is no greater than the revised Required Rate reflecting the addition of Pledged Timeshare Loans on such Transfer Date.

(iii) Each Hedge Transaction that is in the form of an interest rate swap shall provide for the payment on each Distribution Date to the related Hedge Counterparty of interest on the notional amount thereof at a fixed rate per annum and the payment to the Borrower for deposit into the Collection Account of a floating rate per annum equal to Daily SOFR for the Interest Period for such Distribution Date; provided that the Borrower and the Hedge Counterparty may, subject to the related Hedging Agreement, make payments on a net basis.

(iv) Each Hedge Transaction that is in the form of an interest rate cap shall provide for the payment on each Distribution Date by the related Hedge Counterparty to the Borrower for deposit into the Collection Account on the notional amount thereof to the extent that Daily SOFR for the Interest Period for such Distribution Date exceeds a fixed rate per annum.

(v) Each Hedge Transaction shall terminate on the last day that the Aggregate Loan Principal Balance is assumed to be outstanding based on the then-current Hedge Amortization Schedule.

(vi) During the Hedging Period, the Borrower shall cause the Servicer, at least three (3) Business Days prior to each Borrowing Date and Distribution Date, to provide to the Administrative Agent a timeshare loan data file with sufficient information so that the Administrative Agent may prepare the Hedge Amortization Schedule. The Administrative Agent shall provide the Borrower and the Servicer with the Hedge Amortization Schedule within two (2) Business Days of its receipt of the data file from the Servicer.

(vii) During the Hedging Period, within thirty (30) days after (i) the occurrence of any event defined as an “Event of Default” or “Termination Event” in a Hedging Agreement with respect to the Hedge Counterparty or (ii) a Hedge Counterparty (other than BANA or any of its Affiliates) ceasing to satisfy the minimum rating requirements set forth in the definition of “Eligible Hedge Counterparty,” the Borrower shall cause such Hedge Counterparty to assign its obligations under the Hedging Agreement to a new Hedge Counterparty which satisfies the requirements set forth in the definition of “Eligible Hedge Counterparty.”

(viii) As additional security hereunder, the Borrower has granted to the Administrative Agent a security interest in all right, title and interest of Borrower in the Hedge Collateral. The Borrower acknowledges that, as a result of that assignment, the Borrower may not, without the prior written consent of the Administrative Agent, exercise any rights under any Hedging Agreement or Hedge Transaction, except for the Borrower’s right under any Hedging Agreement to enter into, terminate, amend or otherwise modify Hedge Transactions in order to meet the Borrower’s obligations hereunder. Nothing herein shall have the effect of releasing the Borrower from any of its obligations under any Hedging Agreement or any Hedge Transaction, nor be construed as requiring the consent of the Administrative Agent or any Secured Party for the performance by the Borrower of any such obligations.

(c) Upon the commencement of any Hedging Period occurring solely pursuant to clause (i) of the definition thereof, the Borrower may elect to, upon prior written notice to the Servicer, the Lenders and the Administrative Agent, deposit Hedge Reserve Amounts equal to the Hedge Reserve Account Required Balance in the Hedge Reserve Account; provided, that if a Hedge Purchase Event has occurred, the Borrower shall be required to satisfy the Hedge Requirements pursuant to Section 5.03(b) hereof. The Borrower may also on any Distribution Date or Borrowing Date, revoke its option to fund the Hedge Reserve Account at any time by sending written notice to the Servicer, the Administrative Agent and the Lenders; provided that at the time of such full or partial revocation, the Hedging Requirements have been satisfied. The Borrower may elect multiple exercises and multiple revocations of its option to fund the Hedge Reserve Account.

During the Hedging Period, all reasonably documented costs and expenses (including reasonable legal fees and disbursements) incurred by the Administrative Agent and the Lenders in connection with this Section 5.03 shall be paid by the Borrower.

SECTION 5.04. Negative Covenants of the Borrower. From the Original Closing Date until the Final Collection Date, the Borrower will not, without the written consent of the Administrative Agent and the Majority Managing Agents:

(a) Sales, Liens, Etc. Against Collateral. Sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim (except for Permitted Liens) upon or with respect to, any Collateral or assign any right to receive income in respect thereof except in each case as contemplated or provided hereunder.

(b) Extension or Amendment of Pledged Timeshare Loans. Consent to or permit any extension, amendment, waiver or modification of, the terms of any Pledged Timeshare Loan, except (i) in accordance with the ~~applicable~~ Collection Policy or (ii) as otherwise permitted under the Servicing Agreement.

(c) Change in Business. Make any change in the character of its business.

(d) Changes to Accounts. Not add or terminate any bank as the HRC Clearing Account Bank, Bluegreen Clearing Account Bank or the Diamond Lockbox Account Bank from those listed on Exhibit E, unless the Administrative Agent shall have received (i) thirty (30) Business Days’ prior notice of such addition, termination or change and (ii) prior to the effective date of such addition, termination or change, (a) ~~either (i)~~ an executed copy of an amendment or supplement to the ~~Clearing Account Control Agreement pursuant to which such Clearing Account Bank becomes a party to the Clearing Account Control Agreement and the Clearing Account becomes subject to the Clearing Account Control Agreement or (ii) an executed copy of an amendment or supplement to the Diamond Lockbox Account Control Agreement pursuant to which such Diamond Lockbox Account Bank becomes a party to the Diamond Lockbox Account Control Agreement and the Diamond Lockbox Account becomes subject to the Diamond Lockbox~~related Account Control Agreement, ~~as applicable~~ and (b) a revised Exhibit E hereto giving effect to any such addition or termination. Notwithstanding the foregoing, at any time on or after the related Account Restructuring Date, the foregoing shall not apply to the Diamond Lockbox Account, the HRC Clearing Account and the Bluegreen Clearing Account, as applicable, it being understood that on or after the related Account Restructuring Date, the Borrower, the Servicer ~~or~~, the Diamond Subservicer or the Bluegreen Subservicer, as applicable, may terminate (i) the Diamond Lockbox Account, the Diamond Lockbox Account Control Agreement, and the Intercreditor Agreement, (ii) the HRC Clearing Account and the HRC Clearing Account Control Agreement and/or the (iii) the Bluegreen Clearing Account and the Bluegreen Clearing Account Control Agreement, as applicable, in accordance with the terms thereof, provided that (x) prior to the termination of any of the foregoing, the Borrower, or the Servicer on its behalf, shall provide written notice thereof to the Administrative Agent of at least ten (10) Business Days prior to such termination ~~and~~, (y) the Servicer has not observed any material non-compliance issues with the related Obligors ~~under the Diamond Timeshare Loans~~ directing payments to the HRC Lockbox ~~or~~and HRC Clearing Account and/or the New Lockbox and the New Clearing Account, as applicable, following receipt of instructions to do so on the related Account Restructuring Obligor Notification Date~~.~~ and (z) such Diamond Lockbox Account, HCR Clearing Account or Bluegreen Clearing Account, as applicable, is not used by the then Servicer (or subservicer) to receive payments with respect to the related Delinquent Timeshare Loans or Defaulted Timeshare Loans.

(e) Merger, Consolidation, Etc. Sell any equity interest to any Person (other than the Seller) or consolidate with or merge into or with any Person, or purchase or otherwise acquire all or substantially all of the assets or capital stock, or other ownership interest of, any Person, or sell, transfer, lease or otherwise dispose of all or substantially all of its assets to any Person, except as expressly provided or permitted under the terms of this Agreement or as consented to by the Administrative Agent.

(f) Change in Name; Jurisdiction of Organization. (i) Make any change to its name (within the meaning of Section 9-507(c) of any applicable enactment of the UCC) indicated on its certificate of organization (or equivalent organizational document), or (ii) change its form of organization or its jurisdiction of organization, unless, in either case, prior to the effective date of such change, it delivers to the Administrative Agent such proposed financing statements or amendments to financing statements (Form UCC-1 or Form UCC-3, respectively) authorized by it which the Administrative Agent may request to reflect such name change or change in form or jurisdiction of organization, together with such other documents, legal opinions and instruments that the Administrative Agent may reasonably request in connection with the transaction giving rise thereto.

(g) ERISA Matters. (i) Establish or be a party to any Plan or Multiemployer Plan, (ii) permit any event or condition which is an ERISA Event to occur or exist with respect to any Plan or Multiemployer Plan if such ERISA Event, together with all other ERISA Events occurring within the prior twelve 12 months, involves the payment of money by or an incurrence of liability of the Borrower or any ERISA Affiliate in an aggregate amount which could reasonably be expected to have a Material Adverse Effect on the Borrower, or (iii) become a Benefit Plan Investor or a Governmental Plan Entity.

(h) Indebtedness. Create, incur, assume or suffer to exist any Indebtedness except for (i) Indebtedness to the Administrative Agent, any Lender, any Affected Party or the Servicer expressly contemplated hereunder or (ii) Indebtedness to the Seller pursuant to the Sale and Contribution Agreement.

(i) Guarantees. Guarantee, endorse or otherwise be or become contingently liable (including by agreement to maintain balance sheet tests) in connection with the obligations of any other Person, except endorsements of negotiable instruments for collection in the ordinary course of business and reimbursement and indemnification obligations in favor of the Administrative Agent, any Managing Agent, any Lender or any Affected Party as provided for under this Agreement.

(j) Limitation on Transactions with Affiliates. Enter into, or be a party to any transaction with any Transaction Party, except for: (i) the transactions contemplated hereby, by the Sale and Contribution Agreement and by the other Facility Documents; (ii) capital contributions by the Seller to the Borrower which are in compliance with Section 5.01(g); (iii) Restricted Junior Payments which are in compliance with Section 5.04(n); and (iv) to the extent not otherwise prohibited under this Agreement, other transactions in the nature of leases, service agreements, employment contracts and directors’ or manager’s fees, upon fair and reasonable terms materially no less favorable to the Borrower than would be obtained in a comparable arm’s-length transaction with a Person not an Affiliate.

(k) Facility Documents. Terminate, amend or otherwise modify any Facility Document, or grant or consent to any such termination, amendment, waiver or consent, except in accordance with the terms thereof; provided that the foregoing shall not apply to the termination of (i) the Intercreditor Agreement or the Diamond Lockbox Account Control Agreement ~~if~~ , (ii) the HRC Clearing Account Control Agreement or (iii) the Bluegreen Clearing Account Control Agreement, if, in each case, terminated in accordance with Section 5.04(d) on or after the related Account Restructuring Date.

(l) Limitation on Investments. Make or suffer to exist any loans or advances to, or extend any credit to, or make any investments (by way of transfer of property, contributions to capital, purchase of stock or securities or evidences of Indebtedness, acquisition of the business or assets, or otherwise) in, any Transaction Party or any other Person except for Permitted Investments and the purchase and receipt of capital contributions of Timeshare Loans and related assets pursuant to the terms of the Sale and Contribution Agreement.

(m) Organizational Documents. (i) Change, amend, alter or otherwise modify its limited liability company agreement in any fashion that could reasonably be expected to have a Material Adverse Effect or (ii) change, amend, alter or otherwise modify its certificate of formation in any fashion.

(n) Restricted Junior Payments. Make any Restricted Junior Payment; provided, that prior to the Amortization Date, the Borrower may make Restricted Junior Payments so long as (i) no Default or Event of Default shall then exist or would result therefrom and (ii) such Restricted Junior Payments have been approved by all necessary action on the part of the Borrower and in compliance with all applicable laws.

(o) Treatment as Sales. Other than for Tax and accounting purposes under GAAP, not account for or treat (whether in financial statements or otherwise) the transactions contemplated by the Sale and Contribution Agreement in any manner other than as the sale and/or absolute conveyance of Timeshare Loans and related assets by the Seller to the Borrower.

(p) Acquisition of Timeshare Loans. Acquire any Timeshare Loans directly or indirectly from any Person other than the Seller pursuant to the terms of the Sale and Contribution Agreement.

(q) Certain LCR Matters. Issue (i) any obligations that constitute asset-backed commercial paper, (ii) securities required to be registered under the Securities Act of 1933, as amended or that may be offered for sale under Rule 144A of the Securities and Exchange Commission thereunder, or (iii) any other debt obligations or equity interests other than (A) debt obligations substantially similar to the obligations of the Borrower under this Agreement that are (1) issued to banks or asset-backed commercial paper conduits in privately negotiated transactions, and (2) subject to transfer restrictions substantially similar to the transfer restrictions set forth in Section 10.03 of this Agreement and (B) Equity Interests of the Borrower issued to the Seller.

(r) Barbados, La Pacifica and Craigendarroch Right-to-Use Interests. Obtain title through foreclosing on a Right-to-Use Interest related to the Barbados Resort, the La Pacifica Resort or the Craigendarroch Resort.

(s) Resort Collection Instruments. Terminate, amend or otherwise modify any Resort Collection Instrument or any other document governing the Resorts, or grant or consent to any such termination, amendment, waiver or consent, other than terminations, amendments or modifications that are made in the ordinary course of business and which could not reasonably be expected to have a Material Adverse Effect.

SECTION 5.05. Special Covenants Regarding Retention. The Seller, represents and undertakes as an “originator” for the purposes of the EU Securitization Rules and the UK Securitization Rules, to the Administrative Agent and each Lender that is required to comply with the EU Securitization Rules or the UK Securitization Rules, that, until the Borrower Obligations have been paid in full:

(a) the Seller purchased each Pledged Timeshare Loan for its own account before selling such Pledged Timeshare Loan to the Borrower and thereby into the Transaction;

(b) it is not an entity that has been established or that operates for the sole purpose of securitizing exposures and (A) it has a strategy and the capacity to meet payment obligations consistent with a broad business model that involves material support from capital, assets, fees or other sources of income, by virtue of which it does not rely upon the Pledged Timeshare Loans or the Retained Interest or any income therefrom as its sole or predominant source of revenue and (B) its responsible decision makers have the necessary experience to enable it to pursue its established business strategy and are subject to documented corporate governance arrangements;

(c) the Pledged Timeshare Loans have been or will be granted on the basis of sound and well-defined criteria and clearly established processes for approving, amending, renewing and financing those credits and there are effective systems in place to apply those criteria and processes to ensure that credit-granting is based on a thorough assessment of the obligor’s creditworthiness;

(d) it shall hold and will retain ownership of 100% of the Equity Interests in the Borrower directly or indirectly through one or more consolidated wholly-owned special purpose Subsidiaries (an “Intermediary Subsidiary”);

(e) it shall, on an ongoing basis, hold and maintain the Retained Interest directly or indirectly through its ownership of 100% of the Equity Interests in the Borrower;

(f) that the Retained Interest takes the form of a first loss tranche in accordance with paragraph (d) of Article 6(3) of the EU Securitization Regulation and paragraph (d) of Article 6(3) of the UK Securitization Regulation, as represented by the Seller’s Equity Interests in the Borrower and the associated indirect rights to residual cash flow under Section 2.06(b)(viii);

(g) it (and it will procure that the Borrower (and any Intermediary Subsidiary)) will not, sell, transfer or otherwise surrender all or part of the rights, benefits or obligations arising from the Retained Interest or subject it to any credit risk mitigation or hedging, except to the extent permitted under the EU Securitization Rules and the UK Securitization Rules;

(h) it shall confirm to the Servicer that it continues to comply with subsections (a) through (g) above:

(i) in each Monthly Report as of the date of such Monthly Report;

(ii) in the event of a material change in the anticipated value of the Pledged Timeshare Loans or the risk characteristics of the Pledged Timeshare Loans, if reasonably requested by the Administrative Agent; and

(iii) upon the occurrence of any Event of Default at the request of the Administrative Agent;

(i) it shall provide notice promptly to each such Lender in the event it has breached subsections (a) through (g) above;

(j) it will not change the form of retention of the Retained Interest except as permitted by the EU Securitization Rules and the UK Securitization Rules and will notify each such Lender of any change to the form of retention of the Retained Interest; and

(k) it will provide all information which any such Lender reasonably requests in such form as such Lender may reasonably request in order for such Lender to comply with its obligations under the EU Securitization Rules or the UK Securitization Rules, as applicable.

ARTICLE VI

SERVICING

SECTION 6.01. Servicing Agreement. The parties hereto agree that the servicing, administering and collection of the Pledged Timeshare Loans shall be conducted by the Servicer from time to time in accordance with the Servicing Agreement.

ARTICLE VII

EVENTS OF DEFAULT

SECTION 7.01. Events of Default. Each of the following events shall constitute an “Event of Default” hereunder:

(a) default in the payment of any Interest on the Loans or Unused Fees when the same becomes due and payable, and, in any such case, such default shall continue for a period of two (2) Business Days after the earlier of actual knowledge of a Responsible Officer of the Borrower or written notice to the Borrower thereof;

(b) default in the payment of, or any installment of the principal amount of the Loans when the same becomes due and payable, and such default shall continue for a period of two (2) Business Days after the earlier of actual knowledge of a Responsible Officer of the Borrower or written notice to the Borrower thereof;

(c) default in the payment of any amount (except Interest, Unused Fees or principal) due and payable by the Seller, the Borrower, the Servicer or the Performance Guarantor under this Agreement or any other Facility Document when the same becomes due and payable, and such default shall continue for a period of thirty (30) days after the earlier of actual knowledge of a Responsible Officer of the Seller, the Borrower, the Servicer or the Performance Guarantor, as the case may be, or written notice to the Seller, the Borrower, the Servicer or the Performance Guarantor, as the case may be;

(d) a Borrowing Base Deficiency shall exist and such condition shall continue unremedied for three (3) Business Days after the earlier of actual knowledge of the Borrower or written notice to the Borrower thereof;

(e) an Event of Bankruptcy shall occur with respect to the Performance Guarantor, the Seller, the Servicer or the Borrower;

(f) any failure on the part of the Seller, the Borrower, the Servicer or the Performance Guarantor to duly observe or perform any of its covenants or agreements set forth in this Agreement or any other Facility Document (other than as otherwise described in this Section 7.01) that continues unremedied for a period of thirty (30) days after the earlier of actual knowledge of a Responsible Officer of the Seller, the Borrower, the Servicer or the Performance Guarantor, as the case may be or written notice to the Seller, the Borrower, the Servicer or the Performance Guarantor, as the case may be;

(g) any representation, warranty or statement of the Seller, the Borrower, the Servicer or the Performance Guarantor made in this Agreement or any Facility Document, or any certificate, report or other writing delivered pursuant thereto, shall prove to be incorrect in any material respect as of the time when the same shall have been made, and, if capable of being cured, is not cured within thirty (30) days after the earlier of actual knowledge of a Responsible Officer of the Seller, the Borrower, the Servicer or the Performance Guarantor, as the case may be or written notice to the Seller, the Borrower, the Servicer or the Performance Guarantor, as the case may be; provided, not breach shall be deemed to occur in respect of any representation or warranty relating to the eligibility of any Timeshare Loan if the Seller has repurchased such Timeshare Loan in accordance with the provisions of the Sale and Contribution Agreement;

(h) the IRS shall file notice of a Lien pursuant to Section 6323 of the Code with regard to any assets of the Performance Guarantor, the Seller or the Borrower and such Lien shall not have been released within ten (10) Business Days, or the PBGC shall file notice of a Lien pursuant to Section 4068 of ERISA with regard to any of the assets of the Performance Guarantor, the Seller or the Borrower and such Lien shall not have been released within ten (10) Business Days;

(i) (x) other than a termination of (i) the Intercreditor Agreement or the Diamond Lockbox Control Agreement, (ii) the HRC Clearing Account Control Agreement or (iii) the Bluegreen Clearing Account Control Agreement on or after the related Account Restructuring Date and in accordance with Section 5.04(d), any Facility Document shall, in whole or in material part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of any Transaction Party thereto or (y) the Performance Guarantor, the Borrower, the Seller, the Servicer or any other Transaction Party shall, directly or indirectly, disaffirm or contest in any manner such effectiveness, validity, binding nature or enforceability;

(j) any Lien securing any obligation of the Seller or the Borrower under the Facility Documents shall, in whole or in part, cease to be a perfected first priority Lien (subject to Permitted Liens);

(k) a Servicer Termination Event shall have occurred;

(l) HGV Borrower shall fail to pay any principal of or premium or interest under the HGV Credit Agreement, when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the HGV Credit Agreement and shall not be waived by the requisite holders of such Indebtedness under the HGV Credit Agreement; or any other default under any agreement or instrument relating to HGV Borrower’s Indebtedness under the HGV Credit Agreement or any other event shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument if the effect of such default or event is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness of HGV Borrower under the HGV Credit Agreement; or any such Indebtedness of HGV Borrower under the HGV Credit Agreement shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased, or an offer to prepay, redeem, purchase or defease such Indebtedness shall be required to be made, in each case, prior to the stated maturity thereof;

(m) any failure on the part of the Custodian to duly observe or perform any of its covenants or agreements set forth in the Custody Agreement or under any other Facility Document which failure would reasonably be expected to have a Material Adverse Effect, and shall continue for a period of sixty (60) days after the earlier of actual knowledge of a Responsible Officer of the Custodian or written notice to the Custodian;

(n) (i) other than following or in connection with a termination of the HRC Clearing Account Control Agreement effected in accordance with Section 5.04(d) on or after the related Account Restructuring Date, a notice of termination with respect to the HRC Clearing Account Control Agreement shall have been delivered or a termination of the HRC Clearing Account Control Agreement shall have otherwise occurred, and a replacement HRC Clearing Account Control Agreement, in form and substance reasonably satisfactory to the Majority Managing Agents, shall not have been executed within forty-five (45) days thereof ~~or~~, (ii) other than following or in connection with a termination of the Bluegreen Clearing Account Control

Agreement effected in accordance with Section 5.04(d) on or after the related Account Restructuring Date, a notice of termination with respect to the Bluegreen Clearing Account Control Agreement shall have been delivered or a termination of the Bluegreen Clearing Account Control Agreement shall have otherwise occurred, and a replacement Bluegreen Clearing Account Control Agreement, in form and substance reasonably satisfactory to the Majority Managing Agents, shall not have been executed within forty-five (45) days thereof, (iii) other than following or in connection with a termination of the Intercreditor Agreement or the Diamond Lockbox Control Agreement effected in accordance with Section 5.04(d) on or after the related Account Restructuring Date, a notice of termination with respect to the Diamond Lockbox Account Control Agreement or the Intercreditor Agreement shall have been delivered or shall have otherwise occurred, and a replacement Diamond Lockbox Account Control Agreement or Intercreditor Agreement, as applicable, in form and substance reasonably satisfactory to the Majority Managing Agents, shall not have been executed within forty-five (45) days thereof~~;~~ or (iv) to the extent a New Clearing Account Control Agreement has been entered into in connection with the New Clearing Account, a notice of termination with respect to the New Clearing Account Control Agreement shall have been delivered or shall have otherwise occurred, and a replacement New Clearing Account Control Agreement, in form and substance reasonably satisfactory to the Majority Managing Agents, shall not have been executed within forty-five (45) days thereof;

(o) a Change of Control shall occur;

(p) the Borrower shall fail to comply with its obligations under Section 5.03 and such failure shall continue for a period of thirty (30) days after the earlier of actual knowledge of a Responsible Officer of the Borrower or written notice to the Borrower of such failure;

(q) one or more final judgments for the payment of the Applicable Judgment Default Amount or more rendered against the Performance Guarantor, the Seller or any of their respective material Subsidiaries (other than the Borrower) or one or more final judgments for the payment of $25,000 or more rendered against the Borrower, and such amount is not covered by insurance or indemnity or not discharged, paid or stayed within thirty days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished;

(r) the Borrower shall become subject to registration as an “investment company” under the Investment Company Act of 1940;

(s) the occurrence of an HRC Performance Trigger Event; or

(t) as of the last day of each Fiscal Quarter, HGV Borrower shall fail to comply with any of the HGV Financial Covenants.

SECTION 7.02. Right to Cure.

(a) Notwithstanding anything to the contrary contained in Section 7.01, but subject to the requirements in Section 7.02(b) below, in the event that HGV Borrower is not in compliance with any of the HGV Financial Covenants as of any day of determination, no Event of Default shall be deemed to exist as a result of such non-compliance if HGV Borrower receives a capital contribution, the proceeds of which shall be used to cause an increase in Consolidated EBITDA in an amount (such amount, the “Cure Amount”) necessary such that, if such proceeds had been received on the day of determination that gave rise to any noncompliance, the Consolidated EBITDA, as calculated as of such date, would have been sufficient to cause HGV Borrower to be in compliance with such HGV Financial Covenants for such period (the “Cure Right”); provided, that, such proceeds (i) are actually received by HGV Borrower and (ii) do not exceed the aggregate amount necessary to cure such non-compliance in respect of the HGV Financial Covenants for such period. The parties hereby acknowledge that this Section 7.02 may not be relied on for any purposes other than to demonstrate compliance with the HGV Financial Covenants for purposes of determining whether an Event of Default exists.

(b) The Cure Right is subject to the following conditions: (i) in each period of four consecutive Fiscal Quarters, there shall be at least two Fiscal Quarters in which no Cure Right has been exercised; (ii) HGV Borrower may not effect a Cure Right more than five times during the period commencing on the Original Closing Date and ending on the Final Collection Date; and (iii) any capital contribution made under Section 7.02(a) shall not be included for purposes of any calculation other than for determining compliance (for the Fiscal Quarter with respect to which such contribution is made and for the following three Fiscal Quarters) with the HGV Financial Covenants.

SECTION 7.03. Remedies.

(a) If an Event of Default shall occur and be continuing, the Administrative Agent shall, at the request, or may with the consent, of the Majority Managing Agents by notice to the Borrower, declare the Amortization Date to have occurred; provided, however, that, in the case of any event described in Section 7.01(e) above, the Amortization Date shall be deemed to have occurred automatically upon the occurrence of such event. Upon any such declaration or automatic occurrence, the Administrative Agent and the Secured Parties shall have, in addition to all other rights and remedies under this Agreement or otherwise, but subject to the following sentence, the limitations set forth in this Article VII and Section 10.09 hereof, all other rights and remedies provided under the UCC of the applicable jurisdiction and other applicable laws, which rights shall be cumulative. Upon the declaration or automatic occurrence of the Amortization Date in accordance with this Section 7.03, all obligations hereunder shall be immediately due and payable and all Loans shall be immediately due and payable.

(b) Without limiting the generality of the foregoing, during the continuation of an Event of Default, the Administrative Agent on behalf of the Secured Parties without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon the Borrower, the Servicer or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith, deliver a Notice of Exclusive Control or an activation or control notice under the HRC Clearing Account Control Agreement ~~or~~, the Bluegreen Clearing Account Control Agreement, the Diamond Lockbox Account Control Agreement or the New Clearing Account Control Agreement, as applicable, collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), at public or private sale or sales, at any exchange, auction or office of the Administrative Agent or elsewhere upon such terms and conditions and at prices that are consistent with the prevailing market for similar collateral as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Administrative Agent shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in the Borrower, which right or equity is hereby waived or released. The Administrative Agent shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable and documented costs and expenses of every kind incurred therein or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Administrative Agent hereunder, including reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Borrower Obligations, in such order as the Administrative Agent may elect, and only after such application and after the payment by the Administrative Agent of any other amount required or permitted by any provision of law, including Section 9 504(1)(c) of the UCC, need the Administrative Agent account for the surplus, if any, to the Borrower.

(c) During the continuation of an Event of Default, the Borrower further agrees, at the Administrative Agent’s request, to instruct the Custodian to assemble the Collateral and make it available to the Administrative Agent at places which the Administrative Agent shall reasonably select, whether at the Borrower’s premises or elsewhere.

(d) To the extent permitted by applicable law, the Borrower waives all claims, damages and demands it may acquire against the Secured Parties arising out of the exercise by any of the Secured Parties of any of its rights hereunder, other than those claims, damages and demands arising from the gross negligence or willful misconduct of such Secured Party. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least ten (10) Business Days before such sale or other disposition. The Borrower shall remain liable for any deficiency (plus accrued interest thereon) if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Borrower Obligations and the reasonable fees and disbursements of any attorneys employed by any of the Secured Parties to collect such deficiency.

SECTION 7.04. Appointment as Attorney in Fact.

(a) The Borrower hereby irrevocably constitutes and appoints the Administrative Agent and any officer or agent thereof, with full power of substitution, effective during the continuation of any Event of Default, as its true and lawful attorney in fact with full irrevocable power and authority in the place and stead of the Borrower and in the name of the Borrower or in its own name, from time to time in the Administrative Agent’s discretion, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, the Borrower hereby gives the Administrative Agent the power and right, on behalf of the Borrower, without assent by, but with notice to, the Borrower, if an Event of Default shall have occurred and be continuing, to do the following:

(i) in the name of the Borrower or its own name, or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under or with respect to any other Collateral and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Administrative Agent for the purpose of collecting any and all such moneys with respect to any other Collateral whenever payable;

(ii) to pay or discharge Taxes and Liens levied or placed on or threatened against the Collateral; and

(iii) (A) to direct any party liable for any payment under any Collateral to make payment of any and all moneys due or to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct; (B) to ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (C) to sign and endorse any invoices, assignments, verifications, notices and other documents in connection with any of the Collateral; (D) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any thereof and to enforce any other right in respect of any Collateral; (E) to defend any suit, action or proceeding brought against the Borrower with respect to any Collateral; (F) to settle, compromise or adjust any suit, action or proceeding described in clause (E) above and, in connection therewith, to give such discharges or releases as the Administrative Agent may deem appropriate; and (G) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes, and to do, at the Administrative Agent’s option and the Borrower’s expense, at any time, or from time to time, all acts and things which the Administrative Agent deems necessary to protect, preserve or realize upon the Collateral and the Lien of the Administrative Agent for the benefit of the Secured Parties thereon and to effect the intent of this Agreement, all as fully and effectively as the Borrower might do.

The Borrower hereby ratifies all that such attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable until payment in full of all Borrower Obligations.

(b) The Borrower also authorizes the Administrative Agent, at any time and from time to time, to execute, in connection with the sale provided for in Section 7.03 hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.

(c) The powers conferred on the Administrative Agent are solely to protect the Administrative Agent’s (for the benefit of the Secured Parties) interests in the Collateral and shall not impose any duty upon the Administrative Agent to exercise any such powers. The Administrative Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither the Administrative Agent nor any of its officers, directors, or employees shall be responsible to the Borrower for any act or failure to act hereunder, except for its own gross negligence or willful misconduct.

SECTION 7.05. Performance of Borrower’s Obligations. If the Borrower fails to perform or comply with any of its material agreements contained in the Facility Documents and the Administrative Agent, any Managing Agent or any Lender may itself perform or comply, or otherwise cause performance or compliance, with such agreement, the reasonable out of pocket expenses of the Administrative Agent, such Managing Agent or such Lender incurred in connection with such performance or compliance, together with interest thereon at a rate per annum equal to the Alternative Rate, shall be payable by the Borrower to the Administrative Agent, such Managing Agent or such Lender on demand and shall constitute Borrower Obligations.

SECTION 7.06. Powers Coupled with an Interest. All authorizations and agencies herein contained with respect to the Collateral are irrevocable and powers coupled with an interest.

ARTICLE VIII

INDEMNIFICATION

SECTION 8.01. Indemnities by the Borrower. Without limiting any other rights which any Affected Party may have hereunder or under applicable law (including the right to recover damages for breach of contract), the Borrower hereby agrees to indemnify each Lender, the Administrative Agent, each Managing Agent, the Paying Agent, the Backup Servicer, the Custodian and each Liquidity Provider, and their respective directors, officers and employees (the “Indemnified Parties”), from and against any and all damages, losses, claims, liabilities and related costs and expenses, including reasonable external attorneys’ fees and disbursements (all of the foregoing being collectively referred to as “Indemnified Amounts”), awarded against or incurred by such Indemnified Party to the extent relating to or arising from or as a result of this Agreement or the funding or maintenance of Loans made by a Lender hereunder subject to the proviso set forth below. Without limiting the generality of the foregoing indemnification, the Borrower shall indemnify the Indemnified Parties for Indemnified Amounts to the extent relating to or resulting from any of the following:

(i) the failure of any Pledged Timeshare Loan represented by the Borrower to be an Eligible Timeshare Loan hereunder to be an “Eligible Timeshare Loan” at the time of such representation;

(ii) reliance on any representation or warranty made or deemed made by the Borrower under this Agreement or any other Facility Document to which it is a party which shall have been false or incorrect when made or deemed made;

(iii) the failure by the Borrower to comply with any term, provision or covenant contained in this Agreement, the Sale and Contribution Agreement or any other Facility Document to which it is party or with any applicable law, rule or regulation with respect to any Pledged Timeshare Loan or other Collateral, or the nonconformity of any Pledged Timeshare Loan or other Collateral with any such applicable law, rule or regulation;

(iv) the failure to pay when due any Taxes, including sales, excise or personal property Taxes payable by the Borrower in connection with the Collateral;

(v) the payment by such Indemnified Party of Indemnified Taxes, including any Indemnified Taxes imposed by any jurisdiction on amounts payable and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, to the extent caused by the Borrower’s actions or failure to act in breach of this Agreement;

(vi) the failure to vest and maintain vested in the Administrative Agent, on behalf of the Secured Parties, a first priority perfected security interest in the Collateral, free and clear of any Adverse Claim, whether existing at the time such Collateral arose or at any time thereafter;

(vii) the failure to file, or any delay in filing, financing statements or other similar instruments or documents under the applicable UCC or other applicable laws naming the Borrower as “Debtor” with respect to any Collateral;

(viii) the failure by eOriginal, DocuSign, SignPost, the Custodian or any other Person that may be a party to the foregoing, to comply with any term, provision or covenant contained in the Electronic Collateral Control Agreement, the DocuSign Agreement, the SignPost Agreement, the E-Vault Access Agreement, the Custody Agreement or this Agreement, as applicable, in respect of any Electronic Document;

(ix) any system failure, loss of data, data breach or other impairment with respect to, or any inability of the Custodian, the Servicer, the Borrower or the Administrative Agent to access, the Warehouse Vault Partition (including the eOriginal System) or the Electronic Documents therein, unless such system failure, loss of data, data breach or other impairment is due to the gross negligence or willful misconduct of such Indemnified Party;

(x) the failure of the DocuSign System or the SignPost System, as applicable, to create or the Warehouse Vault Partition to maintain a single Authoritative Copy of an Electronic Loan Document or the eOriginal System or the Warehouse Vault Partition not being maintained in accordance with the eOriginal System Description;

(xi) (1) the creation, generation, communication or transfer of the Timeshare Loans by electronic means, (2) the utilization by the Borrower or the Servicer of the web portal, eOriginal System or software of eOriginal with respect to the Warehouse Vault Partition, (3) the failure of the eOriginal System to create and maintain a single Authoritative Copy of an Electronic Loan Document or to otherwise conform to the eOriginal’s System Description, except due to a modification made by or at the direction of the Custodian not in compliance with the terms of this Agreement or the Electronic Collateral Control Agreement or not at the direction of the Administrative Agent, or (4) the negligence, or fraudulent or willful misconduct, of eOriginal in connection with the Electronic Documents;

(xii) any dispute, claim, offset or defense (other than as a result of the bankruptcy or insolvency of the related Obligor) of an Obligor to the payment of any Pledged Timeshare Loan (including a defense based on such Pledged Timeshare Loan not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms);

(xiii) the commingling of Collections with any other funds;

(xiv) any failure by the Borrower to give reasonably equivalent value to the Seller in consideration for the transfer by the Seller to the Borrower of any Pledged Timeshare Loan, or any attempt by any Person to void any such transfer under any statutory provision or common law or equitable action, including any provision of the Bankruptcy Code;

(xv) (A) the failure of the HRC Clearing Account Bank to remit any Collections held in the HRC Clearing Account to the Collection Account as provided in the HRC Clearing Account Control Agreement or any Collections held in the Unidentified Receipts Account to the HRC Clearing Account, whether by reason of the exercise of setoff rights or otherwise, or (B) any claim by the HRC Clearing Account Bank for indemnification by the Administrative Agent pursuant to the terms of the HRC Clearing Account Control Agreement;

(xvi) (A) the failure of the Diamond Lockbox Account Bank to remit any Collections held in the Diamond Lockbox Account to the Collection Account as provided in the Diamond Lockbox Account Control Agreement, whether by reason of the exercise of setoff rights or otherwise, or (B) any claim by the Diamond Lockbox Account Bank for indemnification by the Administrative Agent pursuant to the terms of the Diamond Lockbox Account Control Agreement;

(xvii) (A) the failure of the Bluegreen Clearing Account Bank to remit any Collections held in the Bluegreen Clearing Account to the Collection Account as provided in the Bluegreen Clearing Account Control Agreement, whether by reason of the exercise of setoff rights or otherwise, or (B) any claim by the Bluegreen Clearing Account Bank for indemnification by the Administrative Agent pursuant to the terms of the Bluegreen Clearing Account Control Agreement;

(xviii) (A) the failure of the New Clearing Account Bank to remit any Collections held in the New Clearing Account to the Collection Account as provided in the New Clearing Account Control Agreement, whether by reason of the exercise of setoff rights or otherwise, or (B) any claim by the New Clearing Account Bank for indemnification by the Administrative Agent pursuant to the terms of the New Clearing Account Control Agreement;

(xix)  ~~(xvii)~~ any investigation, litigation or proceeding related to this Agreement or the use of proceeds of Loans made pursuant to this Agreement or any other Facility Document delivered hereunder or in respect of any of the Collateral; and

(xx) ~~(xviii)~~ the grant by the Borrower of a security interest in any Pledged Timeshare Loan in violation of any applicable law, rule or regulation;

provided, however, that the Borrower shall not be required to indemnify any Indemnified Party to the extent of any amounts (x) resulting from the gross negligence or willful misconduct of such Indemnified Party, or (y) constituting credit recourse for the failure of an Obligor to pay a Pledged Timeshare Loan, or (z) constituting Excluded Taxes. Any amounts subject to the indemnification provisions of this Section 8.01 shall be paid by the Borrower to the related Indemnified Party within ten (10) Business Days following written demand therefor.

SECTION 8.02. Limited Liability of Parties. No Indemnified Party shall have any liability (whether in contract, tort or otherwise) to the Borrower, the Seller or any other Transaction Party or any of their respective security holders or creditors for or in connection with the transactions contemplated hereby, except to the extent such liability is determined in a final non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party’s gross negligence or willful misconduct or breach of its obligations under this Agreement or any Facility Document.

ARTICLE IX

THE AGENTS

SECTION 9.01. Authorization and Action. Each Lender hereby appoints and authorizes its related Managing Agent and the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to such Managing Agent or the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto. The provisions of this Article IX are solely for the benefit of the Managing Agents, the Administrative Agent and the Lenders. The Borrower shall not have any rights as a third-party beneficiary or otherwise under any of the provisions hereof. In performing their functions and duties hereunder, the Managing Agents shall act solely as the agent for the respective Conduit Lenders and the Committed Lenders in the related Lender Group and do not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for the other Lenders, the Borrower, the Servicer, the Seller, any Affiliate thereof or any of their respective successors and assigns.

SECTION 9.02. Agents’ Reliance, Etc. Neither the Administrative Agent nor any Managing Agent nor any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or such Managing Agent or the Administrative Agent under or in connection with this Agreement, except for its or their own gross negligence or willful misconduct. Without limiting the generality of the foregoing, each of the Administrative Agent and the Managing Agents: (i) may consult with legal counsel (including counsel for the Borrower, the Servicer or the Seller), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (ii) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations made in or in connection with this Agreement; (iii) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement on the part of the Borrower or to inspect the property (including the books and records) of the Borrower; (iv) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; and (v) shall incur no liability under or in respect of this Agreement by acting upon any notice (including notice by telephone), consent, certificate or other instrument or writing (which may be by facsimile) believed by it to be genuine and signed or sent by the proper party or parties.

SECTION 9.03. Agents and Affiliates. Each Managing Agent and the Administrative Agent and their respective Affiliates may engage in any kind of business with the Borrower, any Transaction Party or any Obligor, any of their respective Affiliates and any Person who may do business with or own securities of Borrower, any Transaction Party or any Obligor or any of their respective Affiliates, all as if such Persons were not Managing Agents and/or Administrative Agent and without any duty to account therefor to any Lender.

SECTION 9.04. Lender’s Loan Decision. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent, any Managing Agent, any of their respective Affiliates or any other Lender, and based on such documents and information as it has deemed appropriate, made its own evaluation and decision to enter into this Agreement and, if it so determines, to make Loans hereunder. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, any Managing Agent, any of their respective Affiliates, or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under this Agreement.

SECTION 9.05. Delegation of Duties. The Administrative Agent and each Managing Agent may each execute any of its duties under this Agreement by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Neither the Administrative Agent nor any Managing Agent shall be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

SECTION 9.06. Indemnification. Each Managing Agent severally agrees to indemnify the Administrative Agent (to the extent not reimbursed by the Borrower, the Seller or the Performance Guarantor), ratably according to its related Lender Group Percentage, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or any action taken or omitted by the Administrative Agent under this Agreement; provided, that (i) no Managing Agent shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting or arising from the Administrative Agent’s gross negligence or willful misconduct and (ii) no Managing Agent shall be liable for any amount in respect of any compromise or settlement of any of the foregoing unless such compromise or settlement is approved by the Majority Managing Agents. Without limitation of the generality of the foregoing, each Managing Agent agrees to reimburse the Administrative Agent, ratably according to its related Lender Group Percentage, promptly upon demand, for any reasonable out-of-pocket expenses (including reasonable fees of a single counsel) incurred by the Administrative Agent in connection with the administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement; provided, that no Managing Agent shall be responsible for the costs and expenses of the Administrative Agent in defending itself against any claim alleging the gross negligence or willful misconduct of the Administrative Agent to the extent such gross negligence or willful misconduct is determined by a court of competent jurisdiction in a final and non-appealable decision.

SECTION 9.07. Successor Agents. The Administrative Agent and each Managing Agent may, upon thirty (30) days’ notice to the Borrower, each Lender and each other party hereto, resign as Administrative Agent or Managing Agent, as applicable. If any such party shall resign as Administrative Agent or Managing Agent under this Agreement, then, in the case of the Administrative Agent, the Majority Committed Lenders and the Borrower, and in the case of any Managing Agent, its related Conduit Lenders, during such thirty-day period shall appoint a successor agent, whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent or applicable

Managing Agent and references herein to the Administrative Agent or such Managing Agent shall mean such successor agent, effective upon its appointment; and such former Administrative Agent’s or Managing Agent’s rights, powers and duties in such capacity shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or Managing Agent or any of the parties to this Agreement. After any retiring Administrative Agent’s or Managing Agent’s resignation hereunder as such agent, the provisions of Article VIII, this Article IX and Section 10.09 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent or a Managing Agent under this Agreement.

SECTION 9.08. Recovery of Erroneous Payments. Without limitation of any other provision in this Agreement, if at any time the Administrative Agent makes a payment hereunder in error to any Lender (the “Credit Party”), whether or not in respect of a Borrower Obligation due and owing by the Borrower at such time, where such payment is a Rescindable Amount, then in any such event, each Credit Party receiving a Rescindable Amount severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount received by such Credit Party in immediately available funds in the currency so received, with interest thereon, for each day from and including the date such Rescindable Amount is received by it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. Each Credit Party irrevocably waives any and all defenses, including any “discharge for value” (under which a creditor might otherwise claim a right to retain funds mistakenly paid by a third party in respect of a debt owed by another) or similar defense to its obligation to return any Rescindable Amount. The Administrative Agent shall inform each Credit Party promptly upon determining that any payment made to such Credit Party comprised, in whole or in part, a Rescindable Amount.

ARTICLE X

MISCELLANEOUS

SECTION 10.01. Amendments, Etc.

(a) No waiver of any provision of this Agreement nor consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be in writing and signed by the Administrative Agent and the Majority Managing Agents (on behalf of the Lenders in the related Lender Group) and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

(b) No amendment to this Agreement shall be effective unless the same shall be in writing and signed by each of the Borrower, the Administrative Agent and the Majority Managing Agents (on behalf of the Lenders in the related Lender Group), provided, however, that, without the written consent of all the Managing Agents (on behalf of the Lenders in the related Lender Group)(or, solely in the case of clauses (iv) and (v) below, the Managing Agents for each affected Lender Group), no such amendment shall:

(i) extend the Commitment Termination Date;

(ii) extend the date of any payment or deposit of Collections by the Borrower or the time of payment of the principal amount of, or accrued interest on, the Loans;

(iii) release the security interest in or transfer all or any material portion of the Collateral;

(iv) change the outstanding principal amount of any of the Loans made by any Lender hereunder other than as provided herein;

(v) change the amount of any Lender Group Limit other than as provided herein or increase the Facility Limit hereunder;

(vi) amend, modify or waive any provision of the definitions of, “Majority Managing Agents”, “Borrowing Base”, “Collateral Value” or any of the defined terms used in such definitions or this Section 10.01;

(vii) consent to or permit the assignment or transfer by the Borrower or any of its rights and obligations under this Agreement or of any of its right, title or interest in or to the Pledged Timeshare Loans;

(viii) amend or modify any provision of Section 7.01 or Section 10.03,

(ix) modify or alter any provision relating to the allocation or application of Available Funds (including, without limitation, Section 2.06 and the expense and indemnity caps set forth in Section 2.06);

(x) modify any provisions related to pro rata funding obligations or rights to payment among the Lenders or similar provisions; or

(xi) amend or modify any defined term (or any defined term used directly or indirectly in such defined term) used in clauses (i) through (viii) above in a manner which would circumvent the intention of the restrictions set forth in such clauses;

(xii) provided, that without the written consent of the Servicer, the Paying Agent, the Backup Servicer and/or the Custodian, as applicable, no such amendment shall adversely affect the Servicer, the Paying Agent, the Backup Servicer or the Custodian; provided, further, that if this Agreement is amended without the consent of the Servicer, the Paying Agent, the Backup Servicer or the Custodian, the Borrower shall provide the Servicer, the Paying Agent, the Backup Servicer and the Custodian with a copy of the related amendment promptly following execution thereof.

SECTION 10.02. Notices, Etc. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including communication by electronic mail or facsimile copy) and shall be personally delivered or sent by registered mail, return receipt requested, or by courier or by electronic mail or facsimile, to each party hereto, at its address set forth on Schedule III hereof or at such other address as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be effective, upon receipt, or in the case of overnight courier, two (2) days after being deposited with such courier, or, in the case of notice by electronic mail or facsimile, when electronic confirmation of receipt is obtained, in each case addressed as aforesaid.

SECTION 10.03. Assignability.

(a) Any Conduit Lender may (i) with notice to the Borrower and the Servicer, and with the consent of the Managing Agent for the Lender Group of which it is a member, assign at any time all or any portion of its rights and obligations hereunder and interests herein to (A) any other Lender, (B) any commercial paper conduit managed by such Conduit Lender’s sponsor or administrator bank if the Commercial Paper of such commercial paper conduit have short-term ratings from S&P and Moody’s that are equivalent to or higher than the short-term ratings by S&P and Moody’s of the Commercial Paper of such Conduit Lender, (C) any Affiliate of such Conduit Lender’s sponsor bank or (D) any Liquidity Provider with respect to such Conduit Lender and (ii) with the consent of the Borrower (such consent not to be unreasonably withheld or delayed) and the Managing Agent for the Lender Group of which it is a member, assign at any time all or any portion of its rights and obligations hereunder and interests herein to any other Person not listed in clause (i) above. Any Managing Agent may, with notice to the Borrower, and with the consent of the Lenders in its Lender Group, assign at any time all or any portion of its rights and obligations hereunder and interests herein to any Affiliate of such Managing Agent.

(b) Any Committed Lender may, with the consent of the Administrative Agent and, if no Event of Default is continuing, the Borrower (such consent not to be unreasonably withheld or delayed) assign at any time all or any portion of its rights and obligations hereunder and interests herein to any Person; provided, however, that notwithstanding the foregoing, no consent of the Borrower shall be required for any assignment is to a Lender or an Affiliate of a Lender other than a Conduit Lender.

(c) With respect to any assignment hereunder

(i) each such assignment shall be of a constant, and not a varying, percentage of all rights and obligations under this Agreement,

(ii) the amount being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $10,000,000, and

(iii) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register (as defined below), an Assignment and Acceptance, together with a processing and recordation fee of $2,500.

(d) Upon such execution, delivery, acceptance and recording from and after the effective date specified in such Assignment and Acceptance, (x) the assignee thereunder shall be a party to this Agreement and, to the extent that rights and obligations under this Agreement have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (y) the assigning Lender shall, to the extent that rights and obligations have been assigned by it pursuant to such Assignment and Acceptance, relinquish such rights and be released from such obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto). At all times during which any Loan is outstanding, the Administrative Agent shall maintain at its address referred to in Section 10.02 of this Agreement (or such other address of the Administrative Agent notified by the Administrative Agent to the other parties hereto) a register as provided herein (the “Register”). The Aggregate Loan Principal Balance (including stated interest) and any interests therein, and any Assignments and Acceptances of the Aggregate Loan Principal Balance or any interest therein delivered to and accepted by the Administrative Agent, shall be registered in the Register, and the Register shall serve as a record of ownership that identifies the owner of the Aggregate Loan Principal Balances and any interest therein. Notwithstanding any other provision of this Agreement, no transfer of the Aggregate Loan Principal Balances or any interest therein shall be effective unless and until such transfer has been recorded in the Register. The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Servicer, the Administrative Agent, the Managing Agents and the Lenders may treat each Person whose name is recorded in the Register as a Lender, as the case may be, under this Agreement for all purposes of this Agreement. This Section 10.03(d) shall be construed so that the Aggregate Loan Principal Balance and any interest therein is maintained at all times in “registered form” within the meaning of Sections 163(f), 871(h) and 881(c) of the Code, solely for the purposes of this Section 10.03, the Administrative Agent will act as an agent of the Borrower. The Register shall be available for inspection by the Borrower or any Managing Agent at any reasonable time and from time to time upon reasonable prior notice.

(e) Upon its receipt of an Assignment and Acceptance, the Administrative Agent shall, if such Assignment and Acceptance has been duly completed, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower.

(f) Any Lender may, without the consent of the Borrower, sell participations to one or more banks or other entities (each, a “Participant”) in all or a portion of its rights and obligations hereunder (including the outstanding Loan); provided that following the sale of a participation under this Agreement (i) the obligations of such Lender shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, the Servicer and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which such Lender sells such a participation shall provide that the Participant shall not have any right to direct the enforcement of this Agreement or the other Facility Documents or to approve any amendment, modification or waiver of any provision of this Agreement or the other Facility Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that (i) reduces the amount of principal or Interest that is payable on account of any Loan or delays any scheduled date for payment thereof or (ii) reduces any fees payable by the Borrower to the Administrative Agent (to the extent relating to payments to the Participant) or delays any scheduled date for payment of such fees. The Borrower acknowledges and agrees that any Lender’s source of funds may derive in part from its Participants. Accordingly, references in Sections 2.09 or 2.10 and the other terms and provisions of this Agreement and the other Facility Documents to determinations, reserve and capital adequacy requirements, expenses, increased costs, reduced receipts and the like as they pertain to the Lenders shall be deemed also to include those of its Participants; provided, however, that in no event shall the Borrower be liable to any Participant under Sections 2.09 or 2.10 for an amount in excess of that which would be payable to the applicable Lender under such sections. Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the aggregate principal balance (including stated interest) of each Participant’s interest in the Loans or other obligations under the Facility Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or other information relating to the Participant’s interest in any Commitments or Loans) except to the extent that such disclosure is necessary to establish that such Commitment or Loan is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive and binding for all purposes, absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(g) The Borrower may not assign any of its rights or obligations hereunder or any interest herein without the prior written consent of the Administrative Agent and all the Managing Agents.

(h) Notwithstanding any other provision of this Agreement to the contrary, any Lender may at any time pledge or grant a security interest in all or any portion of its rights (including rights to payment of the principal balance of the Loans and Interest with respect thereto) hereunder to secure obligations of such Lender to a Federal Reserve Bank, without notice to or consent of the Borrower or the Administrative Agent; provided, that no such pledge or grant of a security interest shall (x) release a Lender from any of its obligations hereunder or substitute any such pledgee or grantee for such Lender as a party hereto or (y) create any additional, or modify any existing, obligations of the Seller, the Borrower or the Servicer under this Agreement or any other Facility Document.

SECTION 10.04. Additional Lender Groups. Upon the Borrower’s request and with the prior written consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed), one or more additional Lender Group may be added to this Agreement at any time by the execution and delivery of a Joinder Agreement by the members of such proposed additional Lender Group, the Borrower and the Administrative Agent. Upon the effective date of such Joinder Agreement, (i) each Person specified therein as a “Conduit Lender” shall become a party hereto as a Conduit Lender, entitled to the rights and subject to the obligations of a Conduit Lender hereunder, (ii) each Person specified therein as a “Committed Lender” shall become a party hereto as a Committed Lender, entitled to the rights and subject to the obligations of a Committed Lender hereunder, (iii) each Person specified therein as a “Managing Agent” shall become a party hereto as a Managing Agent, entitled to the rights and subject to the obligations of a Managing Agent hereunder and (iv) the Facility Limit shall be increased by an amount equal to the aggregate Commitments of the Committed Lenders party to such Joinder Agreement.

SECTION 10.05. Consent to Jurisdiction.

(a) Each party hereto hereby irrevocably submits to the non-exclusive jurisdiction of any New York State or Federal court sitting in New York City in any action or proceeding arising out of or relating to this Agreement, and each party hereto hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. The parties hereto hereby irrevocably waive, to the fullest extent they may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. The parties hereto agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(b) The Borrower consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process to it at its address specified in Section 10.02. Nothing in this Section 10.05 shall affect the right of any Lender or the Administrative Agent to serve legal process in any other manner permitted by law.

SECTION 10.06. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE AND WHETHER AT LAW OR IN EQUITY) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR ANY OTHER FACILITY DOCUMENT.

SECTION 10.07. Right of Setoff. Each Lender is hereby authorized (in addition to any other rights it may have) at any time after the occurrence of the Amortization Date due to the occurrence of an Event of Default, or at any time that any Borrower Obligation hereunder is due and payable, to set off, appropriate and apply (without presentment, demand, protest or other notice which are hereby expressly waived) any deposits and any other indebtedness held or owing by such Lender to, or for the account of, the Borrower against the amount of the Borrower Obligations owing by the Borrower to such Person.

SECTION 10.08. Ratable Payments. If any Lender, whether by setoff or otherwise, has payment made to it with respect to any Borrower Obligations or obligation of the Servicer in a greater proportion than that received by any other Lender entitled to receive a ratable share of such amount, such Lender agrees, promptly upon demand, to purchase for cash without recourse or warranty a portion of such

Borrower Obligations or Servicer obligation held by the other Lenders so that after such purchase each Lender will hold its ratable proportion of such Borrower Obligations or Servicer obligations, as applicable; provided that if all or any portion of such excess amount is thereafter recovered from such Lender, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

SECTION 10.09. Limitation of Liability.

(a) No claim may be made by any Transaction Party or any other party hereto against any other party hereto or their respective Affiliates, directors, officers, employees, attorneys or agents for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement or any other Facility Document, or any act, omission or event occurring in connection herewith or therewith; and each party hereto hereby waives, releases, and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

(b) Notwithstanding anything to the contrary contained herein, the obligations of the Conduit Lenders under this Agreement are solely the corporate obligations of each such Conduit Lender and shall be payable only at such time as funds are actually received by, or are available to, such Conduit Lender in excess of funds necessary to pay in full all outstanding Commercial Paper and other indebtedness of any such Conduit Lender and, to the extent funds are not available to pay such obligations, the claims relating thereto shall not constitute a claim against such Conduit Lender. Each party hereto agrees that the payment of any claim (as defined in Section 101 of Title 11 of the Bankruptcy Code) of any such party shall be subordinated to the payment in full of all Commercial Paper and any other indebtedness.

(c) No recourse under any obligation, covenant or agreement of any Conduit Lender contained in this Agreement shall be had against any incorporator, stockholder, officer, director, member, manager, employee or agent of such Conduit Lender or any of its Affiliates (solely by virtue of such capacity) by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that this Agreement is solely a corporate obligation of such Conduit Lender, and that no personal liability whatever shall attach to or be incurred by any incorporator, stockholder, officer, director, member, manager, employee or agent of any Conduit Lender or any of its Affiliates (solely by virtue of such capacity) or any of them under or by reason of any of the obligations, covenants or agreements of such Conduit Lender contained in this Agreement, or implied therefrom, and that any and all personal liability for breaches by any Conduit Lender of any of such obligations, covenants or agreements, either at common law or at equity, or by statute, rule or regulation, of every such incorporator, stockholder, officer, director, member, manager, employee or agent is hereby expressly waived as a condition of and in consideration for the execution of this Agreement; provided that the foregoing shall not relieve any such Person from any liability it might otherwise have as a result of fraudulent actions taken or fraudulent omissions made by them.

SECTION 10.10. Costs, Expenses and Taxes.

(a) In addition to the rights of indemnification under Article VIII hereof, the Borrower agrees to pay to the Administrative Agent and each Managing Agent promptly after written demand thereof (i) all reasonable and documented costs and expenses of the Administrative Agent and each Managing Agent in connection with the preparation, execution and delivery (including any requested amendments, waivers or consents) of this Agreement and the other documents to be delivered hereunder, including all pre-closing due diligence expenses and the reasonable fees and out-of-pocket expenses of a single law firm as special counsel for the Administrative Agent with respect thereto and with respect to advising the Administrative Agent and each Managing Agent and the related Lenders as to their respective rights and remedies under this Agreement, and the other agreements executed pursuant hereto, (ii) all reasonable and documented costs and out-of-pocket expenses

(including fees and expenses of a single outside counsel), incurred by the Administrative Agent and each Managing Agent in connection with any amendment to any of the Facility Documents prior to and following the Restatement Date and (iii) all reasonable and documented costs and out-of-pocket expenses incurred by the Administrative Agent and each Managing Agent in connection with the enforcement of this Agreement and the other agreements and documents to be delivered hereunder after the occurrence of an Event of Default.

(b) In addition, the Borrower shall pay any and all stamp, sales, transfer and other taxes and fees (including UCC filing fees and any penalties associated with the late payment of any UCC filing fees) payable or determined to be payable in connection with the execution, delivery, filing and recording of this Agreement or the other agreements and documents to be delivered hereunder (including any UCC financing statements) and agrees to indemnify the Administrative Agent, the Managing Agents, the Lenders and the Liquidity Providers against any liabilities with respect to or resulting from any delay by the Borrower in paying or omission to pay such taxes and fees.

SECTION 10.11. No Proceedings. The Borrower, each Lender, each Managing Agent and the Administrative Agent each hereby agrees that it will not institute against any Conduit Lender any proceeding of the type referred to in the definition of Event of Bankruptcy so long as any Commercial Paper and other indebtedness of any such Conduit Lender shall be outstanding or there shall not have elapsed one year plus one day since the last day on which any such Commercial and other indebtedness shall have been outstanding.

SECTION 10.12. Confidentiality.

(a) By accepting delivery of this Agreement, the Borrower agrees not to disclose to any Person the material economic or commercial terms of this Agreement, the Servicing Agreement or the Fee Letter (including any specific pricing information provided by the Administrative Agent, the Managing Agents or the Lenders) or the amount or terms of any fees payable to the Administrative Agent, the Managing Agents or the Lenders (collectively, the “Product Information”) in connection with the transaction contemplated by this Agreement (the “Transaction”), except (i) to its and its affiliates’ officers, directors, employees, agents, accountants, legal counsel and other representatives (collectively, the “Borrower Representatives”) who have a need to know the Product Information for the purpose of assisting in the negotiation and completion of the Transaction and who agree to be bound by the provisions of this section applicable to the Borrower, (ii) in connection with any legal or regulatory action or proceeding relating to this Agreement or the transactions contemplated hereby or the exercise of any remedies hereunder, (iii) to extent determined by the Seller to be required by applicable law (including filing a copy of this Agreement and the other Facility Documents (other than the Fee Letter) as exhibits to filings required to be made with the Securities and Exchange Commission), regulation, subpoena or other legal process, (iv) to the extent requested by any Governmental Authority having jurisdiction over the Borrower, the Seller or any Borrower Representative, (v) to the extent required to perform their respective obligations under the Facility Documents, to the Custodian or the Servicer or (vi) to existing or prospective lenders to, or investors in, any Transaction Party or any Affiliate thereof, or to any Rating Agency in connection with a Securitization; provided, in each case in this clause (vi), such recipients agree to be bound by the provisions of this section applicable to the Borrower. The Borrower will be responsible for any failure of any Borrower Representative to comply with the provisions of this clause (a).

(b) The Administrative Agent, the Managing Agents and the Lenders will not disclose to any Person the confidential or proprietary information of the Borrower, the Seller, the Servicer or the Performance Guarantor furnished to the Administrative Agent, the Managing Agents and the Lenders in connection with the Transaction (the “Borrower Information”), except (i) to their respective and their Affiliates’ officers, directors, employees, agents, accountants, legal counsel and other representatives (collectively, the “Lender Representatives”) who have a need to know the Borrower Information for the purpose of assisting in the negotiation and completion of the Transaction and who agree to be bound by the provisions in this section applicable to the Administrative Agent, the Managing Agents and the Lenders, (ii) to the extent required by applicable law, regulation, subpoena or other legal process, (iii) to the extent requested by any governmental or regulatory authority having, or claiming to have, jurisdiction over the Administrative Agent, the Managing Agents, the Lenders or any Lender Representative, (iv) to any Rating Agency, including in compliance with Rule 17g-5 under the Securities Exchange Act of 1934 or any similar rule or regulation in any relevant jurisdiction, (v) to any actual or potential subordinated investor in any Conduit Lender or Liquidity Provider that has signed a confidentiality agreement containing restrictions on disclosure substantially similar to this Section or (vi) to credit enhancers and dealers and investors in respect of Commercial Paper of any Conduit Lender in accordance with the customary practices of such Lender for disclosures to credit enhancers, dealers or investors, as the case may be, it being understood that any such disclosure to dealers or investors will not identify the Borrower, the Seller or the Servicer or any of their respective Affiliates by name. The Administrative Agent, the Managing Agents and each Lender, as the case may be, will be responsible for any failure of any related Lender Representative to comply with the provisions of this clause (b).

(c) The Administrative Agent, the Managing Agents and the Lenders will (i) not disclose to any person or entity the confidential or proprietary information of Obligors relating to the Pledged Timeshare Loans (if any) obtained pursuant to this Agreement (the “Obligor Information”), and (ii) comply with all applicable laws (including Graham-Leach-Bliley Act) with respect to Obligor Information.

(d) For the avoidance of doubt, nothing in this Section 10.12 shall prohibit any Person from voluntarily disclosing or providing any information within the scope of this confidentiality provision to any governmental, regulatory or self-regulatory organization (any such entity, a “Regulatory Authority”) to the extent that any such prohibition on disclosure set forth in this Section 10.12 shall be prohibited by the laws or regulations applicable to such Regulatory Authority.

SECTION 10.13. No Waiver; Remedies. No failure on the part of the Administrative Agent, any Managing Agent, any Lender or any Liquidity Provider to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

SECTION 10.14. GOVERNING LAW. THIS AGREEMENT, AND ANY DISPUTE, SUIT, ACTION OR PROCEEDING ARISING HEREFROM, WHETHER IN CONTRACT, TORT, OR OTHERWISE AND WHETHER AT LAW OR IN EQUITY, SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK.

SECTION 10.15. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or by electronic mail in a “.pdf” file shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 10.16. Integration; Binding Effect; Survival of Termination. This Agreement and the other Facility Documents executed by the parties hereto on the date hereof contain the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns (including any trustee in bankruptcy). Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms and shall remain in full force and effect until the Final Collection Date; provided, however, that the provisions of 2.09, 2.10, 2.11, 2.12, 2.17 and Article VIII, and the provisions of Sections 10.06, 10.09, 10.10, 10.11 and 10.12 shall survive any termination of this Agreement.

SECTION 10.17. Electronic Signatures. This Agreement may, if agreed by the Administrative Agent, be in the form of an Electronic Record and be executed using Electronic Signatures (including, without limitation, facsimile and .pdf) and shall be considered an original, and shall have the same legal effect, validity and enforceability as a paper record. This Agreement may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Agreement. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the Administrative Agent of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. Notwithstanding anything contained herein to the contrary, the Administrative Agent is under no obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it; provided, further, without limiting the foregoing, (a) to the extent the Administrative Agent has agreed to accept such Electronic Signature, the Administrative Agent shall be entitled to rely on any such Electronic Signature without further verification and (b) upon the request of the Administrative Agent any Electronic Signature shall be promptly followed by a manually executed, original counterpart. For purposes hereof, “Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time.

SECTION 10.18. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Lender that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Lender of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States of America or a state of the United States of America.

(b) In the event that any Lender that is a Covered Entity or a BHC Act Affiliate of such Lender becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Lender are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States of America or a state of the United States of America.

(c) As used in this section, the following terms shall have the meaning set forth below:

(i) “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. §1841(k).

(ii) “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §382.2(b).

(iii) “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§252.81, 47.2 or 382.1, as applicable.

(iv) “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

SECTION 10.19. Third Party Beneficiary. The Custodian shall be an express third-party beneficiary of this Agreement.

SECTION 10.20. Amendment and Restatement. This Agreement amends and restates in its entirety that certain Receivables Loan Agreement, dated as of May 9, 2013 (the “Prior Agreement”), among the parties hereto. Notwithstanding the foregoing, this Agreement is not intended to constitute a novation of the Prior Agreement and all obligations that have accrued under the Prior Agreement up to the date hereof (if any) shall be payable as and when required in accordance with the terms thereof. Further, the parties hereto acknowledge and agree that upon the Restatement Date, the aggregate outstanding Loans shall be reallocated among the Lender Groups such that after giving effect to such reallocation, the portion of the Loans funded by each Lender shall be in proportion to its Pro Rata Share. Each applicable Lender shall make any necessary payments among them as specified in the flow of funds prepared by the Administrative Agent.

SECTION 10.21. Limited Recourse. Notwithstanding any provision in any other Section of this Agreement or the Facility Documents to the contrary, the obligations of the Borrower to pay any amounts payable pursuant to this Agreement shall be without recourse to any of its Affiliates, or any officer or director of any of them and the obligation to pay any amounts hereunder shall be limited solely to the application of the Collateral, to the extent that such amounts are available for distribution.

SECTION 10.22. AML Law. The parties hereto acknowledge that in accordance with laws, regulations and executive orders of the United States or any state or political subdivision thereof as are in effect from time to time applicable to financial institutions relating to the funding of terrorist activities and money laundering, including without limitation the USA Patriot Act (Pub. L. 107-56) and regulations promulgated by the Office of Foreign Asset Control (collectively, “AML Law”), each of the Paying Agent, the Securities Intermediary, and the Custodian is required to obtain, verify, and record information relating to individuals and entities that establish a business relationship or open an account with each of the Paying Agent, the Securities Intermediary, and the Custodian. Each party hereby agrees that it shall provide each of the Paying Agent, the Securities Intermediary, and the Custodian with such identifying information and documentation as each of the Paying Agent, the Securities Intermediary, and the Custodian may request from time to time in order to enable each of the Paying Agent, the Securities Intermediary, and the Custodian to comply with all applicable requirements of AML Law.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

HILTON GRAND VACATIONS TRUST I LLC, as Borrower

By:
Name:	Ben Loper
Title:	Senior Vice President & Treasurer

Solely as to Section 5.05:

HILTON RESORTS CORPORATION

By:
Name:	Ben Loper
Title:	Senior Vice President & Treasurer

Signature Page to Receivables Loan Agreement

BANK OF AMERICA, N.A.,
as Administrative Agent

By:
Name:
Title:

BANK OF AMERICA, N.A., as a Managing Agent and a Committed Lender

By:
Name:
Title:

Signature Page to Receivables Loan Agreement

DEUTSCHE BANK AG, NEW YORK BRANCH, as a Managing Agent and a Committed Lender

By:
Name:
Title:

By:
Name:
Title:

Signature Page to Receivables Loan Agreement

BARCLAYS BANK PLC.
as a Committed Lender and a Managing Agent

By:
Name:
Title:

SHEFFIELD RECEIVABLES COMPANY LLC, as a Conduit Lender

By:	Barclays Bank PLC, as attorney-in-fact

By:
Name:
Title:

Signature Page to Receivables Loan Agreement

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Committed Lender and a Managing Agent

By:
Name:
Title:

Signature Page to Receivables Loan Agreement

TRUIST BANK,
as a Committed Lender and a Managing Agent

By:
Name:
Title:

Signature Page to Receivables Loan Agreement

CITIZENS BANK, N.A.,
as a Managing Agent and a Committed Lender

By:
Name:
Title:

Signature Page to Receivables Loan Agreement

MUFG BANK, LTD.,
as a Managing Agent and a Committed Lender

By:
Name:
Title:

GOTHAM FUNDING CORPORATION, as a Conduit Lender

By:
Name:
Title:

Signature Page to Receivables Loan Agreement

GOLDMAN SACHS BANK USA,
as a Managing Agent and a Committed Lender

By:
Name:
Title:

Signature Page to Receivables Loan Agreement

REGIONS BANK,
as a Managing Agent and a Committed Lender

By:
Name:
Title:

Signature Page to Receivables Loan Agreement

CANADIAN IMPERIAL BANK OF COMMERCE, as a Managing Agent and a Committed Lender

By:
Name:
Title:

BAY SQUARE FUNDING LLC, as a Conduit Lender

By:
Name:
Title:

Signature Page to Receivables Loan Agreement

HSBC BANK USA, NATIONAL ASSOCIATION, as a Managing Agent and a Committed Lender

By:
Name:
Title:

Signature Page to Receivables Loan Agreement

COMPUTERSHARE TRUST COMPANY, N.A.,
as Paying Agent and Securities Intermediary

By: COMPUTERSHARE TRUST COMPANY, N.A., as attorney-in-fact and agent

By:
Name:
Title:

Signature Page to Receivables Loan Agreement

EXHIBIT A-1

FORM OF CREDIT POLICY FOR SELLER

(On file with the Administrative Agent)

EXHIBIT A-2

FORM OF CREDIT POLICY FOR DRC

(On file with the Administrative Agent)

EXHIBIT A-3

FORM OF COLLECTION POLICY FOR SERVICER (OR THE SUBSERVICER)

(On file with the Administrative Agent)

EXHIBIT A-4

FORM OF ~~COLLECTION~~CREDIT POLICY FOR ~~DIAMOND SUBSERVICER (OR THE SERVICER)~~BLUEGREEN

(On file with the Administrative Agent)

~~EXHIBIT A-5~~

~~[RESERVED]~~

~~EXHIBIT A-6~~

~~[RESERVED]~~

EXHIBIT B

FORM OF BORROWING REQUEST

[DATE]

To:	Bank of America, N.A. (“BANA”), as Administrative Agent

Grand Vacations Services LLC, as Servicer

Computershare Trust Company, N.A., National Association, as Paying Agent, Backup Servicer and Custodian

From:	Hilton Grand Vacations Trust I LLC (the “Borrower”)

Re:

Amended and Restated Receivables Loan Agreement, dated as of May 3, 2022, among the Borrower, Computershare Trust Company, N.A., as Paying Agent and Securities Intermediary, the Persons from time to time party thereto as Conduit Lenders, the financial institutions from time to time party thereto as Committed Lenders, the Persons from time to time party thereto as Managing Agents, and BANA, as Administrative Agent for the Conduit Lenders and the Committed Lenders (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”). Capitalized terms used but not defined herein shall have the meanings given to them in the Agreement.

A.	(i) Pursuant to Sections 2.01 and 2.02(a) of the Agreement, the undersigned hereby requests a Borrowing from each Lender Group in an aggregate amount equal to the following:	$

Lender Group (identified by related Managing Agent)	Dollar Amount of Borrowing
[Name]	$	[●]
[Name]	$	[●]
[Name]	$	[●]
[Name]	$	[●]
[Name]	$	[●]
[Name]	$	[●]
[Name]	$	[●]
[Name]	$	[●]
[Name]	$	[●]
Total	$	[●]

(ii) The requested Borrowing Date is:

(iii) The Aggregate Loan Principal Balance under the Agreement after giving effect to the requested Borrowing under (i) above will equal:	$

(iv) The proceeds of the requested Borrowing are requested to be remitted to the following account of the Borrower:

B.	As of the date hereof and the Borrowing Date of such Borrowing:

(i)

The representations and warranties contained in Article IV of the Agreement are true and correct in all material respects on and as of such Borrowing Date unless such representation and warranties by their terms refer to an earlier date, in which case they were true and correct in all material respects on and as of such earlier date;

(ii)	No event has occurred and is continuing, or would result from the Borrowing requested hereunder, that constitutes an Event of Default or an Default; and

(iii)	After giving effect to the requested Borrowing, no Borrowing Base Deficiency shall exist.

(iv)	All other conditions precedent set forth in Section 3.02 of the Agreement have been satisfied.

In accordance with Section 2.02(a) of the Agreement, the Borrower hereby certifies that, if any Timeshare Loans are being added to the Collateral in connection with the requested Borrowing, such Timeshare Loans are set forth on Schedule I attached hereto and such Timeshare Loans are Eligible Timeshare Loans. The undersigned further represents and warrants that (1) the documents constituting the Timeshare Loan File with respect to such Timeshare Loans have been delivered to Custodian and such Timeshare Loan Files are to be held by the Custodian in accordance with the Custody Agreement, and (2) all other documents related to such Timeshare Loans (including, but not limited to, insurance policies, loan applications and appraisals) have been or will be created and held by the Borrower in trust for the Secured Parties.

The undersigned certifies that this Borrowing Request is correct in all material respects as of the date furnished.

Hilton Grand Vacations Trust I LLC, as Borrower

By:
Name:
Title:

SCHEDULE I

LIST OF TIMESHARE LOANS

(On file with the Administrative Agent)

EXHIBIT C

FORM OF MONTHLY REPORT

(On file with the Administrative Agent)

EXHIBIT D

LIST OF OFFICES OF BORROWER WHERE RECORDS ARE KEPT

6355 Metro West Blvd, Suite 180

Orlando, FL 32835

4960 Conference Way North, Suite 100

Boca Raton, Florida 33431

EXHIBIT E

LIST OF ACCOUNTS

AND ACCOUNT BANKS

(On file with the Administrative Agent)

EXHIBIT F

FORM OF ASSIGNMENT AND ACCEPTANCE

Dated as of [Date]

Reference is made to the Amended and Restated Receivables Loan Agreement, dated as of May 3, 2022, among Hilton Grand Vacations Trust I LLC, as the Borrower, Computershare Trust Company, N.A., as Paying Agent and Securities Intermediary, the Persons from time to time party thereto as Conduit Lenders, the financial institutions from time to time party thereto as Committed Lenders, the Persons from time to time party thereto as Managing Agents, and Bank of America, N.A., as Administrative Agent for the Conduit Lenders and the Committed Lenders (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”). Terms defined in the Agreement are used herein with the same meaning.

[Assigning Lender] (the “Assignor”), [Assignee] (the “Assignee”) and [Assignor’s Managing Agent], in its capacity as Managing Agent for the Lender Group which includes the Assignor [and the Assignee] (in such capacity, the “Managing Agent”), hereby agree as follows:

1. Purchase and Sale of Interest. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to all of the Assignor’s rights and obligations under the Agreement as of the date hereof (including its [Commitment] [Conduit Lending Limit] and all Loans, if any, or interests therein held by it) equal to the percentage (the “Percentage”) interest specified on the signature page hereto. After giving effect to such sale and assignment, [the Assignee will be a [Committed] [Conduit] Lender in the Lender Group that includes [    ] as the Managing Agent and] the Assignee’s [Commitment] [Conduit Lending Limit] will be as set forth in Section 2 of the signature page hereto. [As consideration for the sale and assignment contemplated in this Section 1, the Assignee shall pay to the Assignor on the Effective Date (as hereinafter defined) in immediately available funds an amount equal to $[  ], representing the purchase price payable by the Assignee for the interests in the transferred interest sold and assigned to the Assignee under this Section 1.]1 *

2. Representations and Disclaimers of Assignor. The Assignor:

(a) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim;

(b) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with any Facility Document or any other instrument or document furnished pursuant thereto or the execution, legality, validity, enforceability, genuineness, sufficiency or value of any Facility Document or any other instrument or document furnished pursuant thereto; and

(c) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Seller, the Borrower or the Servicer, or the performance or observance by any such party of any of its respective obligations under the Facility Documents or any other instrument or document furnished pursuant thereto.

[1]	Include bracketed text if Assignor holds a portion of the Loans on the Effective Date.

3. Representations and Agreements of Assignee. The Assignee:

(a) confirms that it has received a copy of the Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.02(b) of the Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance;

(b) agrees that it will, independently and without reliance upon the Administrative Agent, any Managing Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Agreement;

(c) [appoints and authorizes the Administrative Agent and [   ], as its Managing Agent, to take such action as agent on its behalf and to exercise such powers under the Agreement and the other Facility Documents as are delegated to the Administrative Agent and such Managing Agent, respectively, by the terms thereof, together with such powers as are reasonably incidental thereto;]

(d) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Agreement and this Assignment and Acceptance are required to be performed by it as a [Committed] [Conduit] Lender;

(e) specifies as its address for notices the office set forth beneath its name on the signature pages hereof; and

(f) represents that this Assignment and Acceptance has been duly authorized, executed and delivered by the Assignee pursuant to its [corporate] powers and constitutes the legal, valid and binding obligation of the Assignee.

4. Effectiveness of Assignment. Following the execution of this Assignment and Acceptance by the Assignor, the Managing Agent, [and] the Assignee, [the Borrower and the Servicer,] it will be delivered to the Administrative Agent for acceptance and recording by the Administrative Agent. The effective date of this Assignment and Acceptance shall be the date of acceptance thereof by the Administrative Agent, unless otherwise specified in Section 3 of the signature page hereto (the “Effective Date”).

5. Rights of the Assignee. Upon such acceptance and recording by the Administrative Agent, as of the Effective Date, [(i) the Assignee shall be a party to the Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a [Committed] [Conduit] Lender thereunder and hereunder and (ii)] the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Agreement.

6. Payments. Upon such acceptance and recording by the Administrative Agent, from and after the Effective Date, all payments under the Agreement in respect of the interest assigned hereby (including all payments of fees with respect thereto) shall be made to the Assignee or the Assignee’s Managing Agent, for the benefit of the Assignee, in accordance with the Agreement. The Assignor and Assignee shall make all appropriate adjustments in payments under the Agreement for periods prior to the Effective Date directly between themselves.

7. GOVERNING LAW. THIS ASSIGNMENT AND ACCEPTANCE AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed by their respective officers thereunto duly authorized, as of the date first above written.

Signature Page to

Assignment and Acceptance

Dated as of [Date]

Section 1.
Percentage:			%

Section 2.
Assignee’s [Commitment] [Conduit Lending Limit] as of the Effective Date:	$

Principal Amount of Loans held by Assignee as of the Effective Date:	$

Section 3.

Effective Date:[2] **		, 20

[NAME OF ASSIGNOR]

By:
Name:
Title:

[NAME OF ASSIGNEE]

By:
Name:
Title:

Address for Notices: [Insert]

Accepted this [day] of [month], [year]

BANK OF AMERICA, N.A., as Administrative Agent

By:
Name:
Title:

By:
Name:
Title:

[2]	This date should be no earlier than the date of acceptance by the Administrative Agent.

AGREED TO THIS   DAY OF    , 20 :

[NAME OF MANAGING AGENT], as Managing Agent

By:
Name:
Title:

HILTON GRAND VACATIONS TRUST I LLC, as Borrower

By:
Name:
Title:

EXHIBIT G

FORM OF JOINDER AGREEMENT

Reference is made to Amended and Restated Receivables Loan Agreement, dated as of May 3, 2022, among Hilton Grand Vacations Trust I LLC, as the Borrower, Computershare Trust Company, N.A., as Paying Agent and Securities Intermediary, the Persons from time to time party thereto as Conduit Lenders, the financial institutions from time to time party thereto as Committed Lenders, the Persons from time to time party thereto as Managing Agents, and Bank of America, N.A., as Administrative Agent for the Conduit Lenders and the Committed Lenders (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”). To the extent not defined herein, capitalized terms used herein have the meanings assigned to such terms in the Agreement.

[New Managing Agent] (the “New Managing Agent”), [New Conduit Lender(s)] (the “New Conduit Lender(s)”) and [New Committed Lender(s)] (the “New Committed Lender(s)”; and together with the New Managing Agent and New Conduit Lender(s), the “New Lender Group”) agree as follows:

1. By execution and delivery of this Joinder Agreement and pursuant to Section 10.04 of the Agreement, the New Lender Group elects to become a “Lender Group” under the Agreement.

2. The effective date (the “Effective Date”) of this Joinder Agreement shall be the later of (i) the date on which a fully executed copy of this Joinder Agreement is delivered to the Administrative Agent, (ii) the date of this Joinder Agreement [and (iii) the effective date of that certain assignment agreement of even date herewith between the [New Committed Lender] [New Conduit Lender] and [Name of [Committed] [Conduit] Lender Assignor].

3. By executing and delivering this Joinder Agreement, each of the New Managing Agent, the New Conduit Lender(s) and the New Committed Lender(s) confirms to and agrees with each other party to the Agreement that (i) it has received a copy of the Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Joinder Agreement; (ii) it will, independently and without reliance upon the Administrative Agent, any other Managing Agent, any other Lender or any of their respective Affiliates, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Agreement or any documents or agreements to be delivered thereunder; (iii) it appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers pursuant to Article IX of the Agreement; (iv) it will perform in accordance with their terms all of the obligations which by the terms of the Agreement and the documents or agreements to be delivered thereunder are required to be performed by it as a Managing Agent, a Conduit Lender, or a Committed Lender, respectively; (v) its address for notices shall be the office set forth beneath its name on the signature pages of this Joinder Agreement; (vi) the Lender Group Limit for the New Lender Group shall be as set forth on the signature page hereto; and (vii) it is duly authorized to enter into this Joinder Agreement.

4. On the Effective Date of this Joinder Agreement, each of the New Managing Agent, the New Conduit Lender(s) and the New Committed Lender(s) shall join in and be a party to the Agreement and, to the extent provided in this Joinder Agreement, shall have the rights and obligations of a Managing Agent, a Conduit Lender and a Committed Lender, respectively, under the Agreement. Schedule II to the Agreement shall be amended to incorporate the information set forth on Schedule I to this Joinder Agreement and Schedule III shall be amended to incorporate the notice addresses set forth on the signature pages to this Joinder Agreement. [In addition, the New Conduit Lender hereby specifies that it is a “Pre-Review Conduit Lender”.]

5. This Joinder Agreement may be executed by one or more of the parties on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

6. THIS JOINDER AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

7. Each of the parties hereto hereby waives any right to have a jury participate in resolving any dispute, whether sounding in contract, tort, or otherwise between or among the parties hereto, or any of them, arising out of, connected with, related to, or incidental to the relationship between them in connection with this Joinder Agreement. Instead, any dispute resolved in court will be resolved in a bench trial without a jury.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

IN WITNESS WHEREOF, the parties hereto have caused this Joinder Agreement to be executed by their respective officers thereunto duly authorized, as of this [ ] day of [  ], [20 ].

The “Lender Group Limit” for the New Lender Group is $[  ].

NEW CONDUIT LENDER(S):

NAME(S)]

By:
Name:
Title:

Address for notices: [Address]

NEW COMMITTED LENDER(S): [NAME(S)]

By:
Name:
Title:

Address for notices: [Address]

NEW MANAGING AGENT: [NAME]

By:
Name:
Title:

Address for notices: [Address]

AGREED TO THIS   DAY OF    , 20 :

BANK OF AMERICA, N.A., as Administrative Agent

By:
Name:
Title:

By:
Name:
Title:

[EACH MANAGING AGENT], as a Managing Agent

By:
Name:
Title:

HILTON GRAND VACATIONS TRUST I LLC, as Borrower

By:
Name:
Title:

SCHEDULE I

Conduit Lending Limit(s) for New Conduit Lender(s):

Commitment(s) of New Committed Lender(s):

EXHIBIT H

FORM OF PREPAYMENT NOTICE

[Date]

To:	Bank of America, N.A. (“BANA”), as Administrative Agent,

[Managing Agent], as a Managing Agent

Computershare Trust Company, N.A., as Paying Agent

From:	Hilton Grand Vacations Trust I LLC (the “Borrower”)

Re:

Amended and Restated Receivables Loan Agreement, dated as of May 3, 2022, among the Borrower Computershare Trust Company, N.A., as Paying Agent and Securities Intermediary, the Persons from time to time party thereto as Conduit Lenders, the financial institutions from time to time party thereto as Committed Lenders, the Persons from time to time party thereto as Managing Agents and BANA, as Administrative Agent for the Conduit Lenders and the Committed Lenders (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”). Terms defined in the Agreement are used herein with the same meaning.

Pursuant to Section 2.05 of the Agreement, the undersigned hereby notifies each Managing Agent of its intent to make certain prepayments (which shall be made ratably among the Lenders based on the aggregate outstanding Principal Amount of the Loans held by each) as outlined below. This notice must be received no later than 12:00 p.m. (New York City time) two (2) Business Days prior to the date of such payment.

1.	The aggregate amount (which shall be at least $1,000,000, or integral multiples of $100,000 in excess thereof) of the prepayment is: $

2.	The Business Day upon which the undersigned shall make such prepayment is: .

The undersigned hereby certifies that this prepayment notice is correct in all material respects as of the date so furnished.

HILTON GRAND VACATIONS TRUST I LLC, as Borrower

By:
Name:
Title:

EXHIBIT I

FORM OF REFINANCING RELEASE

Reference is hereby made to the Amended and Restated Receivables Loan Agreement, dated as of May 3, 2022 (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”), among Hilton Grand Vacations Trust I LLC, a Delaware limited liability company, as borrower (the “Borrower”), the Conduit Lenders from time to time party thereto, the Committed Lenders from time to time party thereto, the Managing Agents from time to time party thereto, Computershare Trust Company, N.A., as paying agent and as securities intermediary and Bank of America, N.A., as administrative agent (in such capacity, the “Administrative Agent”). Capitalized terms not defined herein shall have the meaning given such terms in the Agreement.

The Borrower hereby delivers, in connection with the consummation of the Refinancing to which this Refinancing Release relates, (i) an executed Refinancing Date Certificate of the Borrower, in substantially the form attached hereto as Annex 1-A and an executed Refinancing Date Certificate of the Servicer, in substantially the forms attached hereto as Annex 1-B and (ii) an executed notice, in substantially the form attached hereto as Annex 2.

Upon deposit in the Collection Account of $[●] in accordance with Section 2.14(a)(iv) in immediately available funds, the Administrative Agent hereby releases all of its right, title and interest, including its Lien, in and to the following:

(a) the Timeshare Loans to be transferred by the Borrower in the related Refinancing and described in Schedule I hereto (the “Refinanced Assets” and such Schedule, the “Schedule of Refinanced Assets”), all Collections related thereto, and all monies due (including any payments made under any guarantee or similar credit enhancement with respect to any such Refinanced Assets) or to become due or received by any Person in payment of any of the foregoing after the last day of the Collection Period immediately preceding the related Refinancing Date;

(b) all Timeshare Loan Files and the Schedule of Refinanced Assets, relating to the Refinanced Assets, whether now existing or hereafter acquired, and all right, title and interest of the Borrower in and to the documents, agreements and instruments included in such Timeshare Loan Files;

(c) all of the Borrower’s interest in all Records, documents and writings evidencing or related to the Refinanced Assets;

(d) all of the Borrower’s interest in all guaranties, indemnities and other agreements or arrangements of whatever character from time to time supporting or securing payment of the Refinanced Assets, whether pursuant to the related Timeshare Loans or otherwise;

(e) all deposit accounts, monies, deposits, funds, accounts and instruments relating to the foregoing;

(f) all of the Borrower’s right, title and interest in and to the Sale and Contribution Agreement relating to the Refinanced Assets and remedies thereunder and the assignment to the Administrative Agent of all UCC financing statements filed by the Borrower against the Seller under or in connection with the Sale and Contribution Agreement and relating to such Refinanced Assets; and

(g) all income and proceeds of the foregoing.

Executed as of    , 201 .

HILTON GRAND VACATIONS TRUST I LLC, as Borrower

By:
Name:
Title:

BANK OF AMERICA, N.A., as Administrative Agent

By:
Name:
Title:

By:
Name:
Title:

ANNEX 1-A

HILTON GRAND VACATIONS TRUST I LLC

REFINANCING DATE CERTIFICATE

Hilton Grand Vacations Trust I LLC (the “Borrower”), delivers this certificate pursuant to Section 2.14(a) of the Amended and Restated Receivables Loan Agreement, dated as of May 3, 2022 (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”), among the Borrower, the Conduit Lenders from time to time party thereto, the Committed Lenders from time to time party thereto, the Managing Agents from time to time party thereto, Computershare Trust Company, N.A., as paying agent and as securities intermediary and Bank of America, N.A., as administrative agent (in such capacity, the “Administrative Agent”), and hereby certifies, as of the date hereof, the following:

(a) no adverse selection procedure shall have been used by the Borrower with respect to the Pledged Timeshare Loans that will remain subject to this Agreement after giving effect to the Refinancing (except as is necessary to comply with normal and customary eligibility criteria for asset-backed securities transactions involving timeshare loans);

(b) the representations and warranties contained in Section 4.01 are true and correct in all material respects, except to the extent relating to an earlier date; and

(c) no Default or Event of Default has occurred and is continuing.

Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Agreement.

IN WITNESS WHEREOF, the Borrower has caused this certificate to be executed on its behalf this   day of    , 201 .

HILTON GRAND VACATIONS TRUST I LLC

By:
Name:
Title:

ANNEX 1-B

GRAND VACATIONS SERVICES LLC

REFINANCING DATE CERTIFICATE

Grand Vacations Services LLC, as servicer (the “Servicer”), delivers this certificate pursuant to Section 2.14(a) of the Amended and Restated Receivables Loan Agreement, dated as of May 3, 2022 (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”), among Hilton Grand Vacations Trust I LLC, a Delaware limited liability company, as borrower (the “Borrower”), the Conduit Lenders from time to time party thereto, the Committed Lenders from time to time party thereto, the Managing Agents from time to time party thereto, Computershare Trust Company, N.A., as paying agent and as securities intermediary and Bank of America, N.A., as administrative agent (in such capacity, the “Administrative Agent”), and hereby certifies, as of the date hereof, that no Borrowing Base Deficiency exists.

Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Agreement.

IN WITNESS WHEREOF, the Servicer has caused this certificate to be executed on its behalf this   day of    , 201 .

GRAND VACATIONS SERVICES LLC, as Servicer

By:
Name:
Title:

ANNEX 2

FORM OF NOTICE

HILTON GRAND VACATIONS TRUST I LLC

6355 Metro West Blvd, Suite 180

Orlando, FL 32835

Attn: SVP & Treasurer

    , 201

Bank of America, N.A.,

as Administrative Agent

One Bryant Park, Floor 11

New York, NY 10036

Computershare Trust Company, N.A.

1505 Energy Park Drive

St. Paul, MN 55108

Attention: Corporate Trust Services - Asset-Backed Administration

Grand Vacations Services LLC

6355 Metro West Blvd.

Suite 180

Orlando, FL 32835

Attn: General Counsel

Re:	Hilton Grand Vacations Trust I LLC – Receivables Loan Agreement

Ladies and Gentlemen:

Reference is made to the Amended and Restated Receivables Loan Agreement, dated as of May 3, 2022 (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”), among Hilton Grand Vacations Trust I LLC, a Delaware limited liability company, as borrower (the “Borrower”), the Conduit Lenders from time to time party thereto, the Committed Lenders from time to time party thereto, the Managing Agents from time to time party thereto, Computershare Trust Company, N.A., as paying agent and as securities intermediary and Bank of America, N.A., as administrative agent (in such capacity, the “Administrative Agent”).

Pursuant to Section 2.14(a)(i) of the Agreement, the Borrower gives notice of its intent to effect a Refinancing on or about    , 201  (which date is no fewer than 10 Business Days after the date of delivery of this notice to the Administrative Agent).

Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Agreement.

Very truly yours,

HILTON GRAND VACATIONS TRUST I LLC

By:
Name:
Title:

Schedule I to Refinancing Release

Schedule of Refinanced Assets

[to be attached]

EXHIBIT J

FORM OF GLOBAL ASSIGNMENT OF MORTGAGE AND TIMESHARE LOAN FILES

AND POWER OF ATTORNEY

(Seller)

This GLOBAL ASSIGNMENT OF MORTGAGE AND TIMESHARE LOAN FILES AND POWER OF ATTORNEY (this “Assignment and Power of Attorney”) is made as of [Date] by each of HILTON RESORTS CORPORATION (the “Seller”) and HILTON GRAND VACATIONS TRUST I LLC (the “Borrower”) in favor of BANK OF AMERICA, N.A. (the “Administrative Agent”).

The Seller, the Borrower, and certain other institutions, including the Administrative Agent, have entered into certain transactions involving timeshare loans (the “Transactions”). Pursuant to the terms of the Amended and Restated Sale and Contribution Agreement, dated as of May 3, 2022 (as amended, restated, supplemented or otherwise modified in writing from time to time, the “Sale and Contribution Agreement”), by and between the Seller and the Borrower, the Seller sells and/or contributes certain timeshare loans and related assets to the Borrower. Such timeshare assets, which from time to time may include, without limitation, timeshare loans and the agreements, documents and instruments related thereto (such as purchase contracts, promissory notes, mortgages, deeds of trust and all other agreements, documents and interests evidencing interests in, liens upon and security interests in such timeshare loans and the properties the sales of which gave rise to such timeshare loans) are referred to herein as the “Transferred Timeshare Loans”. The Borrower, pursuant to the terms of the Amended and Restated Receivables Loan Agreement, dated as of May 3, 2022 (as amended, restated, supplemented or otherwise modified in writing from time to time, the “ Loan Agreement”), by and among the Borrower, certain institutions and the Administrative Agent, has pledged and collaterally assigned the Transferred Timeshare Loans to the Administrative Agent to secure the Borrower’s obligations under the Loan Agreement and the agreements, documents and instruments related thereto. To further evidence the Administrative Agent’s interests in the Transferred Timeshare Loans, the Borrower, in its capacity as assignee of the Transferred Timeshare Loans, has requested that the Seller deliver this Assignment and Power of Attorney. The Seller, in order to further evidence its sale and/or contribution of the Transferred Timeshare Loans to the Borrower, has agreed to make such delivery as evidenced by its execution hereof.

The Seller does hereby convey and transfer to the Borrower all of its right, title and interest whether now or hereafter existing or in which the Seller now or hereafter acquires an interest and wherever the same may be located, in and to or arising under each of the Transferred Timeshare Loans, together with the Seller’s right to receive and collect all interest, principal, and other amounts or proceeds under or in connection with such Transferred Timeshare Loans. The Borrower does hereby collaterally assign to the Administrative Agent all of its right, title and interest, whether now or hereafter existing or in which the Borrower now or hereafter acquires an interest and wherever the same may be located, in and to or arising under each of the Transferred Timeshare Loans, together with the Borrower’s right to receive and collect all interest, principal, and other amounts or proceeds under or in connection with such Transferred Timeshare Loans.

The Administrative Agent shall be entitled to attach hereto at any time and from time to time a list of Transferred Timeshare Loans (which list may not contain the names of Obligors or any personal identifying information) and record a copy of this Assignment and Power of Attorney, together with such list of Transferred Timeshare Loans, with such jurisdictions as the Administrative Agent may deem necessary, in its sole discretion, to further evidence and perfect its interests in the Transferred Timeshare Loans.

In order to give further effect to the Administrative Agent’s rights under the Loan Agreement, the Sale and Contribution Agreement (as collateral assignee thereof) and this Assignment and Power of Attorney, the Seller by these presents does make, constitute and appoint the Administrative Agent as the Seller’s true and lawful attorney-in-fact and in the Seller’s name, place and stead to act and take all such actions required to further evidence and perfect the Administrative Agent’s interests in the Transferred Timeshare Loans. Such actions shall include, but shall not be limited to, (i) preparing, executing and recording in the Seller’s name, place and stead agreements, documents and instruments with federal, state, county and other jurisdictions to evidence the Administrative Agent’s interests in the Transferred Timeshare Loans, and (ii) endorsing Transferred Timeshare Loans in favor of the Administrative Agent. This power of attorney shall be irrevocable and coupled with an interest.

To induce any third party to act hereunder, each of the Borrower and the Seller hereby agrees that any third party receiving a duly executed copy or facsimile of this instrument may act hereunder, and that any notice of revocation or termination hereof or other revocation or termination hereof by operation of law shall be ineffective as to any actions by such third party prior to such third party’s receipt of notice of such revocation or termination.

This Assignment and Power of Attorney may not be amended or modified without the Administrative Agent’s prior written consent.

Upon the payment in full of all obligations outstanding and otherwise owing under or in connection with the Loan Agreement and the agreements, documents and instruments delivered in connection therewith, and the termination of all commitments to extend credit thereunder by the Administrative Agent and the other parties thereto as lenders, this Assignment and Power of Attorney shall terminate without further action by the Administrative Agent or any other person.

IN WITNESS WHEREOF, this Assignment and Power of Attorney has been executed and delivered by an officer of each of the undersigned thereunto duly authorized as of the date first written above.

HILTON RESORTS CORPORATION

By:
Name:
Title:

HILTON GRAND VACATIONS TRUST I LLC

By:
Name:
Title:

State of )
)
County of )

This instrument was acknowledged before me on      , 2012 by       as       of       and, in a representative capacity.

(Signature of notarial officer)

(Seal, if any)

EXHIBIT K

FORM OF GLOBAL ASSIGNMENT OF MORTGAGES AND TIMESHARE LOAN FILES AND

POWER OF ATTORNEY

(Borrower)

This GLOBAL ASSIGNMENT OF MORTGAGES AND TIMESHARE LOAN FILES AND POWER OF ATTORNEY (this “Assignment and Power of Attorney”) is made as of [Date] by HILTON GRAND VACATIONS TRUST I LLC (the “Borrower”) in favor of BANK OF AMERICA, N.A. (the “Administrative Agent”).

The Borrower, certain institutions, and the Administrative Agent are parties to a Amended and Restated Receivables Loan Agreement, dated as of May 3, 2022 (as amended, restated, supplemented or otherwise modified in writing from time to time, the “Loan Agreement”). The Borrower has pledged certain of its assets to the Administrative Agent for the benefit of the Secured Parties under and as defined in the Loan Agreement. Such assets secure the Borrower’s payment and performance of its obligations under the Loan Agreement and the agreements, documents and instruments delivered in connection therewith. The pledged assets from time to time may include interests in timeshare loans and the agreements, documents and instruments related thereto, including, without limitation, purchase contracts, promissory notes, mortgages, deeds of trust and all other agreements, documents and interests evidencing interests in, liens upon and security interests in such timeshare loans and the properties the sales of which gave rise to such timeshare loans (collectively, the “Timeshare Loan Files”).

To further evidence the Administrative Agent’s interests in the Timeshare Loan Files, Borrower does hereby convey, transfer and collaterally assign to the Administrative Agent all of its right, title and interest, whether now or hereafter existing or in which the Borrower now or hereafter acquires an interest and wherever the same may be located, in and to or arising under each of the Timeshare Loan Files, together with the Borrower’s right to receive and collect all interest, principal, and other amounts or proceeds under or in connection with such Timeshare Loan Files.

The Administrative Agent shall be entitled to attach hereto at any time and from time to time a list of Timeshare Loan Files and record a copy of this Assignment and Power of Attorney, together with such list of Timeshare Loan Files, with such jurisdictions as the Administrative Agent may deem necessary, in its sole discretion, to further evidence and perfect its interests in the Timeshare Loan Files.

In order to give further effect to the Administrative Agent’s rights under the Loan Agreement and this Assignment and Power of Attorney, the Borrower by these presents does make, constitute and appoint the Administrative Agent as the Borrower’s true and lawful attorney-in-fact and in the Borrower’s name, place and stead to act and take all such actions required to further evidence and perfect the Administrative Agent’s interests in the Timeshare Loan Files. Such actions shall include, but shall not be limited to, (i) preparing, executing and recording in the Borrower’s name, place and stead agreements, documents and instruments with federal, state, county and other jurisdictions to evidence the Administrative Agent’s interests in the Timeshare Loan Files, and (ii) endorsing Timeshare Loan Files in favor of the Administrative Agent. This power of attorney shall be irrevocable and coupled with an interest.

To induce any third party to act hereunder, the Borrower hereby agrees that any third party receiving a duly executed copy or facsimile of this instrument may act hereunder, and that any notice of revocation or termination hereof or other revocation or termination hereof by operation of law shall be ineffective as to any actions by such third party prior to such third party’s receipt of notice of such revocation or termination.

This Assignment and Power of Attorney may not be amended or modified without the Administrative Agent’s prior written consent.

Upon the payment in full of all obligations outstanding and otherwise owing under or in connection with the Loan Agreement and the agreements, documents and instruments delivered in connection therewith, and the termination of all commitments to extend credit thereunder by the Administrative Agent and the other parties thereto as lenders, this Assignment and Power of Attorney shall terminate without further action by the Administrative Agent or any other person.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

IN WITNESS WHEREOF, this Assignment and Power of Attorney has been executed and delivered by an officer of the undersigned thereunto duly authorized as of the date first written above.

HILTON GRAND VACATIONS TRUST I LLC

By:
Name:
Title:

State of )
)
County of )

This instrument was acknowledged before me on      , 2012 by       as       of       and, in a representative capacity.

(Signature of notarial officer)

(Seal, if any)

EXHIBIT L

FORM OF NOTICE OF EXCLUSIVE CONTROL

[to be placed on Administrative Agent letterhead]

NOTICE OF EXCLUSIVE CONTROL

[Date]

Computershare Trust Company, N.A.

1505 Energy Park Drive

St. Paul, MN 55108

Attention: Corporate Trust Services – Asset-Backed Administration

Re:

Amended and Restated Receivables Loan Agreement, dated as of May 3, 2022 (as amended, the “Agreement”) by and among Hilton Grand Vacations Trust I LLC, as borrower, Computershare Trust Company, N.A., as paying agent and securities intermediary, the persons from time to time parties thereto as conduit lenders, the financial institutions from time to time party thereto as committed lenders, the financial institutions from time to time party thereto as managing agents and Bank of America, N.A., as administrative agent

Ladies and Gentlemen:

This constitutes a Notice of Exclusive Control as referred to in paragraph 2.16(h) of the Agreement, a copy of which is attached hereto. Pursuant to such paragraph 2.16(h), we hereby notify you that we are exercising our rights to assume and exercise exclusive control of account numbers [●] and [●] maintained with you. [Available funds deposited in such accounts should be sent at the end of each day to [     ].

BANK OF AMERICA, N.A., as Administrative Agent

By:
Name:
Title:

By:
Name:
Title:

EXHIBIT M

CERTAIN BORROWER INFORMATION

(On file with the Administrative Agent)

SCHEDULE I-A

REPRESENTATIONS AND WARRANTIES OF HRC TIMESHARE LOANS THAT ARE MORTGAGE LOANS

(a) All federal, state or local laws, rules or regulations, including, without limitation, those relating to usury, truth-in-lending, real estate settlement procedure, land sales, the offer and sale of securities, consumer credit protection and equal credit opportunity or disclosure, applicable to such Timeshare Loan or the sale of the Timeshare Interest securing the related Obligor Note were complied with in all material respects at the time the originator made such Timeshare Loan. The applicable rescission period with respect to such Timeshare Loan has expired, and such Timeshare Loan was not originated in, or is not subject to the laws of, any jurisdiction under which the transfer, conveyance or assignment of such Timeshare Loan would be unlawful, void or voidable.

(b) If the Timeshare Loan is a Mortgage Loan, the Timeshare Property securing such Timeshare Loan constitutes an interest in real property at one of the Resorts and the related Mortgage has been duly filed and recorded (or is in the process of being recorded) with all appropriate governmental authorities in all jurisdictions in which such Mortgage is required to be filed and recorded to create a valid, binding and enforceable first priority perfected security interest in such Timeshare Interest subject only to Permitted Liens.

(c) Immediately prior to the transfer pursuant to the Sale and Contribution Agreement of such Timeshare Loan from the Seller to the Borrower, the Seller owned full legal and equitable title to such Timeshare Loan, free and clear of any lien, charge, encumbrance or participation or ownership interest in favor of any other Person, except for Permitted Liens. All of the Seller’s right, title and interest in and to such Timeshare Loan has been validly and effectively transferred to the Borrower or a valid first priority security interest in such Timeshare Loan has been created or assigned in favor of the Borrower.

(d) Each of the related Mortgage with respect to Mortgage Loans and the related Obligor Note is genuine and the legal, valid and binding obligation of the Obligor thereof, enforceable in accordance with its terms, subject to the Enforceability Exceptions, and is not subject to any dispute, right of setoff, recoupment, counterclaim, or defense of any kind, whether arising out of transactions concerning such Timeshare Loan or otherwise, and no such right has been asserted with respect thereto.

(e) All parties to the related Mortgage and the related Obligor Note had legal capacity to enter into such Mortgage and such Obligor Note and to execute and deliver such Mortgage and such Obligor Note, and such Mortgage and such Obligor Note have been duly and properly executed by such parties. The related Obligor has not been released, in whole or in part, from any of its obligations in respect of such Timeshare Loan. Neither the related Obligor Note nor the Purchase Contract has been satisfied, canceled, rescinded or subordinated, in whole or in part, and no instrument has been executed that would effect any such satisfaction, release, cancellation, subordination or rescission.

(f) The applicable assignment of ~~Purchase Contract~~Mortgage and the endorsement of the related Obligor Note constitutes a duly executed, legal, valid, binding and enforceable assignment or endorsement, as the case may be, of such related ~~Purchase Contract~~Mortgage and related Obligor Note, and all monies due or to become due thereunder, and all proceeds thereof.

(g) Such Timeshare Loan is not a Cease and Desist Timeshare Loan.

(h) At the time the originator made such Timeshare Loan, the related Obligor acquired good and marketable title to the related Timeshare Interest securing such Timeshare Loan, free and clear of all Liens, except for Permitted Liens.

(i) The related Mortgage contains customary and enforceable provisions so as to render the rights and remedies of the holder thereof adequate for the practical realization against the related Timeshare Interest of the benefits of the security interests or other remedies intended to be provided thereby, including by judicial foreclosure or other applicable remedies. There is no exemption available to the related Obligor which would interfere with the mortgagee right to foreclose such related Mortgage other than that which may be available under applicable bankruptcy, debt relief, homestead statutes or the Servicemembers Civil Relief Act of 2003, or a similar, applicable law of the country in which the related Obligor is located, if other than the United States.

(j) The related Obligor Note is not and has not been secured by any collateral except the Lien ~~of~~on the related Timeshare Interest.

(k) All entries with respect to such Timeshare Loan (including if it is a Qualified Substitute Timeshare Loan) as set forth on the related Timeshare Loan Schedule are true and correct in all material respects.

(l) Each Tangible Document contained in the related Timeshare Loan File is in the possession of the Custodian, each Electronic Loan Document that constitutes a “transferrable record” (within the meaning of UETA) in the related Timeshare Loan File is under the “control” (within the meaning of Section 9-105 of the UCC or Section 16 of UETA, as applicable) of the Administrative Agent, and all other Electronic Loan Documents and Electronic Documents in the related Timeshare Loan File are in the dominion of the Custodian and no Deficiencies exist with respect thereto.

(m) The related ~~Mortgage~~title is covered by a form of lender’s title insurance policy issued by a title insurer qualified to do business in the jurisdiction where the related Timeshare Property is located, insuring the Seller and its successors and assigns, as to the first priority perfected Lien of the Mortgage, subject only to Permitted Liens, in an amount equal to or greater than the Loan Balance of the related Obligor Note. Such lender’s title insurance policy is in full force and effect. No claims have been made under such lender’s title insurance policy, and no prior holder of such Mortgage, including the Seller, has done or omitted to do anything which would impair the coverage of such lender’s title insurance policy.

(n) None of the related Resort Association, or any other party to the related Resort Association Instruments (other than the Obligor) is in default under the related Resort Association Instruments.

(o) The related Obligor Note evidences a fully amortizing debt obligation which bears a fixed rate of interest, provides for substantially level monthly payments of principal and interest (other than the final payment thereon), and is payable in United States dollars.

(p) The related Obligor Note has an original term to stated maturity of one hundred eighty (180) months or less and may be prepaid in full without penalty.

(q) A minimum of one payment due under such Timeshare Loan has been made on the related Obligor Note.

(r) Such Timeshare Loan is not a Delinquent Timeshare Loan or a Defaulted Timeshare Loan.

(s) All applicable intangible taxes, documentary stamp taxes and state and local taxes were paid in respect of such Timeshare Loan.

(t) Interest is calculated on the related Obligor Note on either a simple interest basis or a 30/360 basis.

(u) The proceeds of such Timeshare Loan have been fully disbursed and no additional performance by any Person other than the Obligor is required.

(v) Except for changes to the name of the Obligor thereunder, the terms of the related Purchase Contract, Mortgage and the related Obligor Note have not been modified in any material respect (unless by a writing or electronic record contained in the related Timeshare Loan Files) and in no event to avoid delinquency or default.

(w) The related Obligor Note was originated by an Approved Originator, in the ordinary course of its business in connection with the initial sale or resale of the related Timeshare Interest, all in accordance with the applicable Credit Policy in effect at such time of origination.

(x) The related Obligor automatically became a member of an exchange with full access to the HGVClub upon its purchase of the related Timeshare Interest.

(y) The related Timeshare Interest is assignable upon liquidation of the related Obligor Note without the consent of the related Resort Association or any other Person and there are no other restrictions on resale thereof, except that as to a Resort Association that is a cooperative association, such right of assignment may be exercisable by the Seller or any Affiliate of the Seller as agent of the Resort Association.

(z) The related Obligor is not (i) a Person (other than an individual) that is the Parent or a Subsidiary thereof, including the Servicer or (ii) a Governmental Authority.

(aa) The related Obligor has been instructed to remit all payments to (x) the HRC Lockbox ~~or~~and HRC Clearing Account and/ or (y) the New Lockbox and New Clearing Account, or such other lockbox account(s) at Qualified Institutions that are subject to the HRC Clearing Account Control Agreement or the New Clearing Account Control Agreement, as applicable, or a substantially similar control agreement.

(bb) (i) The related Resort Association was duly organized and, to the best of the Seller’s knowledge, is validly existing and in good standing in the state of its organization, (ii) a Seller Affiliated Manager manages the related Resort and, if there is a related Resort Association, performs services for such Resort Association, pursuant to agreements between such Seller Affiliated Manager and such Resort Association, each of such agreements being in full force and effect, (iii) any agreements mentioned in the preceding clause (ii) include services that are substantially similar to the services described in the true and correct copy of a management agreement between such Seller Affiliated Manager and one of the Resort Associations, which has been furnished to the Purchaser, and (iv) such Seller Affiliated Manager and the related Resort Association have performed in all material respects all obligations under any such agreements and are not in material default thereunder.

(cc) (i) The related Resort procures casualty and property insurance through the related Resort Association, if any, or through the Seller or an Affiliate of the Seller, which property insurance is required by the applicable governing instruments of the related Resort Association to include coverage due to covered damage or loss for the full replacement value thereof, (ii) in the event that the related Unit or Resort should suffer any loss covered by property damage insurance, upon receipt of any Insurance Proceeds, such Resort Association is required, during the time such Unit or Resort is covered by such insurance, under the applicable governing instruments of the Resort Association or otherwise, either to repair or rebuild the portions of the applicable Resort or, if such Resort Association decides not to repair or rebuild such portions of the applicable Resort, to pay such proceeds to the holders of any Mortgages secured by a timeshare estate in such portions of the applicable Resort, and (iii) if the related Resort is located in the United States and is located in a high hazard flood plain, the applicable governing instruments of the Resort Association requires the related Resort Association to maintain flood insurance in an amount not less than the maximum level available under the National Flood Insurance Program.

(dd) The declaration or other document recorded in the real estate records where the related Resort is located for purposes of creating and governing the rights of owners of Timeshare Properties related thereto (as it may be in effect from time to time, each, a “Declaration”) and any rules and regulations promulgated in connection therewith requires the related Obligor to pay assessments which the related Resort Association is required to apply to pay taxes, insurance premiums and maintenance costs with respect to the related Timeshare Property.

(ee) The related ~~Resorts under the related~~ Resort ~~Collection~~ corresponding to the Timeshare Loan ~~are, in the aggregate,~~is free of material damage and waste and there is no proceeding pending or, to the best knowledge of the Seller threatened for the total or partial condemnation or taking of the related Resort by eminent domain.

(ff) No consent, approval, order or authorization of, and no filing with or notice to, any court or Governmental Authority in respect of the related Obligor is required which has not been obtained in connection with the transfer of such Timeshare Loan to the Borrower or in connection with the pledge of such Timeshare Loan to the Administrative Agent.

(gg) Such Timeshare Loan was not selected using selection procedures reasonably believed by the Seller to be adverse to the Borrower.

(hh) (i) The Timeshare Property related to the Timeshare Loan has been completed in all material respects as required by applicable federal, state and local laws, free of all defects that could give rise to any claims thereunder; (ii) to the extent required by applicable law, valid certificates of occupancy for such Timeshare Property has been issued and are currently outstanding; and (iii) the Seller and its commonly controlled Affiliates have complied in all material respects with all obligations and duties incumbent upon the developers of the related Resort including the related Declarations and similar applicable documents for the related Resort; provided that, the Timeshare Loan shall not be considered in breach of this clause (hh) unless (x) a material portion of the Units in the Resorts under the HGVClub fail to satisfy clause (i), (ii) or (iii) or (y) the Approved Originator, Servicer or other applicable Transaction Party has failed to use commercially reasonable efforts to remediate the condition or circumstances giving rise to such Timeshare Property’s noncompliance with clause (i), (ii) or (iii) upon knowledge thereof.

(ii) (i) No practice, procedure or policy employed by the related Resort Association in the conduct of its business violates any law, regulation, judgment or agreement, including, without limitation, those relating to zoning, building, use and occupancy, fire, health, sanitation, air pollution, ecological, environmental and toxic wastes, applicable to such Resort Association or Seller Affiliated Manager which, if enforced, would reasonably be expected to (A) have a material adverse impact on such Resort Association or the ability of such Resort Association or Seller Affiliated Manager to conduct the business of such Resort Association, (B) have a material adverse impact on the financial condition of such Resort Association, or (C) constitute grounds for the revocation of any license, charter, permit or registration which is material to the conduct of the business of such Resort Association, (ii) the related Resort and the present use thereof does not violate any applicable environmental, zoning or building laws, ordinances, rules or regulations of any governmental authority, or any covenants or restrictions of record, the violation of which would reasonably be expected to materially adversely affect the value or use of such Resort or the performance by the related Resort Association of its obligations pursuant to and as contemplated by the terms and provisions of the related Declaration; provided that, the Timeshare Loan shall not be considered in breach of this clause (ii)(ii) unless (x) a material portion of the Resorts in the HGVClub fail to satisfy this clause (ii)(ii) or (y) the Approved Originator, Servicer or other applicable

Transaction Party has failed to use commercially reasonable efforts steps to remediate the condition or circumstances giving rise to a Resort’s noncompliance with this clause (ii)(ii) upon knowledge thereof, (iii) there is no condition presently existing and no event has occurred or failed to occur prior to the applicable Transfer Date, concerning the related Resort relating to any hazardous or toxic materials or condition, asbestos or other environmental or similar matters which would reasonably be expected to(x) materially and adversely affect the present use of such Resort or the financial condition or business operations of the related Resort Association, or the value of such Timeshare Loan or (y) result in environmental liability for the Seller or the Borrower under any Environmental Law; provided that, the Timeshare Loan shall not be considered in breach of this clause (ii)(iii) unless (x) a material portion of the Resorts in the HGVClub fail to satisfy this clause (ii)(iii) or (y) the Approved Originator, Servicer or other applicable Transaction Party has failed to use commercially reasonable efforts to remediate the condition or circumstances giving rise to a Resort’s noncompliance with this clause (ii)(iii) upon knowledge thereof.

(jj) The related Resort has made all filings and holds all material licenses, permits and registrations which are required by the present use of such Resort the failure to have of which would reasonably be expected to materially and adversely affect the value or use of such Resort.

(kk) The related Obligor has equity in the related Timeshare Interest of at least 10% of the purchase price for the related Timeshare Interest.

(ll) The Timeshare Loan was made in respect of a Timeshare Property as to which (i) construction has been completed; provided that construction shall exclude for purposes of this clause any remodeling and (ii) a valid certificate of occupancy has been issued from all necessary Governmental Authorities.

(mm) If the related Obligor is a Domestic Obligor who had a FICO® score at the time of origination of such Timeshare Loan, such Obligor had a FICO® score of at least 600 at the time of origination of such Timeshare Loan.

(nn) The Timeshare Loan Balance of such Timeshare Loan does not exceed $350,000.

(oo) No broker is, or will be, entitled to any commission or compensation in connection with the transfer of such Timeshare Loan.

(pp) No payment due under such Timeshare Loan has been made, directly or indirectly, by the Seller, the Servicer or any other Subsidiary of the Parent.

(qq) The related Resort (i) is in material compliance with all applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject and (ii) the related Resort Association Instruments for which are the legally valid, binding and enforceable obligation of each of the parties thereto, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally.

(rr) If such Timeshare Loan is evidenced by an Electronic Loan Document that constitutes Electronic Chattel Paper, the Administrative Agent shall have received an Opinion of Counsel, in form and substance satisfactory to the Administrative Agent, as to the Administrative Agent’s “control” (within the meaning of Section 9-105 of the applicable UCC) of Electronic Loan Documents that constitute Electronic Chattel Paper; it being understood that any Timeshare Loan evidenced by an Electronic Loan Document that constitutes Electronic Chattel Paper shall be deemed to satisfy the eligibility requirement of this clause (rr) after the Administrative Agent shall have received an Opinion of Counsel pursuant to this clause (rr).

(ss) If such Timeshare Loan is evidenced by an Electronic Obligor Note that constitutes a “transferrable record” as defined in UETA, the Administrative Agent shall have received an Opinion of Counsel, in form and substance satisfactory to the Administrative Agent, as to the Administrative Agent’s “control” (within the meaning of Section 16 of UETA) of Electronic Obligor Notes that constitute “transferrable records” as defined in UETA; it being understood that any Timeshare Loan evidenced by an Electronic Obligor Note that constitutes a “transferrable record” (as defined in UETA) shall be deemed to satisfy the eligibility requirement of this clause (ss) after the Administrative Agent shall have received an Opinion of Counsel pursuant to this clause.

(tt) If such Timeshare Loan is evidenced by an Electronic Loan Document, such Electronic Loan Document is maintained by the Custodian in the Warehouse Vault Partition and such Warehouse Vault Partition is subject to an Electronic Collateral Control Agreement.

SCHEDULE I-B

REPRESENTATIONS AND WARRANTIES OF HRC TIMESHARE LOANS

THAT ARE RIGHT-TO-USE LOANS

(a) All federal, state or local laws, rules or regulations, including, without limitation, those relating to usury, truth-in-lending, real estate settlement procedure, land sales, the offer and sale of securities, consumer credit protection and equal credit opportunity or disclosure, applicable to such Timeshare Loan or the sale of the Timeshare Interest securing the related Obligor Note were complied with in all material respects at the time the originator made such Timeshare Loan. The applicable rescission period with respect to such Timeshare Loan has expired, and such Timeshare Loan was not originated in, or is not subject to the laws of, any jurisdiction under which the transfer, conveyance or assignment of such Timeshare Loan would be unlawful, void or voidable.

(b) If the Timeshare Loan is a Right-to-Use Loan (i) the related Timeshare Interest is related to Units at one or more Resorts, (ii) all Resorts and other fee or leasehold real estate interests supporting the Vacation Interest available to be sold are (a) held in trust by a third party trustee for the benefit of the Obligors owning Timeshare Interests related to such Resorts, either free and clear of any lien or ownership interest in favor of any other person, except for Permitted Liens, or subject to a subordination and nondisturbance agreement, and (b) related to one or more Resort Associations; (iii) upon purchasing a Right-to-Use Interest, the Obligor related thereto receives a Vacation Interest; and (iv) at the time of the sale of the related Right-to-Use Interest, the “seller” of such Right-to-Use Interest under the related Purchase Contract owned the exclusive right to reserve the occupancy of Units in connection with such Right-to-Use Interest and the right to sell and transfer Vacation Interests therein to the related Obligor, free and clear of any lien or ownership interest in favor of any other person, except for Permitted Liens.

(c) Immediately prior to the transfer pursuant to the Sale and Contribution Agreement of such Timeshare Loan from the Seller to the Borrower, the Seller owned full legal and equitable title to such Timeshare Loan, free and clear of any lien, charge, encumbrance or participation or ownership interest in favor of any other Person, except for Permitted Liens. All of the Seller’s right, title and interest in and to such Timeshare Loan has been validly and effectively transferred to the Borrower or a valid first priority security interest in such Timeshare Loan has been created or assigned in favor of the Borrower.

(d) Each of the related Right-to-Use Agreement with respect to Right-to-Use Loans, and the related Obligor Note is genuine and the legal, valid and binding obligation of the Obligor thereof, enforceable in accordance with its terms, subject to the Enforceability Exceptions, and is not subject to any dispute, right of setoff, recoupment, counterclaim, or defense of any kind, whether arising out of transactions concerning such Timeshare Loan or otherwise, and no such right has been asserted with respect thereto.

(e) All parties to the related Right-to-Use Agreement and the related Obligor Note had legal capacity to enter into such Right-to-Use Agreement and such Obligor Note and to execute and deliver such Right-to-Use Agreement and such Obligor Note, and Right-to-Use Agreement and such Obligor Note have been duly and properly executed by such parties. The related Obligor has not been released, in whole or in part, from any of its obligations in respect of such Timeshare Loan. Neither the related Obligor Note nor the Purchase Contract has been satisfied, canceled, rescinded or subordinated, in whole or in part, and no instrument has been executed that would effect any such satisfaction, release, cancellation, subordination or rescission.

(f) The applicable assignment of Purchase Contract and the endorsement of the related Obligor Note constitutes a duly executed, legal, valid, binding and enforceable assignment or endorsement, as the case may be, of such related Purchase Contract and related Obligor Note, and all monies due or to become due thereunder, and all proceeds thereof.

(g) Such Timeshare Loan is not a Cease and Desist Timeshare Loan.

(h) At the time the originator made such Timeshare Loan, the related Obligor acquired good and marketable title to the related Timeshare Interest securing such Timeshare Loan, free and clear of all Liens, except for Permitted Liens.

(i) The related Right-to-Use Agreement contains customary and enforceable provisions so as to render the rights and remedies of the holder thereof (or the related developer) adequate for the practical realization against the related Timeshare Interest of the benefits of the security interests or other remedies intended to be provided thereby, including by judicial foreclosure or other applicable remedies. There is no exemption available to the related Obligor which would interfere with the “seller’s” (under and as defined in the related Purchase Contract in the case of a Right-to-Use Agreement) right to foreclose such related Right-to-Use Interest, other than that which may be available under applicable bankruptcy, debt relief, homestead statutes or the Servicemembers Civil Relief Act of 2003, or a similar, applicable law of the country in which the related Obligor is located, if other than the United States.

(j) ~~The~~To the extent such Obligor Note is secured, the related Obligor Note is not and has not been secured by any collateral except the Lien ~~of~~on the related Timeshare Interest.

(k) All entries with respect to such Timeshare Loan (including if it is a Qualified Substitute Timeshare Loan) as set forth on the related Timeshare Loan Schedule are true and correct in all material respects.

(l) Each Tangible Document contained in the related Timeshare Loan File is in the possession of the Custodian, each Electronic Loan Document that constitutes a “transferrable record” (within the meaning of UETA) in the related Timeshare Loan File is under the “control” (within the meaning of Section 9-105 of the UCC or Section 16 of UETA, as applicable) of the Administrative Agent, and all other Electronic Loan Documents and Electronic Documents in the related Timeshare Loan File are in the dominion of the Custodian and no Deficiencies exist with respect thereto.

(m) None of the related Resort Association(s), or any other party to the related Resort Association Instruments (other than the Obligor) is in default under the related Resort Association Instruments and no Transaction Party has caused the ratio of Points to available intervals or Units to fall below required levels as required by the governing instruments of the related Resort Associations subject and to Applicable Law.

(n) The related Obligor Note evidences a fully amortizing debt obligation which bears a fixed rate of interest, provides for substantially level monthly payments of principal and interest (other than the final payment thereon), and is payable in United States dollars.

(o) The related Obligor Note has an original term to stated maturity of one hundred eighty (180) months or less and may be prepaid in full without penalty.

(p) A minimum of one payment due under such Timeshare Loan has been made on the related Obligor Note.

(q) Such Timeshare Loan is not a Delinquent Timeshare Loan or a Defaulted Timeshare Loan.

(r) All applicable intangible taxes, documentary stamp taxes and state and local taxes were paid in respect of such Timeshare Loan.

(s) Interest is calculated on the related Obligor Note on either a simple interest basis or a 30/360 basis.

(t) The proceeds of such Timeshare Loan have been fully disbursed and no additional performance by any Person other than the Obligor is required.

(u) Except for changes to the name of the Obligor thereunder, the terms of the related Purchase Contract, Right-to-Use Agreement and the related Obligor Note have not been modified in any material respect (unless by a writing or electronic record contained in the related Timeshare Loan Files) and in no event to avoid delinquency or default.

(v) The related Obligor Note was originated by an Approved Originator, in the ordinary course of its business in connection with the initial sale or resale of the related Timeshare Interest, all in accordance with the applicable Credit Policy in effect at such time of origination.

(w) The related Obligor automatically became a member of an exchange with full access to the HGVClub upon its purchase of the related Timeshare Interest.

(x) The related Obligor is not (i) a Person (other than an individual) that is the Parent or a Subsidiary thereof, including the Servicer or (ii) a Governmental Authority.

(y) The related Obligor has been instructed to remit all payments to (x) the HRC Lockbox ~~or~~and HRC Clearing Account and/or (y) the New Lockbox and the New Clearing Account, or such other lockbox account(s) at Qualified Institutions that are subject to the HRC Clearing Account Control Agreement or the New Clearing Account Control Agreement, as applicable, or a substantially similar control agreement.

(z) (i) The related Resort Association was duly organized and, to the best of the Seller’s knowledge, is validly existing and in good standing in the state of its organization, (ii) a Seller Affiliated Manager manages the related Resort and, if there is a related Resort Association, performs services for such Resort Association, pursuant to agreements between such Seller Affiliated Manager and such Resort Association, each of such agreements being in full force and effect, (iii) any agreements mentioned in the preceding clause (ii) include services that are substantially similar to the services described in the true and correct copy of a management agreement between such Seller Affiliated Manager and one of the Resort Associations, which has been furnished to the Purchaser, and (iv) such Seller Affiliated Manager and the related Resort Association have performed in all material respects all obligations under any such agreements and are not in material default thereunder.

(aa) (i) The related Resort procures casualty and property insurance through the related Resort Association, if any, or through the Seller or an Affiliate of the Seller, which property insurance is required by the applicable governing instruments of the related Resort Association to include coverage due to covered damage or loss for the full replacement value thereof, (ii) in the event that the related Unit or Resort should suffer any loss covered by property damage insurance, upon receipt of any Insurance Proceeds, such Resort Association is required, during the time such Unit or such Resort is covered by such insurance, under the applicable governing instruments of the Resort Association or otherwise, either to repair or rebuild the portions of the applicable Resort or, if such Resort Association decides not to repair or rebuild such portions of the applicable Resort, to pay such proceeds to the holders of any Mortgages secured by a timeshare estate in such portions of the applicable Resort, and (iii) if the related Resort is located in the United States and is located in a high hazard flood plain, the applicable governing instruments of the Resort Association requires the related Resort Association to maintain flood insurance in an amount not less than the maximum level available under the National Flood Insurance Program.

(bb) The related Purchase Contract in respect of such Timeshare Loan requires the related Obligor to pay all taxes, insurance premiums and maintenance costs with respect to the related Resort or Resort Association, as applicable.

(cc) The related ~~Resorts under the related~~ Resort ~~Collection~~ corresponding to the Timeshare Loan ~~are, in the aggregate,~~is free of material damage and waste and there is no proceeding pending or, to the best knowledge of the Seller threatened for the total or partial condemnation or taking of the related Resort by eminent domain.

(dd) No consent, approval, order or authorization of, and no filing with or notice to, any court or Governmental Authority in respect of the related Obligor is required which has not been obtained in connection with the transfer of such Timeshare Loan to the Borrower or in connection with the pledge of such Timeshare Loan to the Administrative Agent.

(ee) Such Timeshare Loan was not selected using selection procedures reasonably believed by the Seller to be adverse to the Borrower.

(ff) (i) The Timeshare Property related to the Timeshare Loan has been completed in all material respects as required by applicable federal, state and local laws, free of all defects that could give rise to any claims thereunder; (ii) to the extent required by applicable law, valid certificates of occupancy for such Timeshare Property has been issued and are currently outstanding; and (iii) the Seller and its commonly controlled Affiliates have complied in all material respects with all obligations and duties incumbent upon the developers of the related Resort including the related Declarations and similar applicable documents for the related Resort provided that, the Timeshare Loan shall not be considered in breach of this clause (ff) unless (x) a material portion of the Units in the Resorts under the HGVClub fail to satisfy clause (i), (ii) or (iii) or (y) the Approved Originator, Servicer or other applicable Transaction Party has failed to use commercially reasonable efforts to remediate the condition or circumstances giving rise to such Timeshare Property’s noncompliance with clause (i), (ii) or (iii) upon knowledge thereof.

(gg) (i) No practice, procedure or policy employed by the related Resort Association in the conduct of its business violates any law, regulation, judgment or agreement, including, without limitation, those relating to zoning, building, use and occupancy, fire, health, sanitation, air pollution, ecological, environmental and toxic wastes, applicable to such Resort Association or Seller Affiliated Manager which, if enforced, would reasonably be expected to (A) have a material adverse impact on such Resort Association or the ability of such Resort Association or Seller Affiliated Manager to conduct the business of such Resort Association, (B) have a material adverse impact on the financial condition of such Resort Association, or (C) constitute grounds for the revocation of any license, charter, permit or registration which is material to the conduct of the business of such Resort Association, (ii) the related Resort and the present use thereof does not violate any applicable environmental, zoning or building laws, ordinances, rules or regulations of any governmental authority, or any covenants or restrictions of record, the violation of which would reasonably be expected to materially adversely affect the value or use of such Resort or the performance by the related Resort Association of its obligations pursuant to and as contemplated by the terms and provisions of the related Declaration; provided that, the Timeshare Loan shall not be considered in breach of this clause (gg)(ii) unless (x) a material portion of the Resorts in the HGVClub fail to satisfy this clause (gg)(ii) or (y) the Approved Originator, Servicer or other applicable Transaction Party has failed to use commercially reasonable efforts steps to remediate the condition or circumstances giving rise to a Resort’s noncompliance with this clause (ii)(ii) upon knowledge thereof, (iii) there is no condition presently existing and no event has occurred or failed to occur prior to the applicable Transfer Date, concerning the related Resort relating to any hazardous or toxic materials or condition, asbestos or other environmental or similar matters which would reasonably be expected to(x) materially and adversely affect the present use of such Resort or the financial condition or business operations of the related Resort Association, or the value of such Timeshare Loan or (y) result in material environmental liability for the Seller or the Borrower under any Environmental Law; provided that, the Timeshare Loan shall not be considered in breach of this clause (gg)(iii) unless (x) a material portion of the Resorts in the HGVClub fail to satisfy this clause (gg)(iii) or (y) the Approved Originator, Servicer or other applicable Transaction Party has failed to use commercially reasonable efforts to remediate the condition or circumstances giving rise to a Resort’s noncompliance with this clause (gg)(iii) upon knowledge thereof.

(hh) The related Resort has made all filings and holds all material licenses, permits and registrations which are required by the present use of such Resort the failure to have of which would reasonably be expected to materially and adversely affect the value or use of such Resort.

(ii) The related Obligor has equity in the related Timeshare Interest of at least 10% of the purchase price for the related Timeshare Interest.

(jj) The Timeshare Loan was made in respect of a Timeshare Property as to which (i) construction has been completed; provided that construction shall exclude for purposes of this clause any remodeling and (ii) a valid certificate of occupancy has been issued from all necessary Governmental Authorities.

(kk) If the related Obligor is a Domestic Obligor who had a FICO® score at the time of origination of such Timeshare Loan, such Obligor had a FICO® score of at least 600 at the time of origination of such Timeshare Loan.

(ll) The Timeshare Loan Balance of such Timeshare Loan does not exceed $350,000.

(mm) No broker is, or will be, entitled to any commission or compensation in connection with the transfer of such Timeshare Loan.

(nn) No payment due under such Timeshare Loan has been made, directly or indirectly, by the Seller, the Servicer or any other Subsidiary of the Parent.

(oo) The related Resort (i) is in material compliance with all applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject and (ii) the related Resort Association Instruments for which are the legally valid, binding and enforceable obligation of each of the parties thereto, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally.

(pp) If such Timeshare Loan is evidenced by an Electronic Loan Document that constitutes Electronic Chattel Paper, the Administrative Agent shall have received an Opinion of Counsel, in form and substance satisfactory to the Administrative Agent, as to the Administrative Agent’s “control” (within the meaning of Section 9-105 of the applicable UCC) of Electronic Loan Documents that constitute Electronic Chattel Paper; it being understood that any Timeshare Loan evidenced by an Electronic Loan Document that constitutes Electronic Chattel Paper shall be deemed to satisfy the eligibility requirement of this clause (pp) after the Administrative Agent shall have received an Opinion of Counsel pursuant to this clause (pp).

(qq) If such Timeshare Loan is evidenced by an Electronic Obligor Note that constitutes a “transferrable record” as defined in UETA, the Administrative Agent shall have received an Opinion of Counsel, in form and substance satisfactory to the Administrative Agent, as to the Administrative Agent’s “control” (within the meaning of Section 16 of UETA) of Electronic Obligor Notes that constitute “transferrable records” as defined in UETA; it being understood that any Timeshare Loan evidenced by an Electronic Obligor Note that constitutes a “transferrable record” (as defined in UETA) shall be deemed to satisfy the eligibility requirement of this clause (qq) after the Administrative Agent shall have received an Opinion of Counsel pursuant to this clause.

(rr) If such Timeshare Loan is evidenced by an Electronic Loan Document, such Electronic Loan Document is maintained by the Custodian in the Warehouse Vault Partition and such Warehouse Vault Partition is subject to an Electronic Collateral Control Agreement.

SCHEDULE I-C

REPRESENTATIONS AND WARRANTIES OF DIAMOND TIMESHARE LOANS

THAT ARE RIGHT-TO-USE LOANS

(a) Such Obligor had a FICO® score of at least 600 at the time of origination of such Timeshare Loan.

(b) The Obligors of which have a minimum weighted average FICO® score of at least 700.

(c) The related Obligor Note has an original term to stated maturity of one hundred twenty (120) months or less.

(d) Such Timeshare Loan is not a Cease and Desist Timeshare Loan.

(e) All federal, state or local laws, rules or regulations, including, without limitation, those relating to usury, truth-in-lending, real estate settlement procedure, land sales, the offer and sale of securities, consumer credit protection and equal credit opportunity or disclosure, applicable to such Timeshare Loan or the sale of the Timeshare Interest securing the related Obligor Note were complied with in all material respects at the time the originator made such Timeshare Loan such that any violation of such law, rule or regulation either individually or in the aggregate, could not be reasonably expected to result in a material adverse effect on the aggregate pool of Timeshare Loans. The applicable rescission period with respect to such Timeshare Loan has expired, and such Timeshare Loan was not originated in, or is not subject to the laws of, any jurisdiction under which the transfer, conveyance or assignment of such Timeshare Loan would be unlawful, void or voidable.

(f) (i) the related Timeshare Interest is related to Units at or more Resorts, (ii) all Resorts and other fee or leasehold real estate interests supporting the Vacation Interest and the Points available to be sold are (a) held in trust by a third party trustee for the benefit of the Obligors owning Timeshare Interests related to such Resorts, either free and clear of any lien or ownership interest in favor of any other person, except for Permitted Liens or subject to a subordination and nondisturbance agreement, and (b) related to one or more Resort Associations; (iii) upon purchasing a Right-to-Use Interest, the Obligor related thereto receives a Vacation Interest; and (iv) at the time of the sale of the related Right-to-Use Interest, the “seller” of such Right-to-Use Interest under the related Purchase Contract owned the exclusive right to reserve the occupancy of Units in connection with such Right-to-Use Interest and the right to sell and transfer the Vacation Interest therein and the Points to the related Obligor, free and clear of any lien or ownership interest in favor of any other person, except for Permitted Liens.

(g) Immediately prior to the transfer pursuant to the Sale and Contribution Agreement of such Timeshare Loan from the Seller to the Borrower, the Seller owned full legal and equitable title to such Timeshare Loan, free and clear of any lien, charge, encumbrance or participation or ownership interest in favor of any other Person, except for Permitted Liens. All of the Seller’s right, title and interest in and to such Timeshare Loan has been validly and effectively transferred to the Borrower or a valid first priority security interest in such Timeshare Loan has been created or assigned in favor of the Borrower, except for Permitted Liens.

(h) Each of the related Right-to-Use Agreement with respect to Right-to-Use Loans, and the related Obligor Note is genuine and the legal, valid and binding obligation of the Obligor thereof, enforceable in accordance with its terms, subject to the Enforceability Exceptions, and is not subject to any dispute, right of setoff, recoupment, counterclaim, or defense of any kind, whether arising out of transactions concerning such Timeshare Loan or otherwise, and no such right has been asserted with respect thereto.

(i) All parties to the related Right-to-Use Agreement and the related Obligor Note had legal capacity to enter into such Right-to-Use Agreement and such Obligor Note and to execute and deliver such Right-to-Use Agreement and such Obligor Note, and Right-to-Use Agreement and such Obligor Note have been duly and properly executed by such parties. The related Obligor has not been released, in whole or in part, from any of its obligations in respect of such Timeshare Loan. Neither the related Obligor Note nor the Purchase Contract has been satisfied, canceled, rescinded or subordinated, in whole or in part, and no instrument has been executed that would effect any such satisfaction, release, cancellation, subordination or rescission.

(j) The applicable assignment of Purchase Contract and the endorsement of the related Obligor Note constitutes a duly executed, legal, valid, binding and enforceable assignment or endorsement, as the case may be, of such related Purchase Contract and related Obligor Note, and all monies due or to become due thereunder, and all proceeds thereof.

(k) The related Purchase Contract grants the related Obligor the right to use and occupy one or more apartments or units within one or more Resorts in a Resort Collection. The related Purchase Contract has been duly filed and recorded with all appropriate governmental authorities in all jurisdictions in which such related Purchase Contract is required to be filed and recorded to enable the Borrower and its assigns to enforce the revocation and termination rights granted in the Purchase Contract.

(l) At the time the originator made such Timeshare Loan, the related Obligor acquired good and marketable title to the related Timeshare Interest securing such Timeshare Loan, free and clear of all Liens, except for Permitted Liens.

(m) The related Right-to-Use Agreement contains customary and enforceable provisions so as to render the rights and remedies of the holder thereof adequate for the practical realization against the related Timeshare Interest of the benefits of the security interests or other remedies intended to be provided thereby, including by judicial foreclosure or other applicable remedies. There is no exemption available to the related Obligor which would interfere with the “seller’s” (under and as defined in the related Purchase Contract in the case of a Right-to-Use Agreement) right to foreclose such related Right-to-Use Interest, other than that which may be available under applicable bankruptcy, debt relief, homestead statutes or the Servicemembers Civil Relief Act of 2003, or a similar, applicable law of the country in which the related Obligor is located, if other than the United States.

(n) The related Obligor Note is not and has not been secured by any collateral except the Lien ~~of~~on the related Timeshare Interest.

(o) All entries with respect to such Timeshare Loan (including if it is a Qualified Substitute Timeshare Loan) as set forth on the related Timeshare Loan Schedule are true and correct in all material respects.

(p) Each Tangible Document contained in the related Timeshare Loan File is in the possession of the Custodian, each Electronic Loan Document that constitutes a “transferrable record” (within the meaning of UETA) in the related Timeshare Loan File is under the “control” (within the meaning of Section 9-105 of the UCC or Section 16 of UETA, as applicable) of the Administrative Agent, and all other Electronic Loan Documents and Electronic Documents in the related Timeshare Loan File are in the dominion of the Custodian and no Deficiencies exist with respect thereto.

(q) None of the related Resort Collection, collection developer, collection trustee and/or collection association (if any), or any other party to the related Resort Collection Instruments (other than the Obligor) is in default under the related Resort Collection Instruments, and no Transaction Party has caused the ratio of Points to available intervals or units to fall below required levels as required by the governing instruments of the related Resort Association(s) subject and to Applicable Law.

(r) The related Obligor Note evidences a fully amortizing debt obligation which bears a fixed rate of interest, provides for substantially level monthly payments of principal and interest (other than the final payment thereon), and is payable in United States dollars.

(s) [~~reserved~~Reserved].

(t) A minimum of one payment due under such Timeshare Loan has been made on the related Obligor Note.

(u) Such Timeshare Loan is not a Delinquent Timeshare Loan or a Defaulted Timeshare Loan.

(v) All applicable intangible taxes, documentary stamp taxes and state and local taxes were paid in respect of such Timeshare Loan.

(w) Interest is calculated on the related Obligor Note on either a simple interest basis or a 30/360 basis.

(x) The proceeds of such Timeshare Loan have been fully disbursed and no additional performance by any Person other than the Obligor is required.

(y) Except for changes to the name of the Obligor thereunder, the terms of the related Purchase Contract, Right-to-Use Agreement and the related Obligor Note have not been modified in any material respect (unless by a writing or electronic record contained in the related Timeshare Loan Files) and in no event to avoid delinquency or default.

(z) The related Obligor Note was originated by an Approved Originator, in the ordinary course of its business in connection with the initial sale or resale of the related Timeshare Interest, all in accordance with the applicable Credit Policy in effect at such time of origination.

(aa) The related Obligor automatically became a member of an exchange with full access to the Resort Collection upon its purchase of the related Timeshare Interest.

(bb) The related Obligor is not (i) a Person (other than an individual) that is the Parent or a Subsidiary thereof, including the Servicer or (ii) a Governmental Authority.

(cc) The related Obligor has been instructed to remit all payments to (x) the Diamond Lockbox, the Diamond Lockbox Account~~,~~ and/or the HRC Lockbox ~~or~~and the HRC Clearing Account at all times prior to the related Account Restructuring Obligor Notification Date and (y) (i) the HRC Lockbox ~~or~~and the HRC Clearing Account ~~at all time~~and/or (ii) the New Lockbox and the New Clearing Account, at all times on or after the related Account Restructuring Obligor Notification Date, or such other lockbox account(s) at Qualified Institutions that are subject to the Diamond Lockbox Account Control Agreement (prior to the related Account Restructuring Date), the HRC Clearing Account Control Agreement or the New Clearing Account Control Agreement, as applicable, or a substantially similar control agreement.

(dd) (i) The related Resort Association was duly organized and, to the best of the Seller’s knowledge, is validly existing and in good standing in the state of its organization, (ii) a Seller Affiliated Manager manages the related Resort and, if there is a related Resort Association, performs services for such Resort Association, pursuant to agreements between such Seller Affiliated Manager and such Resort Association, each of such agreements being in full force and effect, (iii) any agreements mentioned in the preceding clause (ii) include services that are substantially similar to the services described in the true and correct copy of a management agreement between such Seller Affiliated Manager and one of the Resort Associations, which has been furnished to the Purchaser, and (iv) such Seller Affiliated Manager and the related Resort Association have performed in all material respects all obligations under any such agreements and are not in material default thereunder.

(ee) (i) The related Resort procures casualty and property insurance through the related Resort Association, if any, or through the Seller or an Affiliate of the Seller, which property insurance is required by the applicable governing instruments of the related Resort Association to include coverage due to covered damage or loss for the full replacement value thereof, (ii) in the event that the related Resort should suffer any loss covered by property damage insurance, upon receipt of any Insurance Proceeds, such Resort Association is required, during the time such Resort is covered by such insurance, under the applicable governing instruments of the Resort Association or otherwise, either to repair or rebuild the portions of the applicable Resort or, if such Resort Association decides not to repair or rebuild such portions of the applicable Resort, to pay such proceeds to the holders of any Mortgages secured by a timeshare estate, if applicable, in such portions of the applicable Resort, and (iii) if the related Resort is located in the United States and is located in a high hazard flood plain, the applicable governing instruments of the Resort Association requires the related Resort Association to maintain flood insurance in an amount not less than the maximum level available under the National Flood Insurance Program.

(ff) The related Purchase Contract in respect of such Timeshare Loan requires the related Obligor to pay all taxes, insurance premiums and maintenance costs with respect to the related Collection Association, as applicable.

(gg) The related Resorts under the related Resort Collection corresponding to the Timeshare Loan are, in the aggregate, free of material damage and waste and there is no proceeding pending or, to the best knowledge of the Seller threatened for the total or partial condemnation or taking of the related Resort by eminent domain.

(hh) No consent, approval, order or authorization of, and no filing with or notice to, any court or Governmental Authority in respect of the related Obligor is required which has not been obtained in connection with the transfer of such Timeshare Loan to the Borrower or in connection with the pledge of such Timeshare Loan to the Administrative Agent.

(ii) Such Timeshare Loan was not selected using selection procedures reasonably believed by the Seller to be adverse to the Borrower.

(jj) (i) The Units in the Resorts under the related Resort Collection corresponding to the Timeshare Loan have been completed in all material respects as required by applicable federal, state and local laws, free of all defects that could give rise to any claims thereunder; (ii) to the extent required by applicable law, valid certificates of occupancy for such Units have been issued and are currently outstanding; and (iii) the related Approved Originator and its commonly controlled Affiliates have complied in all material respects with all obligations and duties incumbent upon the developers of the related Resorts including the related Declarations and similar applicable documents for the related Resort; provided that, the Timeshare Loan shall not be considered in breach of this clause (jj) unless (x) a material portion of the Units in the Resorts under the related Resort Collection corresponding to such Timeshare Loan fail to satisfy clause (i), (ii) or (iii) or (y) the Approved Originator, Servicer or other applicable Transaction Party has failed to use commercially reasonable efforts to remediate the condition or circumstances giving rise to a Unit’s noncompliance with clause (i), (ii) or (iii) upon knowledge thereof.

(kk) (i) No practice, procedure or policy employed by the related Resort Association or Resort Collection in the conduct of its business violates any law, regulation, judgment or agreement, including, without limitation, those relating to zoning, building, use and occupancy, fire, health, sanitation, air pollution, ecological, environmental and toxic wastes, applicable to such Resort Association or Seller Affiliated Manager which, if enforced, would reasonably be expected to (A) have a material adverse impact on such Resort Association or Resort Collection or the ability of such Resort Association or Seller Affiliated Manager or Resort Collection to conduct the business of such Resort Association or Resort Collection, (B) have a material adverse impact on the financial condition of such Resort Association or Resort Collection, or (C) constitute grounds for the revocation of any license, charter, permit or registration which is material to the conduct of the business of such Resort Association, (ii) the related Resorts under the related Resort Collection corresponding to the Timeshare Loan and the present use thereof does not violate any applicable environmental, zoning or building laws, ordinances, rules or regulations of any governmental authority, or any covenants or restrictions of record, the violation of which would reasonably be expected to materially adversely affect the value or use of such Resort or the performance by the related Resort Association of its obligations pursuant to and as contemplated by the terms and provisions of the related Declaration; provided that, the Timeshare Loan shall not be considered in breach of this clause (kk)(ii) unless (x) a material portion of the Resorts under the related Resort Collection corresponding to such Timeshare Loan fail to satisfy this clause (kk)(ii) or (y) the Approved Originator, Servicer or other applicable Transaction Party has failed to use commercially reasonable efforts steps to remediate the condition or circumstances giving rise to a Resort’s noncompliance with this clause (kk)(ii) upon knowledge thereof, and (iii) there is no condition presently existing and no event has occurred or failed to occur prior to the applicable Transfer Date, concerning the related Resort relating to any hazardous or toxic materials or condition, asbestos or other environmental or similar matters which would reasonably be expected to (x) materially and adversely affect the present use of such Resort or the financial condition or business operations of the related Resort Association, or the value of such Timeshare Loan or (y) result in material environmental liability for the Seller, the Borrower or other applicable Transaction Party under any Environmental Law; provided that, the Timeshare Loan shall not be considered in breach of this clause (kk)(iii) unless (x) a material portion of the Resorts under the related Resort Collection corresponding to such Timeshare Loan fail to satisfy this clause (kk)(iii) or (y) the Approved Originator, Servicer or other applicable Transaction Party has failed to use commercially reasonable efforts to remediate the condition or circumstances giving rise to a Resort’s noncompliance with this clause (kk)(iii) upon knowledge thereof.

(ll) The related Resort and the related Resort Collection has made all filings and holds all material licenses, permits and registrations which are required by the present use of such Resort the failure to have of which would reasonably be expected to materially and adversely affect the value or use of such Resort or Resort Collection.

(mm) The related Obligor has equity in the related Timeshare Interest of at least 10% of the purchase price for the related Timeshare Interest.

(nn) [Reserved]

(oo) The Timeshare Loan Balance of such Timeshare Loan does not exceed $250,000.

(pp) No broker is, or will be, entitled to any commission or compensation in connection with the transfer of such Timeshare Loan.

(qq) No payment due under such Timeshare Loan has been made, directly or indirectly, by the Seller, the Servicer or any other Subsidiary of the Parent.

(rr) Such Timeshare Loan is not subject to any pending or threatened proceeding or legal challenge wherein the Obligor or any governmental authority has alleged the related Timeshare Loan, in whole or in part, is illegal or otherwise unenforceable.

(ss) The related Resort Collection (i) is in material compliance with all applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject and (ii) the related Resort Collection Instruments for which are the legally valid, binding and enforceable obligation of each of the parties thereto, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally.

(tt) [Reserved]

(uu) If such Timeshare Loan is evidenced by an Electronic Loan Document that constitutes Electronic Chattel Paper, the Administrative Agent shall have received an Opinion of Counsel, in form and substance satisfactory to the Administrative Agent, as to the Administrative Agent’s “control” (within the meaning of Section 9-105 of the applicable UCC) of Electronic Loan Documents that constitute Electronic Chattel Paper; it being understood that any Timeshare Loan evidenced by an Electronic Loan Document that constitutes Electronic Chattel Paper shall be deemed to satisfy the eligibility requirement of this clause (uu) after the Administrative Agent shall have received an Opinion of Counsel pursuant to this clause (uu).

(vv) If such Timeshare Loan is evidenced by an Electronic Obligor Note that constitutes a “transferrable record” as defined in UETA, the Administrative Agent shall have received an Opinion of Counsel, in form and substance satisfactory to the Administrative Agent, as to the Administrative Agent’s “control” (within the meaning of Section 16 of UETA) of Electronic Obligor Notes that constitute “transferrable records” as defined in UETA; it being understood that any Timeshare Loan evidenced by an Electronic Obligor Note that constitutes a “transferrable record” (as defined in UETA) shall be deemed to satisfy the eligibility requirement of this clause (vv) after the Administrative Agent shall have received an Opinion of Counsel pursuant to this clause (vv).

(ww) If such Timeshare Loan is evidenced by an Electronic Loan Document, such Electronic Loan Document is maintained by the Custodian in the Warehouse Vault Partition and such Warehouse Vault Partition is subject to an Electronic Collateral Control Agreement.

SCHEDULE I-D

REPRESENTATIONS AND WARRANTIES OF BLUEGREEN TIMESHARE LOANS THAT ARE CLUB LOANS

(a) All federal, state or local laws, rules or regulations, including, without limitation, those relating to usury, truth-in-lending, real estate settlement procedure, land sales, the offer and sale of securities, consumer credit protection and equal credit opportunity or disclosure, applicable to such Timeshare Loan or the sale of the Timeshare Interest securing the related Obligor Note were complied with in all material respects at the time the originator made such Timeshare Loan. The applicable rescission period with respect to such Timeshare Loan has expired, and such Timeshare Loan was not originated in, or is not subject to the laws of, any jurisdiction under which the transfer, conveyance or assignment of such Timeshare Loan would be unlawful, void or voidable.

(b) If the Timeshare Loan is a Club Loan, the Timeshare Property mortgaged by or at the direction of the related Obligor constitutes a fractional fee simple timeshare interest in a Unit at the related Resort or an undivided interest in a Resort (or a phase thereof) associated with such Unit that entitles the holder of the interest to the use of a specific property for a specified number of days each year or every other year, subject to the rules of the Club; the related Mortgage has been or will be delivered for filing and recordation with all appropriate governmental authorities in all jurisdictions in which such Mortgage is required to be filed and recorded to create a valid, binding and enforceable first Lien on the related Timeshare Property and, when filed and recorded, such Mortgage creates a valid, binding and enforceable first Lien on the related Timeshare Property, subject only to Permitted Liens; and Bluegreen is in compliance with any Permitted Lien respecting the right to the use of such Timeshare Property; the assignment of Mortgage and each related endorsement of the related Obligor Note constitutes a duly executed, legal, valid, binding and enforceable assignment or endorsement, as the case may be, of such related Mortgage and related Obligor Note, and all monies due or to become due thereunder, and all proceeds thereof;

(c) Immediately prior to the transfer pursuant to the Sale and Contribution Agreement of such Timeshare Loan from the Seller to the Borrower, the Seller owned full legal and equitable title to such Timeshare Loan, free and clear of any lien, charge, encumbrance or participation or ownership interest in favor of any other Person, except for Permitted Liens. All of the Seller’s right, title and interest in and to such Timeshare Loan has been validly and effectively transferred to the Borrower or a valid first priority security interest in such Timeshare Loan has been created or assigned in favor of the Borrower.

(d) Each of the related Mortgage with respect to Club Loans and the related Obligor Note is genuine and the legal, valid and binding obligation of the Obligor thereof, enforceable in accordance with its terms, subject to the Enforceability Exceptions, and is not subject to any dispute, right of setoff, recoupment, counterclaim, or defense of any kind, whether arising out of transactions concerning such Timeshare Loan or otherwise, and no such right has been asserted with respect thereto.

(e) All parties to the related Mortgage and the related Obligor Note had legal capacity to enter into such Mortgage and such Obligor Note and to execute and deliver such

Mortgage and such Obligor Note, and such Mortgage and such Obligor Note have been duly and properly executed by such parties. The related Obligor has not been released, in whole or in part, from any of its obligations in respect of such Timeshare Loan. Neither the related Obligor Note nor the Purchase Contract has been satisfied, canceled, rescinded or subordinated, in whole or in part, and no instrument has been executed that would effect any such satisfaction, release, cancellation, subordination or rescission.

(f) The applicable assignment of Mortgage and the endorsement of the related Obligor Note constitutes a duly executed, legal, valid, binding and enforceable assignment or endorsement, as the case may be, of such related Mortgage and related Obligor Note, and all monies due or to become due thereunder, and all proceeds thereof.

(g) Such Timeshare Loan is not a Cease and Desist Timeshare Loan.

(h) At the time the originator made such Timeshare Loan, the related Obligor or the Club Trustee acquired good and marketable title to the related Timeshare Interest securing such Timeshare Loan, free and clear of all Liens, except for Permitted Liens.

(i) The related Mortgage contains customary and enforceable provisions so as to render the rights and remedies of the holder thereof adequate for the practical realization against the related Timeshare Interest of the benefits of the security interests or other remedies intended to be provided thereby, including by judicial foreclosure or other applicable remedies. There is no exemption available to the related Obligor which would interfere with the mortgagee right to foreclose such related Mortgage other than that which may be available under applicable bankruptcy, debt relief, homestead statutes or the Servicemembers Civil Relief Act of 2003, or a similar, applicable law of the country in which the related Obligor is located, if other than the United States.

(j) The related Obligor Note is not and has not been secured by any collateral except the Lien on the related Timeshare Interest.

(k) All entries with respect to such Timeshare Loan (including if it is a Qualified Substitute Timeshare Loan) as set forth on the related Timeshare Loan Schedule are true and correct in all material respects.

(l) Each Tangible Document contained in the related Timeshare Loan File is in the possession of the Custodian, each Electronic Loan Document that constitutes a “transferrable record” (within the meaning of UETA) in the related Timeshare Loan File is under the “control” (within the meaning of Section 9-105 of the UCC or Section 16 of UETA, as applicable) of the Administrative Agent, and all other Electronic Loan Documents and Electronic Documents in the related Timeshare Loan File are in the dominion of the Custodian and no Deficiencies exist with respect thereto.

(m) Other than with respect to the La Pension Resort, the title to the related Timeshare Interest is covered by a form of lender’s title insurance policy (or a binding commitment, which may be a master commitment referencing one or more mortgages) issued by a title insurer qualified to do business in the jurisdiction where the related Timeshare Interest is located, insuring Bluegreen and its successors and assigns, as to the first priority perfected Lien of the Mortgage, subject only to Permitted Liens, in an amount equal to the original Timeshare Loan Balance of such Timeshare Loan. Such lender’s title insurance policy (if applicable) is in full force and effect. No claims have been made under such lender’s title insurance policy, and no prior holder of such Mortgage has done or omitted to do anything which would impair the coverage of such lender’s title insurance policy.

(n) With respect to Resorts managed by HGV, none of the related Resort Association, or any other party to the related Resort Association Instruments (other than the Obligor) is in default under the related Resort Association Instruments and no Transaction Party has caused the ratio of Vacation Points to available intervals or Units to fall below required levels as required by the governing instruments of the related Resort Associations and subject to Applicable Law.

(o) The related Obligor Note evidences a fully amortizing debt obligation which bears a fixed rate of interest, provides for substantially level monthly payments of principal and interest (other than the final payment thereon), and is payable in United States dollars.

(p) The related Obligor Note has an original term to stated maturity of 120 months or less and may be prepaid in full without penalty.

(q) A minimum of one payment due under such Timeshare Loan has been made on the related Obligor Note.

(r) Such Timeshare Loan is not a Delinquent Timeshare Loan or a Defaulted Timeshare Loan.

(s) All applicable intangible taxes, documentary stamp taxes and state and local taxes were paid in respect of such Timeshare Loan.

(t) Interest is calculated on the related Obligor Note on either a simple interest basis or a 30/360 basis.

(u) The proceeds of such Timeshare Loan have been fully disbursed and no additional performance by any Person other than the Obligor is required.

(v) Except for changes to the name of the Obligor thereunder and for changes permitted by the Obligor Note, the terms of the related Purchase Contract, Mortgage and the related Obligor Note have not been modified in any material respect (unless by a writing or electronic record contained in the related Timeshare Loan Files) and in no event to avoid delinquency or default.

(w) The related Obligor Note was originated by an Approved Originator, in the ordinary course of its business in connection with the initial sale or resale of the related Timeshare Interest, all in accordance with the applicable Credit Policy in effect at such time of origination.

(x) The related Obligor automatically became a member of an exchange upon its purchase of the related Timeshare Interest.

(y) The related Timeshare Interest is assignable upon liquidation of the related Obligor Note without the consent of the related Resort Association or any other Person.

(z) The related Obligor is not (i) a Person (other than an individual) that is the Parent or a Subsidiary thereof or (ii) a Governmental Authority.

(aa) The related Obligor has been instructed to remit all payments to (x) the Bluegreen Lockbox and Bluegreen Clearing Account prior to the related Account Restructuring Obligor Notification Date and (y) the HRC Lockbox and the HRC Clearing Account and/or the New Lockbox and the New Clearing Account on or after the related Account Restructuring Obligor Notification Date, or such other lockbox account(s) at Qualified Institutions that are subject to the Bluegreen Clearing Account Control Agreement (prior to the related Account Restructuring Obligor Notification Date), the HRC Clearing Account Control Agreement or the New Clearing Account Control Agreement, as applicable, or a substantially similar control agreement.

(bb) (i) The related Resort Association was duly organized and, to the best of the Seller’s knowledge, is validly existing and in good standing in the state of its organization, (ii) to the extent the related Resort is managed by HGV, a Seller Affiliated Manager manages such Resort and, if there is a related Resort Association, performs services for such Resort Association, pursuant to agreements between such Seller Affiliated Manager and such Resort Association, each of such agreements being in full force and effect, (iii) any agreements mentioned in the preceding clause (ii) include services that are substantially similar to the services described in the true and correct copy of a management agreement between such Seller Affiliated Manager and one of the Resort Associations, which has been furnished to the Purchaser, and (iv) such Seller Affiliated Manager and the related Resort Association have performed in all material respects all obligations under any such agreements and are not in material default thereunder.

(cc) (i) With respect to HGV managed Resorts and, to the Seller’s knowledge, with respect to HGV non-managed Resorts, the related Resort procures casualty and property insurance through the related Resort Association, if any, or through the Seller or an Affiliate of the Seller, which property insurance is required by the applicable governing instruments of the related Resort Association to include coverage due to covered damage or loss for the full replacement value thereof, (ii) in the event that the related Unit or Resort should suffer any loss covered by property damage insurance, upon receipt of any Insurance Proceeds, such Resort Association is required, during the time such Unit or Resort is covered by such insurance, under the applicable governing instruments of the Resort Association or otherwise, either to repair or rebuild the portions of the applicable Resort or, if such Resort Association decides not to repair or rebuild such portions of the applicable Resort, to pay such proceeds to the holders of any Mortgages secured by a timeshare estate in such portions of the applicable Resort, and (iii) if the related Resort is located in the United States and is located in a high hazard flood plain, the applicable governing instruments of the Resort Association requires the related Resort Association to maintain flood insurance in an amount not less than the maximum level available under the National Flood Insurance Program.

(dd) The declaration or other document recorded in the real estate records where the related Resort is located for purposes of creating and governing the rights of owners of Timeshare Properties related thereto (as it may be in effect from time to time, each, a “Declaration”) and any rules and regulations promulgated in connection therewith requires the related Obligor to pay assessments which the related Resort Association is required to apply to pay taxes, insurance premiums and maintenance costs with respect to the related Timeshare Property.

(ee) With respect to HGV managed Resorts and, to Seller’s knowledge, with respect to HGV non-managed Resorts, the related Resort corresponding to the Timeshare Loan is free of material damage and waste and there is no proceeding pending or, to the best knowledge of the Seller threatened for the total or partial condemnation or taking of the related Resort by eminent domain.

(ff) No consent, approval, order or authorization of, and no filing with or notice to, any court or Governmental Authority in respect of the related Obligor is required which has not been obtained in connection with the transfer of such Timeshare Loan to the Borrower or in connection with the pledge of such Timeshare Loan to the Administrative Agent.

(gg) Such Timeshare Loan was not selected using selection procedures reasonably believed by the Seller to be adverse to the Borrower.

(hh) (i) The Unit related to the Timeshare Loan has been completed in all material respects as required by applicable federal, state and local laws, free of all defects that could give rise to any claims by the related Obligor under home warranties or applicable laws thereunder; (ii) to the extent required by applicable law, valid certificates of occupancy for such Unit have been issued and are currently outstanding; and (iii) the Seller and its commonly controlled Affiliates have complied in all material respects with all obligations and duties incumbent upon the developers of the related Resort including the related Declarations and similar applicable documents for the related Resort; provided that, the Timeshare Loan shall not be considered in breach of this clause (hh) unless the the Approved Originator, the Servicer or other applicable Transaction Party has failed to use commercially reasonable efforts to remediate the condition or circumstances giving rise to such Unit’s noncompliance with clause (i), (ii) or (iii) upon knowledge thereof.

(ii) (i) No practice, procedure or policy employed by the related Resort Association in the conduct of its business violates any law, regulation, judgment or agreement, including, without limitation, those relating to zoning, building, use and occupancy, fire, health, sanitation, air pollution, ecological, environmental and toxic wastes, applicable to such Resort Association which, if enforced, would reasonably be expected to (A) have a material adverse impact on such Resort Association or the ability of such Resort Association to conduct the business, (B) have a material adverse impact on the financial condition of such Resort Association, or (C) constitute grounds for the revocation of any license, charter, permit or registration which is material to the conduct of the business of such Resort Association, (ii) the related Resort and the present use thereof does not violate any applicable environmental, zoning or building laws, ordinances, rules or regulations of any governmental authority, or any covenants or restrictions of record, the violation of which would reasonably be expected to materially adversely affect the value or use of such Resort or the performance by the related Resort Association of its obligations pursuant to and as contemplated by the terms and provisions of the related Declaration; provided that, the Timeshare Loan shall not be considered in breach of this clause (ii)(ii) unless the Approved Originator, the Servicer or other applicable Transaction Party has failed to use commercially reasonable efforts steps to remediate the condition or circumstances giving rise to a Resort’s noncompliance with this clause (ii)(ii) upon knowledge thereof, (iii) there is no condition presently existing and no event has occurred or failed to occur prior to the applicable Transfer Date, concerning the related Resort relating to any hazardous or toxic materials or condition, asbestos or other environmental or similar matters which would reasonably be expected to(x) materially and adversely affect the present use of such Resort or the financial condition or business operations of the related Resort Association, or the value of such Timeshare Loan or (y) result in environmental liability for the Seller or the Borrower under any Environmental Law; provided that, the Timeshare Loan shall not be considered in breach of this clause (ii)(iii) unless the Approved Originator, Servicer or other applicable Transaction Party has failed to use commercially reasonable efforts to remediate the condition or circumstances giving rise to a Resort’s noncompliance with this clause (ii)(iii) upon knowledge thereof.

(jj) The related Resort has made all filings and holds all material licenses, permits and registrations which are required by the present use of such Resort the failure to have of which would reasonably be expected to materially and adversely affect the value or use of such Resort.

(kk) Other than with respect to a NELO Loan, the related Obligor has equity in the related Timeshare Interest of at least 10% of the purchase price for the related Timeshare Interest.

(ll) The Timeshare Loan was made in respect of a Timeshare Property as to which construction has been completed; provided that construction shall exclude for purposes of this clause any remodeling and (ii) a valid certificate of occupancy has been issued from all necessary Governmental Authorities.

(mm) If the related Obligor is a Domestic Obligor who had a FICO® score at the time of origination of such Timeshare Loan, such Obligor had a FICO® score of at least 600 at the time of origination of such Timeshare Loan.

(nn) The Timeshare Loan Balance of such Timeshare Loan does not exceed $250,000.

(oo) No broker is, or will be, entitled to any commission or compensation in connection with the transfer of such Timeshare Loan.

(pp) No payment due under such Timeshare Loan has been made, directly or indirectly, by the Seller, the Servicer or any other Subsidiary of the Parent.

(qq) (i) The related Resort is in material compliance with all applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject and (ii) the related Resort Association Instruments for which are the legally valid, binding and enforceable obligation of each of the parties thereto (if any), except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally.

(rr) If such Timeshare Loan is evidenced by an Electronic Loan Document that constitutes Electronic Chattel Paper, the Administrative Agent shall have received an Opinion of Counsel, in form and substance satisfactory to the Administrative Agent, as to the Administrative Agent’s “control” (within the meaning of Section 9-105 of the applicable UCC) of Electronic Loan Documents that constitute Electronic Chattel Paper; it being understood that any Timeshare Loan evidenced by an Electronic Loan Document that constitutes Electronic Chattel Paper shall be deemed to satisfy the eligibility requirement of this clause (rr) after the Administrative Agent shall have received an Opinion of Counsel pursuant to this clause (rr).

(ss) If such Timeshare Loan is evidenced by an Electronic Obligor Note that constitutes a “transferrable record” as defined in UETA, the Administrative Agent shall have received an Opinion of Counsel, in form and substance satisfactory to the Administrative Agent, as to the Administrative Agent’s “control” (within the meaning of Section 16 of UETA) of Electronic Obligor Notes that constitute “transferrable records” as defined in UETA; it being understood that any Timeshare Loan evidenced by an Electronic Obligor Note that constitutes a “transferrable record” (as defined in UETA) shall be deemed to satisfy the eligibility requirement of this clause (ss) after the Administrative Agent shall have received an Opinion of Counsel pursuant to this clause.

(tt) If such Timeshare Loan is evidenced by an Electronic Loan Document, such Electronic Loan Document is maintained by the Custodian in the Warehouse Vault Partition and such Warehouse Vault Partition is subject to an Electronic Collateral Control Agreement.

(uu) The Obligor with respect to such Timeshare Loan, is designated as an “Owner Beneficiary” of the Club, and is entitled to certain Owner Beneficiary Rights under the Club Trust Agreement.

(vv) Pursuant to the terms of the Club Trust Agreement and the related Purchase Contract, the related Obligor has directed the Developer (or Developer associated facilitator) to register title to the related Timeshare Property in the name of the Club Trustee and, in connection therewith, the Obligor is designated as an “Owner Beneficiary” under the Club Trust Agreement.

(ww) the Obligor under such Timeshare Loan does not have its rights under the Club Trust Agreement suspended.

(xx) If such Timeshare Loan relates to a Timeshare Property located in the State of Michigan and was originated prior to Bluegreen obtaining a license under the Michigan Mortgage Brokers, Lenders and Servicers Licensing Act, Bluegreen shall have confirmed that the interest rate on such Timeshare Loan is enforceable in the manner specified as effective in an opinion by Michigan local counsel.

(yy) If a Resort for which Bluegreen is the Manager is subject to a construction loan, the construction lender shall have signed and delivered a non-disturbance agreement (which may be contained in such lender’s mortgage) pursuant to which such construction lender agrees not to foreclose on any Timeshare Properties relating to such Timeshare Loan or by the terms of the construction loan, the related Timeshare Property has been released from the lien created thereby.

(zz) If such Timeshare Loan is a NELO Loan, the related Obligor has a minimum weighted average FICO® score of at least 710 at origination.

(aa) The Obligors of all such Bluegreen Timeshare Loans have a minimum weighted average FICO® score of at least 705; provided that such score with respect to each Obligor will be obtained at the time of related origination.

(bb) Such Timeshare Loan is not an Aruba Loan.

SCHEDULE II

LENDER GROUPS

(On file with the Administrative Agent)

SCHEDULE III

NOTICE ADDRESSES AND WIRING INSTRUCTIONS

(On file with the Administrative Agent)

SCHEDULE IV

LIST OF CLOSING DOCUMENTS AND DELIVERIES

(On file with the Administrative Agent)

SCHEDULE V

HILTON RESORTS AND RESORT ASSOCIATIONS

(On file with the Administrative Agent)

SCHEDULE VI

DIAMOND RESORTS AND RESORT ASSOCIATIONS

(On file with the Administrative Agent)

SCHEDULE VII

BLUEGREEN RESORTS AND RESORT ASSOCIATIONS

(On file with the Administrative Agent)

SCHEDULE VII

APPROVED ORIGINATORS AND APPROVED TRANSFERORS

(On file with the Administrative Agent)

EXHIBIT B

SALE AND CONTRIBUTION AGREEMENT

EXHIBIT C

SERVICING AGREEMENT

EXHIBIT D

CUSTODY AGREEMENT